As filed with the Securities and Exchange Commission on October 28, 1994
                                                    Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

             TENNESSEE                            6021                        62-0803242
(State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)         Classification Code Number)        Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
  (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                             HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
 (Name, address, including zip code, and telephone number,including area code, of agent for service)

                                With Copies to:

CLYDE A. BILLINGS, JR.                                            DIANE S. OWENS
Vice President & Counsel                                Youngblood & Owens, Ltd.
First Tennessee National Corporation                      600 North Pearl Street
165 Madison Avenue                                                     Suite 600
Memphis, Tennessee 38103                                    Dallas, Texas  75201
(901) 523-5679                                                    (214) 969-5700

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after conditions contained in the Merger Agreement have been satisfied.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is
compliance with General Instruction G, check the following box:     / /


                        CALCULATION OF REGISTRATION FEE

  Title of each         Amount                Proposed Maximum      Proposed Maximum      Amount
  class of              to be                 Offering Price        Aggregate             of
  securities            Registered(1)         per Unit(2)           Offering Price(2)     Registration Fee
  to be registered
  Common Stock and
  Associated Rights          1,235,657               $7.63              $9,427,976              $3,252

(1) Based upon the assumed number of shares that may be issued in the Merger described herein. Such assumed number is based on the number of shares of Carl
I. Brown and Company Common Stock that may be outstanding immediately prior to the Merger and the assumed minimum price per share for Registrant's Common Stock under Section 2.2(c) of the Agreement and Plan of Merger.
(2) Estimated solely for purpose of computing the registration fee pursuant to Rule 457(f)(2) on the basis of the book value of a share of Carl I. Brown and Company Common Stock on April 30, 1994, divided by 7.151, the maximum number of shares of the Registrant's Common Stock to be exchanged for each share of Carl
I. Brown and Company Common Stock in the proposed Merger to which this Registration Statement relates, based on the assumed value for Registrant's Common Stock used in Note (1).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      FIRST TENNESSEE NATIONAL CORPORATION

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)

FORMS S-4 ITEM AND CAPTION                                          LOCATION OR CAPTION IN PROSPECTU
- --------------------------                                          --------------------------------
A.  Information About the Transaction

    1.  Forepart of the Registration Statement and                  Facing page of Registration Statement; Outside Front Cover
        Outside Front Cover Page of Prospectus                      Page

    2.  Inside Front and Outside Back Cover Pages                   Available Information; Table of Contents
        of Prospectus

    3.  Risk Factors, Ratio of Earnings to Fixed Charges            Summary; The Special Meeting; The Merger
        and Other Information

    4.  Terms of the Transaction                                    Summary; The Merger; Incorporation of Certain Documents by
                                                                    Reference; Certain Regulatory Considerations; Effect of the
                                                                    Merger on Rights of Shareholders; Description of FTNC
                                                                    Capital Stock

    5.  Pro Forma Financial Information                             Index to Pro Forma Financial Information

    6.  Material Contacts with the Company Being                    The Merger
        Acquired

    7.  Additional Information Required for Reoffering              Not Applicable
        by Persons and Parties Deemed to Be Underwriters

    8.  Interests of Named Experts and Counsel                      Validity of Common Stock; Experts

    9.  Disclosure of Commission Position on                        Not Applicable
        Indemnification for Securities Act Liabilities

B.  Information About the Registrant

    10. Information with Respect to S-3 Registrants                 Incorporation of Certain Documents by Reference

    11. Incorporation of Certain Information by                     Incorporation of Certain Documents by Reference
         Reference

    12. Information with Respect to S-2 or S-3                      Not Applicable
         Registrants

    13. Incorporation of Certain Information by                     Not Applicable
         Reference

    14. Information with Respect to Registrants Other               Not Applicable
         Than S-3 or S-2 Registrants

C.  Information About the Company Being Acquired

    15. Information with Respect to S-3 Companies                   Not Applicable

    16. Information with Respect to S-2 or S-3                      Not Applicable
         Companies

    17. Information with Respect to Companies Other                 Summary; Information concerning CIB; Index to CIB Financial
         Than S-2 or S-3 Companies                                  Information

D.  Voting and Management Information

    18. Information if Proxies, Consents or                         Incorporation of Certain Documents by Reference; Summary;
         Authorizations are to be Solicited                         The Special Meeting; Experts; The Merger; Cover Page of
                                                                    Proxy Statement-Prospectus

    19. Information if Proxies, Consents or                         Not Applicaple
         Authorizations are not to be Solicited or in
         an Merger Offer

                         ________________________, 1994



Dear Carl I. Brown and Company Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Carl I. Brown and Company ("CIB") to be held at the main office of CIB, 612 West 47th Street, Kansas City, Missouri, on ________________, 1994 at 10:00 a.m., local time.

         At this meeting, you will have an opportunity to consider and vote on the terms of an Agreement and Plan of Merger, (the "Agreement") by and among CIB, First Tennessee National Corporation ("FTNC") and its wholly-owned subsidiary, First Tennessee Bank National Association. The Agreement provides, among other things, that First Tennessee Interim Corporation, a wholly-owned subsidiary of FTNC, will merge with and into CIB (the "Merger") with CIB as the surviving corporation, that immediately prior to the Merger FTNC will direct that all shares of CIB Common Stock, as the surviving corporation, be issued directly to FTB, and that thereby CIB will become a wholly-owned subsidiary of FTB.

         The Agreement generally provides for a tax-free exchange in which CIB shareholders will receive shares of FTNC common stock in exchange for shares of CIB common stock.

         The proposed Merger has been unanimously approved by the Boards of Directors of both FTNC and CIB.

         The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus explain the Merger and provide specific information relative to the Special Meeting. Please carefully read these materials and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of CIB shareholders is required to consummate the Merger.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the Special Meeting. For your convenience, there is included a postage-paid, addressed envelope for your proxy card. No additional postage is required if mailed in the United States.

         THE MERGER IS AN IMPORTANT STEP FOR CIB AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER.

                                   Sincerely,


                                   L. Gregory Brown, President

                           CARL I. BROWN AND COMPANY

================================================================================

 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ____________________, 1994

================================================================================

         Notice is hereby given that a Special Meeting of Shareholders of Carl
I. Brown and Company ("CIB") has been called by the Board of Directors and will be held at the main office of CIB, 612 West 47th Street, Kansas City, Missouri, on ____________________, 1994 at 10:00 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of September 6, 1994 (the "Agreement") by and among First Tennessee National Corporation ("FTNC"), First Tennessee Bank National Association, a wholly-owned subsidiary of FTNC ("FTB"), and CIB. The Agreement provides for the Merger of First Tennessee Interim Corporation with and into CIB (the "Merger") with CIB as the surviving corporation and provides that immediately prior to the Merger FTNC will direct that all shares of CIB Common Stock, as the surviving corporation, be issued directly to FTB, as a result of which CIB will become a wholly-owned subsidiary of FTB, all as more fully described in the accompanying Proxy Statement-Prospectus.

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the meeting.

         Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it at once in the stamped return envelope in order to insure that your shares will be represented at the meeting. If you attend in person, the proxy can be disregarded, if you wish, and you may vote your own shares.

         Only shareholders of record at the close of business on ____________________,1994 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors,


                                        Eric S. Brown, Secretary

Kansas City, Missouri
Dated:  ____________________, 1994

         THE BOARD OF DIRECTORS OF CIB UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF CIB COMMON STOCK VOTE TO APPROVE THE PROPOSAL.

                                PROXY STATEMENT

                           CARL I. BROWN AND COMPANY

             SPECIAL MEETING TO BE HELD ON _________________, 1994

                                   PROSPECTUS

                      FIRST TENNESSEE NATIONAL CORPORATION

                        1,235,657 SHARES OF COMMON STOCK

         This Proxy Statement-Prospectus is being furnished to the shareholders of common stock, par value $1.00 per share (the "CIB Common Stock"), of Carl I. Brown and Company, a Kansas corporation, in connection with the solicitation of proxies by the CIB Board of Directors (the "CIB Board") for use at the Special Meeting of CIB shareholders to be held at 10:00 a.m., local time, on ________________, 1994, at the main office of CIB, 612 West 47th Street, Kansas City, Missouri, and at any adjournments or postponements thereof (the "Special Meeting").

         At the Special Meeting, the shareholders of record of CIB Common Stock as of the close of business on ________________, 1994 will consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of September 6, 1994 (the "Agreement") by and among First Tennessee National Corporation ("FTNC"), a Tennessee corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, First Tennessee Bank National Association, a wholly-owned subsidiary of FTNC ("FTB"), and CIB. Pursuant to the Agreement, First Tennessee Interim Corporation ("Interim"), a wholly-owned subsidiary of FTNC formed for the purpose of accomplishing the transaction, will merger with and into CIB with CIB surviving the merger (the "Merger"). Immediately prior to the Merger, FTNC, as sole shareholder of Interim, will direct that all shares of CIB Common Stock, as the surviving corporation, be issued directly to FTB, and as a result, CIB will become a wholly-owned subsidiary of FTB. For a description of the Agreement, which is included herein in its entirety as Appendix "A" to this Proxy Statement-Prospectus, see "The Merger."

         This Proxy Statement-Prospectus also constitutes a prospectus of FTNC with respect to up to 1,235,657 shares of FTNC Common Stock offered to the shareholders of CIB in connection with the Merger. The shares of FTNC Common Stock to be issued in connection with the Merger are based upon the conversion each outstanding share of CIB Common Stock into shares of FTNC Common Stock as described herein. See "The Merger -- Terms of the Merger."

         The outstanding shares of FTNC Common Stock are, and the shares offered hereby will be, included for quotation on the Nasdaq Stock Market on its National Market. The last reported sale price of FTNC Common Stock on the Nasdaq Stock Market on ________________, 1994 was $________ per share.

         All information contained in this Proxy Statement-Prospectus relating to FTNC and its subsidiaries has been supplied by FTNC and all information
relating to CIB has been supplied by CIB.   This Proxy Statement-Prospectus and
the accompanying proxy card are first being mailed to shareholders of CIB on or about ________________, 1994.

THE SHARES OF FTNC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        _______________________________

     THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS ________________, 1994

                               TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 6 -

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
         Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         Background of and Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         Opinion of Financial Adviser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         Determination of Closing Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         Merger; Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 15 -
         Post-Closing Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 16 -
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
         Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
         Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
         Conditions to Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
         Conduct of Business Pending Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 21 -
         No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
         Termination; Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
         Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
         Shareholders' Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
         Resale of FTNC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
         The Nasdaq Stock Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -

CERTAIN REGULATORY CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
         Payment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
         Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 32 -
         Holding Company Structure and Support of Subsidiary Banks  . . . . . . . . . . . . . . . . . . . . . . . . . .  - 32 -
         FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
         Interstate Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
         Brokered Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
         FDIC Insurance Premiums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
         Depositor Preference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 35 -

INFORMATION CONCERNING CIB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 35 -
         Industry Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 35 -
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 37 -

                                                                                                                          Page
                                                                                                                          ----
         Management's Discussion & Analysis of Financial Condition & Results of Operations  . . . . . . . . . . . . . .  - 39 -
         Ownership of CIB Common Stock and Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -

DESCRIPTION OF FTNC CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         FTNC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         Shareholder Protection Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
         Subordinated Capital Notes due 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -

EFFECT OF THE EXCHANGE ON RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -
         Conflict-of-Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -
         Special Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -
         Required Vote for Authorization of Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
         Shareholder Proposals and Nominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
         Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
         Provisions in Articles of Incorporation Concerning Sale of Stock . . . . . . . . . . . . . . . . . . . . . . .  - 46 -
         Amendment of Articles of Incorporation or Charter and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
         Acquisitions of Issuer's Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 47 -
         Voluntary Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 48 -
         Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 48 -
         Authorized Corporation Protection Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 49 -
         Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 49 -
         Tender Offers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 50 -
         Greenmail Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 50 -
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 50 -
         Dividends and Other Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 51 -
         Rights of Holders of Capital Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 51 -
         Shareholder Rights Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 51 -

VALIDITY OF COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 51 -

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 51 -

INDEX TO PRO FORMA FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 53 -

INDEX TO CIB FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 53 -

APPENDIX "A" -  Agreement and Plan of Merger

APPENDIX "B" - Section 17-6712 of Kansas' 1972 General Corporation Code

                             AVAILABLE INFORMATION

         FTNC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by FTNC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., at prescribed rates. The FTNC Common Stock is included for quotation on the Nasdaq Stock Market and such reports, proxy statements and other information concerning FTNC should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. FTNC has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of FTNC Common Stock and associated rights to be issued pursuant to the Agreement. As permitted by the rules and regulations of the SEC, this Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are hereby incorporated by reference in this Proxy Statement-Prospectus and made a part hereof: (a) FTNC's Current Report on Form 8-K, dated October 1, 1993, filed October 18, 1993; (b) FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and its Forms 10-K/A filed on April 27 and June 29, 1994, amending its Annual Report on Form 10-K; (c) FTNC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 and its Form 10-Q/A filed on August 19, 1994, amending its Form 10-Q for the quarter ended March 31, 1994; (d) FTNC's proxy statement dated March 14, 1994, exclusive of the Board Compensation Committee Report and the Total Shareholder Return Performance Graph on pages 11-16 thereof; (e) the description of FTNC Common Stock contained in FTNC's registration statement on Form 10 (File No. 0-4491), filed April 14, 1970, pursuant to Section 12 of the Exchange Act (and any amendments or reports filed for the purpose of updating the description); and (f) the description of the FTNC's rights to purchase Participating Preferred Stock included in FTNC's registration statement on Form 8-A (File No. 0-4491), filed September 8, 1989, pursuant to Section 12 of the Exchange Act pursuant to which FTNC registered the Shareholder Protection Rights under the Exchange Act.

         All documents filed by FTNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement- Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS RELATING TO FTNC BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE TREASURER, FIRST TENNESSEE NATIONAL CORPORATION, P.O. BOX 84, MEMPHIS, TENNESSEE 38101, TELEPHONE NUMBER (901) 523-5630. COPIES OF EXHIBITS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE OBTAINED FOR A CHARGE COVERING THE COST OF REPRODUCTION AND MAILING. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ________________, 1994.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FTNC OR CIB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                    SUMMARY


         The following summary is not intended to be a complete description of all material facts regarding FTNC, CIB and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere and incorporated by reference in this Proxy Statement-Prospectus, the Appendix hereto and the documents referred to herein.

PARTIES TO THE MERGER

         FTNC. FTNC is a regional bank holding company incorporated under the laws of Tennessee, which, through First Tennessee Bank National Association, Memphis, Tennessee ("FTB") and its other banking and banking-related subsidiaries, provides a broad range of financial services. FTNC was incorporated in Tennessee in 1968. At June 30, 1994, FTNC had consolidated total assets of approximately $10.2 billion, consolidated total deposits of approximately $7.4 billion and equity capital of approximately $725.7 million. At June 30,, 1994, FTNC ranked 61st among bank holding companies in the United States and first among bank holding companies headquartered in Tennessee in terms of total assets.

         FTNC coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative control that allow coordination of selected policies and activities. FTNC operates principally through FTB, which was chartered as a national banking association in 1864. As of June 30, 1994, FTB was the largest commercial bank headquartered in Tennessee both in terms of total assets and deposits. At June 30, 1994, FTB had total assets of approximately $9.8 billion, total deposits of approximately $7.0 billion and equity capital of approximately $642.0 million. FTB conducts a broad range of retail and commercial banking and fiduciary services and had 211 banking locations at June 30, 1994. FTB also offers a comprehensive range of financial services, including bond broker/agency services, mortgage banking and check clearing, to companies nationally. Bond broker/agency services provided by FTB consist primarily of the sale of bank-eligible securities to other financial institutions. Subsidiaries of FTNC and FTB are engaged primarily in providing mortgage banking, integrated check processing solutions, discount brokerage, equipment finance, venture capital, investment management and credit life insurance.

         The principal executive offices of FTNC are located at 165 Madison Avenue, Memphis, Tennessee 38103, and its telephone number is (901) 523-4444.

         CIB. CIB is a Kansas corporation, which was incorporated in 1978. It is a full service mortgage banking company that originates, acquires, markets and services first mortgage loans through 54 offices in 19 states. At April 30, 1994, CIB serviced a mortgage loan portfolio of $2.6 billion and had total assets of approximately $185.9 million and equity capital of approximately $9.4 million.

         The executive offices of CIB are located at 612 West 47th Street, Kansas City, Missouri, 64112 and the telephone number is (816) 931-8988.

         Additional information about FTNC and its subsidiaries is included in documents incorporated by reference in this Proxy Statement-Prospectus. See "Incorporation of Certain Documents by Reference."

SPECIAL MEETING OF SHAREHOLDERS

         The Special Meeting will be held on _____________________, 1994 at 10:00 a.m., local time, at the main office of CIB, 612 West 47th Street, Kansas
City, Missouri.   The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement.

VOTE REQUIRED; RECORD DATE

         Only CIB shareholders of record at the close of business on _____________________, 1994 (the "CIB Record Date") will be entitled to vote at the Special Meeting. For purposes of the Special Meeting, a quorum consists of a majority of the shares issued and outstanding. If a quorum exists at the Special Meeting, the affirmative vote of a majority of the outstanding shares entitled to vote thereon is necessary to approve the Agreement. "Abstentions" will be considered present for quorum purposes and will have the same effect as a vote against approval of the Agreement. Broker "non votes" will not be considered present, and will not otherwise have any effect on the vote. See "The Special Meeting-Vote Required." As of the CIB Record Date, there were 172,800 shares of CIB Common Stock entitled to be voted.

         As of the CIB Record Date, the directors and executive officers of CIB and their affiliates beneficially owned 14,635 shares, or 8.5% of the outstanding shares of CIB Common Stock.

         As of the CIB Record Date, FTNC, its subsidiaries and its directors and executive officers owned no shares of CIB Common Stock.

TERMS OF THE MERGER

         On the Closing Date (defined below) First Tennessee Interim Corporation ("Interim"), a newly chartered and wholly-owned subsidiary of FTNC formed for the purpose of effecting the Merger, will merge with and into CIB with CIB surviving the Merger. Immediately prior to the Merger, FTNC, as sole shareholder of Interim, will direct that all shares of CIB Common Stock, as the surviving corporation, be issued directly to FTB, and as a result, CIB will become a wholly-owned subsidiary of FTB.

         On the Closing Date, subject to the provisions of the Escrow Agreement (see "The Merger -- Additional Agreements"), each share of CIB Common Stock outstanding will be exchanged for the number of shares of FTNC Common Stock equal to the Base Purchase Price (defined below), subject to adjustment (the "Closing Purchase Price"), divided by the Closing Measurement Price (defined below) divided by 172,800 (the "exchange ratio"). The exchange ratio is subject to adjustment for certain stock dividends and splits, recapitalizations, and other like changes in FTNC's capitalization. (See "The Merger -- Determination of Closing Purchase Price.")

         The Closing Purchase Price equals the Base Purchase Price ($53,250,000) subject to (i) an adjustment increasing or decreasing such amount by the amount by which the unpaid principal balance of CIB's mortgage Servicing Portfolio (as defined below) exceeds or is less than $2,859,450,502, respectively, multiplied by 1.05% (the "Portfolio Adjustment"); and (ii) an adjustment increasing or decreasing such amount by the amount by which CIB's Tangible Net Assets (as defined below) exceed or are less than $9,295,469 respectively (the "Tangible Asset Adjustment"). Such dollar amount as adjusted under (i) and (ii) above is hereinafter referred to as the "Closing Purchase Price." See "The Merger -- Determination of Closing Purchase Price." For purposes of the Tangible Asset Adjustment, Tangible Net Assets is defined as CIB's assets (less capitalized servicing rights, capitalized costs, covenant-not-to compete and non-solicition payments, and other intangible assets) minus liabilities of CIB. For purposes of the Portfolio Adjustment, CIB's mortgage "Servicing Portfolio" are those mortgage loans serviced or master serviced by CIB pursuant to mortgage servicing agreements, together with loans held in the warehouse. The Closing Purchase Price will be adjusted after the Closing Date in the manner described under "The Merger -- Post-Closing Adjustments."

         The Closing Measurement Price is the average of the closing prices of FTNC Common Stock as quoted on the Nasdaq Stock Market during the twenty (20) trading days ending on the tenth (10th) trading day prior to the Closing Date, subject to certain adjustments. If the Closing Measurement Price is equal to or less than $35 per share, FTNC has certain additional rights. See "The Merger -- Merger; Fractional Shares."

         Based on an assumed Closing Measurement Price of $45.00 per share and an assumed Final Purchase Price, based on CIB's good faith estimates of the Closing Portfolio and Tangible Net Assets of CIB as of the Closing Date Balance Sheet Date, and assuming that the Closing Purchase Price equals such Final Purchase Price (as those terms are defined herein or in the Agreement), at Closing the exchange ratio would be 5.56173. Actual amounts may vary from the assumed amounts. See "The Merger -- Determination of Closing Purchase Price."

CLOSING DATE

         The Closing Date for the Merger will be January 3, 1995, or if all conditions have not been satisfied, then as soon as practicable following satisfaction of such conditions, or such other later date as is mutually agreeable to the parties to the Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF CIB BOARD OF DIRECTORS

         The CIB Board believes the Merger is fair to and in the best interest of CIB and its shareholders and recommends that CIB's shareholders vote FOR approval of the Agreement. The CIB Board believes that the Merger will provide significant value to the CIB shareholders and also enable them to participate in opportunities for growth that the CIB Board believes that the Merger makes possible. See "The Merger -- Background of and Reasons for the Merger." For information on the interests of certain officers and directors of CIB in the Merger, see "The Merger -- Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISER

         No financial adviser was retained by CIB to render an opinion on the fairness of the terms of the Merger to the CIB shareholders from a financial point of view.

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of shareholder approval solicited hereby, receipt of necessary regulatory approval, receipt of various consents from parties to material contracts with CIB, receipt by FTNC of certain agreements, and satisfaction of customary closing conditions. See "The Merger -- Conditions to Consummation of the Merger, "-- Regulatory Approval," "-- Conduct of Business Pending Merger," and " -- Additional Agreements."

TERMINATION OF THE AGREEMENT

         The Agreement may be terminated at any time prior to the Closing Date by the mutual consent of FTNC, FTB, CIB and L. Gregory Brown as representative of the CIB shareholders ("Sellers' Representative") and by FTNC and FTB or CIB in certain specified situations. See "The Merger -- Termination; Waiver and Amendment."

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

         Certain members of CIB's management and the CIB Board have certain interests in the Merger that are in addition to their interests as shareholders of CIB generally. These consist of provisions in the Agreement relating to indemnification and certain covenant-not-to-compete and non-solicitation payments and employment agreements for L. Gregory Brown, Eric Scott Brown, Jeffrey Carl Brown, and James H. Lyddon, Jr. and non-competition and non-solicitation agreements for Carl I. Brown and Molly S. Brown (together, "the Browns"). See "The Merger -- Interests of Certain Persons in the Merger."

ADDITIONAL AGREEMENTS

         Certain additional agreements, including an Escrow Agreement, a Sellers Agreement, a Sellers' Representative and Paying Agent Agreement and a Registration Rights Agreement, are contemplated by the Agreement and are described in the subsection entitled "The Merger -- Additional Agreements."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         At the Closing Date, shareholders of CIB automatically will become shareholders of FTNC, and their rights as shareholders of FTNC will be determined by the Tennessee Business Corporation Act ("TBCA") and by FTNC's Charter and Bylaws. The rights of shareholders of FTNC differ from rights of the shareholders of CIB with respect to certain important matters, including, but not limited to, their rights to acquire issuer stock, act by written consent, dissolve the corporation, amend the charter and bylaws, submit shareholder proposals or nominations of director candidates, dissent with respect to their shares, remove directors, call special meetings of shareholders, pay dividends, engage in transactions which could involve a potential conflict of interest, and exercise preemptive rights, the rights of the holders of debt securities, the required shareholder vote as to certain matters, indemnification provisions, and statutory and other restrictions on certain share acquisitions. For a summary of these differences, see "Effect of the Merger on Rights of Shareholders."

SHAREHOLDERS' DISSENTERS' RIGHTS

         Under applicable Kansas law, shareholders of CIB Common Stock who file a written objection to the Merger prior to the vote at the Special Meeting and who do not vote in favor of the Merger and who demand in writing to be paid the value of their shares, have the right to be paid the value of such stock agreed to by CIB and the shareholder, or if agreement cannot be reached, as determined by an appraisal pursuant to a petition filed with the district court. SUCH DISSENTERS' RIGHTS WILL BE LOST, HOWEVER, IF THE PROCEDURAL REQUIREMENTS OF THE KGCC ARE NOT FULLY AND PRECISELY SATISFIED. See "The Merger -- Shareholders' Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is intended that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, for federal income tax purposes, no gain or loss will be recognized by either CIB or FTNC as a result of the Merger and CIB's shareholders will not recognize gain or loss upon the receipt of FTNC Common Stock in exchange for CIB Common Stock, except to the extent of any cash received in lieu of fractional shares. Consummation of the Merger is dependent upon, among other conditions, receipt by Sellers of an opinion of counsel, dated as of the Closing Date, substantially to this effect. See "The Merger -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests of FTNC and CIB under generally accepted accounting principles ("GAAP"). Consummation of the Merger is conditioned upon receipt by FTNC of a letter from its independent public accountants to the effect that the Merger should be accounted for in such manner. See "The Merger -- Accounting Treatment."

MARKET PRICES OF COMMON STOCK

         The FTNC Common Stock is included for quotation on the Nasdaq Stock Market on its National Market (symbol: FTEN). The following table sets forth the high and low closing price of FTNC Common Stock as reported on the Nasdaq Stock Market on a quarterly basis since 1991 through___________________________,

1994. The price of FTNC Common Stock has been adjusted for a 3-for-2 stock split effected in the form of a 50% stock dividend, which was distributed on May 22, 1992.

                 1994                                    1993                                    1992
  -----------------------------------     ----------------------------------       ------------------------------

     4th      3rd       2nd       1st      4th      3rd       2nd       1st       4th       3rd      2nd      1st
     Qtr      Qtr       Qtr       Qtr      Qtr      Qtr       Qtr       Qtr       Qtr       Qtr      Qtr      Qtr
     ---      ---       ---       ---      ---      ---       ---       ---       ---       ---      ---      ---
            47 3/4    45 1/4    39 3/4   40 1/2    43 1/2    47        43 1/4    37 1/4   38       36 3/4    34 7/8
            43 1/2    37 3/4    37 3/8   36 1/4    38 7/8    37 3/4    36 1/8    35       33 1/8   32 7/8    26 3/8

         There is no established public trading market for CIB Common Stock, and trading in such shares is extremely sporadic. Since January 1, 1992 through the date of this Proxy Statement-Prospectus, management of CIB is not aware of any sales of CIB Common Stock.

         The following table sets forth the closing price per share of FTNC Common Stock and the equivalent per share price for CIB Common Stock, using an assumed Closing Purchase Price of $43,248,000 (see "The Merger -- Determination of Closing Purchase Price;" "-- Post-Closing Adjustments.") and giving effect to the Merger as of September 2, 1994, the last business day preceding public announcement of the execution of the Agreement; and as of _____________________, 1994, the last practicable date prior to the mailing of this Proxy Statement-Prospectus. The equivalent price per share of CIB Common Stock at each specified date represents the closing price of a share of FTNC Common Stock on such date multiplied by 5.51349 and ____________, respectively, assuming that to be the exchange ratio provided for in the Agreement.

                                        FTNC                 Equivalent Price
                                    Common Stock            Per CIB Bank Share
                                    ------------           ---------------------
September 2, 1994                      $47.25                    $  260.51
_____________________, 1994             __.__                     _,___.__

         CIB shareholders are advised to obtain current market quotations for FTNC Common Stock. The market price of FTNC Common Stock at the Closing Date may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Proxy Statement-Prospectus, at the time of the Special Meeting, or at the time of calculation of the exchange ratio.

EQUIVALENT AND PRO FORMA SHARE DATA

         The following table presents selected comparative unaudited per share data for FTNC Common Stock and CIB Common Stock on a historical basis and for FTNC Common Stock on a pro forma combined basis and CIB Common Stock on a pro forma equivalent basis giving effect to the Merger on a pooling-of-interests accounting basis. Per share amounts have been adjusted for FTNC's 3-for-2 stock split effected May 22, 1992. The data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated. For a description of the pooling-of-interests accounting basis with respect to the Merger and the related effects on the historical financial statements of FTNC, see "The Merger -- Accounting Treatment." The information is derived from and should be read in conjunction with the consolidated historical financial statements of FTNC and CIB, including the related notes thereto, contained herein or incorporated herein by reference. See "Incorporation of Certain Documents by Reference," "Index to Pro Forma Financial Information," and "Index to CIB Financial Information."

                EQUIVALENT AND PRO FORMA SHARE DATA (UNAUDITED)

                                             Six Months Ended(4)            Twelve Months Ended(5)
                                             -------------------   -----------------------------------------
                                               1994       1993        1993            1992(6)         1991
                                             -------    -------    ---------          -------        -------
Income Per Common Share:(1)
  FTNC                                       $  2.25    $  1.75     $  3.31           $  2.99        $  2.51
  CIB                                          15.94       8.51        7.68              6.39            .62
  FTNC pro forma                                2.27       1.74        3.25              2.93           2.43
  CIB pro forma equivalent                     12.63       9.68       18.08             16.30          13.52

Fully Diluted Income Per Common Share:(1)
  FTNC                                       $  2.22    $  1.72     $  3.25           $  2.80        $  2.49
  CIB                                          15.94       8.51        7.68              6.39            .62
  FTNC pro forma                                2.24       1.72        3.20              2.75           2.40
  CIB pro forma equivalent                     12.46       9.57       17.80             15.29          13.35

Dividends Declared Per Common Share:(2)
  FTNC                                       $   .84    $   .72     $  1.50           $  1.26        $  1.14
  CIB                                            .--        .--         .--               .--            .--
  FTNC pro forma                                 .84        .72        1.50              1.26           1.14
  CIB pro forma equivalent                      4.67       4.00        8.34              7.01           6.34

Book Value Per Common Share (end of
period):(3)
  FTNC                                       $ 22.70    $ 20.71     $ 21.62           $ 19.68        $ 18.93
  CIB                                          54.56      39.56       38.73             31.04          23.86
  FTNC pro forma                               22.33      20.31       21.19             19.27          18.42
  CIB pro forma equivalent                    124.19     112.96      117.85            107.17         102.45

(1) Pro forma income per share is calculated using combined historical income for FTNC and CIB divided by the average pro forma common shares of the combined entity. The average pro forma common shares of the combined entity have been calculated by combining FTNC's historical average shares with the historical average shares of CIB as adjusted by an exchange ratio of 5.56173. The exchange ratio of 5.56173 is based on a price of approximately $45.00 for FTNC's Common Stock and an estimated Final Purchase Price by adjusting the Base Purchase Price for certain criteria per the Agreement. The pro forma equivalent income per share amount is computed by multiplying the FTNC pro forma amount by the exchange ratio.

(2) FTNC pro forma dividends per share represent historical dividends paid by FTNC.

(3) FTNC pro forma book value per common share is based upon the historical total common equity of the combined entity divided by the total pro forma common shares of the combined entity assuming conversion of CIB's Common Stock at an exchange ratio of 5.56173. CIB's pro forma equivalent book value per common share is based on the exchange ratio.

(4) Six months ended periods for FTNC and CIB are as of June 30 and April 30, respectively.

(5) Twelve months ended periods for FTNC and CIB are as of December 31 and October 31, respectively.

(6) SNMC Managment Corporation (SNMC) was acquired by FTNC in 1994 and was accounted for as a pooling of interests. Therefore, the results of operations and statement of condition for SNMC is included from the inception of the company, which was November 1, 1992.

SELECTED FINANCIAL DATA AND RATIOS

         The following tables present for FTNC and CIB, on a historical basis, selected unaudited consolidated financial data and ratios. This information is based on the consolidated financial statements of FTNC and CIB included herein or incorporated herein by reference and should be read in conjunction therewith and with the notes thereto. Per share amounts have been adjusted for FTNC's 3-for-2 stock split effected May 22, 1992. See "Incorporation of Certain Documents by Reference," "Index to Pro Forma Financial Information," and "Index to CIB Financial Information."

                 SELECTED FINANCIAL DATA AND RATIOS (UNAUDITED)
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                             Six Months Ended(3)                      Twelve Months Ended(4)
                                          -----------------------   --------------------------------------------------------------
                                              1994        1993         1993        1992(5)      1991         1990         1989
                                          -----------  ----------   -----------   ----------  ----------   ----------   ----------
Total Interest Income and Other Income:
  FTNC                                    $   528,615  $  454,224   $   959,789   $  856,503  $  857,428   $  841,090   $  806,826
  CIB                                          52,991      21,944        63,868       23,997      12,776       17,126       16,989
  FTNC pro forma                              581,606     476,168     1,023,657      880,500     870,204      858,216      823,815
Net Income Applicable to Common Stock:
  FTNC                                    $    72,490  $   55,884   $   106,082   $   90,421  $   74,732   $   59,103   $   39,627
  CIB                                           2,754       1,472         1,328        1,106         119          617           50
  FTNC pro forma                               75,244      57,356       107,410       91,527      74,851       59,720       39,677
Net Income per Common Share:
  FTNC                                    $      2.25  $     1.75    $     3.31   $     2.99  $     2.51   $     1.96   $     1.32
  CIB                                           15.94        8.51          7.68         6.39         .62         3.21          .26
  FTNC pro forma(1)                              2.27        1.74          3.25         2.93        2.43         1.92         1.27
Dividends Declared per Common Share:
  FTNC                                    $       .84  $      .72   $      1.50   $     1.26   $    1.14    $    1.09   $      .96
  CIB                                              --          --            --           --          --           --          .26
  FTNC pro forma(2)                               .84         .72          1.50         1.26        1.14         1.09          .96
Total Assets (end of period):
  FTNC                                    $10,291,202  $9,653,952   $10,366,697   $9,400,626  $9,006,308   $7,721,067   $7,376,750
  CIB                                         185,934     178,230       193,579      121,355      62,327       43,955       71,889
  FTNC pro forma                           10,477,136   9,832,182    10,560,276    9,521,981   9,068,635    7,765,022    7,448,639
Long-Term Debt and Capital Leases
 (end of period):
  FTNC                                    $    92,398  $   93,742   $    93,723   $  130,063  $  131,443   $  132,174   $  133,418
  CIB                                           2,163          --            --           --          --           --           --
  FTNC pro forma                               94,561      93,742        92,723      130,063     131,443      132,174      133,418
Performance Ratios:
 Return on Average Assets:
  FTNC                                           1.45%       1.23%         1.11%        1.05%        .95%         .80%         .56%
  CIB                                            2.93        1.98           .84         1.20         .22         1.07          .09
  FTNC pro forma                                 1.48        1.24          1.10         1.05         .94          .80          .56
Return on Average Shareholders' Equity:
  FTNC                                          20.30%      17.45%        16.07%       14.98%      13.84%       11.61%        8.08%
  CIB                                           68.90       48.66         22.03        22.24        2.76        18.13         1.35
  FTNC pro forma                                20.84       17.74         16.12        15.04       13.75        11.66         8.03
Shareholders' Equity to Total Assets
 (end of period):
  FTNC                                           7.10        6.84          6.69         6.68        6.25         6.74         6.78
  CIB                                            5.07        3.84          3.46         4.42        7.35         9.18         3.86
  FTNC pro forma                                 7.07        6.79          6.63         6.65        6.26         6.75         6.75

(1) Pro forma income per share is calculated using combined historical income for FTNC and CIB divided by the average pro forma common shares of the combined entity. The average pro forma common shares of the combined entity have been calculated by combining FTNC's historical average shares with the historical average shares of CIB as adjusted by an exchange ratio of 5.56173. The exchange ratio of 5.56173 is based on approximately $45.00 for FTNC's Common Stock and an estimated Final Purchase Price by adjusting the Base Purchase Price for certain criteria per the Agreement.

(2) FTNC pro forma dividends per share represent historical dividends paid by FTNC.

(3) Six months ended periods for FTNC and CIB are as of June 30 and April 30, respectively.

(4) Twelve months ended periods for FTNC and CIB are as of December 31 and October 31, respectively.

(5) SNMC Management Corporation (SNMC) was acquired by FTNC in 1994 and was accounted for as a pooling of interests. Therefore, the results of operations and statement of condition for SNMC is included from the inception of the company, which was November 1, 1992.

                              THE SPECIAL MEETING

         Each copy of this Proxy Statement-Prospectus mailed to holders of CIB Common Stock is accompanied by a proxy card furnished in connection with the CIB Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 10:00 a.m., local time, on ___________________, 1994, at the main office of CIB, 612 West 47th Street, Kansas City, Missouri. Only holders of record of CIB Common Stock at the close of business on _____________, 1994 are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, the shareholders will consider and vote upon (a) a proposal to approve the Agreement and (b) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

         HOLDERS OF CIB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO CIB IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

         Any holder of CIB Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person at the meeting or by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to CIB, at the main office, 612 West 47th Street, Kansas City, Missouri 64112, Attention: Secretary, provided such notice or proxy is actually received by CIB before the vote of shareholders. The shares of CIB Common Stock represented by properly executed proxy cards received at or prior to the Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. If instructions are not given, proxy cards received will be voted FOR approval of the Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the CIB proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The CIB Board is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Agreement.

         The cost of soliciting proxies from holders of CIB Common Stock will be borne by CIB. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of CIB (who will receive no additional compensation for doing so). In addition, if necessary, CIB will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

         CIB SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

VOTE REQUIRED

         If a quorum (defined below) exists at the Special Meeting, the affirmative vote of the holders of a majority of the outstanding shares of CIB Common Stock entitled to vote thereon is necessary to approve the Agreement. A failure to return a properly executed proxy card or to vote in person at the Special Meeting can affect the ability to obtain a quorum at the Special Meeting and could affect the outcome of the vote. As of the CIB Record Date, there were 172,800 shares of CIB Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote.

         A majority of the outstanding shares entitled to vote at the Special Meeting represented in person or by proxy constitutes a quorum for purposes of that meeting. An "abstention" will be considered present for quorum purposes, but will have the same effect as a vote against approval of the Agreement. Broker "non votes", if any, will not be considered present for quorum purposes, and will not otherwise have any effect on the vote.

         As of the CIB Record Date, the directors and executive officers of CIB and their affiliates beneficially owned a total of 14,635 shares or 8.5% of the outstanding shares of CIB Common Stock.

         As of the CIB Record Date, FTNC, its subsidiaries, and its directors and executive officers owned no shares of CIB Common Stock.

RECOMMENDATION

         FOR THE REASONS DESCRIBED BELOW, THE CIB BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT, BELIEVES THE MERGER IS IN THE BEST INTEREST OF CIB AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS OF CIB VOTE FOR APPROVAL OF THE AGREEMENT. SEE "THE MERGER -- BACKGROUND OF AND REASONS FOR THE MERGER."

                                   THE MERGER

         The following information concerning the Merger, insofar as it relates to matters contained in the Agreement, is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Appendix "A."

BACKGROUND OF AND REASONS FOR THE MERGER

         Background.

         In October of 1993, representatives of Charbonneau-Klein, Inc., Houston, Texas, discussed with representatives of CIB the possibility that FTNC might be interested in acquiring a mortgage company with a performance record similar to CIB's.

         In February of 1994, a representative of Charbonneau-Klein discussed a possible merger between FTNC and CIB with Jeffrey C. Brown, an officer and director of CIB. The discussion centered on the operational plans of FTNC and the estimated purchase price based on CIB preliminary financial information.

         In July of 1994, representatives of CIB presented a summary of the business of CIB to representatives of FTNC in Kansas City, Missouri.

         During the months of July and August, 1994, FTNC conducted its due diligence investigation of CIB, and, on September 6, 1994 after consultation with its counsel and accountants the CIB Board unanimously approved the Agreement.

         At a special meeting held on September 6, 1994, the FTNC and FTB Boards unanimously approved the Agreement.

         Reasons for the Merger.

         During the three years ended October 31, 1993, the mortgage banking industry experienced rapid growth, due in large part to a decline in mortgage interest rates to levels not seen in the industry for 25 years. With the advent of "non cost" mortgage refinancing, borrowers were able to refinance their existing mortgages at a lower rate for little or no money paid at closing. This financing alternative, coupled with the lower mortgage interest rates, created an opportunity for mortgage banks and mortgage brokers. Additionally, the decrease in the number of savings and loans during this period caused borrowers to seek mortgage banks, where the service and price were in most instances better and less-expensive. CIB's originations increased from approximately $400 million for the year ended October 31, 1991 to over $3 billion for the year ended October 31, 1993.

         In the last quarter of 1993, mortgage interest rates increased to pre-1990 levels and the opportunity for mortgage banks to refinance existing mortgages was to a large extent over. Competition for new mortgage financing for home purchases increased and mortgage related profit margins decreased. As a result, a consolidation in the mortgage banking industry began, and commercial banks began acquiring mortgage banking companies for their fee revenue and their projected long-term revenue growth. The competitive advantage of privately-held mortgage companies, such as CIB, decreased through this period of increased competition and higher interest rates. The increase in competition also required increased capital and liquidity to fund the purchase and origination of mortgages. Management of CIB believes that these needs could be better met by larger commercial banks and bank-owned mortgage banks than by privately-held mortgage companies. Additionally, the increased regulatory supervision of mortgage banks and the lending community in general became more and more onerous for a smaller, privately-held mortgage bank.

         In reaching its determination that the Merger and Agreement are fair to, and in the best interest of CIB and its shareholders, the CIB Board consulted with its advisors as well as CIB's management, reviewed and relied upon historical and projected financial results of both CIB and FTNC, and considered the following factors among others. The CIB Board considered an analysis of the stock market valuations of comparable public companies, and an analysis of the liquidation value of CIB. The CIB Board also reviewed (a) the Agreement and related exhibits, (b) certain publicly available business and financial information relating to FTNC, (c) certain financial forecasts and other data for CIB, (d) current historical price range and trading volume data of the FTNC Common Stock, the respective companies' earnings, book value and cash flow per share and the capitalizaiton and financial condition of CIB and FTNC, (e) the publicly available terms of prior acquisitions of mortgage banking companies by FTNC, and (f) available public information describing selected comparable transactions and other similar publicly traded financial institutions.

         The CIB Board did not assign any specific or relative weight to the foregoing factors in their considerations.

OPINION OF FINANCIAL ADVISER

         CIB has not obtained an opinion from a financial adviser as to the fairness of the terms of the Merger to the CIB shareholders from a financial point of view.

DETERMINATION OF CLOSING PURCHASE PRICE

         On the Closing Date, subject to the provisions of the Escrow Agreement (see "-- Additional Agreements"), each share of CIB Common Stock outstanding will be exchanged for the number of shares of FTNC Common Stock equal to the Base Purchase Price (defined below), subject to adjustment (the "Closing Purchase Price"), divided by the Closing Measurement Price (defined below) divided by 172,800 (the "exchange ratio"). If subsequent to the date of the Agreement and within the time periods specified in Sections 2.2(c) and (d) thereof the oustanding shares of FTNC Common Stock are increased, decreased, changed into or exchanged for a different number or class of shares by reason of a reclassification, recapitalization, split-up, combination or exchange of shares or if a stock dividend is declared thereon, or other like changes in FTNC's capitalization have occurred, the exchange ratio and the provision addressing a Closing Measurement Price of $35.00 or less will be adjusted accordingly for such event.

         The Closing Purchase Price equals the Base Purchase Price ($53,250,000) subject to (i) an adjustment increasing or decreasing such amount by the amount by which the unpaid principal balance of CIB's mortgage Servicing Portfolio (as defined below) exceeds or is less than $2,859,450,502, respectively, multiplied by 1.05% (the "Portfolio Adjustment"); and (ii) an adjustment increasing or decreasing such amount by the amount by which CIB's Tangible Net Assets (as defined below) exceed or are less than $9,295,469 respectively (the "Tangible Asset Adjustment"). Such dollar amount as adjusted under (i) and (ii) above is hereinafter referred to as the "Closing Purchase Price." For purposes of the Tangible Asset Adjustment, Tangible Net Assets is defined as CIB's assets (less capitalized servicing rights, capitalized costs, covenant-not-to compete and non-solicitation payments, and other intangible assets) minus liabilities of CIB. For purposes of the Portfolio Adjustment, CIB's mortgage "Servicing Portfolio" are those mortgage loans serviced or master serviced by CIB pursuant to mortgage servicing agreements, together with loans held in the warehouse. The Closing Purchase Price will be adjusted after the Closing Date in the manner described under "The Merger -- Post-Closing Adjustments."

         The Closing Measurement Price is defined in the following subsection "-- Merger; Fractional Shares."

         Based on an assumed Closing Measurement Price of $45.00 per share and an assumed Final Purchase Price of $43,248,000, based on CIB's good faith estimates of the Closing Portfolio and Tangible Net Assets of CIB as of the Closing Date Balance Sheet Date, and assuming the Closing Purchase Price equals such Final Purchase Price (as those terms are defined herein or in the Agreement), at Closing the exchange ratio would be 5.56173.

         THERE ARE FREQUENTLY DIFFERENCES BETWEEN ESTIMATES AND ACTUAL RESULTS BECAUSE EVENTS AND CIRCUMSTANCES FREQUENTLY DO NOT OCCUR AS EXPECTED. THE CLOSING PURCHASE PRICE AND THE FINAL PURCHASE PRICE (DEFINED BELOW) MAY BE HIGHER OR LOWER THAN THE ESTIMATE PROVIDED ABOVE, AND THE AMOUNT OF THE DIFFERENCE COULD BE MATERIAL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ESTIMATED FINAL PURCHASE PRICE WILL BE THE AMOUNT OF CONSIDERATION ACTUALLY RECEIVED BY THE CIB SHAREHOLDERS.

MERGER; FRACTIONAL SHARES

         Merger of CIB. On the Closing Date, Interim, a newly chartered and wholly owned subsidiary of FTNC formed for the purpose of effecting the Merger, will merge with and into CIB, with CIB being the surviving entity. Immediately prior to the Merger, FTNC, as sole shareholder of Interim, will direct that all shares of CIB Common Stock, as the surviving corporation, be issued directly to FTB, and as a result, CIB will become a wholly owned subsidiary of FTB. As a result of the Merger, subject to the provisions of the Escrow Agreement (see "-- Additional Agreements") the CIB Common Stock outstanding immediately prior to the Merger will be converted into the right to receive shares of FTNC Common Stock equal to the Closing Purchase Price divided by the Closing Measurement Price subject to certain adjustments. This amount of FTNC Common Stock divided by 172,800 equals the exchange ratio. The Closing Measurement Price is the average of the closing price of the shares of FTNC Common Stock as quoted on the Nasdaq Stock Market's National Market during the 20 trading days ending on the tenth (10th) trading day prior to the Closing Date. The Closing Measurement Price is subject to adjustments for certain dividends, stock splits, and combinations, recapitalizations, and other similar transactions.

         If the Closing Measurement Price is less than or equal to $35 per share, FTNC has the right to terminate the Agreement; provided, however, that FTNC has the right to require the CIB shareholders to consummate the transaction using the actual Closing Measurement Price (equal to or less than $35 per share) to calculate the aggregate number of shares of FTNC Common Stock to be issued.

         All of the shares of common stock of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Merger shall by virtue of the Merger be converted into and exchanged for 172,800 shares of the common stock of CIB as the surviving corporation in the Merger. From and after the Merger, each outstanding certificate theretofore representing shares of Interim Common Stock shall be deemed to evidence ownership of and to represent the number of shares of CIB Common Stock into which such shares of Interim shall have been converted. Promptly after the Merger, CIB shall issue FTB, as directed by FTNC, a certificate or certificates representing such shares of CIB Common Stock in exchange for the certificates which formerly represented shares of Interim Common Stock, which shall be cancelled.

         Fractional Shares. No fractional shares of FTNC Common Stock will be issued in connection with the transaction. In lieu of fractional shares, FTNC will make a cash payment equal to the fractional interest which a CIB Shareholder would otherwise receive multiplied by the Closing Measurement Price. Each outstanding share of FTNC Common Stock will remain outstanding and unchanged as a result of the transaction.

POST-CLOSING ADJUSTMENTS

         Adjustments. The Closing Purchase Price payable at the Closing will be determined using Servicing Portfolio and Tangible Net Asset figures determined as of the Estimation Date. As soon as practicable after the Closing Date, and no later than 90 days thereafter, FTNC will deliver to the Sellers' Representative (L. Gregory Brown) the following information in order to calculate the "Final Purchase Price": (i) the Closing Date balance sheet prepared in accordance with GAAP, except for certain adjustments related to consistency in methodologies, accrual of termination costs, and accruals with respect to convenant-not-to-compete and non-solicitation payments; (ii) a schedule calculating the Tangible Net Assets as of the Closing Date Balance Sheet Date (the last day of the month immediately preceding the Closing Date),
(iii) a schedule of the Servicing Portfolio as of the Closing Date Balance Sheet Date; (iv) a schedule calculating the Tangible Asset Adjustment and the Portfolio Adjustment (collectively, the "Closing Adjustment Documents"). The Final Purchase Price will be calculated according to the same formula used to calculate the Closing Purchase Price. Within 20 days after delivery of the Closing Adjustment Documents to the Sellers' Representative, the Sellers' Representative may dispute the Closing Adjustment Documents. If the Sellers' Representative disputes FTNC's calculations contained in the Closing Adjustment Documents and provides notice to FTNC within such 20 day period, the parties will negotiate in good faith to resolve such dispute. If FTNC and the Sellers' Representative are unable to resolve the dispute within 20 days after FTNC receives notice from the Sellers' Representative, such dispute shall be submitted to an independent accounting firm, whose resolution shall be final and binding upon the parties. If (i) the Closing Purchase Price exceeds the Final Purchase Price or if Sellers are required to make payments to FTNC as described in the following subsection, then each Seller (as defined in "-- Additional Agreements") will be required to refund such excess to FTNC, at Sellers' option, in cash or FTNC Common Stock (valued at the Closing Measurement Price), and (ii) the Final Purchase Price exceeds the Closing Purchase Price, then FTNC shall deliver to the CIB shareholders additional FTNC Common Stock valued at the Closing Measurement Price in the amount of such excess. As to each CIB shareholder who is not a Seller, the Browns agree to cause such person to refund or pay to FTNC, as such person's option, any amount due to FTNC under clause (i).

         Additional Adjustments. The Final Purchase Price will be reduced by an amount equal to the amount by which (i) 1.05% of the aggregate unpaid principal balance of mortgage loans included in the Closing Portfolio, the servicing or master servicing of which by CIB shall have been terminated (subject to various conditions and exceptions) and not reinstated within 180 days following the Closing exceeds (ii) the aggregate amount of all termination fees or charges paid or payable to CIB in connection with the termination.
Such amounts, not payable upon adjustment of the Closing Exchange Price, shall be payable monthly, but not later than 195 days after the Closing Date. Any payments pursuant to this paragraph will be accompanied by interest thereon at the Fed Funds rate.

CLOSING DATE

         The Closing Date of the transaction will be January 3, 1994, or if all conditions to closing have not been satisfied, then as soon as possible following satisfaction or such other later date as is mutually agreeable to the parties.

SURRENDER OF CERTIFICATES

         As promptly as practicable after the Closing Date, FTNC will send to each holder of record of shares of CIB Common Stock transmittal materials for use in exchanging the CIB certificates for shares of CIB Common Stock for FTNC certificates for shares of the FTNC Common Stock. Except for those shares of FTNC Common Stock to be placed into escrow pursuant to the terms of the Escrow Agreement, CIB shareholders, upon surrender of a CIB certificate to L. Gregory Brown (the "Paying Agent"), together with a duly executed and completed letter of transmittal and a duly executed stock power, will receive in exchange therefor as soon as practicable following the Closing Date a certificate for the number of shares of FTNC Common Stock to which such holder is entitled.

         HOLDERS OF CIB COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM FTNC.

         No dividend or other distribution payable after the Closing Date with respect to FTNC Common Stock will be paid to the holder of any unsurrendered CIB certificate until the holder surrenders such certificate(s), at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

         After the Closing Date, there will be no transfers on CIB's stock transfer books of shares of CIB Common Stock issued and outstanding at the Closing Date. If certificates representing shares of CIB Common Stock are presented for transfer after the Closing Date, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

         Neither FTNC nor CIB nor any other person will be liable to any former holder of CIB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         If a certificate for CIB Common Stock has been lost, stolen or destroyed, FTNC will issue the consideration properly payable in accordance with the Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification, including when appropriate the posting of a bond.

REPRESENTATIONS AND WARRANTIES

         The Agreement contains various customary representations and warranties by CIB relating to, among other things: (i) organization; (ii) capitalization; (iii) subsidiaries of CIB; (iv) due authorization, execution and delivery, and enforceability of, the Agreement, and related agreements; (v) conflicts under charters or bylaws, required consents or approvals and violations of any instruments or law; (vi) no material information provided to FTNC contains an untrue statement of material fact or omits a material fact;
(vii) required third party and governmental consents; (viii) financial statements and financial information; (ix) the absence of undisclosed liabilities; (x) the absence since October 31, 1993, of certain material changes relating to CIB's business, condition or results of operations; (xi) legal proceedings; (xii) material contracts and defaults; (xiii) taxes; (xiv) employees; (xv) employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974; (xvi) ownership of and sufficiency and condition of assets; (xvii) the absence of broker's or finder's fees; (xviii) insurance; (xix) compliance with environmental laws; (xx) accurate information supplied by CIB for use in the Registration Statement; and (xxi) cooperation regarding blue sky securities filings.

         The Agreement also contains various customary representations and warranties of CIB relating to the mortgage banking business, including, among other things, (i) mortgage banking licenses and qualifications; (ii) status of CIB's loan portfolio; (iii) title to mortgage loans and mortgage servicing agreements; (iv) obligations to repurchase mortgage loans from investors; (v) validity of mortgage servicing agreements; (vi) compliance with law, including federal and state mortgage banking agency regulations; (vii) list of investor commitments; (viii) proper maintenance of custodial accounts; (ix) audits and investigations by federal and state mortgage banking agencies; (x) advances pursuant to mortgage servicing agreements; (xi) physical damage to collateral securing mortgage loans; (xii) proper certification of all mortgage loan pools;
(xiii) proper disbursement of all loan proceeds; (xiv) proper application of taxes and insurance payments; (xv) correct and complete tax identification numbers; (xvi) proper accounting for and application of all monies received in connection with mortgage loans; and (xvii) complete and accurate payoff statements.

         The Agreement also contains various customary representations and warranties by FTNC and FTB relating to, among other things: (i) organization and FTNC Common Stock; (ii) due authorization, execution and delivery, and enforceability of, the Agreement, and related agreements; (iii) conflicts under charters or bylaws, required consents or approvals and violations of any instruments or law; (iv) capitalization; (v) financial statements and financial information; (vi) required third party and governmental consents; (vii) absence of broker's or finder's fees, except for Charbonneau-Klein, Inc. and Goldman, Sachs & Co.; (viii) financing; (ix) no material information provided to CIB contains any untrue statement of material fact or omits a material fact; (x) legal proceedings (xi) absence of undisclosed liabilities; (xii) the absence since December 31, 1993 of any material change to the business, condition or results of operations of FTNC or FTB; (xiii) examinations and inquiries of bank and bank holding company and securities regulators; (xiv) blue sky compliance; and (xv) accurate information supplied by FTNC and FTB for use in the registration statement.

         Except as otherwise set forth in the Agreement with respect to certain tax matters, certain recourse loans and certain missing files and other matters, and with respect to claims arising prior to the expiration of the specified periods, the representations and warranties shall survive until the first anniversary of the Closing Date. The representations and warranties shall survive as to the tax matters until the expiration of the applicable statute of limitations and extensions thereof, as to recourse loans until the fifth anniversary of the Closing Date, and as to certain missing files and other matters, at the option of Sellers' Representative, until the second anniversary of the Closing Date.

CONDITIONS TO CONSUMMATION OF THE MERGER

         Conditions to Each Party's Obligations. The respective obligations of each party to consummate the Merger are subject to the satisfaction of the following conditions at or prior to the Closing Date: (a) all regulatory approvals required to be obtained in connection with the transactions contemplated by the Agreement or the operation of CIB by FTB or its subsidiaries shall have been obtained, all notices required to be filed with any governmental agency in connection with the transactions contemplated by the Agreement or the operation of CIB by FTB shall have been filed, all such regulatory approvals shall be in full force and effect, and all notice periods and waiting periods required by law or regulation applicable to the transactions contemplated by the Agreement shall have expired or been terminated and no adverse action shall have been taken or threatened; (b) none of the Sellers, CIB, FTNC or FTB shall be subject to any order, decree or injunction ("Injunction") of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by the Agreement, and no proceeding initiated by a governmental agency or similar authority seeking an Injunction shall be threatened; provided, that if such an Injunction is in effect or any proceeding is commenced or threatened pursuant to which an Injunction is sought, the parties shall cooperate and use reasonable best efforts expeditiously to remove the impediment prohibiting the Closing of the Merger; (c) the Closing Measurement Price for the FTNC Common Stock shall not be less than $35.00 per share; provided, that if it is less than $35.00, FTNC shall have the right to terminate the Agreement or to require CIB to close using the actual Closing Measurement Price; (d) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, makes illegal or materially restricts consummation of the Merger; (e) FTNC shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated by the Agreement; and (f) the SEC shall have declared effective the S-4 Registration Statement of which this Proxy Statement-Prospectus is a part and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         Additional Conditions to FTNC's and FTB's Obligations. The obligations of FTNC and FTB are subject to, among other things, the satisfaction at or prior to the Closing Date of each of the following conditions unless waived by FTNC: (a) the obligations of CIB required to be performed at or prior to the Closing Date pursuant to the terms of the Agreement shall have been duly performed and complied with in all material respects and the respective representations and warranties of CIB set forth in the Agreement shall be true and correct in all material respects (materiality being defined for this purpose as an amount in excess of $750,000); (b) CIB shall have received from all parties to any material contract to which CIB is a party all consents required as a result of the Merger and shall have properly filed all notices which are required as a result of such Merger; (c) each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of CIB shall have delivered to FTNC a written agreement satisfactory to FTNC providing, among other matters, that such person will not sell, pledge, transfer or otherwise dispose of or take any action which would reduce that person's risk with respect to any shares of CIB Common Stock held by such "affiliate" or the shares of FTNC Common Stock to be received by such "affiliate" in the Merger (i) in the case of shares of FTNC Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and
(ii) during the periods during which any such sale, pledge, transfer, disposition or other action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Merger for pooling-of-interests accounting treatment; (d) the duly executed Escrow Agreement as described in the Agreement shall have been delivered to FTB (see "-- Additional Agreements
- -- Escrow Agreement"; (e) FTNC shall have received a legal opinion of CIB's counsel dated as of the Closing Date, addressing matters customary in similar transactions; (f) on the Closing Date, commissioned loan officers who originated not less than 75% of retail loan production from January 1, 1994 to the Closing Date shall be full-time employees of CIB; (g) there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of CIB taken as a whole (as long as CIB's monthly loan production volume is $100 million, a material adverse change will not be deemed to have occurred to the extent specified in the Agreement); (h) FTNC shall have received from CIB's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement-Prospectus and (ii) shortly prior to the Closing Date, with respect to certain financial information regarding CIB in the form customarily issued by such accountants at such time in transactions of this type; (i) FTNC shall have received a duly executed Sellers' Agreement (see "-- Additional Agreements
- -- Sellers Agreement"); (j) FTNC and FTB shall have received an opinion from Arthur Andersen & Co. allowing the pooling-of-interests accounting treatment of the Merger; (k) FTNC shall have received written confirmation that the agreements described in the section entitled "-- Interests of Certain Persons in the Merger" are in full force and not modified; (l) FTNC and FTB shall have received an accurate copy of the mortgage loan file inventory described in the Agreement ; and (m) FTNC and FTB shall have received satisfactory evidence of the filing of certain releases of liens as described in the Agreement.

         Additional Condition to CIB's Obligations. The obligations of Sellers and CIB are subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions unless waived by Sellers'
Representative: (a) the obligations of FTNC or FTB required to be performed by either or both at or prior to the Closing Date shall have been duly performed and complied with in all material respects and the representations and warranties of FTNC and FTB set forth in the Agreement shall be true and correct in all material respects; (b) Sellers shall have received legal opinions of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell dated as of the Closing Date, addressing matters customary in similar transactions and opining that the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code; (c) there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of FTNC and FTB, taken as a whole; (d) the approval of CIB's shareholders; and (e) the FTNC Common Stock shall be approved for quotation on the Nasdaq

Stock Market's National Market and be registered securities, subject to no restrictions regarding sale, resale or other transfer other than (i) those arising pursuant to Rule 145 under the Securities Act and the S-4 Registration Statement relating to the shares of FTNC Common Stock to be issued shall have been filed with the SEC and become effective, (ii) the restrictions imposed by the pooling-of-interests accounting rules and (iii) the terms of the Registration Rights Agreement. For further information regarding the restrictions on the resale of FTNC Common Stock see "-- Resale of FTNC Common Stock."

INDEMNIFICATION

         Indemnification by Sellers and CIB. The Agreement provides that CIB will indemnify and hold harmless FTNC and FTB and each of their affiliates, from and against any and all liabilities, losses, costs, damages, penalties, fines, interest, obligations or expenses of any kind whatsoever actually incurred (collectively "Losses") and all taxes, charges, fees, levies, penalties, or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to taxes (collectively "Taxes") incurred by FTNC, FTB or any other indemnified person in connection with any of the following: (i) any breach of any representation or warranty made by CIB in the Agreement, (ii) any breach of any covenant to be performed by CIB pursuant to the Agreement, (iii) Buydowns (as defined in the Agreement) effected as a result of VA No-Bids (as defined in the Agreement) to the extent that any Losses relating thereto are not indemnifiable by CIB pursuant to (i) above; (iv) certain matters described in Section 7.1 of the Agreement relating to income tax matters, (v) any Loss related to legal proceedings to the extent such Loss exceeds certain reserves on the Closing Date Balance Sheet; (vi) the inability as a practical matter to foreclose on properties which are collateral for any Recourse Loan (as defined in the Agreement) as a result of a breach of environmental laws with respect to such property; and (vii) certain other matters as described in the Agreement.

         No CIB Shareholder will have any obligation for indemnity claims in excess of his pro rata proportionate interest in the Escrow Shares (as defined below) except as described below in the section entitled "-- Additional Agreements - Sellers Agreement." The indemnification obligations of CIB and the right of FTNC or FTB to draw against the Escrow Shares are subject to the limitations, conditions and procedures described below and in the Agreement, the Escrow Agreement and the Sellers Agreement (as defined below). (See "-- Additional Agreements.") Under the Agreement except in certain cases related to recourse loans and to missing files and other matters described in the section entitled "-- Representations and Warranties," CIB has no indemnification liability for Losses unless written notice of an indemnity claim is given prior to the first anniversary of the Closing Date and with respect Taxes unless written notice of an indemnity claim is given prior to the expiration of the applicable statute of limitations, giving effect to any extensions thereof.

         Indemnification by FTNC and FTB. The Agreement provides, among other things, that FTNC and FTB shall indemnify and hold harmless Sellers from any and all losses incurred in connection with the following: (i) any breach of any representation or warranty made by FTB or FTNC in the Agreement, (ii) any breach of any covenant to be performed by FTB or FTNC in the Agreement and
(iii) any act or omission of FTB or FTNC following the Closing Date with respect to the processing, handling or servicing of any assets, including mortgage loans of CIB, subject to certain exceptions.

REGULATORY APPROVALS

         FTNC and CIB will file information with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") pursuant to the Hart-Scott-Rodino Act (the "HSR Act"). The respective obligations of the parties to the Agreement are conditioned upon all waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act having expired or been terminated. There can be no assurance that the DOJ or the FTC will not challenge the Merger, or if such a challenge is made, as to the result thereof.

         Notwithstanding any termination of the HSR Act waiting period, at any time before or after the consummation of the Merger, either the DOJ or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin consummation of the Merger. FTNC and CIB believe the consummation of the Merger would not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or, if a challenge is made, what the result will be.

         FTNC and CIB are not currently aware that any other material governmental permits, approvals, consents or similar actions are required for consummation of the Merger, except for compliance with applicable federal and state securities laws, with which the parties believe they have complied.

CONDUCT OF BUSINESS PENDING MERGER

         The Agreement contains certain restrictions on the conduct of CIB's business pending consummation of the transaction. In particular, the Agreement provides that, prior to Closing, without the prior written consent of FTNC, CIB may not, among other things, (a) issue, sell, redeem, repurchase or deliver any shares of its capital stock or declare or pay a dividend or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock; (b) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (c) amend its articles of incorporation, bylaws or similar governing documents; (d) merge or consolidate with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquire substantially all of the assets of or make any investment in the equity securities of, any other entity; (e) sell, transfer, lease or encumber any Servicing Rights (as defined in the Agreement) or other assets, except for mortgage loans and related Servicing Rights in the ordinary course of business or as specifically provided in the Agreement or purchase any assets, except for mortgage loans and Servicing Rights related thereto from third party loan originators; (f) alter or vary CIB's methods or policies of
(1) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service mortgage loans, (2) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (3) obtaining financing and credit; (g) grant to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of prior written agreements and other than normal increases in compensation or benefits made in the ordinary course of business to officers or employees in accordance with existing personnel policies); (h) grant any severance or termination pay (other than as may be required under the terms of prior agreements) to, or enter into or amend any employment or severance agreement with, any person, other than termination pay paid in accordance with existing personnel policies to officers or employees; (i) adopt any new or amend any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments); (j) enter into any collective bargaining agreement; (k) incur any debt, other than (1) debt incurred to fund or purchase mortgage loans, (2) otherwise in the ordinary course of business or
(3) to pay obligations on existing debt agreements; (l) make any change in accounting principles or methods, except as required by GAAP or by applicable regulatory requirements; (m) grant any mortgage or security interest in, or make any pledge of, or permit any lien or encumbrance to be placed on, any of its assets or properties other than as permitted by the Agreement; (n) make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair which expenditures will in no event exceed $30,000 on a per occurrence basis and $200,000 in the aggregate; (o) take any action, or fail to take any action, that is intended or may reasonably be expected to result in a breach or violation of any of the respective representations and warranties of CIB contained in the Agreement or would cause any condition to the transactions contemplated hereby not to be satisfied, except, in every case, as may be required by law; (p) accelerate, terminate, or cancel any material contract, lease or license to which it is a party other than in the ordinary course of business grant, any waiver of any fee or obligation of any party to any material contract, lease or license, or enter into any material contract, lease or license that is not terminable without penalty by CIB upon 60 days or less notice, except for contracts with respect to branch operations of less than 12 months having total expenses of not more than $100,000 per location; (q) enter into mortgage loan subservicing agreements; or (r) agree to do any of the foregoing.

         The Agreement also contains various customary covenants and agreements, including agreement to cooperate, use best efforts and obtain appropriate consents. In addition, prior to the Closing Date Balance Sheet Date CIB will increase its foreclosure and other loss reserves and decrease its capitalized Servicing Rights valuation and increase its contract rights receivable to the extent necessary to be consistent with methodologies used by or practices of FTB, and it will, among other things, take the following action: (a) record on its books as of the Closing Date Balance Sheet Date certain covenant not to compete and non-solicitation payments and the associated deferred tax asset; (b) sell at fair market value prior to the Closing Date Balance Sheet Date certain real estate and personal property and pay in full certain receivables with respect to insurance, CIB preferred stock, Brown Air Transport, Inc., and officer draw accounts; (c) prior to the Record Date, redeem all outstanding CIB Preferred Stock; and (d) relocate to a centralized location all mortgage loan files and file appropriate documents to release certain mortgage liens.

         The Agreement also requires FTB to lend CIB funds requested by CIB to pay outstanding valid liabilities of CIB including amounts required to pay in full CIB's warehouse and operating lines of credit on the Closing Date.

NO SOLICITATION

         CIB has agreed with FTNC that until the Closing Date or termination of the Agreement, neither it nor any of its affiliates will nor will any of them authorize or permit any of their respective shareholders, officers, directors, employees, representatives, agents or other persons controlled by any of them to solicit or encourage or facilitate inquiries or proposals with respect to any merger, consolidation, sale of substantially all assets, sale of shares of capital stock or similar transaction involving CIB or entertain, agree to, endorse, or participate in any discussions or negotiations or provide third parties with nonpublic information relating to any such inquiry or proposal. CIB will notify FTNC promptly if any such inquiries or proposals are received by it, any Sellers or either of the Browns.

TERMINATION; WAIVER AND AMENDMENT

         Termination. The Agreement may be terminated on or at any time prior to the Closing Date as follows: (a) by the mutual written consent of FTB, FTNC, Sellers' Representative, and CIB; (b) by CIB, if there shall have been any material breach of any obligation of FTNC or FTB and such breach shall not have been remedied within 20 days after receipt by FTNC or FTB of notice in writing specifying the nature of such breach and requesting that it be remedied; (c) by FTNC and FTB, if there shall have been any material (quantified as to CIB as an amount or amounts aggregating more than $750,000) breach of any obligation of CIB and such breach shall not have been remedied within 20 days after receipt by Sellers' Representative or CIB of notice in writing specifying the nature of such breach and requesting that it be remedied; (d) by FTNC and FTB or CIB, if the Closing Date shall not have occurred on or prior to March 31, 1995, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform or observe its agreements required to be performed or observed by such party on or before the Closing Date; (e) by FTNC and FTB or CIB as a result of FTNC's or FTB's inability to obtain necessary approvals and consents; (f) by Sellers and CIB or FTNC and FTB, as applicable, if the conditions in Sections
8.2 or 8.3 of the Agreement (see "-- Conditions to Consummation of the Merger") are not satisfied; and (g) by FTNC and FTB if the Closing Measurement Price is less than or equal to $35 per share, subject to the right of FTNC to require consummation of the Merger using the actual Closing Measurement Price (see
Section 2.2(c) of the Agreement).

         In the event of a termination of the Agreement as provided above, the Agreement will become void and have no effect, except that the certain provisions relating to confidentiality and expenses shall survive any such termination; provided, however, that no such termination shall relieve any party from liability for any willful breach of the Agreement.

         Amendment, Extension and Waiver. Subject to applicable law, CIB, FTNC and FTB may (i) amend the Agreement; (ii) extend the time for performance of any acts or obligations; (iii) waive inaccuracies in any representations and warranties contained in the Agreement or related documents; or (iv) waive compliance with any agreements or conditions set forth in certain sections of the Agreement. Any amendment shall be in writing signed by each of the parties to the Agreement, and any waiver or extension shall be in writing signed by the party making the waiver or extension.

ADDITIONAL AGREEMENTS

         The following summary of certain additional agreements contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of such agreements attached as Exhibits "C," "E," "F" and "J" to the Agreement included as Appendix A.

         Escrow Agreement.    Pursuant to the terms of the Escrow Agreement, as
soon as practicable after the Closing Date, shares of FTNC Common Stock equal to $2,000,000 ("Escrow Fund A") and shares of FTNC Common Stock equal to $2,500,000 ("Escrow Fund B") calculated at the Closing Measurement Price, (the "Escrow Shares") will be deposited by FTNC directly with FTB as Escrow Agent and will not then be distributed to the Sellers. The Escrow Shares will serve as two separate escrow funds (Escrow Fund B for claims by FTNC or FTB for taxes or indemnifiable tax Losses and Escrow Fund A for all other claims by FTNC or FTB for indemnifiable losses and mitigation expenses) and will be available to fulfill any claims made by FTNC, FTB, Sellers or CIB for indemnification for certain losses pursuant to Articles VII and IX of the Agreement. The escrowed shares or Reserves (defined below) will be distributed to the Sellers one year after the Closing Date as to Escrow Fund A and upon the expiration of any applicable statute of limitation and extensions thereof as to Escrow Fund B; provided, however, if any Unresolved Claims (as defined in the Agreement) remain outstanding at either of those times, then escrowed shares or Reserves in the amount of such Unresolved Claims shall remain in the applicable escrow fund until such Claims are resolved. See "-- Indemnification."

         Commencing at any time after the publication of financial results covering at least 30 days of combined operations of FTNC and CIB within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, and subject to applicable securities laws, a Seller may direct the Escrow Agent to sell all or any portion of the Escrow Shares allocable to such Seller not previously sold, distributed or withdrawn. The proceeds of a sale shall be held by the Escrow Agent as a reserve (the "Reserve").

         If FTNC or FTB makes a claim for indemnification under the Agreement, the claiming entity will be entitled to a distribution from the applicable Escrow Fund if the Sellers' Representative consents thereto or fails to object within ten business days of receipt of notice of a claim for indemnification. If Sellers' Representative disputes an indemnification claim, no distribution will be made from the Escrow Fund until such dispute is resolved. The Escrow Agreement provides for binding arbitration if the parties are unable to reach agreement on a claim for indemnification.

         Expenses of the Escrow Agent and the Sellers' Representative will be paid subsequent to the payment of all indemnity claims at the end of the escrow period by withdrawals of Escrow Shares or distributions of Reserves proportionately as to each Seller.

         Sellers Agreement. The Sellers Agreement contains representations and warranties from the Sellers that each Seller has and will convey good and marketable title to the CIB Common Stock to be exchanged by such Seller for FTNC Common Stock, that Sellers own 90.5% of the CIB Common Stock and that such CIB Common Stock is free and clear of all encumbrances. The term "Sellers" means the four Missouri limited partnerships created by Carl I. Brown and the four Missouri limited partnerships created by Molly S. Brown into which all shares of CIB Common Stock owned by Carl and Molly Brown have been transferred. Collectively, the limited partnerships own approximately 91% of the CIB Common Stock.

         Sellers, the Browns, FTNC and FTB agree that as to any claims of FTNC or FTB arising from CIB's breach of any representation, warranty or covenant in or CIB's indemnity obligations under the Agreement, FTNC or FTB will proceed first against Escrow Fund A or B, as applicable, and if the claims remain unsatisfied, then FTNC will proceed against the Sellers and the Browns as provided below.

         Each of the Sellers unconditionally guarantees CIB's indemnity obligations as to taxes in an amount not to exceed the Final Purchase Price and unconditionally guarantees all of CIB's other indemnity obligations in an amount not to exceed $3 million.

         Each of the Browns unconditionally guarantees CIB's indemnity obligations in an amount not to exceed the aggregate fair market value of distributions and the unpaid balance of any loans received from certain grantor retained annuity trusts or from Sellers or both, subject to certain provisions requiring the exhaustion of Escrow Fund B or Escrow Fund A, as applicable, the making of claims first against Sellers, and the making of claims first against certain distributees of Sellers.

         The guaranties of the Sellers and the Browns expire at the same times as the indemnity obligations of CIB expire under the Agreement. Also, Sellers agree to maintain their existence as limited partnerships; not to incur any debt except certain notes executed by Sellers in favor of CIB with a principal balance of $1 million and certain notes dated by April 15, 1995 with a principal balance of $4 million and a maturity not later than July 15, 1995; not to permit loans to any partners except certain loans to Carl I. Brown with a principal balance of $1 million; and with certain exceptions, not to make any distributions except to the extent the distributee assumes Sellers' obligations under Sellers' Agreement to the extent of the distributions.

         If the Final Purchase Price is less than the Closing Purchase Price or if Sellers are required to make payments to FTNC, each Seller shall refund or pay to FTNC, at such Seller's option, either (i) cash or (ii) FTNC Common Stock proportionate to the amount of FTNC Common Stock received by such Seller at Closing valued at the Closing Measurement Price equal to the difference between the Final Purchase Price and the Closing Purchase Price and/or equal to payments required to be made for servicing run-off. See "-- Post Closing Adjustments."

         Sellers and the Browns agree that none of them will take any action or fail to take any action that would cause the Merger to fail to qualify for pooling-of-interests accounting treatment.

         Sellers' Representative and Paying Agent Agreement. Pursuant to the Sellers' Representative and Paying Agent Agreement ("Representative Agreement"), all of the CIB shareholders will appoint L. Gregory Brown ("LGB") as to matters dealing with the purchase price and tax indemnification claims and Jeffrey D. Zimmerman ("JDZ") with respect to all other indemnification claims to serve as their representative with respect to the matters set forth in the Agreement, the Representative Agreement, and the Escrow Agreement. Upon execution and delivery of the Representative Agreement, each CIB shareholder will have (i) appointed LGB or JDZ, as applicable, as his sole representative, agent, proxy and attorney-in-fact for all purposes of the Agreement and the Escrow Agreement and (ii) agreed that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of LGB and JDZ and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any CIB shareholder.

         LGB or JDZ, as applicable, will have the power and authority to act on each CIB shareholders' behalf to do, among other things, the following (in each case in accordance with the Agreement and the Escrow Agreement): (i) to take all actions which he considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Closing Exchange Price and any claims for indemnification pursuant to the Agreement, Escrow Agreement or any of the agreements or transactions contemplated thereby and (ii) to direct the Escrow Agent to disburse remaining Escrow Shares and any Reserves in the Escrow Fund or the Tax Escrow Fund upon termination of the Escrow Agreement.

         Registration Rights Agreement. Pursuant to the Registration Rights Agreement (the "Rights Agreement"), FTNC will file a shelf registration statement as soon as practicable after the Closing Date to register the shares of

FTNC Common Stock to be received by the Sellers pursuant to the Merger. The registration statement will be kept effective until the earliest of two years from the Closing Date, completion of two Offerings under the registration statement or the date as of which Sellers own less than 10 percent of the shares of FTNC Common Stock initially received by Sellers pursuant to the Merger.

         L. Gregory Brown, as Sellers' Representative, will be required to give at least 10 days prior notice of the intent of a Seller to participate in an Offering under the registration statement. Any Offering must be completed within a 30-day period, cannot be for less than 1 percent of FTNC's shares then outstanding, and must be underwritten by a managing underwriter acceptable to FTNC if the market value of the FTNC Common Stock to be sold exceeds $20 million. FTNC retains the right to postpone completion of an Offering for up to 90 days in certain situations specified in Section 4(d) of the Rights Agreement, but an Offering will not be deemed to have occurred if it is in progress and FTNC postpones the Offering before 23 days of the Offering period have expired. FTNC will bear all expenses except underwriting discounts and commissions and the fees of counsel to any underwriters or Sellers. FTNC and Sellers who sell under the Rights Agreement will provide customary indemnification to each other.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of CIB's management and the CIB Board have certain interests in the Exchange that are in addition to their interests as shareholders of CIB generally. The CIB Board was aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby. Indemnification provided to Sellers is described above in the section entitled "-- Indemnification."

         Employment After The Exchange. CIB has entered into two-year employment agreements commencing on the Closing Date with L. Gregory Brown, Eric Scott Brown, Jeffrey Carl Brown, and James H. Lyddon, Jr. which provide to each an annual base salary of $600,000, $360,000, $360,000 and $360,000, respectively, and customary fringe benefits. The agreements contain four-year (or if longer, until 365 days after the last day of employment) covenants not to compete. Under the agreements, the four individuals will receive $1,020,000, $660,000, $660,000, and $660,000, respectively, as covenant-not-to-compete and non-solicitation payments.

         Covenants not to Compete. Carl I. Brown and Molly S. Brown have entered into covenants not to compete with CIB. Generally, these covenants prohibit competition by the Browns in the geographic areas where CIB is currently operating and prohibit the solicitation of CIB's officers or employees for positions with a competing business for a four-year period from the Closing Date.

SHAREHOLDERS' DISSENTERS' RIGHTS

         Shareholders of CIB who follow the procedures specified in Section 17-6712 of the KGCC ("Section 17-6712") will be entitled to receive payment of the value of their shares of CIB Common Stock, exclusive of any element of value arising from the expectation or accomplishment of the Merger. THE PROCEDURES SET FORTH IN SECTION 17-6712 MUST BE STRICTLY COMPLIED WITH. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF DISSENTERS' RIGHTS UNDER SECTION 17-6712.

         The following discussion of the provisions of Section 17-6712 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is attached as Appendix "B" to this Proxy Statement- Prospectus.

         Under Section 17-6712, a shareholder of CIB electing to exercise dissenters' rights must do all of the following:

         (1) Deliver to CIB, before the taking of the vote on the Merger, a written objection to the Merger. This written objection is in addition to and separate from any proxy or vote against the Merger. Neither a vote against the Merger nor a proxy directing such vote shall satisfy the requirement that a written objection be delivered to CIB before the vote on the Merger. Such written objection should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended the form of transmittal) to CIB, 612 West 47th Street, Kansas City, Missouri 64112, Attention:
Secretary, prior to the Special Meeting;

         (2) Not vote in favor of the Merger. A failure to vote against the Merger will not constitute a waiver of dissenters' rights. HOWEVER, ANY SHAREHOLDER WHO EXECUTES A PROXY CARD AND WHO DESIRES TO PERFECT HIS DISSENTERS' RIGHTS MUST MARK THE PROXY CARD "AGAINST" THE PROPOSAL RELATING TO THE MERGER BECAUSE IF THE PROXY CARD IS LEFT BLANK, IT WILL BE VOTED "FOR" FOR THE PROPOSAL RELATING TO THE MERGER; AND

         (3) Deliver to CIB within 20 days after the date that CIB mails notice to the shareholder that the Merger has become effective (which notice must be made by CIB within 10 days after the effective date of the Merger) a written demand for payment of the value of the shareholder's stock.

         The written objection and the written demand must be made by or for the holder of record of the CIB Common Stock. Accordingly, such demand should be executed by or for such shareholder of record, fully and correctly, as such shareholder's name appears on his or her stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the written objection and the written demand should be made in such capacity and if the stock is owned of record by more than one person as in a joint tenancy or tenancy in common, such written objection and written demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the written demand and written objection for a shareholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he is acting as agent for the record owner.

         A record owner, such as a broker, who holds CIB stock as nominee for others may exercise its dissenters' rights with respect to the shares held for all or less than all of the others. In such case, the written objection and written demand should set forth the number of shares covered by it. Where no number of shares is expressly mentioned, the written objection and the written demand will be presumed to covered all shares standing in the name of such record owner.

         As stated above, within 10 days after the effective date of the Merger, CIB is required to, and will, notify each shareholder who properly filed a written objection and whose shares were not voted in favor of the Merger that the Merger has become effective. If any such shareholder, within 20 days after the date of mailing of such notice, makes a demand in writing for payment of the value of the shareholder's stock, CIB will pay to such shareholder, within 30 days after the expiration of the 20-day period, the value of the shareholder's stock on the effective date of the Merger, exclusive of any element of value arising from the expectation or accomplishment of the Merger. If, during the 30-day period, CIB and any such shareholder fail to agree upon the value of such stock, any such shareholder or CIB may demand a determination of the value of the stock of all such shareholders by an appraiser or appraisers to be appointed by the district court by filing a petition with the district court within four months after the expiration of the 30-day period. If no such petition is filed within the four-month period, dissenters' rights will be lost for all shareholders who had previously demanded appraisal of their shares. Shareholders of CIB seeking to exercise dissenters' rights should not assume that CIB will file a petition with respect to the appraisal of the value of their shares or that CIB will initiate any negotiations with respect to the value of such shares. ACCORDINGLY, SHAREHOLDERS OF CIB WHO WISH TO EXERCISE THEIR DISSENTERS' RIGHTS SHOULD REGARD IT AS THEIR OBLIGATION TO TAKE ALL STEPS NECESSARY TO PERFECT THEIR DISSENTERS' RIGHTS IN THE MANNER PRESCRIBED IN SECTION 17-6712.

         CIB is required to file with the clerk of the district court, within 10 days after service of a copy of any petition filed by any shareholder, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by CIB. The clerk of the district court is required to give notice of the time and place fixed for the hearing of the petition by registered or certified mail to CIB and to such shareholders shown upon the list at the addresses therein stated and by publishing a notice at least once in a newspaper of general circulation in the county in which the court is located.

         The district court is required to determine the shareholders who have complied with the provisions of Section 17-6712 and is required to appoint an appraiser or appraisers to determine the value of their shares. The appraisers appointed by the district court are required to afford a reasonable opportunity to the parties to submit to them pertinent evidence on the value of the shares. The appraiser or appraisers are required to determine the value of the stock and file a report as to such value with the district court. The district court by its decree will determine the value of the stock and will direct payment of such value, together with interest, if any, as hereinafter provided, to the shareholders entitled thereto by CIB. At the time of appointment of appraisers, the district court will require shareholders who hold certificated shares and who demand payment therefor to submit their certificates to the clerk of the district court pending such appraisal proceedings. If any shareholder fails to comply with this direction, the district court will dismiss the proceeding as to such shareholder.

         The cost of any appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel and of experts retained by any party, will be determined by the district court and taxed upon the parties or any of them as appears to be equitable, except that the cost of publication and notification by registered or certified mail will be paid by CIB. On application of any party, the district court will determine the amount of interest, if any, to be paid upon the value of the stock.

         Any shareholder who has demanded payment of the shareholders' stock will not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distributions on the stock, except dividends and other distributions payable to shareholders of record at a date prior to the effective date of the Merger unless the appointment of appraisers is not applied for within the time provided in Section 17-6712, or the proceeding is dismissed as to such shareholder, or unless such shareholder with the written approval of CIB delivers to CIB a written withdrawal of the shareholder's objections to and an acceptance of the Merger, in any of which cases the right of such shareholder to payment for the shareholder's stock will cease.

         Although CIB believes that the price per share to be paid in the Merger is fair, CIB cannot make any representation of the outcome of the appraisal of value as determined by the district court, and shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value. Moreover, CIB may or may not argue in any appraisal proceeding for a determination of value by the district court which is lower than the price per share at the close of the Calculation Period. In determining the value of the shares, the court is required to take into account all relevant factors.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax discussion set forth below represents a summary of the opinion of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell, a Professional Corporation, counsel to FTNC. It may not be applicable to a shareholder who acquired his shares of CIB Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. CIB shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

         General. It is intended that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (a) no gain or loss will be recognized by either FTNC or CIB as a result of the Merger, (b) no gain or loss will be recognized by the CIB shareholders upon the receipt of FTNC Common Stock in exchange for CIB Common Stock in connection with the Merger (except as discussed below with respect to cash received in lieu of a fractional share interest in FTNC Common Stock); (c) the tax basis of the FTNC Common Stock to be received by the CIB shareholders in connection with the Merger will be the same as the basis in the CIB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in which cash is received); and (d) the holding period of the FTNC Common Stock to be received by the CIB shareholders in connection with the Merger will include the holding period of the CIB Common Stock surrendered in exchange therefor, provided that the CIB Common Stock is held as a capital asset at the Closing Date. Consummation of the Merger is dependent upon, among other conditions, receipt by FTNC and CIB of an opinion of counsel to FTNC, dated as of the Closing Date, substantially to this effect.

         Consequences of Receipt of Cash in Lieu of Fractional Shares. An CIB shareholder who is entitled to receive cash in lieu of a fractional share interest of FTNC Common Stock in connection with the Merger will recognize, as of the Closing Date, gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain (or loss) recognized will be capital gain (or loss) if the CIB Common Stock is held by such shareholder as a capital asset at the Closing Date.

         No IRS Rulings. The parties do not intend to request a ruling from the IRS regarding the federal income tax consequences of the Merger. An opinion of counsel will be furnished to the CIB Shareholders stating that the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code, but any such opinion of counsel is not binding on the IRS.

         Consequences of Escrow and Stock Deliverable at Supplemental Closing. If the Merger qualifies as a tax-free reorganization for federal income tax purposes, CIB Shareholders who are to receive FTNC Common Stock should not recognize taxable gain or loss upon the deposit of the FTNC Common Stock in escrow. However, the IRS may take the position that a portion of the FTNC Common Stock that is ultimately received from escrow must be treated as a payment of interest. In addition, the IRS may take a similar position that a portion of any FTNC Common Stock that is delivered at the Supplemental Closing must be treated as a payment of interest. If the Merger does not qualify as a tax-free reorganization for federal income tax purposes, it is unclear under current law whether the portion of a CIB Shareholder's gain that is attributable to FTNC Common Stock received after the Closing Date is taxable to the CIB Shareholder at the time of the Merger or at the later time or times when the stock is received from escrow or at the Supplemental Closing.

         Cash Received by CIB Shareholders Who Dissent. A shareholder of CIB who perfects his dissenter's rights under the laws of the State of Kansas and who receives a payment in cash of the value of his shares of CIB Common Stock will generally be treated as having received such payment in complete redemption of such stock under Section 302(b)(3) of the Code. In general, if the shares of CIB Common Stock are held by the shareholder as a capital asset at the Effective Date, the shareholder will recognize capital gain or loss measured by the difference between the amount of cash received by the shareholder and the basis for such shares. However, this general rule is subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318, and the treatment of each dissenting shareholder of CIB will depend on his individual circumstances. Each CIB shareholder who contemplates exercising his dissenter's rights should consult his own tax advisor as to the possibility that any payment to him will be treated as divided income.

ACCOUNTING TREATMENT

         Consummation of the Merger is conditioned upon the receipt by FTNC of a letter from FTNC's independent public accountants to the effect that the Merger qualifies for pooling-of-interests accounting treatment if closed and consummated in accordance with the terms of the Agreement. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FTNC and CIB will be combined at the Closing Date and carried forward at their previously recorded amounts and the shareholders' equity accounts of CIB and FTNC will be combined on FTNC's consolidated balance sheet. FTNC intends to restate retroactively income and other financial statements of FTNC issued after consummation of the Merger to reflect the consolidated operations of FTNC and CIB as if the Merger had taken place prior to the periods covered by such financial statements.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding shares of CIB Common Stock must be exchanged for FTNC Common Stock. CIB and Sellers have agreed to take no action not described in a previously provided statement and have agreed not to fail to take any action described in such statement unless FTNC's independent public accountants confirm that any such proposed action or inaction will not cause the Merger to fail to qualify for pooling-of-interests treatment. See "Resale of FTNC Common Stock."

         The unaudited pro forma financial information contained in this Proxy Statement-Prospectus has been prepared using the pooling-of-interests accounting method to account for the Merger. See "Summary -- Equivalent and Pro Forma Share Data," "-- Selected Financial Data and Ratios" and "Index to Pro Forma Financial Information."

EXPENSES

         The Agreement provides, in general, that each party will each pay its own expenses in connection with the Agreement and the transactions contemplated thereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel. If FTNC terminates the Agreement because the Closing Measurement Price is less than or equal to $35.00, FTNC will
reimburse CIB its expenses up to $75,000.   See "Termination; Waiver and
Amendment."

RESALE OF FTNC COMMON STOCK

         The shares of FTNC Common Stock issued pursuant to the Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of CIB for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of CIB Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CIB generally include individuals or entities that control, are controlled by or are under common control with CIB and include its directors and executive officers and the Browns.

         It is a condition to FTNC's obligations under the Agreement that each director, executive officer and other person who is an affiliate of CIB has entered into and delivered to FTNC an agreement satisfactory to FTNC providing that such person will not, directly or indirectly, (a) sell, pledge, transfer or otherwise dispose of or take any action which would reduce such person's risk with respect to shares of FTNC Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and rules and regulations thereunder, or (b) sell, pledge, transfer or otherwise dispose of or take any action which would reduce such person's risk with respect to shares of CIB Common Stock owned by such person or shares of FTNC Common Stock to be received by such person in the Merger during the periods when any such sale, pledge, transfer, disposition or action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Merger for pooling-of-interests accounting treatment. Such periods in general encompass the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of FTNC and CIB.

         In addition, certain limitations are imposed on sales under the Rights Agreement. See "-- Additional Agreements - Registration Rights Agreement."

THE NASDAQ STOCK MARKET

         FTNC Common Stock is included for quotation on the Nasdaq Stock Market on its National Market. The FTNC Common Stock issued to the shareholders of CIB pursuant to the Agreement will be included for quotation on the Nasdaq Stock Market.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

         As a bank holding company, FTNC is subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Under the BHCA, bank holding companies may not in general directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. The BHCA also restricts the types of activities in which a bank holding company and its subsidiaries may engage. Generally, activities are limited to banking and activities found by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto.

         In addition, the BHCA prohibits the Federal Reserve Board from approving an application by a bank holding company to acquire shares of a bank or bank holding company located outside the acquiror's principal state of operations unless such an acquisition is specifically authorized by statute in the state in which the bank or bank holding company whose shares are to be acquired is located. Tennessee has adopted legislation that authorizes nationwide interstate bank acquisitions, subject to certain state law reciprocity requirements, including the filing of an application with and approval of the Tennessee Commissioner of Financial Institutions. The Tennessee Bank Structure Act of 1974 restricts the acquisition by bank holding companies of banks in Tennessee. A bank holding company is prohibited from acquiring any bank in Tennessee as long as banks that it controls retain 16 1/2% or more of the total deposits in individual, partnership and corporate demand and other transaction accounts and in savings accounts and time deposits in all federally insured financial institutions in Tennessee, subject to certain limitations and exclusions. As of December 31, 1993, FTNC estimates that it held approximately 12% of such deposits. Also, under this act, no bank holding company may acquire any bank in operation for less than five years or begin a de novo bank in any county in Tennessee with a population, in 1970, of 200,000 or less, subject to certain exceptions. Under Tennessee law, branch banking is permitted in any county in the state. As to certain changes in the laws applicable to banks that have recently been enacted, see "-- Interstate Act."

         FTNC's subsidiary banks (the "Subsidiary Banks") are subject to supervision and examination by applicable federal and state banking agencies. FTB is a national banking association subject to regulation and supervision by the Comptroller of the Currency (the "Comptroller"), as is First Tennessee Bank National Association Mississippi, which is headquartered in Southaven, Mississippi. The remaining Subsidiary Banks are Cleveland Bank & Trust Company and Peoples and Union Bank, which are Tennessee state-chartered banks, and Planters Bank, which is a Misssissippi state-chartered bank, none of which are members of the Federal Reserve System, and therefore are subject to the regulations of and supervision by the Federal Deposit Insurance Corporation (the "FDIC") as well as state banking authorities. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

PAYMENT OF DIVIDENDS

         FTNC is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of FTNC, including cash flow to pay dividends on its stock or principal (premium, if any) and interest on debt securities, is dividends from the Subsidiary Banks. There are statutory and regulatory limitations on the payment of dividends by the Subsidiary Banks to FTNC, as well as by FTNC to its shareholders.

         Each Subsidiary Bank that is a national bank is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of such Subsidiary Bank in any year will exceed the total of (i) its net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. A national bank also can pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

         State-chartered banks are subject to varying restrictions on the payment of dividends under applicable state laws. Tennessee law imposes dividend restrictions on Tennessee state banks substantially similar to those imposed under federal law on national banks, as described above. Mississippi law prohibits Mississippi state banks from declaring a dividend without the prior written approval of the Mississippi Banking Commissioner.

         If, in the opinion of the applicable federal bank regulatory authority, a depository institution or a holding company is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution or holding company, could include the payment of dividends), such authority may require that such institution or holding company cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's or holding company's capital base to an inadequate level would be such an unsafe and unsound banking practice. Moreover, the Federal Reserve Board, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current operating earnings.

         In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a FDIC-insured depository institution may not pay any dividend if payment would cause it to become undercapitalized or once it is under capitalized. See "-- FDICIA."

         At June 30, 1994, under dividend restrictions imposed under applicable federal and state laws, the Subsidiary Banks (excluding Planters Bank, which was not acquired until the third quarter of 1994), without obtaining regulatory approvals, could legally declare aggregate dividends of approximately $225.3 million.

         The payment of dividends by FTNC and the Subsidiary Banks may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

TRANSACTIONS WITH AFFILIATES

         There are various legal restrictions on the extent to which FTNC and its nonbank subsidiaries can borrow or otherwise obtain credit from the Subsidiary Banks. There are also legal restrictions on the Subsidiary Banks' purchases of or investments in the securities of and purchases of assets from FTNC and its nonbank subsidiaries, a bank's loans or extensions of credit to third parties, collateralized by the securities or obligations of FTNC and its nonbank subsidiaries, the issuance of guaranties, acceptances and letters of credit on behalf of FTNC and its nonbank subsidiaries, and certain bank transactions with FTNC and its nonbank subsidiaries, or with respect to which FTNC and it nonbank subsidiaries, act as agent, participates or has a financial interest. Subject to certain limited exceptions, a Subsidiary Bank (including for purposes of this paragraph all subsidiaries of such Subsidiary Bank) may not extend credit to FTNC or to any other affiliate (other than another Subsidiary Bank) in an amount which exceeds 10% of the Subsidiary Bank's capital stock and surplus and may not extend credit in the aggregate to such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirements as to the type, amount and quality of collateral which must secure such extensions of credit by these banks to FTNC or to such other affiliates. Also, extensions of credit and other transactions between the Subsidiary Bank and FTNC or such other affiliates must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to such Subsidiary Bank as those prevailing at the time for comparable transactions with non-affiliated companies. Also, FTNC and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL ADEQUACY

         The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%, and the minimum ratio of Tier I Capital (defined below) to risk--weighted assets is 4%. At least half of the Total Capital must be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves. At June 30, 1994, FTNC's consolidated Tier 1 Capital and Total Capital ratios were 9.74% and 12.19%, respectively.

         In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets (the "Leverage Ratio"), of 3% for bank holding companies that meet certain specific criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. FTNC's Leverage Ratio at June 30, 1994 was 6.84%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of the Subsidiary Banks is subject to risk-based and leverage capital requirements similar to those described above adopted by the Comptroller or the FDIC, as the case may be. FTNC believes that each of the Subsidiary Banks was in compliance with applicable minimum capital requirements as of June 30, 1994. Neither FTNC nor any of the Subsidiary Banks has been advised by any federal banking agency of any specific minimum Leverage Ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business. See "-- FDICIA."

         All of the federal banking agencies have proposed regulations that would add an additional risk-based capital requirement based upon the amount of an institution's exposure to interest rate risk. In addition, bank regulators continue to indicate their desire generally to raise capital requirements applicable to banking organizations beyond their current levels. However, the management of FTNC is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

HOLDING COMPANY STRUCTURE AND SUPPORT OF SUBSIDIARY BANKS

         Because FTNC is a holding company, its right to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors (including depositors in the case of bank subsidiaries) except to the extent that FTNC may itself be a creditor with recognized claims against the subsidiary.

         Under Federal Reserve Board policy, FTNC is expected to act as a source of financial strength to, and commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, FTNC may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The Subsidiary Banks are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of the Subsidiary Banks would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against FTNC's other Subsidiary Banks and a potential loss of FTNC's investment in such Subsidiary Banks.

FDICIA

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") which was enacted on December 19, 1991, substantially revised the depository institution regulatory and funding provisions of the FDIA and made revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements . FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable regulations, a FDIC-insured depository institution is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a risk adjusted Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above. In addition, an insured depository institution will be considered undercapitalized it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         The capital-based prompt corrective action provisions of FDICIA and their implementing regulations apply to FDIC-insured depository institutions and are not directly applicable to holding companies which control such institutions. However, the Federal Reserve Board has indicated that, in regulating bank holding companies, it will take appropriate action at the holding company level based on an assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations. Although the capital categories defined under the prompt corrective action regulations are not directly applicable to FTNC under existing law and regulations, if FTNC were placed in a capital category FTNC believes that it would qualify as well-capitalized as of March 31, 1994.

         FDICIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FTNC believes that at June 30, 1994 all of the Subsidiary Banks were well capitalized under the criteria discussed above.

         FDICIA contain numerous other provisions, including new accounting, audit and reporting requirements, beginning in 1995 termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches.

         Various other legislation, including proposals to revise the bank regulatory system and to limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress.

INTERSTATE ACT

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act"), which was enacted on September 29, 1994, among other things and subject to certain conditions and exceptions, (i) permits bank holding company acquisitions commencing one year after enactment of banks of a minimum age of up to five years as established by state law in any state, (ii) mergers of national and state banks after May 31, 1997 across state lines unless the state has opted out of the interestate bank merger provision, (iii) branching de novo by national and state banks into other states if the state has opted-in to this provision of the Interstate Act, and (iv) certain interstate bank agency activities after one year after enactment. Regulations have not yet been issued under the Interstate Act.

BROKERED DEPOSITS

         The FDIC has adopted regulations under FDICIA governing the receipt of brokered deposits. Under the regulations, a bank cannot accept a rollover or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDICIA. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because it believes that all the Subsidiary Banks were well capitalized as of June 30, 1994, FTNC believes the brokered deposits regulation will have no material effect on the funding or liquidity of any of the Subsidiary Banks.

FDIC INSURANCE PREMIUMS

         The Subsidiary Banks are required to pay semiannual FDIC deposit insurance assessments. As required by FDICIA, the FDIC adopted a risk-based premium schedule which increased the assessment rates for most FDIC-insured depository institutions. Under the schedule, the premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable FDIC deposit insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

         The FDIC is authorized by federal law to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on the Subsidiary Banks' and FTNC's earnings.

         Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank regulatory agency.

DEPOSITOR PREFERENCE

         The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depositary institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

                           INFORMATION CONCERNING CIB

INDUSTRY OVERVIEW

         General. Mortgage banking is the business of (i) making mortgage loans as a direct lender or purchasing mortgage loans from other lenders, (ii) warehousing mortgage loans pending delivery to third-party investors, (iii) selling mortgage loans in the secondary mortgage market to third-party investors either directly or through mortgage pools, (iv) purchasing and selling the right to service mortgage loans and (v) servicing mortgage loans. The following descriptions summarize the various phases of the mortgage banking business; however, practices vary among industry participants according to the sources and the relative importance of the various phases of business.

         History. The primary financial intermediaries that participate in the mortgage banking market include mortgage bankers, commercial banks, savings and loan associations and credit unions. Mortgage bankers, including CIB, traditionally differ from the other participants in the mortgage banking industry in that they do not operate as depository institutions, use only a limited amount of their own capital to fund mortgage loans and do not originate mortgage loans to hold in their own asset portfolios. Mortgage bankers finance their loan origination activities by drawing on revolving lines of credit (often referred to as "warehouse" lines) at financial institutions and then selling the loans to investors either directly or through the secondary market, using the proceeds of such sales to repay lines of credit. Mortgage bankers typically enter into commitments to sell loans to third party investors at predetermined prices prior to actually closing the loans. It is this practice of using short-term credit to fund loans and then marketing and selling such loans to third-party investors that distinguishes mortgage bankers from other types of mortgage lenders.

         Mortgage loan origination is a highly competitive business. Mortgage bankers, as a group, have dramatically increased their market share since the late 1980's and now dominate this business. The remaining mortgage loan origination volume is shared in varying percentages among commercial banks, savings associations, credit unions and other lenders. Previously, thrifts held the largest share of residential mortgage loan origination volume. As a result of the significant financial difficulties experienced by the thrift industry and the more stringent capital requirements imposed by The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), thrifts' competitive advantage has been reduced and, as a result, their percentage of total mortgage loan origination volume has declined significantly.

         Mortgage Loan Production. Mortgage loan production generally occurs in three ways: retail, wholesale and correspondent origination. The making of mortgage loans directly to homeowners is referred to herein as "retail origination." The retail origination process involves offering mortgage loan products directly to customers at specified rates and fees; processing and verifying loan applications; reviewing borrower creditworthiness and appraised value (collectively referred to as "underwriting"); reviewing mortgaged property title; and funding loans at closing. Retail origination produces revenue through loan application fees payable by the borrower when an application is made and through loan origination and other fees. The referral for underwriting, closing and funding of mortgage loans from mortgage brokers and other third party originators is referred to herein as "wholesale production." Correspondent production generally involves the acquisition of fully funded and closed loans from third party originators such as banks, savings associations or other mortgage banks. After producing mortgage loans in one of these ways, depending on a particular mortgage banker's strategy, the mortgage banker generally markets the loans in the secondary market and either (i) retains the servicing rights with respect to the originated loans by selling the mortgage loans "servicing retained" or
(ii) sells such servicing rights by selling the mortgage loans "servicing released."

         Warehousing. Once a loan is originated, it is typically sold forward for future delivery by the mortgage bank and held by the mortgage bank for a period of time pending delivery to the secondary market. During the period of time in which mortgage loans are held prior to delivery to the secondary market, known as warehousing, mortgage bankers typically pledge funded loans as security for short-term credit advances from banks or other lenders which are used to fund new mortgage loans. When interest rates charged by mortgage bankers on mortgage loans exceed interest rates charged by banks or other lenders on short-term borrowings, as is generally the case, the warehousing of mortgage loans generates net interest income. The net interest spread on mortgage loans held in warehouse is generally positive because interest income earned on long-term mortgages held in warehouse generally exceeds interest expense incurred on short-term borrowings.

         Secondary Marketing of Loans. Marketing, or the packaging, offering, sale and delivery of closed mortgage loans to investors, is the activity which distinguishes a mortgage banker as a financial intermediary from a long-term portfolio lender or investor. Mortgage loans are packaged and sold in pools as mortgage-backed securities, or separately as whole loans. Mortgage bankers can package and sell loans guaranteed by the Veterans Administration ("VA") or insured by the Federal Housing Association ("FHA") in pools which collateralize modified pass-through mortgage-backed securities issued by the mortgage bankers and guaranteed by the Government National Mortgage Association ("GNMA"). Conventional loans that meet the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") requirements ("conforming conventional loans") can be sold directly to FNMA or FHLMC or packaged in pools and exchanged for mortgage-backed securities issued by such agencies which are in turn sold to securities dealers. Conventional mortgage loans not eligible for sale to FNMA and FHLMC and which generally exceed the maximum principal amount (which, for a single family residence within the continental United States is currently $203,150) or that do not otherwise conform to agency underwriting guidelines (referred to as "nonconforming conventional loans" or "jumbos"), can be sold as whole loans or packaged into credit-enhanced mortgage-backed securities. Exchanges of loans into agency securities and sales of loans are generally made without recourse to the mortgage banker in the event of default by the borrower, subject, in the case of VA loans used to form GNMA pools, to limitations on the VA's loan guarantees.

         Mortgage loans are sold in the secondary market "servicing retained" or "servicing released." Mortgage loans sold to private investors are often sold servicing retained, although some investors seek to acquire servicing rights with the purchased loans. Loans sold to FNMA, FHLMC or delivered into a security guaranteed by FNMA, FHLMC or GNMA are sold servicing-retained, although the mortgage banker may elect to sell the servicing rights to another mortgage servicer at the time of the sale of the loan or the issuance of the mortgage-backed security. These government sponsored investors, together with private investors who pool and issue their own mortgage-backed securities, have become the primary outlets for the sale of loans by mortgage bankers. As a result of the increased liquidity and rapid growth in the market for mortgage-backed securities, mortgage bankers are able to sell their loan originations into an active and liquid market.

         A mortgage banker may generate marketing gains or losses through the direct sale of the mortgage loans or mortgage-backed securities that are originated. Such gains or losses result primarily from two factors. First, a mortgage banker may make a loan to a borrower at a price (interest rate plus discount points) that is higher or lower than the mortgage lender would receive if it immediately sold the loan in the secondary market. Such pricing differences most often occur as a result of competitive conditions in a marketplace. Second, gains or losses may result from changes in interest rates that affect the market value of the loan from the time a price commitment is given to a borrower until the loan is committed to an investor.

         During the period of time when loans originated or purchased by a mortgage banker are warehoused, a mortgage banker can be exposed to interest rate risk. In order to minimize interest rate risk, a mortgage banker generally sells the loans forward for future delivery. Mortgage bankers are also exposed to interest rate risk with respect to mortgages that have not been funded but for which commitments have been extended (referred to as the "mortgage pipeline"). Mortgage pipeline hedging may be accomplished by selling forward for future delivery that percentage of the loans the mortgage banker expects will close or by other appropriate methods.

         Purchase and Sale of Servicing Rights. Many mortgage bankers focus on achieving the economies of scale that arise from servicing a large loan portfolio. Purchases and sales of servicing rights bv mortgage servicers have become common with the evolution of a highly liquid, active market for such transactions. The market value of servicing rights is based principally on the estimated net present value of the future servicing income expected from the mortgage loans within the servicing portfolio.

         Mortgage bankers employ several methods to acquire servicing rights. First, bulk acquisitions entail the purchase of servicing rights to existing loan portfolios. In most cases, loans associated with servicing rights acquired through a bulk acquisition have already been sold to investors and have been serviced by another mortgage servicer for a period of time. Second, under flow acquisition programs, mortgage bankers enter into on-going agreements with other mortgage loan originators to purchase specific volumes and types of mortgage loans and the associated servicing rights over a specified period at particular servicing premiums. Finally, mortgage bankers acquire loans and the associated servicing rights from correspondent lenders, who generally do not originate a sufficient volume of mortgage loans to be able to create pools, fill an investor's minimum commitment requirement or who may choose not to maintain a servicing portfolio.

         The decision to acquire or sell servicing rights provides a mortgage banker with an opportunity to control the timing of its cash flow in order to meet its operational objectives and liquidity requirements. Acquisitions of mortgage servicing assets and the origination of new mortgage loans (and their associated servicing rights) each represent investments that yield future cash flow, as servicing and related fees are received over the life of the mortgage loans being serviced. Because there is an active and highly liquid market for the purchase and sale of mortgage servicing rights, mortgage bankers have the option of selling for cash a portion of a servicing portfolio or the servicing rights associated with warehouse loans, thereby realizing immediately the market's assessment of the present value of the future cash flow stream that the servicing assets are expected to yield.

         Servicing. Mortgage servicing involves collecting monthly mortgage payments, maintaining escrow accounts for the payment of taxes, hazard insurance and mortgage insurance premiums on behalf of homeowners, remitting payments of principal and interest promptly to investors on the underlying mortgages, reporting to those investors on financial transactions related to such mortgages, and generally administering the loans. Servicing revenue is generated by fees that are based upon a percentage of the declining principal amount of the serviced loans and are collected out of each mortgage loan payment received, plus any ancillary charges. Prepayment and scheduled loan amortization reduce servicing income.

DESCRIPTION OF BUSINESS

         General. CIB is a full service mortgage banker with principal offices in Kansas City, Missouri. As a mortgage banker, CIB derives its revenues principally from the origination of one to four family residential mortgages and the servicing of mortgage loans.

         CIB is privately held and concentrates its origination efforts through the residential mortgage programs of the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association.

         CIB positioned itself strategically in the fourth calendar quarter of fiscal year 1992 by expanding its retail and wholesale origination branch offices and by expanding its warehouse credit availability to fund the anticipated loan origination expansion. Because of the general decrease in residential mortgage interest rates and the strategic placement of CIB's branch offices, CIB more than doubled its loan originations during fiscal year 1993.

         Competitive Conditions. The business of mortgage banking is highly competitive. CIB competes with other financial institutions, such as state and national commercial banks, savings and loan associations, credit unions, and mortgage bankers and insurance companies for loan originations. Many of CIB's competitors have financial resources that are substantially greater than those of CIB. CIB competes by providing competitive pricing, motivating its sales force through incentive compensation based on volume of loan origination and by providing high-quality service to borrowers, builders, real estate brokers and agents and mortgage brokers.

         Supervision and Regulation. Mortgage banking is a regulated industry. CIB is subject to the rules and regulations of, and examination by, FNMA, FHLMC, FHA, VA, and GNMA, with respect to originating, processing, underwriting, making, selling, securitizing and servicing residential mortgage loans. In addition, CIB is subject to regulation at the state and federal level from agencies like the Department of Housing and Urban Development ("HUD") and the Federal Trade Commission ("FTC") with respect to specific origination, selling and servicing practices. These rules and regulations among other things, impose licensing obligations on CIB, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspection and appraisals of properties, require credit reports on prospective borrowers, regulate payment features and, in some cases, fix maximum interest rates, fees and loan amounts. FHA lenders such as CIB are required annually to submit to the Federal Housing Commissioner audited financial statements, and FNMA, FHLMC, and FHA require the maintenance of specified net worth levels. CIB's affairs are also subject to examination by the Federal Housing Commissioner at all times to assure compliance with FHA regulations, policies and procedures.
Among other federal consumer credit laws, mortgage origination activities are subject to the Equal Credit Opportunity Act, Federal Truth-In-Lending Act, Real Estate Settlement Procedures Act and the regulations promulgated thereunder which prohibit discrimination, kickbacks and referral fees, and require the disclosure of certain information to borrowers concerning credit and settlement costs. Many of the aforementioned regulatory requirements are designed to protect the interests of consumers, while others protect the owners or insurers of mortgage loans. Failure to comply with these requirements can lead to loss of approved status, termination of servicing contracts without compensation to the servicer, demands for indemnification or loan repurchases, class action lawsuits and administrative enforcement actions.

         Certain states require that interest must be paid to mortgagors on funds deposited by them in escrow to cover mortgage-related payments such as property taxes and insurance premiums. Proposed federal legislation, if enacted, would establish a uniform interest payment requirement in all states, and may therefore impact CIB's current practices with respect to the use of compensating balances and interest payments, as well as CIB's future net income. Prior to the enactment of definitive legislation and promulgation of any related regulations, CIB cannot determine the impact of any such requirement on its business.

         Certain conventional mortgage loans are subject to state usury statutes. Federally insured or guaranteed loans are exempt from the effect of such statutes.

         Various state laws affect CIB's mortgage banking operations. CIB is licensed to do business in those states where its operations require such licensing.

         Property. CIB's corporate and administrative headquarters is located in its facilities in Kansas City, Missouri. CIB has 54 offices in 19 states.

         Seasonality. The mortgage banking business is generally subject to seasonal trends which reflect the pattern of home sales. These sales typically peak during the spring and summer and decline to lower levels from November through February. As a result, CIB's mortgage origination revenues and earnings typically have been higher in the second and third quarters of each year than in the first and fourth quarters. Other aspects of CIB's business, such as servicing and acquisitions, are less affected by seasonality, except to the extent that the growth of the servicing portfolio is generally higher in periods of higher production.

         Directors and Executive Officers. The members of the Board of Directors of CIB are elected by its shareholders at the annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified.

         The name of each director, his or her age and current principal occupation (which has continued for at least five years unless otherwise indicated), the name and principal business of the organization in which his or her occupation is carried on (which organization is not an affiliate of CIB unless indicated), his or her directorships, if any, in publicly held companies, and the year he or she was first elected to a position with CIB are as follows:

         L. Gregory Brown (44) is President, Chief Executive Officer and a Director of CIB. Mr. Brown has been the President and Chief Executive Officer since 1988.

         Jeffrey C. Brown (37) is National Wholesale Loan Production Manager, Loan Servicing Manager and Director of CIB. Mr. Brown joined CIB in 1989 after three years with a publicly traded label manufacturing concern located in California.

         Eric S. Brown (34) is National Loan Production Manager and Director of CIB. Mr. Brown has been with the Company since 1985.

         James H. Lyddon (33) is a Director and the Arizona Wholesale Production Manager for CIB. Mr. Lyddon joined the Company in 1984.

         The executive officers of CIB include the directors identified above and the following individuals:

         Ronald G. Booth, (32) is the Chief Financial Officer of CIB. Mr. Booth joined CIB in 1990. Prior to 1990, Mr. Booth was with Price Waterhouse.

         Michael N. Porter (31) is the Chief Operations Officer of CIB. Mr. Porter joined CIB in 1987.

         Thomas P. Dixon (35) is the Chief Loan Underwriter of CIB. Mr. Dixon joined CIB in 1984.

         No family relationships exist among the individuals listed above, except for the Browns, who are brothers, and Mr. Lyddon, who is their brother-in-law.

MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF
OPERATIONS

         The following discussion provides certain information concerning CIB's financial condition and results of operations. For a more complete understanding of the following discussion, reference should be made to the financial statements of CIB and related notes thereto presented elsewhere in this Proxy Statement-Prospectus.

         Results of Operations Six Months Ended April 30, 1994 v. April 30,
1993.

         Overview. Income before income taxes increased from $2.2 million to $4.3 million for the six months ended April 30, 1993 and 1994 respectively. This increase was due to the overall increase in mortgage origination and loan servicing volumes. Mortgage originations for the six months ended April 30, 1994 were $1.7 billion versus $1.1 billion for the same period of 1993. CIB's expansion into new markets and the generally decreasing interest rate market which occurred during the first fiscal quarter of 1994 were reflected in these increased origination volumes. Also as a result of new market expansion and the interest rate environment, the servicing portfolio increased from $2.4 billion at April 30, 1993 to $2.6 billion at April 30, 1994.

         Total revenues of CIB increased from $19.2 million for the six months ended April 30, 1993 to $46.5 million for the same period of 1994. As a percent of revenues, 40% of total revenues for the six month period ended April 30, 1994 were generated through the sale of loan servicing rights, compared to only 11% for the six months ended April 30, 1993. This increase in the sale of servicing rights was a result of CIB selling loan servicing to provide cash for the expansion of operations.

         Loan Servicing Fees. Loan servicing fees increased from $3.9 million for the six months ended April 30, 1993 to $5.9 million for the same period in 1994. This increase was a result of the increase in the outstanding loan servicing portfolio from $2.4 billion at April 30, 1993 to $2.6 billion as of April 30, 1994.

         Loan Production Revenue. The income derived from the origination of mortgage loans increased from $3.4 million for the six months ended April 30, 1993 to $8.3 million for the six months ended April 30, 1994. The increase in mortgage originations between the periods was the main reason for the additional income.

         Net Gain on Sales of Mortgage Loans. CIB originates one-half of its volume through government sponsored loan programs and one-half through conventional loan programs. For the six months ended April 30, 1993, the income derived from the sale of the loans (exclusive of the loan servicing rights) was $8.4 million. For the six months ended April 30, 1994, the income derived from the sale of loans was $11.8 million. This increase was reflective of CIB's strategy of originating premium rate loans. Through its relationships with real estate agents and builders, CIB prices its loans to achieve an above market yield for its investors. In return, investors are willing to pay a premium for this yield.

         Net Interest Income. Net interest income increased from $1.4 million for the six months ended April 30, 1993 to $1.6 million for the six months ended April 30, 1994. This increase was due mainly to the increase in the cash balances that CIB maintains in its warehouse banks.

         Personnel Costs. Personnel related costs increased from $12.1 million to $29.7 million for the six months ended April 30, 1993 and 1994, respectively. This increase resulted from the need to staff CIB's increase in loan origination offices and to support the increased origination efforts.

         Amortization of Acquired Servicing Rights. CIB purchases mortgage loans through its wholesale division. Certain of the costs associated with purchasing these loans are capitalized in the month in which the mortgages are sold to the primary investor. A periodic expense is recorded by CIB to reflect the decrease in value of this capitalized servicing caused by normal principal payments, early principal payments, and mortgages which have subsequently been paid off. For the six months ended April 30, 1993, CIB amortized $210,000 of capitalized servicing compared to $300,000 for the six months ended April 30, 1994. This increase was due to the increase in the overall servicing portfolio level.

         Income Taxes. The effective income tax rate increased from 34% for the six month period ended April 30, 1993 to 36% for the six month period ended April 30, 1994.


         Results of Operations Fiscal Year 1993 Compared to Fiscal Year 1992.

         Overview. CIB had net income of $1.3 million on revenues of $55.9 million for the year ended October 31, 1993 versus net income of $1.1 million on revenues of $19.8 million for the year ended October 31, 1992. The servicing portfolio grew $1.2 billion during fiscal year 1993 from $1.7 billion at October 31, 1992 to $2.9 billion at October 31, 1993.

         Loan Servicing Fees. Loan servicing fees increased from $5.1 million for the year ended October 31, 1992 to $9.1 million for the year ended October 31, 1993. This increase was due to the $1.2 billion increase in the mortgage servicing portfolio upon which such servicing fees are earned and the change in the composition of CIB's mortgage servicing portfolio. At October 31, 1992, CIB's mortgage servicing portfolio was made up of 67% government related servicing upon which CIB earns higher service fees than conventional mortgage servicing. As of October 31, 1993, however, CIB's servicing portfolio had increased to 75% government.

         Loan Production Revenue. Fees related to the origination of mortgages increased from $3.4 million for the year ended October 31, 1992 to $9.4 million for fiscal year 1993. This increase was mainly due to the increase in loan origination volume but also due to the increase in the amount of wholesale loan acquisitions upon which CIB collects fees for the underwriting and document preparation relative to the mortgage.

         Net Gain on Sales of Mortgage Loans. Gains recognized from the sale of loans to investors increased from $7.0 million in fiscal year 1992 to $24.9 million in fiscal year 1993. This increase was the result of two factors: the overall decrease in mortgage interest rates coupled with the pricing strategy of CIB and the increase in mortgage originations. During 1993, CIB was able to market its "no cost" originations to allow borrowers to refinance their existing mortgage without costs. These borrowers used the increased interest rate yields to pay for the costs of closing. Additionally, mortgage originations were $1.4 billion for fiscal year 1992 compared to $2.9 billion for fiscal year 1993.

         Net Interest Income. Net interest income increased from $2.3 million for the year ended October 31, 1992 to $2.7 million for the year ended October 31, 1993. This increase was generally due to the increase in the average mortgage loans held for resale from $82 million for 1992 to $135 million for 1993.

         Personnel Costs. Personnel related costs increased $27.7 million during 1993 from $11.3 million for the year ended October 31, 1992 to $39.0 million for 1993. This increase was a result of additional staff needed for the origination and servicing increase of CIB.

         Amortization of Acquired Servicing Rights. During 1993, CIB sold nearly $1 billion in mortgage servicing on a bulk basis compared to only $151 million for the year ended October 31, 1992. As part of a bulk sale of servicing, CIB reduces the gain on the bulk sale by the amount of capitalized servicing that is sold and therefore no longer serviced by CIB. Due to the increased sales and related reductions in capitalized servicing, amortization expense for the year ended October 31, 1993 was $539,000 compared to $559,000 for the year ended October 31, 1992.

         Income Taxes. The effective income tax rate of CIB remained constant for the two years ended October 31, 1993 at 39% which represents a combined state and federal income tax rate .

         Results of Operations Fiscal Year 1992 Compared to Fiscal Year 1991.

         Overview. Mortgage origination volume increased from $407 million for the year ended October 31, 1991 to $1.4 billion for the year ended October 31, 1992. This increase in origination volume was a result of the decrease in mortgage interest rates and CIB's expansion of its wholesale and retail production offices. Net income for the year ended October 31, 1991 was $118,000 compared to $1.1 million for the year ended October 31, 1992. CIB's servicing portfolio increased $754 million from $946 million at October 31, 1991 to $1.7 billion as of October 31, 1992 because of the increased origination volume and management's strategy to retain mortgage servicing.

         Loan Servicing Fees. Loan servicing fees increased, as a result of the increase in the mortgage servicing portfolio, from $4.1 million for the year ended October 31, 1991 to $5.0 million for the year ended October 31, 1992.

         Loan Production Revenue. Fees related to the origination of mortgage loans increased from $1.7 million for the year ended October 31, 1991 to $3.4 million for the year ended October 31, 1992. This increase was also a result of the increase in loan originations during fiscal year 1992.

         Net Gain on Sales of Mortgage Loans. The net gain on sale of loans recorded by CIB increased from $2.3 million to $7.0 million for the years ended October 31, 1991 and 1992, respectively. This increase reflects the increase in mortgage origination under CIB's overall premium loan pricing strategies.

         Net Interest Income. Net interest income increased from $361,000 for the year ended October 31, 1991 to $2.3 million for the year ended October 31, 1992. This increase was generally due to the increase in the average mortgage loans held for resale from $48 million for 1991 to $82 million for 1992.

         Personnel Costs. Personnel costs increased as the loan origination and servicing volume increased. For the year ended October 31, 1991, personnel related costs were $5.3 million compared to $11.3 million for the year ended October 31, 1992.

         Amortization of Acquired Servicing Rights. Amortization increased from $114,000 for the year ended October 31, 1991 to $559,000 for the year ended October 31, 1992. This increase reflects the overall increase in the amount of capitalized servicing recorded for the two year period. At October 31, 1991, capitalized servicing amounted to $1.1 million compared to $2.4 million recorded as of October 31, 1992.

         Inflation. CIB is affected by inflation primarily through the impact on interest rates. During periods of rising inflation, interest rates generally tend to increase, causing mortgage loan origination volumes, particularly loan refinancing activity, to decline. However, during such periods, mortgage loan prepayment rates tend to slow, extending the average life of CIB's servicing portfolio and generally enhancing its market and/or economic value. Conversely, during periods of declining inflation, interest rates generally tend to decline, resulting in increased mortgage loan refinancing activity which in turn generates increased mortgage loan origination volume, which offsets, at least partially, an acceleration of loan prepayment rates which decreases the average life of CIB's servicing portfolio.

         Liquidity and Capital Resources.

As a mortgage banker, CIB funds the closing of loans originated through either its retail or wholesale origination network through short term borrowings from banks. These borrowings represent the primary liquidity need for CIB. These borrowings contain certain financial covenants concerning adjusted tangible net worth, liquidity, debt to asset ratios and loan product restrictions. To a lesser extent, liquidity is needed by CIB to fund its portion of the borrowings related to loan fundings and for general operating purposes.

For the six months ended April 30, 1994, CIB had a net decrease in cash of $12.3 million. Net cash used by operating activities was approximately $28.8 million. The most significant use of cash by operations was the repayment of short term borrowings related to the warehouse fundings of CIB and gain on bulk sales of acquired servicing rights. Net cash provided by investing activities was $14.3 million, primarily due to proceeds from bulk sales of acquired servicing rights of $17.6 million.

CIB had a net increase in cash of $9.7 million for the year ended October 31, 1993. Net cash provided by operating activities for the year ended October 31, 1993, was $6 million. This cash was provided by borrowings under short term warehouse financing arrangements which exceeded the repayment of these notes. Investing activities of CIB provided $4.2 million in cash for the year ended October 31, 1993. This increase in cash was primarily a result of the cash realized from the bulk sale of loan servicing rights.

Future operating cash flow requirements will be contingent on movements in mortgage interest rates. A lower mortgage interest rate environment will result in increases in warehouse funding needs. A higher mortgage interest rate environment will result in a decrease in warehouse funding requirements. Upon acquisition, CIB expects these cash flow requirements to be met by FTB.

OWNERSHIP OF CIB COMMON STOCK AND DIVIDENDS

         Ownership of Principal Shareholders, Directors and Executive Officers. As of September 30, 1994, there were 172,800 shares of CIB Common Stock, its only class of voting securities, outstanding and 24 shareholders of record of such shares. No CIB Preferred Stock is currently outstanding. The following table provides information concerning the number of shares of CIB Common Stock beneficially owned, directly or indirectly, by the directors and executive officers of CIB Common Stock as of September 30, 1994, and the number of shares of FTNC Common Stock to be owned by such persons on the Closing Date of the Merger. Except as set forth below, no person is known by CIB to be the beneficial owner of more than 5% of the outstanding shares of CIB Common Stock. The number and percentage of shares of FTNC Common Stock beneficially owned on the Effective Date of the Merger in the table are based upon a conversion ratio of 5.56173 FTNC Common Shares for each CIB Common Share and assuming 32,202,722 FTNC Common Shares will be outstanding immediately prior to the Merger. Unless otherwise noted, the named person has sole voting and investment power with respect to the shares indicated.

                                                                                                     Percent of Total
                                          Number of                        Number of Share of FTNC     FTNC Common
                                        Shares of CIB      Percent of          Common Stock to         Shares to be
                                            Common         Total CIB        be Beneficially Owned     Outstanding on
            Beneficial Owner             Stock Owned   Shares Outstanding     on Effective Date       Effective Date
            ----------------             -----------   ------------------   ---------------------    ----------------
Carl I. Brown                            158,165(1)          91.5(1)              879,671                 2.7%
Molly S. Brown                           158,165(1)          91.5(1)              879,671                 2.7%
L. Gregory Brown                           4,760              2.8                  26,474                  *
Jeffrey Carl Brown                         2,626              1.5                  14,605                  *
Eric Scott Brown                           3,992              2.3                  22,202                  *
James H. Lyddon, Jr.                       3,257              1.9                  18,115                  *
Ronald G. Booth                              -0-
Michael N. Porter                            -0-
Thomas P. Dixon                              -0-
All directors and executive officers as
a group (7 persons including those
named above)                              14,635              8.5                  81,396                  *

* Less than 1%.
(1) Carl I. Brown's shares beneficially owned include 78,711 shares beneficially owned by Molly S. Brown, and her shares beneficially owned include 79,454 shares beneficially owned by Carl I. Brown. Together, they owned an aggregate of 158,165 CIB shares.

         Dividends. The shareholders of CIB Common Stock are entitled to such dividends as may be declared from time to time by the CIB Board. Since December 31, 1991, CIB has not declared any dividends.

         The Agreement restricts the ability of CIB to declare and pay dividends. See "The Merger -- Conduct of Business Pending Merger." CIB's ability to pay dividends also is dependent upon the earnings and financial condition of CIB. As of September 30, 1994, due to covenants contained in CIB's warehouse lines, no amounts could be paid as dividends to CIB's shareholders.


                       DESCRIPTION OF FTNC CAPITAL STOCK

         The following summaries of certain provisions of the Restated Charter, as amended (the "Charter"), and Bylaws, as amended, of FTNC, the Rights Plan (defined below) and the Indenture (defined below) do not purport to be complete, are qualified in their entirety by reference to such instruments, each of which is an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part, and are subject, in all respects, to applicable Tennessee law.

AUTHORIZED CAPITAL STOCK

         The authorized capital stock of FTNC currently consists of 5,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), which may be issued from time to time by resolution of the FTNC Board and 100,000,000 shares of FTNC Common Stock. As of September 30, 1994, there were 32,202,722 shares of FTNC Common Stock and no shares of Preferred Stock outstanding. Approximately 3.3 million shares of FTNC Common Stock are reserved for issuance under various employee stock plans and FTNC's dividend reinvestment plan, approximately 1.8 million shares are reserved for issuance in connection with other pending acquisitions (See page PF-1 herein), and 322,027 shares of Preferred Stock are reserved for issuance under the Rights Plan. Also, FTNC has on file with the SEC an effective shelf registration pursuant to which it may offer from time to time, at its discretion, senior or subordinated debt securities, preferred stock, including depository shares, and FTNC Common Stock at an aggregate initial offering price not to exceed $300 million.

PREFERRED STOCK

         The FTNC Board is authorized, without further action by the shareholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, from time to time in one or more series and, with respect to each such series, has the authority to fix the powers (including voting power), designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. Currently, no shares of Preferred Stock are outstanding.

FTNC COMMON STOCK

         The FTNC Board is authorized to issue a maximum of 100,000,000 shares of Common Stock, $2.50 par value per share. The holders of the FTNC Common Stock are entitled to receive, ratably, such dividends as may be declared by the FTNC Board from funds legally available therefor. The holders of the outstanding shares of FTNC Common Stock are entitled to one vote for each such share on all matters presented to shareholders and are not entitled to cumulate votes for the election of directors. Upon any dissolution, liquidation or winding up of FTNC resulting in a distribution of assets to the shareholders, the holders of FTNC Common Stock are entitled to receive such assets ratably according to their respective holdings after payment of all liabilities and obligations and satisfaction of the liquidation preferences of any shares of Preferred Stock at the time outstanding. The shares of FTNC Common Stock have no preemptive, redemption, subscription or conversion rights. The shares of FTNC Common Stock will be, when issued in accordance with the Agreement, fully paid and nonassessable. Under FTNC's Charter, the FTNC Board is authorized to issue authorized shares of FTNC Common Stock without further action by FTNC's shareholders. However, the FTNC Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq Stock Market, which requires shareholder approval of the issuance of additional shares of FTNC Common Stock in certain situations. The Transfer Agent for the Common Stock is The First National Bank of Boston.

         The FTNC Board is divided into three classes, which results in approximately 1/3 of the directors being elected each year. In addition, the Charter and the Bylaws, among other things, generally give to the FTNC Board the authority to fix the number of directors on the FTNC Board and to remove directors from and fill vacancies on the FTNC Board, other than removal for cause and the filling of vacancies created thereby which are reserved to shareholders exercising at least a majority of the voting power of all outstanding voting stock of FTNC. To change these provisions of the Bylaws, other than by action of the FTNC Board, and to amend these provisions of the Charter or to adopt any provision of the Charter inconsistent with such Bylaw provisions, would require approval by the holders of at least 80% of the voting power of all outstanding voting stock. Such classification of the FTNC Board and such other provisions of the Charter and the Bylaws may have a significant effect on the ability of the shareholders of FTNC to change the composition of an incumbent FTNC Board or to benefit from certain transactions which are opposed by the FTNC Board.

SHAREHOLDER PROTECTION RIGHTS PLAN

         Each share of FTNC Common Stock has, and each share of the FTNC Common Stock issued in the Merger will have, attached to it one right (a "Right") issued pursuant to a Shareholder Protection Rights Agreement dated as of September 7, 1989 (the "Rights Plan"). Each Right entitles its holder to purchase 1/100th of a share of Participating Preferred Stock, without par value, for $76.67 (the "Exercise Price"), subject to adjustment, upon the business day following the earlier of (i) the 10th day after commencement of a tender or exchange offer which, if consummated, would result in a person's becoming the beneficial owner of 10% or more of the outstanding shares of FTNC Common Stock (an "Acquiring Person") and (ii) the first date (the "Flip-in Date") of public announcement that a person has become an Acquiring Person.

         The Rights will expire on the earliest of (i) the Exchange Time (defined below), (ii) September 18, 1999 and (iii) the date on which the Rights are redeemed as described below. The FTNC Board may, at its option, at any time prior to the Flip-in Date, redeem all the Rights at a price of $.01 per Right.

         If a Flip-in Date occurs, each Right (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees, which Rights will become void), to the extent permitted by applicable law, will constitute the right to purchase shares of FTNC Common Stock or Participating Preferred Stock having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, the FTNC Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of FTNC Common Stock, elect to exchange the Rights (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees) for shares of FTNC Common Stock or Participating Preferred Stock at an exchange ratio of one share of FTNC Common Stock or 1/100th of a share of Participating Preferred Stock per Right (the "Exchange Time").

         FTNC may not agree to be acquired by an Acquiring Person without providing that each Right, upon such acquisition, will constitute the right to purchase common stock of the Acquiring Person having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

         The Rights will not prevent a takeover of FTNC. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding FTNC Common Stock unless the Rights are first redeemed by the FTNC Board.

SUBORDINATED CAPITAL NOTES DUE 1999

         On June 10, 1987, FTNC issued $75,000,000 principal amount of 10 3/8% Subordinated Capital Notes Due 1999 (the "Capital Notes"). The Capital Notes currently constitute Tier 2 capital under the Federal Reserve Board's risk-based capital guidelines. Pursuant to the Indenture, dated as of June 1, 1987 (the "Indenture"), between FTNC and BankAmerica National Trust Company, formerly Security Pacific National Trust Company

(New York), Trustee, at maturity the Capital Notes are required to be exchanged for Common Stock, Preferred Stock or certain other eligible capital securities to be issued by FTNC ("Capital Securities") having a market value equal to the principal amount of the Capital Notes, except to the extent that FTNC, at its option, shall elect to pay in cash such principal amount from amounts representing proceeds of other issuances of Capital Securities designated for such use.

                EFFECT OF THE EXCHANGE ON RIGHTS OF SHAREHOLDERS

         FTNC is a Tennessee corporation subject to the provisions of the TBCA. CIB is a Kansas corporation subject to the provisions of Kansas' 1972 General Corporation Code ("KGCC"). Shareholders of CIB, whose rights are governed by CIB's Articles of Incorporation and Bylaws and by the KGCC, will, upon consummation of the Merger, become shareholders of FTNC whose rights will then be governed by the Charter and Bylaws of FTNC and by the TBCA. The following is a summary of the material differences in the rights of shareholders of FTNC and CIB and is qualified in its entirety by reference to the governing law and the Articles of Incorporation or Charter and Bylaws of each of CIB and FTNC. Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder. See "Certain Regulatory Considerations."


CONFLICT-OF-INTEREST

         Both the KGCC and the TBCA generally permit transactions involving a corporation and an interested director if (i) the material facts are disclosed and a majority of disinterested directors or a committee of the Board consents,
(ii) the material facts are disclosed and the shareholders (as to CIB) or a majority of disinterested shares entitled to vote thereon (as to FTNC) consents, (iii) the transaction is fair to the corporation. The TBCA prohibits loans to directors by FTNC unless approved by a majority vote of disinterested shareholders or the FTNC Board determines that the loan benefits FTNC and either approves the specific loan or a general plan of loans by FTNC. The KGCC permits loans to officers and employees, including officers and employees who are directors, whenever, in the judgment of the Board, the loan may reasonably be expected to benefit CIB.

REMOVAL OF DIRECTORS

         CIB's Bylaws provide that its entire Board or any director may be removed, with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of the directors. If less than the entire Board is to be removed, no one director may be removed if the votes cast against his removal would be sufficient to elect him if cumulatively voted at an election of the entire CIB Board. CIB's Articles do not provide for cumulative voting for director elections.

         FTNC's Charter provides that any director is subject to removal by the shareholders only for cause by the affirmative vote of the majority of the shares entitled to vote.


SPECIAL MEETINGS OF SHAREHOLDERS

         CIB's Bylaws authorize the CIB Board, the CIB president, or shareholders owning not less than 1/5 of the outstanding shares to call a special meeting of shareholders for any purpose.

         FTNC's Bylaws authorize the Chairman of the FTNC Board or the Secretary at the request of a majority of the FTNC Board or the holders of not less than 1/10 of the outstanding shares entitled to vote to call a special meeting of shareholders for any purpose. Such calls shall state the purpose or purposes of the proposed meeting.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

         Both the KGCC and the TBCA provide that the approval of a corporation's board and of a majority of the outstanding shares entitled to vote thereon would generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of the corporation's assets. Under the TBCA, submission by the board of any such action may be conditioned on any basis, including without limitation, conditions regarding a super-majority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.

         The KGCC and the TBCA provide substantially identical exceptions to the requirement that mergers be approved by a corporation's shareholders. With respect to a sale, lease, exchange or other disposition of substantially all the assets of FTNC, no vote of the shareholders of FTNC would be required if such transfer were conducted in the regular course of business or if such transfer were made to a wholly-owned subsidiary of FTNC.

SHAREHOLDER PROPOSALS AND NOMINATIONS

         Neither CIB's Articles nor its Bylaws provide procedures for shareholder proposals or nominations.

         Pursuant to FTNC's Bylaws, shareholder proposals and director nominations must be in writing and delivered or mailed to the Secretary of FTNC not less than 30 nor more than 60 days prior to the date of a meeting of shareholders; provided, however, that if fewer than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of such meeting was mailed or the date on which such public disclosure was made.

ACTION BY WRITTEN CONSENT

         The KGCC provides for action by unanimous written consent by all of the shareholders of CIB without a meeting.

         The TBCA provides that action may be taken without a shareholder meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, then such action is passed if it receives the affirmative vote of the number of shares necessary to take such action at a meeting. Action by written consent of the FTNC shareholders is impracticable given the number of holders of FTNC Common Stock.

PREEMPTIVE RIGHTS

         Shares of CIB Common Stock have pre-emptive rights (the right of a shareholder to acquire porportional amounts of a corporation's unissued shares upon a decision by the board of directors to issue such shares).

         The Charter of FTNC provides that shareholders of FTNC have no preemptive rights. If FTNC issues additional shares, a dilution of the equity interest of each share could result.

PROVISIONS IN ARTICLES OF INCORPORATION CONCERNING SALE OF STOCK

         CIB's Articles provide that if a CIB shareholder desires to sell, transfer, pledge or assign his or her stock, CIB has the first right during a 30-day period to buy such stock, and if CIB chooses not to exercise its right, then the remaining CIB shareholders have the right within a 15-day period to purchase, on a pro-rata basis, such stock. If none of the other CIB shareholders exercise their right, then such shares may be sold free of any restrictions. The price established by the Articles is the value of each share as of the last day of the prior fiscal year (adjusted by CIB's accountant for subsequent profit or loss) as agreed to by the CIB shareholders at the last preceding annual meeting. The price may be paid in five annual installments with interest as 6% per annum. Similar rights to purchase are provided with respect to the shares of any shareholder who is adjudicated bankrupt or incompetent or who dies.

         FTNC's Charter does not contain a provision concerning the sale of FTNC Common Stock by an FTNC shareholder.

AMENDMENT OF ARTICLES OF INCORPORATION OR CHARTER AND BYLAWS

         The KGCC requires an amendment to CIB's Articles to be approved by the vote of a majority of all the outstanding shares entitled to vote thereon. CIB's Articles provide that the CIB Board may alter, amend, repeal or add to the Bylaws, and KGCC also grants such rights to CIB's shareholders.

         FTNC's Charter provides that any amendment to the Charter which is inconsistent with any provision of the Bylaws may be adopted only by the affirmative vote of the holders of at least 80% of the voting power of all outstanding stock. FTNC's Bylaws may be amended or repealed by a vote of a majority of all the directors of FTNC at any regular or special meeting of the FTNC Board. In addition, the shareholders of FTNC may make, alter, amend or repeal the Bylaws at any annual meeting or at a special meeting called for that purpose, if at least 80% of the voting power of all outstanding voting stock approves the amendment. The Charter also provides that at least 80% of the voting power of all outstanding voting stock must approve an amendment to the Charter and Bylaws to change the classification the FTNC's Board or the 80% voting requirement for an amendment of the Bylaws.

INDEMNIFICATION

         Both the KGCC and the TBCA provide in certain situations for mandatory and permissive indemnification of directors and officers. The KGCC and the TBCA also provide that the statutory indemnification is not to be deemed exclusive of any other rights to which a director seeking indemnification may be entitled. No such indemnification may be made under the TBCA if a final adjudication adverse to the director or officer establishes his liability (i) for any breach of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith; (iii) for acts or omissions which involve intentional misconduct or a knowing violation of law; or (iv) for unlawful distributions. No such indemnification may be made under the KGCC as to any proceeding by or in the right of the corporation as to which such person is adjudged liable unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         The Articles and the Bylaws of CIB provide for indemnification consistent with the provisions of the KGCC.

         FTNC has provided additional indemnification to its directors and certain officers designated by the FTNC Board in a shareholder- approved bylaw amendment and individual indemnity agreements which provide indemnification to the maximum extent not prohibited by law.

ACQUISITIONS OF ISSUER'S STOCK

         Under the KGCC, CIB may purchase or otherwise acquire its own shares unless (i) the capital of the corporation would be impaired except that a corporation may purchase or redeem any of its own shares which are entitled upon any distribution of its assets to a preference over another class of its stock if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with the KGCC, or (ii) as to any of its shares which are redeemable at the corporation's option, it pays more than the price at which they may be redeemed, or (iii) it redeems any of its shares without complying with the applicable provisions of the KGCC.

         Under the TBCA, a corporation may purchase, redeem or acquire its own shares unless, after such distribution, it would not be able to pay its debts as they became due in the usual course of business or its total assets would be less than the sum of its total liabilities plus (unless the Charter provides otherwise) the amount that would be needed on dissolution to satisfy the claims of shareholders with greater rights than those receiving the distribution. FTNC, however, must obtain the approval of the Federal Reserve Board to redeem its shares if the gross consideration for the redemption, when aggregated with the consideration paid for all redemptions during the preceding 12 month period, equals or exceeds 10% of FTNC's consolidated net worth.

VOLUNTARY DISSOLUTION

         Both the KGCC and the TBCA provide that a corporation may be dissolved if its Board proposes dissolution and a majority of the shares entitled to vote thereon approves the dissolution. In accordance with the TBCA, the FTNC Board may condition its submission of a proposal for dissolution on any basis, including a greater shareholder vote requirement.

BUSINESS COMBINATIONS

         Kansas' Business Combination Act ("KBCA") provides that a party owning 15% or more of stock in a corporation (such party is called an "interested shareholder") cannot engage in a business combination with the corporation unless (i) the combination takes place at least three years after the interested shareholder first acquired 15% or more of the corporation, (ii) prior to the date the interested shareholder first acquired 15% or more of the stock, the corporation's board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iv) on or after the date the interested stockholder became an interested stockholder, the business combination is approved by the corporation's board and authorized by the affirmative vote of at least two-thirds of the corporation's outstanding voting stock not owned by the interested stockholder.

         The restrictions contained in the KBCA will not apply if, among other things: the corporation's shareholders adopt an amendment to its articles expressly electing not to be governed by the KBCA (which amendment is not effective until twelve months after adoption); the corporation does not have a class of voting stock that is listed on a national securities exchange or quoted on an inter-dealer quotation system or held of record by more than 2,000 stockholders; a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests sufficient shares to fall outside the definition of interested stockholder and would not within three years immediately prior to a business combination between the corporation and the person have been an interested stockholder but for the inadvertent acquisition; or the business combination is proposed prior to consummation, and subsequent to the earlier of the public announcement or notice required under the KBCA, of a proposed transaction which is a merger not requiring approval of the shareholders, or a sale or disposition of 50% or more of the corporation's assets or of the market value of its outstanding stock or a tender offer for 50% or more of the outstanding voting stock and the proposed transaction is with someone who has not for three years been an interested stockholder or who became an interested stockholder with the approval of the corporation's board and the proposed transaction is approved by a majority of the members of the corporation's board who were directors prior to the person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors.

         Tennessee's Business Combination Act ("BCA") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least 5 years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least 2/3 of the non-interested voting shares of the resident domestic corporation or
(B) satisfies certain fairness conditions specified in the BCA.

         These provisions of the BCA apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder, or the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the BCA. This charter amendment or bylaw must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least 2 years after the vote. FTNC has not adopted a charter or bylaw amendment removing FTNC from coverage under the BCA.

         The BCA further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and bylaws removing their corporations from the BCA's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter.

         The United States Court of Appeals for the Sixth Circuit has held that the BCA is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as CIB).

AUTHORIZED CORPORATION PROTECTION ACT

         The Tennessee Authorized Corporation Protection Act ("TACPA") is the vehicle through which the Business Combination Act and the TCSAA can govern foreign corporations. The TACPA provides that an authorized corporation can adopt a bylaw or a charter provision electing to be subject to the operative provisions of the Business Combination Act and the TCSAA, which then become applicable "to the same extent as such provisions apply to a resident domestic corporation." Authorized corporations are those that are required to obtain a Certificate of Authority from the Tennessee Secretary of State and that satisfy any two of certain tests including having its principal place of business located in Tennessee; having a significant subsidiary located in Tennessee; having a majority of such corporation's fixed assets located in Tennessee; having more than 10% of the beneficial owners of the voting stock or more than 10% of such corporation's shares of voting stock beneficially owned by residents of Tennessee; employing more than 250 individuals in Tennessee or having an annual payroll paid to residents of Tennessee that is in excess of $5,000,000; producing goods and/or services in Tennessee that result in annual gross receipts in excess of $10,000,000; or having physical assets and/or deposits located within Tennessee that exceed $10,000,000 in value.

         The United States Court of Appeals for the Sixth Circuit, however, has held the TACPA unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as CIB).

         The KGCC contains no similar provisions with respect to authorized corporation protection.

CONTROL SHARE ACQUISITIONS

         The Kansas Control Share Acquisition Act ("KCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered corporation brings the purchaser's voting power to 1/5, 1/3 or a majority of all voting power. The purchaser's voting rights can be established only by both a majority vote of all of the outstanding shares and also a majority vote of all of the shares other than the purchaser's shares. The purchaser may demand a special meeting of shareholders to conduct such a vote if the purchaser undertakes to pay the expenses of the special meeting.

         The KCSAA applies to corporations which have 100 or more shareholders and its principal place of business or principal office or substantial assets in Kansas and either (i) more than 10% of its shareholders reside in Kansas,
(ii) more than 10% of its shares are owned by shareholders who reside in Kansas, (iii) 2,500 or more shareholders reside in Kansas.

         In certain situations the corporation may call for redemption of not less than all shares acquired in a control share acquisition at a price equal to the market value of the shares at the time the call for redemption is given, and in certain situations, shareholders who objected to according control shares full voting rights, which ultimately were awarded, and who did not vote in favor of the control share acquisition and who file written objections are entitled to dissenters' rights as provided in Section 17-6712. Since CIB has less than 100 shareholders, the KCSAA is not applicable to CIB.

         The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered corporation brings the purchaser's voting power to 1/5, 1/3 or a majority of all voting power. The purchaser's voting rights can be established only by a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote if the purchaser announces a good faith intention to make the control share acquisition. Under the TCSAA, the purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of the outstanding shares.

         The TCSAA applies to corporations which have 100 or more shareholders and its principal place of business or principal office in Tennessee and either
(i) more than 10% of its shareholders reside in Tennessee, (ii) more than 10% of its shares are owned by shareholders who reside in Tennessee, or (iii) 10,000 or more shareholders reside in Tennessee, and the corporation elects to be governed by the TCSAA. In addition, pursuant to the Tennessee Authorized Corporation Protection Act certain other corporations which do not meet the criteria of TCSAA may elect to be covered by the TCSAA. FTNC has not elected to be governed by the TCSAA.

TENDER OFFERS

         Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information related to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to its shareholders.

         No statute similar to the TIPA applies to CIB under the KGCC.

GREENMAIL ACT

         The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act, such as FTNC. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value as defined in the TGA, from any person who holds more than three percent of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

         The TGA is not applicable to CIB.

DISSENTERS' RIGHTS

         Both the KGCC and the TBCA generally provide dissenters' rights for mergers that would require shareholder approval. The TBCA also provides dissenters' rights for share exchanges that would require shareholder approval, sales of substantially all the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-order sales), and certain amendments to the charter that materially and adversely affect rights in respect of a dissenter's shares. Under the KGCC, dissenters' rights are not available as to any shares which are registered on a national securities exchange or are held of record by not less than 2,000 shareholders unless otherwise provided in the corporation's articles of incorporation; provided, however, that the exception is not available if the shareholder is required to accept for his or her stock anything except stock of the corporation surviving the Merger or stock of a corporation registered on a national securities exchange or stock of a corporation who has not less than 2,000 shareholders. Under TBCA, dissenters' rights are not available as to any shares which are listed on an exchange registered under Section 6 of the Exchange Act or are "National Market System" securities as defined in rules promulgated pursuant to the Exchange Act (such as FTNC Common Stock).

DIVIDENDS AND OTHER DISTRIBUTIONS

         CIB may declare dividends either out of its surplus as defined by the KGCC or if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. No dividend may be declared and paid out of net profits if the capital of the corporation has been diminished by depreciation in the value of CIB's property or by losses to an amount less than the aggregate amount of capital represented by all classes of stock outstanding having a preference upon the distribution of assets until such deficiency has been repaired.

         The TBCA provides that FTNC generally may make dividends and other distributions to its shareholders unless after the distribution either (i) FTNC would not be able to pay its debts as they become due in the usual course of business, or (ii) FTNC's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of its preferred stock. There are no shares of FTNC preferred stock outstanding.

RIGHTS OF HOLDERS OF CAPITAL NOTES

         On June 10, 1987, FTNC issued Capital Notes due in 1999. At maturity, the Capital Notes will be exchanged for Capital Securities having a market value equal to the principal amount of the notes. See "Description of FTNC Capital Stock -- Subordinated Capital Notes due 1999."

SHAREHOLDER RIGHTS PLAN

         For a discussion of the FTNC Shareholder Rights Plan, see "Description of FTNC Capital Stock -- Shareholder Rights Plan." The CIB Board has not adopted a shareholder rights plan.

                            VALIDITY OF COMMON STOCK

         A legal opinion to the effect that the shares of FTNC Common Stock and associated Rights offered hereby, when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable, has been rendered by Clyde A. Billings, Jr., Vice President and Counsel, First Tennessee National Corporation. Mr. Billings beneficially owns approximately 10,400 shares of FTNC Common Stock.

         Heiskell, Donelson, Bearman, Adams, Williams & Caldwell, a Professional Corporation, has rendered an opinion, summarized above in the section entitled "The Exchange -- Certain Federal Income Tax Consequences." Attorneys in the firm beneficially own approximately 25,000 shares of FTNC Common Stock.

                                    EXPERTS

         The consolidated financial statements of FTNC and its subsidiaries incorporated in this Proxy Statement-Prospectus by reference from FTNC's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report dated January 18,

1994, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of CIB for the years ended October 31, 1993, 1992 and 1991 included in this Proxy Statement-Prospectus have been audited by Price Waterhouse LLP, as set forth in their reports dated January 10, 1994, and January 11, 1993, respectively, included herein. These financial statements are included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Representatives of Price Waterhouse LLP are expected to be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         With respect to the 1991 financial statements of Home Financial Corporation, a company acquired by FTNC during 1992 in a transaction accounted for as a pooling-of-interests, Arthur Andersen LLP relied upon the report of Baylor and Backus, independent accountants, whose report dated February 21, 1992, except with respect to the information discussed in Note 27, as to which the date is October 21, 1992, was incorporated by reference in FTNC's Form 10-K for 1993 and is incorporated herein by reference.

         The consolidated financial statements of Maryland National Mortgage Corporation and subsidiaries, appearing in First Tennessee National Corporation's Current Report on Form 8-K, dated October 1, 1993, for the year ended December 31, 1992, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements referred to above are incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                             INDEX TO PRO FORMA FINANCIAL INFORMATION
                                                                                                                        Page
Pro Forma Combined Condensed Statements of Condition as of June 30, 1994 for FTNC
          and April 30, 1994 for CIB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   PF - 2
Pro Forma Combined Condensed Statements of Condition as of December 31, 1993 for FTNC
         and October 31, 1993 for CIB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   PF - 3
Pro Forma Combined Condensed Statements of Income for the Six Months Ended
         June 30, 1994 for FTNC and April 30, 1994 for CIB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   PF - 4
Pro Forma Combined Condensed Statements of Income for the Year Ended
         December 31, 1993 for FTNC and October 31, 1993 for CIB  . . . . . . . . . . . . . . . . . . . . . . . . . .   PF - 5

                                                INDEX TO CIB FINANCIAL INFORMATION

As of and for the Years Ended October 31, 1993 and 1992
         Independent Auditors' Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-1
         Balance Sheet as of October 31, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-2
         Statement of Income and Retained Earnings For the Years Ended October 31, 1993 and 1992  . . . . . . . . . .      F-3
         Statement of Cash Flows for the Years Ended October 31, 1993 and 1992  . . . . . . . . . . . . . . . . . . .      F-4
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-5

As of and for the Years Ended October 31, 1992 and 1991
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-13
         Balance Sheet as of October 31, 1992 and 1991  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-14
         Statement of Income and Retained Eanrings for the Years Ended October 31, 1992 and 1991  . . . . . . . . . .     F-15
         Statement of Cash Flows for the Years Ended October 31, 1992 and 1991  . . . . . . . . . . . . . . . . . . .     F-16
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-17

As of and for the Six Months Ended April 30, 1994 and 1993 (Unaudited)
         Balance Sheet as of April 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-24
         Statement of Operations for the Six Months Ended April 30, 1994  . . . . . . . . . . . . . . . . . . . . . .     F-25
         Statement of Cash Flows for the Six Months Ended April 30, 1994  . . . . . . . . . . . . . . . . . . . . . .     F-26
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-27
         Balance Sheet as of April 30, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-29
         Statement of Operations for the Six Months Ended April 30, 1993  . . . . . . . . . . . . . . . . . . . . . .     F-30
         Statement of Cash Flows for the Six Months Ended April 30, 1993  . . . . . . . . . . . . . . . . . . . . . .     F-31
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-32

                        PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed statements of condition and statements of income for the six months reflect the historical condensed statements of condition and statements of income for the six months ended June 30, 1994, of FTNC, adjusted for the completed acquisition of Planters Bank, which was accounted for as a pooling-of-interests, and the historical condensed statements of condition and statements of income for the six months ended April 30, 1994, of CIB, giving effect to the Acquisition on a pooling-of-interests accounting basis.

         The following unaudited pro forma combined condensed statements of condition and statements of income for the year ended, reflect the historical consolidated condensed statements of condition and statements of income of FTNC for the year ended December 31, 1993, adjusted for the completed acquisitions of Planters Bank, Cleveland Bank and Trust Company, Highland Capital Management Corp., and SNMC Management Corporation, which were accounted for as poolings-of-interest, and accordingly, reflect the financial position and results of operations of all companies on a combined basis, and the historical statement of condition and statement of income of CIB, as of October 31, 1993, giving effect to the Acquisition on a pooling-of-interests accounting basis.

         The exchange ratio used in the pro forma statements was calculated based on an assumed Closing Measurement Price for FTNC Common Stock of $45.00 per share and an assumed Final Purchase Price, based on CIB's good faith estimates of the Closing Portfolio and Tangible Net Assets of CIB as of the Closing Date Balance Sheet Date (as those terms are defined in the Agreement). The Closing Measurement Price and the Final Purchase Price may vary from the assumed amounts, and FTNC has the right to terminate the Agreement if the Closing Measurement Price equals or is less than $35.00 per share. Pro forma results presented for the six month period and for the year are not necessarily indicative of the results which may be expected for any interim period or for the year as a whole.

         On October 1, 1994, FTNC acquired Emerald Mortgage Company, Lynnwood, Washington ("Emerald"), which was merged into Sunbelt National Mortgage Corporation, for approximately 152,000 shares of FTNC Common Stock. At September 30, 1994, Emerald had approximately $1.1 million in assets and $0.5 million in capital. The transaction is not included in the following pro forma combined condensed statements of condition or income.

         On September 22, 1994, FTNC announced the execution of a definitive agreement to acquire Community Bancshares, Inc. ("CBI"). CBI will be merged with and into FTNC, and based on $45.75 for FTNC Common Stock, each CBI shareholder will receive .39067 shares of FTNC Common Stock for each share of CBI stock, for a total of approximately 1.34 million FTNC shares. The number of FTNC shares will be adjusted if the FTNC Common Stock price is outside the range of $43.52 to $51.00. The transaction is subject to regulatory and CBI shareholder approvals and is expected to close in the first quarter of 1995.

         On October 19, 1994, FTNC announced the execution of a definitive agreement to acquire Peoples Commercial Services Corp. ("PCSC"). PCSC will be merged with and into FTNC, and at a price of $42 or greater per share of FTNC Common Stock, each PCSC shareholder will receive 3.1658 shares of FTNC Common Stock for each share of PCSC stock, for a total of approximately 420,000 shares of FTNC Common Stock. The number of FTNC shares will be adjusted if the price of FTNC Common Stock is less thant $42. The acquisition will be accounted for as a purchase, and the FTNC Board has approved the repurchase of the amount of FTNC Common Stock necessary to complete the acquisition. The transaction is subject to regulatory and PCSC shareholder approvals and is expected to close in the first half of 1995.

                      FIRST TENNESSEE NATIONAL CORPORATION
                          PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF CONDITION
                                     AS OF


                                                            FTNC
                                                        June 30, 1994         CIB          Adjust-      2nd Quarter
(Thousands)                                             Pro Forma (1)   April 30, 1994    ment (2)       Pro Forma
- -------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $     857,359      $    6,012     $  (1,072)   $     862,299
Investments in bank time deposits                              5,979                                          5,979
Trading account securities inventory                         227,447                                        227,447
Assets available for sale                                  1,741,336         162,854                      1,904,190
Investment securities held to maturity                       849,666                                        849,666
Net loans                                                  5,756,662                                      5,756,662
Premises and equipment, net                                  142,240           2,287                        144,527
Real estate acquired by foreclosure                           29,476                                         29,476
Mortgage servicing rights                                     73,631           3,133                         76,764
Other identifiable intangible assets                          27,266              10                         27,276
Goodwill                                                      61,244                                         61,244
Customers' acceptances                                         4,972                                          4,972
Other assets                                                 513,924          11,638                        525,562
                                                       -------------      ----------     ---------    -------------
     Total assets                                      $  10,291,202      $  185,934     $  (1,072)   $  10,476,064
                                                       =============      ==========     =========    =============
LIABILITIES
Deposits                                               $   7,410,089      $              $            $   7,410,089
Federal funds purchased and securities
  sold under agreements to repurchase                      1,070,569                                      1,070,569
Other borrowings                                             513,515         147,603                        661,118
Long term debt                                                91,765           2,163                         93,928
Acceptances outstanding                                        4,972                                          4,972
Other liabilities                                            469,144          26,740                        495,884
                                                       -------------      ----------     ---------    -------------
     Total liabilities                                     9,560,054         176,506      --              9,736,560

SHAREHOLDERS' EQUITY
Preferred stock                                                                1,072        (1,072)
Common stock                                                  80,527             200         2,176           82,903
Surplus                                                       93,462             598        (2,515)          91,545
Retained earnings                                            570,770           7,897                        578,667
Treasury stock                                                                  (339)          339
Net unrealized loss on marketable
   equity securities                                         (10,220)                                       (10,220)
Deferred compensation on restricted
   stock incentive plan                                       (3,391)                                        (3,391)
                                                       -------------      ----------     ---------    -------------
     Total  shareholders' equity                             731,148           9,428        (1,072)         739,504
                                                       -------------      ----------     ---------    -------------
     Total liabilities and shareholders' equity        $  10,291,202      $  185,934     $  (1,072)   $  10,476,064
                                                       =============      ==========     =========    =============





(1) FTNC amounts as of June 30, 1994 include the acquisition of Planters Bank which closed in August of 1994 and was accounted for as a pooling of interests. Not included are the pending acquisitions of Emerald Mortgage Company and Community Bancshares, Inc. which are immaterial.

(2) Reflects the conversion of all 172,800 shares of CIB common stock outstanding at April 30, 1994, into 961,067 shares of FTNC's $2.50 par value common stock (using an exchange ratio of 5.56173 which is based on an FTNC stock price of approximately $45.00 and an estimated Final Purchase Price by adjusting the Base Purchase Price for criteria per the agreement). Per the agreement CIB will redeem all outstanding CIB Preferred Stock prior to its shareholders' meeting. All treasury stock will be retired.

                      FIRST TENNESSEE NATIONAL CORPORATION
                          PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF CONDITION
                                     AS OF



                                                            FTNC (1)              CIB            Adjust-      Year End
(Thousands)                                              December 31, 1993   October 31, 1993    ment (2)     Pro Forma
- ------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $       760,747      $       18,321    $  (1,072)   $     777,996
Investments in bank time deposits                                7,637                                             7,637
Trading account securities inventory                           178,663                                           178,663
Assets held for sale                                         1,152,721             163,532                     1,316,253
Investment securities                                        2,220,087                                         2,220,087
Net loans                                                    5,329,249                                         5,329,249
Premises and equipment, net                                    136,230               1,747                       137,977
Real estate acquired by foreclosure                             31,658                                            31,658
Mortgage servicing rights                                       82,625               3,358                        85,983
Other identifiable intangible assets                            28,905                                            28,905
Goodwill                                                        62,565                                            62,565
Customers' acceptances                                           4,871                                             4,871
Other assets                                                   370,739               6,621                       377,360
                                                       ---------------      --------------    ---------    -------------
    Total assets                                       $    10,366,697      $      193,579    $  (1,072)   $  10,559,204
                                                       ===============      ==============    =========    =============
LIABILITIES
Deposits                                               $     7,402,581      $                 $            $   7,402,581
Federal funds purchased and securities
  sold under agreements to repurchase                        1,014,644                                         1,014,644
Other borrowings                                               746,561             180,112                       926,673
Long term debt                                                  92,043                                            92,043
Acceptances outstanding                                          4,871                                             4,871
Other liabilities                                              412,413               6,775                       419,188
                                                       ---------------      --------------    ---------    -------------
    Total liabilities                                        9,673,113             186,887     --              9,860,000

SHAREHOLDERS' EQUITY
Preferred stock                                                                      1,072       (1,072)
Common stock                                                    80,200                 200        2,176           82,576
Surplus                                                         90,077                 598       (2,515)          88,160
Retained earnings                                              525,682               5,161                       530,843
Treasury stock                                                                        (339)         339
Deferred compensation on restricted stock
  incentive plan                                                (2,375)                                           (2,375)
                                                       ---------------      --------------    ---------    -------------
    Total  shareholders' equity                                693,584               6,692       (1,072)         699,204
                                                       ---------------      --------------    ---------    -------------
    Total liabilities and shareholders' equity         $    10,366,697      $      193,579    $  (1,072)   $  10,559,204
                                                       ===============      ==============    =========    =============

(1) FTNC amounts as of December 31, 1993 include the acquisitions of SNMC Management Corporation, Cleveland Bank and Trust Company, Highland Capital Management Corp., and Planters Bank which have closed during 1994 and were accounted for as poolings of interests.

(2) Reflects the conversion of 172,800 shares of all CIB common stock outstanding at April 30, 1994, into 961,067 shares of FTNC's $2.50 par value common stock (using an exchange ratio of 5.56173 which is based on an FTNC stock price of approximately $45.00 and an estimated Final Purchase Price by adjusting the Base Purchase Price for criteria per the agreement). Per the agreement CIB will redeem all outstanding Preferred Stock prior to its shareholders' meeting. All treasury stock will be retired.

                      FIRST TENNESSEE NATIONAL CORPORATION
                          PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
                            FOR THE SIX MONTHS ENDED


                                                            FTNC                CIB
(Thousands)                                             June 30, 1994  (1) April 30, 1994     Pro Forma
- ---------------------------------------------------------------------------------------------------------
Interest income:
  Interest and fees on loans                           $     248,994      $        8,089    $    257,083
  Interest on investment securities                           61,859                              61,859
  Interest on trading securities inventory                     5,646                               5,646
  Interest on other earning assets                             3,212                               3,212
                                                       -------------      --------------    ------------
       Total interest income                                 319,711               8,089         327,800
                                                       -------------      --------------    ------------
Interest expense:
  Interest on deposits                                        94,582                              94,582
  Interest on short-term borrowings                           28,177               6,666          34,843
  Interest on long-term debt                                   4,523                               4,523
                                                       -------------      --------------    ------------
  Total interest expense                                     127,282               6,666         133,948
                                                       -------------      --------------    ------------
Net interest income                                          192,429               1,423         193,852
Provision for loan losses                                      8,415                               8,415
                                                       -------------      --------------    ------------
       Net interest income after provision
         for loan losses                                     184,014               1,423         185,437
                                                       -------------      --------------    ------------
Noninterest income:
  Bond division                                               46,197                              46,197
  Service charges on deposit accounts                         30,566                              30,566
  Mortgage banking                                            59,729              44,902         104,631
  Bank card                                                   14,114                              14,114
  Trust service                                               13,861                              13,861
  Securities gains                                            22,342                              22,342
  Other                                                       22,095                              22,095
                                                       -------------      --------------    ------------
     Total noninterest income                                208,904              44,902         253,806
                                                       -------------      --------------    ------------
Noninterest expense:
  Employee compensation, incentives, & benefits              157,938              29,765         187,703
  Operations services                                         16,305                 227          16,532
  Occupancy                                                   14,233               1,684          15,917
  Communications and courier                                  13,338               2,685          16,023
  Equipment rentals, depreciation, and
     maintenance                                              11,600               2,190          13,790
  Deposit insurance premium                                    8,068                               8,068
  Amortization of intangible assets                           11,794                 362          12,156
  Other                                                       56,239               5,137          61,376
                                                       -------------      --------------    ------------
     Total noninterest expense                               289,515              42,050         331,565
                                                       -------------      --------------    ------------
Income before income taxes                                   103,403               4,275         107,678
Applicable income taxes                                       30,913               1,521          32,434
                                                       -------------      --------------    ------------
Net income                                             $      72,490      $        2,754    $     75,244
                                                       -------------      --------------    ------------
Net income per common share                            $        2.25      $        15.94    $       2.27
                                                       -------------      --------------    ------------
Weighted average shares outstanding (2)                       32,155                 173          33,116
                                                       -------------      --------------    ------------


(1) FTNC amounts as of June 30, 1994 include the pending acquisition of Planters Bank which closed in August of 1994 and was accounted for as a pooling of interests. Not included are the pending acquisitions of Emerald Mortgage Company and Community Bancshares, Inc. which are immaterial.


(2) Pro forma weighted average shares outstanding have been calculated by increasing FTNC's current weighted average shares by the FTNC equivalent weighted average shares for CIB. The exchange ratio used in the CIB calculation was 5.56173, an estimate based on an FTNC stock price of approximately $45.00 and an estimated Final Purchase Price by adjusting the Base Purchase Price for certain criteria per the agreement.

                      FIRST TENNESSEE NATIONAL CORPORATION
                          PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
                               FOR THE YEAR ENDED

                                                             FTNC (1)               CIB
(Thousands)                                               December 31, 1993   October 31, 1993   Pro Forma
- -----------------------------------------------------------------------------------------------------------
Interest income:
  Interest and fees on loans                           $         435,039     $        10,600   $    445,639
  Interest on investment securities                              176,764                            176,764
  Interest on trading securities inventory                         9,304                              9,304
  Interest on other earning assets                                 3,875                              3,875
                                                       -----------------     ---------------   ------------
    Total interest income                                        624,982              10,600        635,582
                                                       -----------------     ---------------   ------------
Interest expense:
  Interest on deposits                                           197,103                            197,103
  Interest on short-term borrowings                               55,106               8,029         63,135
  Interest on long-term debt                                       9,315                              9,315
                                                       -----------------     ---------------   ------------
    Total interest expense                                       261,524               8,029        269,553
                                                       -----------------     ---------------   ------------
Net interest income                                              363,458               2,571        366,029
Provision for loan losses                                         35,697                             35,697
                                                       -----------------     ---------------   ------------
    Net interest income after provision
      for loan losses                                            327,761               2,571        330,332
                                                       -----------------     ---------------   ------------
Noninterest income:
  Bond division                                                   91,525                             91,525
  Service charges on deposit accounts                             57,420                             57,420
  Mortgage banking                                                85,640              53,268        138,908
  Bank card                                                       28,467                             28,467
  Trust service                                                   26,532                             26,532
  Securities gains                                                   805                                805
  Other                                                           44,418                             44,418
                                                       -----------------     ---------------   ------------
    Total noninterest income                                     334,807              53,268        388,075
                                                       -----------------     ---------------   ------------
Noninterest expense:
  Employee compensation, incentives, & benefits                  265,851              39,677        305,528
  Operations services                                             28,482                 223         28,705
  Occupancy                                                       24,863               1,565         26,428
  Communications and courier                                      21,544               3,315         24,859
  Equipment rentals, depreciation, and
     maintenance                                                  20,264               2,058         22,322
  Deposit insurance premium                                       16,014                             16,014
  Amortization of intangible assets                               30,811                 538         31,349
  Other                                                           84,069               6,278         90,347
                                                       -----------------     ---------------   ------------
    Total noninterest expense                                    491,898              53,654        545,552
                                                       -----------------     ---------------   ------------
Income before income taxes                                       170,670               2,185        172,855
Applicable income taxes                                           64,588                 857         65,445
                                                       -----------------     ---------------   ------------
Net income                                             $         106,082     $         1,328   $    107,410
                                                       =================     ===============   ============
Net income per common share                            $            3.31     $          7.68   $       3.25

Weighted average shares outstanding (2)                           32,080                 173         33,041
                                                       -----------------     ---------------   ------------

(1) FTNC amounts as of December 31, 1993 include the acquisitions of SNMC Management Corporation, Cleveland Bank and Trust Company, Highland Capital Management Corp., and Planters Bank which have closed during 1994 and have been accounted for as poolings of interests.

(2) Pro forma weighted average shares outstanding have been calculated by increasing FTNC's weighted average shares by the FTNC equivalent weighted average shares for CIB. The exchange ratio used in the CIB calculation was 5.56173, an estimate based on an FTNC stock price of approximately $45.00 and an estimated Final Purchase Price by adjusting the Base Purchase Price for certain criteria per the agreement.

                       REPORT OF INDEPENDENT ACCOUNTANTS

January 10, 1994

To the Board of Directors and
  Stockholders of Carl I. Brown and Company


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Carl I. Brown and Company at October 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

CARL I. BROWN AND COMPANY
BALANCE SHEET
October 31, 1993 and 1992

                                                             1993               1992
ASSETS

Mortgage loans held for resale, net
      (Note 2)                                           $163,531,893       $107,196,665
Cash and cash equivalents                                  18,320,752          8,591,703
Receivables from related parties (Note 11)                    459,767            306,646
Accrued interest and other receivables                      5,105,431            672,962
Prepaid expenses and other assets                             626,106            341,016
Acquired servicing rights, net of
      amortization (Note 3)                                 3,357,557          2,448,247
Property and equipment, net (Note 4)                        1,746,584          1,722,582
Deferred income tax benefit                                   430,473             74,928
                                                         ------------       ------------
               Total assets                              $193,578,563       $121,354,749
                                                         ============       ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Warehouse lines of credit (Note 5)                       $178,906,885       $112,319,554
Other notes payable (Note 5)                                1,204,894          1,701,153
Accrued interest and other accruals                         2,522,792            897,516
Income taxes payable (Note 6)                                 327,297            678,399
Accounts payable and other liabilities                      3,924,752            393,864
                                                         ------------       ------------
               Total liabilities                          186,886,620        115,990,486
                                                         ------------       ------------

Common stock, $1 par value, 200,000 shares
      authorized and issued                                   200,000            200,000
Preferred stock, $100 par value, 2,000,000 shares
      authorized, 10,720 shares issued and outstanding      1,072,000          1,072,000
Additional paid-in capital                                    598,078            598,078
Retained earnings                                           5,161,297          3,833,617
Treasury stock (27,200 shares in 1993
      and 1992)  (Note 8)                                    (339,432)          (339,432)
                                                         ------------       ------------

               Total stockholders' equity                   6,691,943          5,364,263
                                                         ------------       ------------
Commitments and contingencies (Note 9)                              -                  -
                                                         ------------       ------------
               Total liabilities and
                stockholders' equity                     $193,578,563       $121,354,749
                                                         ============       ============





                 The accompanying notes are an integral part of
                           these financial statements

CARL I. BROWN AND COMPANY
STATEMENT OF INCOME AND RETAINED EARNINGS
For the Years Ended October 31, 1993 and 1992

                                                           1993             1992
REVENUES

Interest income                                        $10,599,668      $ 6,488,776
Interest expense (Note 5)                                7,902,326        4,188,633
                                                       -----------      -----------
Net interest income                                      2,697,342        2,300,143

Loan production revenue                                  9,384,784        3,434,250
Loan servicing fees                                      9,093,271        5,053,181
Net gain on sales of mortgage loans                     24,872,862        7,007,728
Gain on sales of loan servicing rights                   3,690,667          938,345
Gain on bulk sales of loan servicing rights (Note 3)     6,226,398        1,074,727
                                                       -----------      -----------
                                                        55,965,324       19,808,374
                                                       -----------      -----------

EXPENSES

Salaries and commissions                                38,957,437       11,286,686
General and administrative expenses                     14,823,077        6,691,516
                                                       -----------      -----------
                                                        53,780,514       17,978,202
                                                       -----------      -----------
Income before income tax expense                         2,184,810        1,830,172

Income tax expense (Note 6)                                857,130          724,657
                                                       -----------      -----------
Net income                                               1,327,680        1,105,515

Retained earnings, beginning of year                     3,833,617        2,728,102
                                                       -----------      -----------
Retained earnings, end of year                         $ 5,161,297      $ 3,833,617
                                                       ===========      ===========



                 The accompanying notes are an integral part of
                           these financial statements

CARL I. BROWN AND COMPANY
STATEMENT OF CASH FLOWS
For the Years Ended October 31, 1993 and 1992

                                                                    1993             1992
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                 $  1,327,680     $  1,105,515
                                                               ------------     ------------
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Depreciation and amortization                               498,855          329,444
        Amortization of acquired
           servicing rights                                         539,228          558,614
        Gain on bulk sales of acquired
           servicing rights                                      (6,226,398)      (1,074,727)
        Changes in assets and liabilities:
           Mortgage loans held for resale                       (56,335,228)     (50,030,210)
           Net proceeds under line-of-credit
             agreements                                          66,587,331       57,832,305
           Receivables from related parties                        (153,121)         412,704
           Accrued interest and other receivables                (4,432,469)       1,413,512
           Prepaid expenses and other assets                       (402,644)         (56,162)
           Accrued interest and other accruals                    1,625,276          588,268
           Accounts payable and other liabilities                 3,530,888         (143,434)
           Deferred income taxes                                   (355,545)        (158,175)
           Income taxes payable                                    (351,102)        (404,547)
           Other, net                                               152,425                -
                                                               ------------     ------------
           Total adjustments                                      4,677,496        9,267,592
                                                               ------------     ------------
           Net cash provided by operating activities              6,005,176       10,373,107
                                                               ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from bulk sales of acquired
      servicing rights                                            9,317,167        1,442,195
    Payment for purchase of acquired
      servicing rights                                           (4,539,307)      (2,289,941)
    Purchases of property and equipment                            (982,152)      (1,629,256)
    Proceeds from sale of property and equipment                    424,424          238,770
                                                               ------------     ------------
        Net cash used in investing activities                     4,220,132       (2,238,232)
                                                               ------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Purchase of treasury stock                                            -         (321,932)
    Change in other notes payable                                  (496,259)         455,074
                                                               ------------     ------------
           Net cash (used in) provided by financing activities     (496,259)         133,142
                                                               ------------     ------------
Net increase in cash and cash equivalents                      $  9,729,049     $  8,268,017
                                                               ============     ============


                 The accompanying notes are an integral part of
                           these financial statements

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1993 and 1992


1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      HISTORY AND BUSINESS
      Carl I. Brown and Company (the Company) is a mortgage bank, in which capacity it originates, sells and services loans for others. The Company is approved by the Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corp. (FHLMC), and the Department of Housing and Urban Development (HUD).

      MORTGAGE LOANS HELD FOR RESALE
      Mortgage loans held for resale are valued at the lower of aggregate cost or market. Market is determined by forward sales commitments from investors, quoted security prices, and other commitments and guarantees. The Company uses forward sales commitments to lessen the degree of risk that interest rate fluctuations have on the sale of mortgages and mortgage-backed securities. Gains or losses associated with these transactions are generally deferred and recognized upon the delivery of the underlying asset. Open contracts and the costs thereof are used in determining the market value and cost of mortgage loans held for sale.

      CASH AND CASH EQUIVALENTS
      Cash and cash equivalents include cash and all highly liquid investments with an original maturity of three months or less.

      ACQUIRED SERVICING RIGHTS
      In conjunction with the acquisition of mortgage loans, the Company capitalizes the portion of the purchase price which represents the premium paid for the right to service the mortgage loans. The amount initially capitalized is reduced by gains recognized on the sale of the mortgage loans. Acquired servicing rights are amortized in proportion to, and over the period of, estimated net servicing income.

      PROPERTY AND EQUIPMENT
      Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed over the assets' estimated useful lives or lease terms, if shorter, using the straight-line method. Maintenance and repairs are expensed as incurred.

      ESTIMATED FORECLOSURE LOSSES
      As a servicer of mortgage loans, the Company will incur certain losses in the event it becomes necessary to carry out foreclosure actions on loans serviced. Generally, such losses relate to Federal Housing Administration or Veterans Administration loans which are insured or guaranteed on a limited basis. Substantially all other serviced loans are fully guaranteed against such losses by the securitizing government agency. The allowance for estimated losses on foreclosure is determined based on delinquency trends and management's evaluation of the probability that foreclosure actions will be necessary.

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Year Ended October 31, 1993 and 1992

      REVENUES
      Loan production revenue is comprised of loan origination, correspondent program administration fees and other miscellaneous loan fees. Loan origination fees and direct loan origination costs are deferred and the net fee or cost is recognized when the related loan is sold. Net deferred loan origination costs were approximately $319,881 and $286,000 as of October 31, 1993 and 1992, respectively.

      Amounts received as loan discounts are also deferred and recognized as income as the related loans are sold to investors.

      Gains or losses on the sales of mortgage loans are determined at settlement date and are measured by the difference between the net sales proceeds and the carrying amount of the underlying mortgage loans. Excess servicing fees are recorded at estimated market value, which considers prevailing interest, prepayment and default rates and represents the value of servicing fees in excess of normal servicing fees. Normal servicing fee rates are determined based on the rates generally paid by government and government-sponsored agencies.

      Loan servicing income is recognized in the month earned.

      Revenue derived from the sale of loan servicing is recognized at the sales date, which is the date the sales contract is closed and the risks and rewards of ownership pass to the buyer.

      INCOME TAXES
      Deferred income taxes are provided for income and expense items which are reported in different years for financial statement and tax purposes.

      The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." This statement requires income taxes to be accounted for under the liability method, rather than in accordance with the deferred method currently being followed. This standard has not been adopted by the Company. Management, based on the Company's current financial position, does not believe the effect of implementation will be material. The Company will adopt FAS 109 during fiscal year 1994.

      Income taxes paid during the years ended October 31, 1993 and 1992 totalled $1,609,458 and $1,136,359, respectively.

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1993 and 1992

2.    MORTGAGE LOANS HELD FOR RESALE

      The Company has mortgage loans held for resale as summarized below:

                                                           1993           1992
     Principal balances and
         deferred origination costs                   $ 160,950,811   $106,364,363
     Premiums (primarily acquired servicing rights)       2,581,082        832,302
                                                      -------------   ------------
         Net                                          $ 163,531,893   $107,196,665
                                                      =============   ============

     These loans are secured principally by first deeds of trust on single-family/multi-family residences and commercial properties, and are pledged as collateral for obligations resulting from the funding of the loans.

     The estimated market value, excluding related servicing rights premiums, of these loans at October 31, 1993 was $163.6 million. The fair value has been estimated based upon forward sales commitment prices. For purposes of developing the estimated market value, the portfolio has been segregated by product (government and conventional).

     As of October 31, 1993, the Company had commitments to loan to borrowers aggregating approximately $645.7 million. These commitments and mortgage loans held for resale at October 31, 1993 were offset by forward sales commitments in the approximate amount of $522 million.

 3.  LOAN SERVICING AND ACQUIRED SERVICING RIGHTS

     As of October 31, 1993 and 1992, the Company was servicing approximately $2.9 billion and $1.7 billion, respectively, in outstanding principal balance of loans. In connection with these servicing activities, the Company receives funds, the majority of which are held in segregated trust accounts, for payment of principal and interest, real estate taxes and insurance premiums applicable to mortgage loans being serviced. As of October 31, 1993 and 1992, the Company was holding approximately $44 million and $24.5 million, respectively, in trust on behalf of its borrowers and investors. These amounts are not included in the accompanying financial statements.

     In fiscal 1993, the Company sold the servicing rights to loans with an underlying principal balance of $999 million in bulk sales and recorded an aggregate gain, net of transaction expenses, of $6.2 million on the sales. In fiscal 1992, the Company sold the servicing rights to loans with an underlying principal balance of $151 million in two separate bulk sales and recorded an aggregate gain, net of transaction expenses, of $1.1 million on the sales.

     At October 31, 1993, the Company maintained aggregate fidelity bond and errors and omissions insurance coverage of $3.9 million.

     Acquired servicing rights consisted of the following at October 31:

                                    1993            1992
      Acquired servicing
        rights                   $3,714,847      $2,813,840
      Accumulated amortization     (357,290)       (365,593)
                                 ----------      ----------
                                 $3,357,557      $2,448,247
                                 ==========      ==========

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATMENTS
For the Years Ended October 31, 1993 and 1992


     Changes in acquired servicing rights for the year ended October 31 were as follows:

                                        1993                  1992
            Beginning balance       $ 2,448,247           $1,084,392
            Acquisitions              4,539,308            2,289,941
            Sales                    (3,090,770)            (367,472)
            Amortization               (539,228)            (558,614)
                                    -----------           ----------
            Ending balance          $ 3,357,557           $2,448,247
                                    ===========           ==========

 4.   PROPERTY AND EQUIPMENT

      Property and equipment, including leased property and equipment of the Company, are summarized as follows:

                                                  1993                1992
            Real estate                        $  350,374          $  313,565
            Furniture and Equipment             1,638,698           1,486,854
            Vehicles                              541,798             647,686
                                               ----------          ----------
                                                2,530,870           2,448,105

            Less accumulated depreciation         784,286             725,523
                                               ----------          ----------
                                               $1,746,584          $1,722,582
                                               ==========          ==========


      Depreciation expense totalled $381,301 and $215,081 for the years ended October 31, 1993 and 1992, respectively.

 5.   CREDIT ARRANGEMENTS

      WAREHOUSE LINES OF CREDIT
      Financing for loan operations is provided through warehouse lines of credit with commercial banks aggregating $270 million at October 31, 1993. Amounts drawn on these lines aggregated $179 million and $112 million at October 31, 1993 and 1992, respectively, with interest at 6.25% as of October 31, 1993. Recorded amounts approximate fair value.

      Borrowing on the lines of credit are fully collateralized by mortgage loans held for resale or cash and are required to be repaid upon the sale of the loans. The lines of credit require the Company to maintain compliance with various covenant requirements. The Company was in compliance with these requirements as of October 31, 1993.

      OTHER NOTES PAYABLE

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1993 and 1992


      The Company also has other notes payable to finance unsecured short-term borrowings and the purchase of Company-owned real estate and equipment owned and leased. The amount payable aggregated $1,204,894 and $1,701,153 at October 31, 1993 and 1992, respectively, with interest rates ranging from 2.0% to 17.7% at October 31, 1993.

      Amounts due under these borrowings for fiscal years subsequent to October 31, 1993 are as follows:

              1994                                     $   962,398
              1995                                          94,536
              1996                                          75,054
              1997                                          27,742
              Thereafter                                    45,164
                                                       -----------
                                                       $ 1,204,894
                                                       ===========


      Total interest expense on the warehouse lines of credit and other notes payables was $7,902,326 and $4,188,633 for the years ended October 31, 1993 and 1992, respectively. Total interest paid in fiscal 1993 and 1992 approximated $7,361,609 and $4,011,565, respectively.

 6.   INCOME TAXES

      The provision (benefit) for income taxes was as follows:

                                                       YEAR ENDED
                                                       OCTOBER 31,
                                               1993                  1992
              Current
                Federal                    $  990,644            $  743,063
                State                         154,701               139,499
                                           ----------            ----------
                     Total current          1,145,345               882,562
                                           ----------            ----------

              Deferred
                Federal                      (244,334)             (132,946)
                State                         (43,881)              (24,959)
                                           ----------            ----------
                     Total deferred          (288,215)             (157,905)
                                           ----------            ----------
                                           $  857,130            $  724,657
                                           ==========            ==========

CARL I. BROWN AND COMPANY
NOTES TO FINANIAL STATEMENTS
For the Years Ended October 31, 1993 and 1992


      Deferred income taxes reflect the tax impact of timing differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts as measured by tax laws and regulations. Principal items making up the deferred income tax provision (benefit) are as follows:

                                               1993          1992
        Depreciation                        $ (26,389)    $ (19,998)
        Provision for foreclosure losses            -      (121,553)
        Loan acquisition costs                (52,131)       53,586
        Deferred compensation                (104,220)      (50,243)
        Accrued vacation                      (98,236)      (19,697)
        Other                                  (7,239)            -
                                            ---------     ---------
                                            $(288,215)    $(157,905)
                                            =========     =========


      Reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

                                                                 YEAR ENDED
                                                                 OCTOBER 31,
                                                           1993               1992
        Statutory federal income tax provision at 34%   $742,835            $622,258
        Add tax effect of:
           State income taxes, net of federal benefit     92,336              75,597
           Other, net                                     21,959              26,802
                                                        --------            --------
                                                        $857,130            $724,657
                                                        ========            ========

 7.   EMPLOYEE BENEFITS

      The Company had a profit-sharing plan which covered substantially all salaried employees. Effective November 1, 1992, the Company's profit-sharing plan was merged into a qualified 401(k) plan that the Company began offering to its employees coincident with the date of the merger. The 401(k) plan limits pretax contributions of employees to 15% of gross annual wages. The Company will match 25% of the first 5% of employee contributions.

 8.   STOCKHOLDERS' EQUITY

      During 1992, the Company purchased 19,200 shares of its stock from a former officer and director of the Company for $321,932.

 9.   COMMITMENTS AND CONTINGENCIES

CARL I. BROWN AND COMPANY
NOTES TO FINANIAL STATEMENTS
For the Years Ended October 31, 1993 and 1992


      The Company has entered into various noncancelable operating leases for office space and certain equipment. Certain of the leases contain renewal options and escalation clauses.

      Future annual minimum lease payments at October 31, 1993 for noncancelable operating leases with remaining terms in excess of one year are as follows:

              1994                                      $1,964,978
              1995                                       1,149,546
              1996                                         377,284
              1997                                          76,868
              Thereafter                                     8,467
                                                        ----------
                                                        $3,577,143
                                                        ==========

      Total rent expense for the year ended October 31, 1993 was approximately $1,441,429 ($541,000 in 1992).

      The Company is contingently liable for the timely payment of principal, interest, taxes and insurances for certain loans sold through the issuance of mortgage-backed securities.

      The Company has been named as defendant in various lawsuits arising from the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not materially affect the financial position of the Company.

10.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to reduce its exposure to fluctuations to interest rates. These financial instruments include mortgage purchase commitments and forward sales commitments. The instruments involve elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

      Mortgage loans held for resale are acquired from a network of correspondents through mortgage purchase commitments. The Company enters into forward sales commitments with respect to the loans it expects to close to limit its resale price exposure. The percentages of potential loan closures covered by forward sales commitments are reviewed continuously and adjusted to reflect market conditions.

      Forward sales commitments are contracts for delayed delivery of mortgage loans in which the seller agrees to make delivery at a specified future date to a national securities firm (counterparty) at prices specified by the contracts. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in mortgage loan values and interest rates.

      The Company also writes and acquires put and call option contracts on mortgage-backed securities. The options are valued at market value. The Company had an unrealized gain of $48,598 on open option positions at October 31, 1993.

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1993 and 1992

      At October 31, 1993 the amounts and estimated fair value of financial instruments with off-balance-sheet risk were as follows:


                                                       Notional                   Estimated
                                                        Amount                    Fair Value
                                                       --------                   ----------

      Mortgage purchase commitments                  $645,730,000                 $1,386,357
      Forward sales commitments                      $522,315,000                 $ (161,342)
      Option contracts                               $ 32,000,000                 $   48,598


      The fair value of forward sales commitments has been based upon the difference between quoted prices for such commitments and the prices actually paid at acquisition.

      The fair value of mortgage purchase commitments has been based upon the difference between quoted forward sales commitment prices and the committed prices.

      The fair value of option contracts has been based upon quoted market prices at October 31, 1993.

11.   RELATED PARTIES

      The Company has amounts due from related parties as follows:


                                                             1993                1992
                    Receivable from owners, non-interest
                      bearing and due on demand            $361,660            $303,178

                    Receivable from related company          98,107                   -

                    Other                                         -               3,468
                                                           --------            --------
                                                           $459,767            $306,646
                                                           ========            ========


      The Company engages a related company for transportation services. Total expenses incurred for the year ended October 31, 1993 were $228,318.

      The Company purchases loans through a related party correspondent. For the year ended October 31, 1993, the Company purchased $21,540,986 in loans and recognized $87,425 in fees.

                       REPORT OF INDEPENDENT ACCOUNTANTS

January 11, 1993

To the Board of Directors and
  Stockholders of Carl I. Brown and Company


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Carl I. Brown and Company at October 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

CARL I. BROWN AND COMPANY
BALANCE SHEET
October 31, 1992 and 1991
- --------------------------------------------------------------------------------

                                                                                      1992                            1991
ASSETS

Mortgage loans held for resale, net
   (Note 2)                                                                      $ 107,196,665                   $  57,166,455
Cash and cash equivalents                                                            8,591,703                         323,686
Receivables from related parties (Note 10)                                             306,646                         719,350
Accrued interest and other receivables                                                 672,962                       2,086,474
Prepaid expenses and other assets (Note 9)                                             341,016                         399,213
Acquired servicing rights, net of
   amortization (Note 4)                                                             2,448,247                       1,084,392
Property and equipment (Note 6)                                                      1,722,582                         547,177
Deferred income tax benefit                                                             74,928
                                                                                 -------------                   -------------
         Total assets                                                            $ 121,354,749                   $  62,326,747
                                                                                 =============                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Warehouse lines of credit (Note 3)                                               $ 112,319,554                   $  54,487,249
Other notes payable (Note 3)                                                         1,701,153                       1,246,079
Accrued interest and other accruals                                                    897,516                         309,248
Income taxes payable (Note 5)                                                          678,399                       1,082,946
Accounts payable and other liabilities                                                 393,864                         537,298
Deferred income taxes                                                                                                   83,247
                                                                                 -------------                   -------------
         Total liabilities                                                         115,990,486                      57,746,067
                                                                                 -------------                   -------------

Common stock, $1 par value, 200,000 shares
   authorized and issued                                                               200,000                         200,000
Preferred stock, $100 par value, 2,000,000 shares
   authorized, 10,720 shares issued and outstanding
   (Note 8)                                                                          1,072,000                       1,072,000
Additional paid-in capital                                                             598,078                         598,078
Retained earnings                                                                    3,833,617                       2,728,102
Treasury stock (27,200 and 8,000 shares
   in 1992 and 1991) (Notes 8 and 9)                                                  (339,432)                        (17,500)
                                                                                 -------------                   -------------
         Total stockholders' equity                                                  5,364,263                       4,580,680
                                                                                 -------------                   -------------
Commitments and contingencies (Note 9)
                                                                                 -------------                   -------------

         Total liabilities and
            stockholders' equity                                                 $ 121,354,749                   $  62,326,747
                                                                                 =============                   =============

                 The accompanying notes are an integral part of
                           these financial statements

CARL I. BROWN AND COMPANY
STATEMENT OF INCOME AND RETAINED EARNINGS
For the Years Ended October 1992 and 1991
- --------------------------------------------------------------------------------

                                                                                      1992                             1991
INCOME

Loan origination and other fees                                                   $  3,434,250                     $ 1,700,356
Loan servicing fees                                                                  5,053,181                       4,156,861
Gain on sale of mortgage loans                                                       7,007,728                       2,273,211
Gain on sale of loan servicing rights                                                  938,345                          93,030
Gain on bulk sale of servicing rights (Note 4)                                       1,074,727                       1,304,018
Net interest income on loans held for resale (Note 3)                                2,300,143                         361,433
                                                                                  ------------                     -----------
                                                                                    19,808,374                       9,888,909
                                                                                  ------------                     -----------

EXPENSES

Salaries and commissions                                                            11,286,686                       5,340,519
Settlement of lawsuit (Note 9)                                                                                         465,000
General and administrative expenses                                                  6,691,516                       3,905,803
                                                                                  ------------                     -----------
                                                                                    17,978,202                       9,711,322
                                                                                  ------------                     -----------
Income before income tax expense                                                     1,830,172                         177,587
Income tax expense (Note 5)                                                            724,657                          58,694
                                                                                  ------------                     -----------
Net income                                                                           1,105,515                         118,893

Retained earnings, beginning of year                                                 2,728,102                       2,609,209
                                                                                  ------------                     -----------
Retained earnings, end of year                                                    $  3,833,617                     $ 2,728,102
                                                                                  ============                     ===========


                 The accompanying notes are an integral part of
                           these financial statements

CARL I. BROWN AND COMPANY
STATEMENT OF CASH FLOWS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

                                                                                       1992                            1991
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $  1,105,515                    $    118,893
                                                                                  ------------                    ------------
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
         Depreciation and amortization                                                 329,444                         134,221
         Amortization of acquired
            servicing rights                                                           558,614                         113,731
         Gain on bulk sales of acquired
            servicing rights                                                        (1,074,727)                     (1,304,018)
         Changes in assets and liabilities:
            Mortgage loans held for resale                                         (50,030,210)                    (19,025,261)
            Net proceeds under line-of-credit
               agreements                                                           57,832,305                      17,421,327
            Other investments                                                                                          350,308
            Receivables from related parties                                           412,704                         236,876
            Accrued interest and other receivables                                   1,413,512                         100,930
            Prepaid expenses and other assets                                          (56,162)                       (344,833)
            Accrued interest and other accruals                                        588,268                         (20,599)
            Accounts payable and other liabilities                                    (143,434)                        372,130
            Deferred income taxes                                                     (158,175)                         76,238
            Income taxes payable                                                      (404,547)                       (264,047)
                                                                                  ------------                    ------------
            Total adjustments                                                        9,267,592                      (2,152,997)
                                                                                  ------------                    ------------
            Net cash provided (used) by operations                                  10,373,107                      (2,034,104)
                                                                                  ------------                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from bulk sales of acquired
      servicing rights                                                               1,442,195                       1,336,716
   Payment for purchase of acquired
      servicing rights                                                              (2,289,941)                       (493,548)
   Capital expenditures                                                             (1,629,256)                       (100,314)
   Proceeds from sale of equipment                                                     238,770
                                                                                  ------------                    ------------
         Net cash (used) provided by investing activities                           (2,238,232)                        742,854
                                                                                  ------------                    ------------

CASH FLOWS FROM FINANCIAL ACTIVITIES:
   Purchase of treasury stock                                                         (321,932)
   Change in other notes payable                                                       455,074                         240,325
   Issuance of preferred stock                                                                                         427,000
                                                                                  ------------                    ------------
         Net cash provided by financing activities                                     133,142                         667,325
                                                                                  ------------                    ------------
Net increase (decrease) in cash and cash equivalents                              $  8,268,017                    $   (623,925)
                                                                                  ============                    ============


                 The accompanying notes are an integral part of
                           these financial statements

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         HISTORY AND BUSINESS
         Carl I. Brown and Company (the Company) is a mortgage bank, in which capacity it originates, sells and services loans for others. The Company is approved by the Government National Mortgage Association
         (GNMA), Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corp. (FHLMC), and the Department of Housing and Urban Development (HUD).

         MORTGAGE LOANS HELD FOR RESALE
         Mortgage loans held for resale are valued at the lower of cost or market in the aggregate. Market is determined by purchase commitments from investors, quoted security prices, and other commitments and guarantees. The Company uses forward sales commitments and option contracts to lessen the degree of risk that interest rate fluctuations have on the sale of mortgages and mortgage-backed securities. Gains or losses associated with these transactions are generally deferred and recognized upon the delivery of the underlying asset.

         ACQUIRED SERVICING RIGHTS
         Acquisition costs of servicing rights are capitalized and amortized in proportion to, and over the period of, estimated net servicing income.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed over the assets' estimated useful lives or lease terms, if shorter, using the straight-line method.

         REVENUES
         Loan origination fees and direct loan origination costs are capitalized and the net fee or cost deferred until the related loan is sold. Net deferred loan origination costs were approximately $286,000 and $288,000 as of October 31, 1992 and 1991, respectively.

         Amounts received as loan discounts are also deferred and recognized as income as the related loans are sold to investors.

         Loan servicing income is recognized in the month earned.

         Interest income on mortgage loans held for resale is shown net of the related interest expense on borrowings to fund the loans (See Note 3).

         Revenue derived from the sale of loan servicing is recognized at such time as all documentation requirements are met.

         CASH AND CASH EQUIVALENTS
         Cash and cash equivalents include cash and all highly liquid investments with an original maturity of three months or less.

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

         INCOME TAXES
         Deferred income taxes are provided for income and expense items which are reported in different years for financial statement and tax purposes.

         The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." This statement requires income taxes to be accounted for under the liability method, rather than in accordance with the deferred method currently being followed. This standard has not been adopted by the Company. Management, based on the Company's current financial position, does not believe the effect of implementation will be material. The Company will adopt FAS 109 in 1993.

         Income taxes paid during the years ended October 31, 1992 and 1991 totalled $1,136,359 and $456,814, respectively.

2.       MORTGAGE LOANS HELD FOR RESALE

         The Company has mortgage loans held for resale as summarized below:

                                                     1992            1991

         Principal balances and
           deferred origination costs           $ 106,364,363    $ 57,281,888
         Premiums and (discounts)                     832,302        (115,433)
                                                -------------    ------------
                 Net                            $ 107,196,665    $ 57,166,455
                                                =============    ============

         These loans are secured principally by first deeds of trust on single-family/multi-family residences and commercial properties, and are pledged as collateral for obligations resulting from the funding of the loans.

         As of October 31, 1992, the Company had commitments to loan to borrowers aggregating approximately $376.5 million. These commitments and mortgage loans held for resale at October 31, 1992 were offset by forward sales commitments in the approximate amount of $287.1 million.

3.       CREDIT ARRANGEMENTS

         WAREHOUSE LINES OF CREDIT
         Financing for loan operations is provided through warehouse lines of credit with commercial banks aggregating $140,000,000 at October 31, 1992. Amounts drawn on these lines aggregated $112,319,554 and $54,487,249 at October 31, 1992 and 1991, respectively, with interest at 6.25% as of October 31, 1992.

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

         Borrowing on the lines of credit are fully collaterized by mortgage loans held for resale or cash and are required to be repaid upon the sale of the loans. The lines of credit require the Company to maintain compliance with various covenant requirements. The Company was in compliance with these requirements as of October 31, 1992.

         OTHER NOTES PAYABLE
         The Company also has other notes payable to finance unsecured short-term borrowings and the purchase of Company-owned real estate and equipment owned and leased. The amount payable aggregated $1,701,153 and $1,246,079 at October 31, 1992 and 1991, respectively, with interest rates ranging from 2% to 10.5% at October 31, 1992.

         Amounts due under these borrowings for fiscal years subsequent to October 31, 1992 are as follows:

                 1993                                           $  923,140
                 1994                                              179,149
                 1995                                              181,900
                 1996                                              163,554
                 Later years                                       253,410
                                                                ----------
                                                                $1,701,153
                                                                ==========

         Total interest expense on the warehouse and other notes payables was $4,188,545 and $2,886,742 for the years ended October 31, 1992 and 1991, respectively. Interest expense paid in fiscal 1992 and 1991 approximated $4,011,565 and $2,901,999, respectively.

4.       LOAN SERVICING AND ACQUIRED SERVICING RIGHTS

         As of October 31, 1992 and 1991, the Company was servicing approximately $1.7 billion and $946 million, respectively, in outstanding principal balance of real estate loans. In connection with these servicing activities, the Company receives funds, the majority of which are held in segregated trust accounts, for payment of principal and interest, real estate taxes and insurance premiums applicable to mortgage loans being serviced. As of October 31, 1992 and 1991, the Company was holding approximately $24,549,000 and $13,731,000, respectively, in trust on behalf of its borrowers and investors. These amounts are not included in the accompanying consolidated financial statements.

         In fiscal 1992, the Company sold $151 million of its servicing portfolio in two separate bulk sales and recorded an aggregate gain, net of transaction expenses, of $1.1 million on the sales. In fiscal 1991, the Company sold $155 million in three separate bulk sales and recorded an aggregate gain, net of transaction expenses, of $1.3 million on the sales.

         At October 31, 1992, the Company maintained aggregate fidelity bond and errors and omissions insurance coverage of $2.5 million.

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

         Acquired servicing rights consisted of the following at October 31:

                                                          1992           1991
                 Purchased acquired servicing
                   rights                              $2,813,840    $1,322,622

                 Accumulated amortization                (365,593)     (238,230)
                                                       ----------    ----------
                                                       $2,448,247    $1,084,392
                                                       ==========    ==========

         Changes in acquired servicing rights for the year ended October 31 were as follows:

                                                          1992           1991

                 Beginning balance                     $1,084,392    $  737,273
                 Additions                              2,289,941       493,548
                 Sales                                   (367,472)      (32,698)
                 Amortization                            (558,614)     (113,731)
                                                       ----------    ----------
                                                       $2,448,247    $1,084,392
                                                       ==========    ==========

5.       INCOME TAXES

         The provision (benefit) for income taxes was as follows:

                                                              YEAR ENDED
                                                              OCTOBER 31
                                                         1992           1991
                 Current
                   Federal                             $ 743,063     $
                   State                                 139,499      (17,544)
                                                       ---------     --------
                     Total current                       882,562      (17,544)
                                                       ---------     --------

                 Deferred
                   Federal                              (132,946)      63,159
                   State                                 (24,959)      13,079
                                                       ---------     --------
                     Total deferred                     (157,905)      76,238
                                                       ---------     --------
                                                       $ 724,657     $ 58,694
                                                       =========     ========

         Deferred income taxes reflect the tax impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

         tax laws and regulations. Principal items making up the deferred income tax provision (benefit) are as follows:

                                                          1992           1991

              Depreciation                             $ (19,998)     $ (7,977)
              Provision for foreclosure losses          (121,553)        2,880
              Loan acquisition costs                      53,586        85,211
              Deferred compensation                      (50,243)
              Other                                      (19,697)       (3,876)
                                                       ---------      --------
                                                       $(157,905)     $ 76,238
                                                       =========      ========

         Reconciliation of the federal statutory rate to the Company's effective rate is as follows:

                                                                  YEAR ENDED
                                                                  OCTOBER 31,
                                                               1992       1991

              Statutory federal income tax provision         $622,258   $60,380
              Add (deduct) tax effect of:
                State income taxes, net of federal benefit     75,597    (2,947)
                Other, net                                     26,802     1,261
                                                             --------   -------
                                                             $724,657   $58,694
                                                             ========   =======

6.       PROPERTY AND EQUIPMENT

         Property and equipment, including leased property and equipment of the Company, are summarized as follows:

                                                          1992         1991

              Real estate                              $  313,565   $  304,054
              Furniture and Equipment                   1,486,854      556,050
              Vehicles                                    647,686      363,420
                                                       ----------   ----------
                                                        2,448,105    1,223,524

              Less accumulated
                depreciation and amortization             725,523      676,347
                                                       ----------   ----------
                                                       $1,722,582   $  547,177
                                                       ==========   ==========

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

7.       PROFIT SHARING PLAN

         The Company has a profit-sharing plan covering substantially all salaried employees. The Company's contributions to the plan are determined annually by the Board of Directors and funded in the subsequent year. Participant interests vest after five years. The Company did not contribute to the plan during 1992 or 1991.

8.       STOCKHOLDERS' EQUITY

         During 1992, the Company purchased 19,200 shares of its stock from a former officer and director of the Company for $321,932. See Note 9 for additional discussion.

         During 1991, the Company issued 4,270 shares (2,000,000 shares authorized) of non-cumulative, non-voting Class B, preferred stock, with par value of $100 per share to the principal owner of the Company.

9.       COMMITMENTS AND CONTINGENCIES

         The Company is obligated under noncancellable operating leases for office space and certain equipment which expire in various amounts through 1995.

         Future minimum lease payments at October 31, 1992 were:

              1993                                                $  594,447
              1994                                                   583,144
              1995                                                   435,975
                                                                  ----------
                                                                  $1,613,566
                                                                  ==========

         Total rent expense for 1992 was approximately $541,000 ($343,000 in 1991).

         See Note 2 for a discussion of commitments to loan funds.

         The Company is contingently liable for the timely payment of principal and interest of certain loans sold through the issuance of mortgage-backed securities. Costs incurred under these guarantees for 1992 were approximately $1,082,000 ($423,000 in 1991).

         The Company has been named as defendant in various lawsuits arising from the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not materially affect the financial position of the Company.

         On April 13, 1990, the Company filed a complaint against a former officer, director and stockholder of the Company. The Company's complaint contained counts of breach of fiduciary duties, fraud and rescission of contract. On May 29, 1990, the defendant filed

CARL I. BROWN AND COMPANY
NOTES TO FINANCIAL STATEMENTS
For the Years Ended October 31, 1992 and 1991
- --------------------------------------------------------------------------------

         an answer and asserted various counterclaims against the Company. The defendant's claims arise from certain stock redemption and consulting agreements.

         On April 26, 1991, the Company reached an agreement in principle with the defendant. Under this agreement, the defendant agreed to release the Company from all claims, abstain from competing with the Company for a period of three years, and allow the Company to purchase the defendant's common stock in April 1992. These agreements were made in consideration of the Company paying the stockholder a total of $1,130,000.

         Accordingly, the accompanying financial statements reflect the recording of a non-compete agreement in the amount of $181,060 ($295,420 in 1991), net of amortization, and the recognition of $465,000 in 1991 of other deferred compensation and the defendant's legal fees. The Company purchased the stock of the defendant in 1992 for $321,932.

10.      RELATED PARTIES

         The Company has amounts due from related parties as follows:

                                                             1992        1991
                 Receivable from owners, non-
                   interest bearing and due on
                   demand                                  $303,178    $470,144

                 Receivable from affiliated
                   company                                       --     201,312

                 Other                                        3,468      47,894
                                                           --------    --------
                                                           $306,646    $719,350
                                                           ========    ========

                           CARL I. BROWN AND COMPANY

                                 BALANCE SHEET

                                     ASSETS

                                                                                 April 30, 1994
                                                                                 --------------
Mortgage loans for resale                                                         $162,854,395
Cash and temporary investments                                                       6,012,145
Accrued interest and other receivables                                              10,791,233
Due from related parties                                                               431,896
Prepaid expenses and current assets                                                    315,215
Property & equipment                                                                 2,286,619
Servicing rights acquired                                                            3,132,507
Non-compete agreement                                                                    9,519
Other assets                                                                           100,776
                                                                                  ------------

         TOTAL ASSETS                                                             $185,934,305
                                                                                  ============


             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------

Notes payable - warehouse loans                                                   $143,649,617
Drafts outstanding                                                                  23,223,111
Other notes payable                                                                  1,790,313
Accounts and commissions payable                                                     3,246,216
Accrued interest and other accruals                                                  1,526,148
Income Taxes Payable                                                                   737,305
Long term debt                                                                       2,162,899
Other liabilities                                                                      170,720
                                                                                  ------------

         Total Liabilities                                                         176,506,329
                                                                                  ------------

Preferred stock                                                                      1,072,000
Common stock                                                                           200,000
Treasury stock                                                                       (339,432)
Additional paid in capital                                                             598,078
Retained earnings                                                                    5,143,456
Current period income                                                                2,753,874
                                                                                  ------------

         Total stockholders' equity                                                  9,427,976
                                                                                  ------------

Total liabilities and stockholders' equity                                        $185,934,305
                                                                                  ============


                           CARL I. BROWN AND COMPANY

                            STATEMENT OF OPERATIONS

                                                   FOR THE MONTH          FOR THE SIX
                                                       ENDED             MONTHS ENDED
             INCOME                                APRIL 30, 1994       APRIL 30, 1994
             ------                                --------------       --------------
Loan administration                                  $   953,619          $ 5,934,374
Origination and other fees                             1,339,525            8,284,033
Gain on sale of mortgages                              1,637,825           11,774,637
Service release fees                                     777,814            4,163,860
Gain on bulk sale of servicing                         6,603,834           14,745,248
Interest (net)                                           249,961            1,562,571
                                                     -----------          -----------

             Total income                             11,562,578           46,464,723
                                                     -----------          -----------

             EXPENSES
             --------

Personnel expenses                                     5,573,597           29,749,285
General and administrative expenses                    2,266,655           12,440,686
                                                     -----------          -----------

             Total expenses                            7,840,252           42,189,971
                                                     -----------          -----------

Income before income tax expense                       3,722,326            4,274,752

Income tax expense                                     1,488,930            1,520,878
                                                     -----------          -----------

             NET INCOME                              $ 2,233,396          $ 2,753,874
                                                     ===========          ===========


                           CARL I. BROWN AND COMPANY

                            STATEMENT OF CASH FLOWS

                                                                                                 FOR THE SIX
                                                                                                 MONTHS ENDED
                                                                                                APRIL 30, 1994
                                                                                                --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                     $   2,753,874
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation                                                                                       201,481
  Amortization of acquired servicing rights                                                            300,000
  Gain on bulk sales of acquired servicing rights                                                  (14,745,248)
  Change in assets and liabilities:
    Decrease (increase) in mortgage loans held for sale                                                677,498
    Net proceeds under line-of-credit agreements                                                   (12,051,998)
    Decrease (increase) in receivables from related parties                                             27,871
    Decrease (increase) in accrued interest and other                                               (5,685,802)
      receivables
    Decrease (increase) in deferred income tax benefit                                                 430,473
    Decrease (increase) in prepaid expenses and other assets                                          (161,721)
    (Decrease) increase in accrued interest and other accruals                                        (996,644)
    (Decrease) increase in accounts and commissions payable                                           (678,536)
    (Decrease) increase in other notes payable                                                         585,419
    (Decrease) increase in other liabilities                                                           170,720
    (Decrease) increase in income taxes payable                                                        410,008

    Total adjustments                                                                              (31,516,479)
                                                                                                 -------------

    Net cash provided (used) by operations                                                         (28,762,605)
                                                                                                 -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from bulk sales of acquired servicing rights                                              17,563,197
 Payment for purchase of acquired servicing rights                                                  (2,530,582)
 Capital expenditures                                                                                 (741,516)

    Net cash provided (used) by investing activities                                                14,291,099
                                                                                                 -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net (payments) proceeds - long term debt                                                            2,162,899
                                                                                                 -------------

    Net cash (used) provided by financing activities                                                 2,162,899
                                                                                                 -------------

NET INCREASE/ (DECREASE) IN CASH                                                                 $ (12,308,607)
                                                                                                 -------------

                           CARL I. BROWN AND COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - Summary of the servicing portfolio:

The company acts as servicer for the following amount of loans originated or purchased by the Company. (OOO's)

                          Serviced           Additions to              Serviced
                             at             servicing net                at
                          10/31/93        of loans paid-off            04/30/94
                         ----------       -----------------           ----------
Custodial                $  164,000             $  (1,000)            $  163,000
GNMA                      2,008,000               (30,000)             1,978,000
FNMA                        117,000                15,000                132,000
FHLMC                       552,000              (202,000)               350,000
Other                        11,000                 4,000                 15,000
                         ----------             ---------             ----------


                         $2,852,000             $(214,000)            $2,638,000
                         ----------             ---------             ----------

                                                                        Amount
                                                                      ----------
Balance at October 31, 1993                                           $2,852,000

    Production
         Wholesale                               $715,000
         Retail                                   765,000
         Refinance                                256,000
                                                                       1,736,000

    Pay - offs                                                           505,000
    Bulk sales                                                         1,445,000
                                                                      ----------

BALANCE AT APRIL 30, 1994                                             $2,638,000
                                                                      ----------


NOTE 2 - Detail of amounts due from related parties

The following amounts were due from related parties April 30, 1994:

                                                                                  Amount
                                                                                 --------

                         Carl I. Brown                                           $332,893
                         L. Gregory Brown                                          53,598
                         Eric Brown                                                23,343
                         Jeff Brown                                                22,062
                                                                                 --------

                                                                                 $431,896
                                                                                 --------


NOTE 3 - Supplemental financial statement information:

The following information is provided for further financial statement analysis.

Summary of net interest income

                                                  For the month             For the six
                                                      ended                months ended
                                                  April 30, 1994          April 30, 1994
                                                  --------------          --------------
                  Interest income                     $1,370,401             $8,164,834
                  Interest expense                     1,120,440              6,602,262
                                                      ----------             ----------

                      NET                             $  249,961             $1,562,571
                                                      ----------             ----------



Depreciation and amortization expense for the month ended April 30, 1994 was $94,162.

Rent expense for the month ended April 30, 1994 was $246,222.

                          CARL I. BROWN AND COMPANY

                                BALANCE SHEET

                                     ASSETS

                                                                                                APRIL 30, 1993
                                                                                                --------------
Mortgage loans for resale                                                                        $ 162,613,025
Cash and temporary investments                                                                       8,586,243
Accrued interest and other receivables                                                               1,885,334
Due from related parties                                                                               444,682
Prepaid expenses and current assets                                                                    169,854
Property & equipment                                                                                 1,800,573
Servicing rights acquired                                                                            2,497,603
Non-compete agreement                                                                                  123,880
Other assets                                                                                           108,772
                                                                                                 -------------

         TOTAL ASSETS                                                                            $ 178,229,966
                                                                                                 =============

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

Notes payable - warehouse loans                                                                  $ 125,085,279
Drafts outstanding                                                                                  40,655,342
Other notes payable                                                                                    845,976
Accounts and commissions payable                                                                     2,156,709
Accrued interest and other accruals                                                                  1,164,522
Long term debt                                                                                         544,658
Income taxes payable                                                                                   868,928
Other liabilities                                                                                       72,687
                                                                                                 -------------

         Total liabilities                                                                         171,394,101
                                                                                                 -------------

Preferred stock                                                                                      1,072,000
Common stock                                                                                           200,000
Treasury stock                                                                                        (339,432)
Additional paid in capital                                                                             598,078
Retained earnings                                                                                    3,833,617
Current period income                                                                                1,471,602
                                                                                                 -------------

         Total stockholders' equity                                                                  6,835,865
                                                                                                 -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                       $ 178,229,966
                                                                                                 =============


                           CARL I. BROWN AND COMPANY

                            STATEMENT OF OPERATIONS

                                                    FOR THE MONTH              FOR THE SIX
                                                        ENDED                  MONTHS ENDED
            INCOME                                  APRIL 30, 1993            APRIL 30, 1993
            ------                                 ---------------           ---------------
Loan administration                                   $   675,847                 $ 3,872,078
Origination and other fees                                759,230                   3,356,941
Gain on sale of mortgages                               2,125,277                   8,424,277
Service release fees                                      239,180                   1,250,180
Gain on bulk sale of servicing                            496,998                     947,785
Interest (net)                                            136,095                   1,400,054
                                                      -----------                 -----------

            Total income                                4,432,627                  19,251,315
                                                      -----------                 -----------

            EXPENSES
            --------

Personnel expenses                                      2,571,945                  12,104,193
General and administrative expenses                       905,695                   4,917,422
                                                      -----------                 -----------

            Total expenses                              3,477,640                  17,021,615
                                                      -----------                 -----------

Income before provision for income tax                    954,987                   2,229,700

Provision for income tax                                  324,696                     758,098
                                                      -----------                 -----------

            NET INCOME                                $   630,291                 $ 1,471,602
                                                      ===========                 ===========


                           CARL I. BROWN AND COMPANY

                            STATEMENT OF CASH FLOWS

                                                                                                   FOR THE SIX
                                                                                                  MONTHS ENDED
                                                                                                 APRIL 30, 1993
                                                                                                 --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                        $  1,471,602
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation                                                                                        225,587
     Amortization of acquired servicing rights                                                           210,000
     Gain on bulk sales of acquired servicing rights                                                    (947,785)
     Amortization of non-compete                                                                          57,180
     Change in assets and liabilities:
        Decrease (increase) in mortgage loans held for sale                                          (55,416,360)
        Net proceeds under line-of-credit agreements                                                  53,421,067
        Decrease (increase) in receivables from related parties                                         (138,036)
        Decrease (increase) in accrued interest and other
          receivables                                                                                 (1,212,372)
        Decrease (increase) in other assets                                                              (33,844)
        Decrease (increase) in prepaid expenses and other assets                                          (9,898)
        (Decrease) increase in accrued interest and other accruals                                       267,006
        (Decrease) increase in accounts and commissions payable                                        1,762,845
        (Decrease) increase in other notes payable                                                       (77,164)
        (Decrease) increase in other liabilities                                                          72,687
        (Decrease) increase in income taxes payable                                                      190,529

        Total adjustments                                                                             (1,628,558)
                                                                                                    ------------

        Net cash provided (used) by operations                                                          (156,956)
                                                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from bulk sales of acquired servicing rights                                                2,389,092
  Payment for purchase of acquired servicing rights                                                   (1,700,663)
  Capital expenditures                                                                                  (303,578)

        Net cash provided (used) by investing activities                                                 384,851
                                                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (payments) proceeds - long term debt                                                              (233,355)


        Net cash (used) provided by financing activities                                                (233,355)
                                                                                                    ------------

NET DECREASE IN CASH                                                                                $     (5,460)
                                                                                                    ============


                           CARL I. BROWN AND COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - Summary of the servicing portfolio:

The company acts as servicer for the following amount of loans originated or purchased by the Company. (000's)

                    Serviced             Additions to                 Serviced
                       at                servicing net                   at
                    10/31/92           of loans paid-off               4/30/93
                    --------           -----------------               -------

Custodial          $  116,000                $ 47,000                 $  163,000
GNMA                  974,000                 391,000                  1,365,000
FNMA                   50,000                  19,000                     69,000
FHLMC                 534,000                 214,000                    748,000
Other                  12,000                   9,000                     21,000
                   ----------                --------                 ----------


                   $1,686,000                $680,000                 $2,366,000
                   ----------                --------                 ----------

                                                                        Amount
                                                                      ----------
Balance at October 31, 1992                                           $1,686,000

     Production
         Wholesale                           $645,000
         Retail                               319,000
         Refinance                            173,000
                                                                       1,137,000

     Pay - offs                                                          207,000
     Bulk sales                                                          250,000
                                                                      ----------

Balance at April 30, 1993                                             $2,366,000
                                                                      ----------


NOTE 2 - Detail of amounts due from related parties

The following amounts were due from related parties April 30, 1993:

                                                                            Amount
                                                                           --------
           Carl I. Brown                                                    327,913
           L. Gregory Brown                                                  37,839
           Eric Brown                                                        12,069
           Tradition advance                                                 66,861
                                                                           --------
                                                                           $444,682
                                                                           --------



NOTE 3 - Supplemental financial statement information:

The following information is provided for further financial statement analysis.

Summary of interest income (net)

                                               For the month            For the six
                                                   ended                months ended
                                               April 30, 1993          April 30, 1993
                                               --------------          --------------
    Interest income                                  751,485               $4,093,067
    Interest expense                                 615,390                2,693,013
                                                    --------               ----------

        NET                                         $136,095               $1,400,054
                                                    --------               ----------


Depreciation and amortization expense for the month ended April 30, 1993 was $74,384.

Rent expense for the month ended April 30, 1993 was $118,066.

                                                                      APPENDIX A


================================================================================


                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 6, 1994

                                  BY AND AMONG


                           CARL I. BROWN AND COMPANY,
                               ("MORTGAGE BANK")

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                                    ("FTB")

                                      AND

                      FIRST TENNESSEE NATIONAL CORPORATION
                                    ("FTNC")


================================================================================

                               TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----
                                                                    ARTICLE I
                                                                CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . .  - 1 -

                                                                   ARTICLE II
                                                                   THE MERGER

         2.1    The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 8 -
         2.2    Conversion of CIB Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 9 -
         2.3    No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 10 -
         2.4    Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 10 -
         2.5    Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 11 -
         2.6    Closing; Payment of Closing Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 11 -
         2.7    Closing Adjustment Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 12 -
         2.8    Calculation of Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 13 -
         2.9    Supplemental Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 14 -
         2.10   Additional Adjustments to Final Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 14 -

                                                                   ARTICLE III
                                                         REPRESENTATIONS AND WARRANTIES
                                                                 OF MORTGAGE BANK

         3.1    Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 15 -
         3.2    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 15 -
         3.3    No Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 15 -
         3.4    Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 15 -
         3.5    Statements Made . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 16 -
         3.6    Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 16 -
         3.7    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 16 -
         3.8    Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 16 -
         3.9    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 17 -
         3.10   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 17 -
         3.11   Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 17 -
         3.12   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 18 -
         3.13   Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 18 -
         3.14   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 19 -
         3.15   Ownership of Assets and Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 20 -
         3.16   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 21 -
         3.17   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 21 -
         3.18   Mortgage Banking Licenses and Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 21 -
         3.19   Loan Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 21 -
         3.20   Title to Certain Mortgage Loans; Mortgage Servicing Agreements  . . . . . . . . . . . . . . . . . . . . - 23 -
         3.21   No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 23 -
         3.22   Mortgage Servicing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 23 -
         3.23   Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 24 -
         3.24   Investor Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 24 -
         3.25   Custodial Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 25 -
         3.26   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 25 -
         3.27   Inquiries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 25 -


                                                                                                                         Page
                                                                                                                         ----
         3.28   Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.29   Physical Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.30   Application of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.31   Pool Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.32   Loan Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.33   Payment of Taxes, Insurance Premiums, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.34   Tax Identification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 26 -
         3.35   Payoff Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 27 -
         3.36   Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 27 -
         3.37   Cooperation Re Blue Sky Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 27 -

                                                                    ARTICLE IV
                                                   REPRESENTATION AND WARRANTIES OF FTNC AND FTB

         4.1    Organization; FTNC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 27 -
         4.2    Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 27 -
         4.3    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 28 -
         4.4    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 28 -
         4.5    Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 28 -
         4.6    Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.7    Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.8    Statements Made . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.9    Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.10   Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.11   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.12   Inquiries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.13   Blue Sky Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
         4.14   Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 29 -
                                                                    ARTICLE V
                                                              PRE-CLOSING COVENANTS

         5.1    Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 30 -
         5.2    Conduct Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 30 -
         5.3    Access to Properties and Records; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . - 31 -
         5.4    Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 33 -
         5.5    Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 33 -
         5.6    Transfer Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 33 -
         5.7    Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 33 -
         5.8    Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 33 -
         5.9    No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 33 -
         5.10   Consistency in Methodologies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 34 -
         5.11   Filing of Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 34 -
         5.12   Mortgage Bank's Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 34 -
         5.13   Pooling-of-Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 34 -
         5.14   Accrual of Termination Costs on Closing Date Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . - 34 -
         5.15   Accrual With Respect to Covenant-Not-to-Compete and Non-Solicitation Payments . . . . . . . . . . . . . - 34 -
         5.16   Disposition of Certain Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -
         5.17   Redemption of CIB Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -

                                                                                                                         Page
                                                                                                                         ----
         5.18   Bonus Accruals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -
         5.19   Servicing Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -
         5.20   Funding of Custodial Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -

                                                                    ARTICLE VI
                                                              POST-CLOSING COVENANTS

         6.1    Standard of Care  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -
         6.2    Mitigation of Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -
         6.3    Expenses and Reimbursement of Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 36 -
         6.4    Tax Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 36 -
         6.5    Sellers' Representative Continuing Access to Books/Records  . . . . . . . . . . . . . . . . . . . . . . - 36 -
         6.6    Advance of Funds at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 37 -

                                                                   ARTICLE VII
                                                                CERTAIN TAX MATTERS

         7.1    Returns; Indemnification; Liability for Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 37 -
         7.2    Cooperation; Refunds and Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 38 -
         7.3    Conduct of Audits and Other Procedural Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 38 -
         7.4    Resolution of Disagreements Among Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 39 -

                                                                   ARTICLE VIII
                                                                    CONDITIONS

         8.1    Conditions to Each Party's Obligations under this Agreement . . . . . . . . . . . . . . . . . . . . . . - 39 -
         8.2    Additional Conditions to Mortgage Bank's Obligations under this Agreement . . . . . . . . . . . . . . . - 40 -
         8.3    Additional Conditions to FTNC's and FTB's Obligations under this Agreement  . . . . . . . . . . . . . . - 41 -

                                                                   ARTICLE IX
                                                                 INDEMNIFICATION

         9.1    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 43 -

                                                                    ARTICLE X
                                                        TERMINATION, WAIVER AND AMENDMENT

         10.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 47 -
         10.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 47 -
         10.3   Amendment, Extension and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 47 -

                                                                    ARTICLE XI
                                                                  MISCELLANEOUS

         11.1   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 48 -
         11.2   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 48 -
         11.3   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 48 -
         11.4   Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 48 -

                                                                                                                              Page
                                                                                                                              ----
         11.5   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 48 -
         11.6   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 49 -
         11.7   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 50 -
         11.8   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 50 -
         11.9   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 51 -

                                                                                                      Page
                                                                                                      ----
List of Exhibits
- ----------------

Exhibit "A"    --    Base Purchase Price (not included herein)
Exhibit "B"    --    Disclosure Schedule (not included herein)
Exhibit "C"    --    Escrow Agreement
Exhibit "D"    --    Schedule of CIB Common Stock (not included herein)
Exhibit "E"    --    Paying Agent Agreement
Exhibit "F"    --    Sellers' Agreement
Exhibit "G"    --    Section 9.1(a)(viii) Indemnity Schedule (not included herein)
Exhibit "H"     -    Section 9.1(a)(vii) Indemnity Schedule (not included herein)
Exhibit "I"    --    Covenant-Not-To-Compete and Non-Solicitation Payments (not included herein)
Exhibit "J"    --    Registration Rights Agreement
Exhibit "K"    --    Disposed Assets and Paid Receivables (not included herein)
Exhibit "L"    --    Parties to Employment Agreements and Covenants Not to Compete (not included herein)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated the 6th day of September, 1994, is made by and among CARL I. BROWN AND COMPANY ("Mortgage Bank"), FIRST TENNESSEE NATIONAL CORPORATION ("FTNC") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("FTB").

                              W I T N E S S E T H:

         WHEREAS, FTNC will cause First Tennessee Interim Corporation, a Kansas corporation ("Interim") to be formed, to merge into Mortgage Bank in the manner and subject to the terms and conditions hereinafter set forth (the "Acquisition");

         WHEREAS, FTNC, as sole shareholder of Interim, directs that all of the then outstanding capital stock of the Surviving Corporation (hereinafter defined) be issued at Closing in the name of and directly to its wholly-owned subsidiary, FTB.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         For purposes of this Agreement, except as otherwise expressly provided, the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular.

         ACQUISITION-- The acquisition of Mortgage Bank by FTB.

         ADVANCES -- Amounts that, as of the Closing Date, have been advanced by Mortgage Bank in connection with servicing the Mortgage Loans (including, without limitation, principal, interest, taxes and insurance premiums) and which are required or permitted to be paid by Mortgage Bank as the servicer of the Mortgage Loans pursuant to applicable Investor requirements and the terms of the applicable Mortgage Servicing Agreements.

         AFFILIATE-- With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         AFFILIATED GROUP -- Any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

         AGENCY -- FHA, VA, GNMA, FNMA, FHLMC or a State Agency, as applicable.

         AGREEMENT-- This Agreement and Plan of Merger and all exhibits and schedules hereto as the same may from time to time be amended or supplemented by one or more instruments executed by the parties hereto.

         AUDITED FINANCIAL STATEMENTS -- As defined in Section 3.7.

         BALANCE SHEET -- Collectively, the unaudited balance sheets of Mortgage Bank as of March 31, 1994, April 30, 1994, May 31, 1994, June 30, 1994 and July 31, 1994.

         BASE PURCHASE PRICE -- The amount defined in Section 2.5.

         BASKET -- As defined in Section 9.1(h).

         BUYDOWN -- With respect to a VA Loan, the waiver by FTB or Mortgage Bank of a portion of the indebtedness of a Mortgage Loan, including, without limitation, a reduction of the principal, a credit to escrow or unapplied funds accounts or the forgiveness of accrued interest, which causes the VA to pay off the remaining amount of indebtedness owed and acquire the Collateral.

         CIB COMMON STOCK -- Shares of issued and outstanding common stock of Mortgage Bank as set forth in Section 3.2.

         CIB PREFERRED STOCK -- Shares of issued and outstanding preferred stock of Mortgage Bank as set forth in Section 3.2.

         CIB STOCK -- The CIB Common Stock and the CIB Preferred Stock.

         CLOSING -- The closing with respect to the Acquisition.

         CLOSING ADJUSTMENT DOCUMENTS -- As defined in Section 2.7(a).

         CLOSING DATE BALANCE SHEET -- The unaudited balance sheet of Mortgage Bank as of the Closing Date Balance Sheet Date.

         CLOSING DATE BALANCE SHEET DATE -- The date as of which the Closing Date Balance Sheet is prepared which shall be the last day of the calendar month immediately preceding the Closing Date.

         CLOSING DATE -- The date and time of Closing as defined in Section 2.6(b).

         CLOSING MEASUREMENT PRICE - The average of the closing prices of the shares of FTNC Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") National Market System during the twenty (20) trading days ending on the tenth (10th) trading day prior to the Closing Date.

         CLOSING PORTFOLIO -- The unpaid principal balance of the Mortgage Servicing Portfolio, provided, that the Closing Portfolio shall not include Excluded Loans; provided further, that for purposes of Sections 2.8(a)(i) and 2.8(b)(i), as to Mortgage Loans originated or acquired by Mortgage Bank after March 31, 1994, and before the Closing Date, the Mortgage Loans included in the Closing Portfolio shall consist of Mortgage Loans and/or Servicing Rights with characteristics materially the same as Mortgage Loans or Servicing Rights originated or acquired prior to March 31, 1994, and shall not include bulk purchases after March 31, 1994.

         CLOSING PURCHASE PRICE -- As defined in Section 2.6(a).

         CODE -- The Internal Revenue Code of 1986, as amended.

         COLLATERAL -- The property securing a Mortgage Loan.

         CONFORMING LOAN -- A Mortgage Loan which is or is eligible to be an FHA Loan or a VA Loan or which is a loan eligible to be sold to FNMA, FHLMC or GNMA.

         CONSTITUENT CORPORATIONS -- Interim and Mortgage Bank.

         CONTRACTS -- As defined in Section 3.11.

         CUSTODIAL ACCOUNTS -- As defined in Section 3.25.

         DEBT -- Shall mean, for purposes of Section 5.2(k), with respect to Mortgage Bank, (a) all indebtedness for borrowed money or for the deferred purchase price of property, (b) the face amount of all letters of credit and, without duplication, all outstanding drafts drawn thereunder and any unpaid reimbursement obligation or indemnity with respect thereto, (c) all liabilities secured by any Encumbrance on any property owned by Mortgage Bank, to the extent attributable to Mortgage Bank's interest in such property, even though Mortgage Bank has not assumed or become liable for the payment thereof, and (d) any other monetary obligation (including, without limitation, guarantees, accommodations and endorsements or obligations of like nature); but excluding trade and other accounts and accrued expenses payable in the ordinary course of business and accrued reserves with respect to expenses arising in the ordinary course of business.

         DISAGREEMENT -- As defined in Section 2.7(b).

         DISCLOSURE SCHEDULE -- The disclosure schedule marked as EXHIBIT "B" hereto which is divided into sections to correspond to the subsections of Articles III and IV.

         EFFECTIVE TIME -- The effective time of the Merger as stated in the certificate of merger.

         EMPLOYMENT AGREEMENTS -- Those certain employment, noncompetition and/or nonsolicitation agreements entered into by Mortgage Bank and the Persons listed on EXHIBIT "L."

         ENCUMBRANCE -- Any lien, pledge, security interest, claim, charge, easement, restriction or encumbrance of any kind or nature whatsoever.

         ENVIRONMENTAL LAWS -- As defined in Section 3.26.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ESCROW AGREEMENT -- That certain escrow agreement which shall be substantially in the form of EXHIBIT "C" attached hereto and incorporated herein by this reference.

         ESCROW BANK -- The corporate trust division of FTB.

         ESCROW SHARES -- Shares of FTNC Common Stock subject to the Escrow Agreement.

         ESTIMATION DATE -- The last day of the second (2nd) calendar month preceding the Closing Date.

         EXCLUDED LOANS -- Mortgage Loans which are (i) ninety (90) days or more delinquent, (ii) in bankruptcy, in Foreclosure, in forbearance or in litigation relating to delinquency, (iii) real estate owned loans

("REO"), (iv) Pipeline Loans, or (v) subject to subservicing agreements with a third party owner of the Servicing Rights with respect to such Loans.

         FED FUNDS RATE -- The federal funds rate, as reported in The Wall Street Journal, Midwest Edition at the relevant time or, if not reported therein, then as reported in another definitive source.

         FHA -- Federal Housing Administration or any successor thereto.

         FHA LOANS -- Mortgage Loans which are insured by FHA.

         FHLMC -- Federal Home Loan Mortgage Corporation or any successor thereto.

         FINAL PURCHASE PRICE -- As defined in Section 2.8(b).

         FINANCIAL STATEMENTS -- As defined in Section 3.7.

         FNMA -- Federal National Mortgage Association or any successor thereto.

         FORECLOSURE -- The process by which title to Collateral is acquired in a foreclosure sale or pursuant to any other comparable procedure allowed under applicable law.

         FTB -- First Tennessee Bank National Association, a national banking association.

         FTNC -- First Tennessee National Corporation, a Tennessee corporation.

         FTNC COMMON STOCK -- Shares of voting common stock of FTNC, par value $2.50 per share.

         GAAP -- Generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared.

         GNMA -- Government National Mortgage Association or any successor thereto.

         HUD -- United States Department of Housing and Urban Development or any successor thereto.

         INDEPENDENT ACCOUNTING FIRM -- Any "Big Six" accounting firm or its successor which does not serve as the independent auditor of a Seller, FTB, FTNC or Mortgage Bank or any Affiliate of any of these entities.

         INJUNCTION -- As defined in Section 8.1(b).

         INSURANCE PROCEEDS -- Insurance or guarantee proceeds paid or payable with respect to a Mortgage Loan from an Insurer to Mortgage Bank, FTB or any of their beneficiaries, successors or assigns, or to any Investor.

         INSURER -- A Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Mortgage Loans or the Collateral.

         INTERIM FINANCIAL STATEMENTS -- As defined in Section 3.7.

         INTERIM -- First Tennessee Interim Corporation, a to be formed Kansas corporation.

         INVESTOR -- Any Person (including any Agency) who (i) owns Mortgage Loans or Previously Disposed Loans or Servicing Rights to Mortgage Loans or Previously Disposed Loans, serviced or master serviced by Mortgage Bank pursuant to a Mortgage Servicing Agreement or (ii) is a party (other than Mortgage Bank) to an Investor Commitment.

         INVESTOR COMMITMENT -- The commitment of a Person to purchase a Mortgage Loan owned by Mortgage Bank.

         IRS -- Internal Revenue Service.

         LICENSES -- As defined in Section 3.18.

         LOAN DOCUMENTS -- All files, records and documents used to originate and/or service the Mortgage Loans in accordance with Investor requirements or Regulations.

         LOSS -- Any liability, loss, cost, damage, penalty, fine, interest, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements) actually incurred.

         MERGER -- The merger of Interim with and into Mortgage Bank.

         MORTGAGE BANK -- Carl I. Brown and Company, a Kansas corporation.

         MORTGAGE LOAN -- Any closed mortgage loan, whether or not such mortgage is included in a securitized portfolio (and whether or not such loan is an Excluded Loan), in the Mortgage Servicing Portfolio, as evidenced by notes or other evidences of indebtedness secured by mortgages or deeds of trust.

         MORTGAGE SERVICING AGREEMENTS -- All contracts or arrangements between Mortgage Bank and an Investor pursuant to which Mortgage Bank services or master services Mortgage Loans for such Investor.

         MORTGAGE SERVICING PORTFOLIO -- The portfolio of Mortgage Loans serviced or master serviced by Mortgage Bank pursuant to Mortgage Servicing Agreements, together with all Warehouse Loans.

         MULTIFAMILY LOAN -- A Mortgage Loan with Collateral in excess of four dwelling units.

         NOTICE OF DISAGREEMENT -- As defined in Section 2.7(b).

         PAYING AGENT AGREEMENT -- means the Sellers' Representative and Paying Agent Agreement attached hereto as EXHIBIT "E."

         PERMITTED ENCUMBRANCES -- For purposes of Section 5.2(m), shall mean:

                 (i) Encumbrances for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace not to exceed sixty (60) days, if any, related thereto has not expired or which are being diligently contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Mortgage Bank, in accordance with GAAP;

                 (ii) carriers', warehousemen's, landlords', materialmen's, repairmen's or other like encumbrances arising in the ordinary course of business (i) which are not overdue for a period of more than sixty
         (60) days or (ii) which are being diligently contested in good faith and by appropriate proceedings;

                 (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of statutory obligations, appeal or similar bonds, leases and trade contracts (exclusive of obligations for the payment of borrowed money);

                 (iv) Encumbrances in favor of existing warehouse lenders pursuant to the terms of such warehouse loans;

                 (v) any Encumbrance constituting a renewal or continuation of any Encumbrance permitted by this definition of Permitted Encumbrances, but only, in the case of each such renewal or continuation, to the extent that the principal amount of indebtedness secured by such Encumbrance does not exceed the principal amount of such indebtedness so secured at the time of the renewal or continuation, and that such Encumbrance is limited to all or part of the property that secured the Encumbrance renewed or continued; and

                 (vi) other Encumbrances incidental to the conduct of Mortgage Bank's business or the ownership of its property which are not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of their businesses and which, in any event, do not secure obligations in excess of $50,000 in the aggregate.

         PERSON -- Any individual, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust or other entity.

         PIPELINE LOANS -- Those pending loans to be secured by a first priority mortgage lien on a one-to-four family residence with respect to which Mortgage Bank has taken an application or has agreed in writing with an originator to purchase, including those loans which are pending with a correspondent or wholesale originator as of the related date of determination and which meet Mortgage Bank's acquisition criteria for such loans, but which have not yet closed or been purchased from the correspondent or wholesale originator on such date of determination.

         POOL -- An aggregate of one or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

         PORTFOLIO TARGET -- An unpaid principal balance of the Mortgage Servicing Portfolio equal to $2,859,450,502.

         PREFORECLOSURE -- The waiver by FTB or Mortgage Bank of a portion of the indebtedness of a Mortgage Loan (other than a VA Loan), including, without limitation, a reduction in the principal amount outstanding under such Mortgage Loan, a credit to escrow or unapplied funds accounts or a forgiveness of any accrued interest, which enables the borrower to sell the applicable Collateral and pay off the remaining amount of indebtedness owed.

         PREVIOUSLY DISPOSED LOAN -- Any mortgage loan and/or the Servicing Rights related thereto which is not a Warehouse Loan, a Pipeline Loan or in the Mortgage Servicing Portfolio.

         PROCEEDINGS -- As defined in Section 7.3.

         RECOURSE LOAN -- As defined in Section 3.21 hereof.

         RECOVERY -- Any recovery or reimbursement received or receivable by FTNC, FTB or Mortgage Bank from any source, including, without limitation, Insurance Proceeds.

         REGISTRATION STATEMENT -- As defined in Section 3.36.

         REGULATIONS -- (i) Federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with a Mortgage Loan, Pipeline Loan or Previously Disposed Loan, (ii) the responsibilities and obligations set forth in any agreement between Mortgage Bank and an Investor or private mortgage insurer (including, without limitation, Mortgage Servicing Agreements, Investor Commitments and selling and servicing guides), and (iii) the laws, rules, regulations, guidelines, handbooks and other published requirements of an Investor, Agency, private mortgage insurer, public housing program or Investor program, with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with a Mortgage Loan, Pipeline Loan or Previously Disposed Loan.

         REPURCHASE -- The purchase of a Mortgage Loan out of a Pool or an Investor's portfolio by Mortgage Bank at the direction of the Investor based upon a breach by Mortgage Bank of a representation, warranty or undertaking contained in the related agreement with such Investor.

         SELLER OR SELLERS -- The Persons listed as selling shareholders in the Sellers' Agreement who are shareholders of Mortgage Bank.

         SELLERS' AGREEMENT -- The Sellers' Agreement among the Sellers, Carl
I. Brown, Molly S. Brown, FTNC and FTB, a copy of which is attached as EXHIBIT "F."

         SELLERS' REPRESENTATIVE -- For purposes of claims for indemnification under Sections 9.1(a)(i), (ii), (iii), (v), (vi), (vii) and (viii) of this Agreement, Jeffrey D. Zimmerman, and for all other purposes L. Gregory Brown, as the respective representatives of the shareholders of Mortgage Bank pursuant to the Paying Agent Agreement.

         SERVICING RELEASED LOANS -- As defined in Section 3.21.

         SERVICING RIGHTS -- The right to receive the servicing fees and any other income the servicer is entitled to receive arising from or connected to any Mortgage Loans and the related obligations to (i) administer and collect payments for the reduction of principal and interest, (ii) pay taxes and insurance premiums, (iii) remit all amounts in accordance with any Mortgage Servicing Agreements, (iv) provide foreclosure services and full escrow administration and (v) perform such other obligations as may, from time to time, be imposed under any Mortgage Servicing Agreement.

         SINGLE FAMILY LOAN -- A Mortgage Loan secured by Collateral of one to four dwelling units.

         STATE AGENCY -- Any state agency or regulatory authority with authority to regulate the business of Mortgage Bank, determine the investment or servicing requirements with regard to loans originated, purchased or serviced by Mortgage Bank, or otherwise participate in or promote mortgage lending.

         SUBSIDIARY -- A company is a Subsidiary of another company if 50% or more of its outstanding voting securities is owned by such other company.

         SUPPLEMENTAL CLOSING -- As defined in Section 2.9.

         SUPPLEMENTAL CLOSING DATE -- As defined in Section 2.9.

         SURVIVING CORPORATION -- Mortgage Bank, in its capacity as the corporation surviving the Merger.

         TANGIBLE NET ASSETS -- The difference, which may be a negative number, between (i) the total assets of Mortgage Bank (less capitalized Servicing Rights, capitalized costs, covenant-not-to-compete and non-solicitation payments and other intangible assets included in such total assets) and (ii) total liabilities of Mortgage Bank. For purposes of calculating Tangible Net Assets, any adjustment to the reserves for foreclosure losses or other losses, or to the valuation of capitalized Servicing Rights or to the contract rights receivable made pursuant to Section 5.10 will not be included in Mortgage Bank's total assets or total liabilities, will not affect the determination of Base Purchase Price, Closing Purchase Price or Final Purchase Price, or otherwise modify Mortgage Bank's obligations under this Agreement.

         TANGIBLE NET ASSET TARGET -- $9,295,469 in Tangible Net Assets.

         TAX AFFILIATE -- A Person is a Tax Affiliate of another Person if they are both members of the same Affiliated Group.

         TAXES -- As defined in Section 3.12(c).

         TAX RETURN -- Any return, report or information return required to be filed with any taxing authority with respect to Taxes.

         TRANSFERRED LOANS -- As defined in Section 6.1.

         TREASURY REGULATIONS -- The regulations promulgated under the Code.

         UNRESOLVED CLAIMS -- Any claim arising from a breach of any one or more of Mortgage Bank's representations, warranties or covenants under this Agreement or for any other matter subject to indemnification under Article IX that has not been finally resolved.

         VA -- Department of Veteran's Affairs or any successors thereto.

         VA LOANS -- Mortgage Loans guaranteed by VA.

         VA NO-BID -- A delinquent VA Loan originated or otherwise acquired by Mortgage Bank, with respect to which the VA has notified Mortgage Bank that it intends to exercise its option to pay the amount guaranteed by the VA and relinquish all rights in the Collateral securing such VA Loan to Mortgage Bank.

         WAREHOUSE LOANS -- Mortgage Loans owned by Mortgage Bank and held for sale.

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. (a) On the Closing Date, Interim will merge with and into Mortgage Bank, with Mortgage Bank being the Surviving Corporation, pursuant to the provisions of, and with the effects provided in, the Kansas General Corporation Code, as amended. At the Effective Time, the charter and bylaws of Mortgage

Bank (as the Surviving Corporation) shall be the charter and bylaws of Mortgage Bank in effect immediately prior to the Effective Time.

         (b) FTNC, in the exercise of its rights as sole shareholder of Interim, directs that at the Effective Time, all of the capital stock of the Surviving Corporation Common Stock be issued at Closing directly to and in the name of its wholly-owned subsidiary, FTB and FTB agrees to receive and own the Surviving Corporation Common Stock.

          2.2 CONVERSION OF CIB COMMON STOCK. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, subject to the Escrow Agreement, at the Effective Time, all of the shares of CIB Common Stock issued and outstanding immediately prior to the Closing (collectively, the "Total CIB Shares") shall be converted into the total number of shares of FTNC Common Stock which is equal to the Base Purchase Price subject to adjustment on the Closing Date as provided in Section 2.8(a) and subject to post-closing adjustments as provided in Sections 2.8(b) and 2.10 in each case divided by the Closing Measurement Price.

         (b) Each share of CIB Common Stock issued and outstanding immediately prior to the Closing shall become and be converted into the number of shares of FTNC Common Stock equal to the total number of shares of FTNC Common Stock determined under Section 2.2(a) above divided by the Total CIB Shares.

         (c) If the Closing Measurement Price is less than or equal to $35 per share, FTNC shall have the right to terminate this Agreement; provided, however, that FTNC shall have the right to require Mortgage Bank and the Sellers to consummate the Merger using the actual Closing Measurement Price (equal to or less than $35 per share) to calculate the aggregate number of shares of FTNC Common Stock to be issued pursuant to Section 2.2(a) above. To exercise its right to require consummation of the Merger under this Section 2.2(c), FTNC must give written notice of its election to exercise to Mortgage Bank not later than the close of business on the seventh (7th) day following the last day of the twenty (20) day determination period for calculating the Closing Measurement Price. If, subsequent to the date of this Agreement but prior to determination of the Closing Measurement Price, the outstanding shares of FTNC Common Stock shall be increased, decreased, changed into or exchanged for a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared, the $35 per share standard of this section shall be adjusted accordingly.

         (d) Subsequent to the date of the determination of the Closing Measurement Price but prior to (i) the Effective Time, (ii) payment of any post-Closing Date payments due under Section 2.9 hereof, or (iii) payment of any refunds to FTNC of the Closing Purchase Price due under Section 2.11, if the outstanding shares of FTNC Common Stock shall be increased, decreased, changed into or exchanged for a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, or other like changes in FTNC's capitalization shall have occurred, the number of shares to be transferred pursuant to subsections (a) and (b) of this Section 2.2, Section 2.9 and Section 2.11 shall be adjusted for such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend or otherwise.

         (e) The aggregate number of shares of Interim common stock, par value $.01 per share, ("Interim Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one hundred seventy-two thousand eight hundred (172,800) fully paid and non-assessable shares of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate theretofore representing shares of Interim Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common

Stock into which such shares of Interim Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to FTB, as hereby directed of FTNC, a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates which formerly represented shares of Interim Common Stock, which shall be cancelled.

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of FTNC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, FTNC shall pay to each holder of CIB Common Stock exchanged pursuant to this Agreement who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such holder's fractional interest by the Closing Measurement Price. No Seller shall receive cash for an amount in excess of the value of one (1) share of FTNC Common Stock. No cash payment for any fractional share shall be made to any Seller until the Supplemental Closing Date under Section 2.9 or the termination of the Escrow Fund, whichever event shall last occur, but each Seller shall receive credit on such date(s) for any fractional share due to such Seller and not previously issued.

         2.4 PROCEDURES. Subject to the Escrow Agreement, certificates which represent shares of CIB Common Stock that are outstanding at the Effective Time (each, a "Certificate") and are converted into shares of FTNC Common Stock pursuant to the Merger shall, at the Effective Time, be exchangeable by the holders thereof in the manner and at the time described below for new certificates representing the shares of FTNC Common Stock into which such shares have been converted.

         As promptly as practicable after the Closing Date, FTNC shall send to each holder of record of shares of CIB Common Stock outstanding at the Closing Date transmittal materials for use in exchanging the Certificates for such shares for certificates for shares of the FTNC Common Stock into which such shares of CIB Common Stock have been converted pursuant to the Merger. Except for the Escrow Shares, upon surrender of a Certificate, together with a duly executed and completed letter of transmittal and a duly executed stock power, the Paying Agent as agent for the holder of such Certificate as provided and defined in the Paying Agent Agreement shall be entitled to receive in exchange therefor a certificate for the number of shares of FTNC Common Stock to which such holder is entitled, and such Certificate shall forthwith be cancelled. If any such delivery is to be made in whole or in part to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of FTNC or its agent that such tax either has been paid or is not payable.

         No holder of CIB Common Stock shall be entitled to exercise any rights as a shareholder of FTNC until such holder shall have properly surrendered its Certificate(s) (together with all required documents) as set forth above. No dividend or other distribution payable after the Effective Time with respect to the FTNC Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof properly surrenders such Certificate (together with all required documents), at which time such holder shall receive all dividends and distributions, without interest thereon, previously withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of Mortgage Bank of any shares of CIB Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of the Merger into the right to receive FTNC Common Stock. If, after the Effective Time, Certificates of CIB Common Stock are presented for transfer to Mortgage Bank, they shall be cancelled and exchanged for the shares of FTNC Common Stock deliverable in respect thereof as determined in accordance with the provisions of Section 2.2 and in accordance with the procedures set forth in this Section 2.4.

         After the Effective Time, holders of CIB Common Stock shall cease to be, and shall have no rights as stockholders of, Mortgage Bank.

         Notwithstanding the foregoing, neither FTNC nor Mortgage Bank nor any other person shall be liable to any former holder of CIB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed and the receipt by FTNC of appropriate and customary indemnification including, where appropriate, the posting of a bond, FTNC will issue in exchange for such lost, stolen or destroyed certificate shares of FTNC Common Stock or the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Article II.

         2.5 PURCHASE PRICE. The purchase price for the CIB Common Stock shall be $53,250,000 ("Base Purchase Price"); provided, however, that such Base Purchase Price shall be adjusted in accordance with Sections 2.8 and 2.10 hereof.

         2.6 CLOSING; PAYMENT OF CLOSING PURCHASE PRICE. (a) At least fifteen (15) days prior to the Closing Date, Sellers' Representative shall deliver to FTNC an estimate of all adjustments to the Base Purchase Price, which estimate shall (i), subject to the provisions of the last sentence of this Section 2.6(a), be computed in accordance with the provisions of Section 2.8(a) hereof and (ii) be accompanied by a schedule setting forth in reasonable detail the calculations contemplated by Section 2.8(a). The Base Purchase Price, as adjusted by the estimated adjustments determined pursuant to this
Section 2.6, is referred to herein as the "Closing Purchase Price." In computing the Closing Purchase Price pursuant to EXHIBIT "A" and this Section 2.6(a), the Closing Portfolio and Tangible Net Assets shall be determined as of the Estimation Date.

         (b) The Closing shall occur at the offices of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell, Twentieth Floor, First Tennessee Building, Memphis, Tennessee, or at such other place as shall be mutually agreeable to the parties, on the "Closing Date" which shall be January 3, 1995, if all conditions to closing stated in Article VIII have been satisfied or if all such conditions have not been satisfied on or prior to January 3, 1995, but thereafter are satisfied, then as soon as practicable for the parties following satisfaction of all such items or such other later date as shall be mutually agreeable to the parties.

         (c) On the Closing Date (or on such other date as indicated below), the following actions shall be taken:

                 (i) Sellers' Representative shall deliver evidence reasonably satisfactory to FTNC that there are no warrants, options, calls, commitments, agreements or other rights of any character calling for the purchase or issuance of CIB Common Stock or any securities representing the right to purchase or otherwise receive any shares of CIB Common Stock or any other capital stock of Mortgage Bank;

                 (ii) The Escrow Agreement, duly executed by Sellers' Representative, shall be delivered to FTNC;

                 (iii) As soon as is reasonably practicable following the Closing Date, FTNC shall deliver certificates for the FTNC Common Stock to Sellers' Representative representing the Closing Purchase Price (except for the Escrow Shares delivered to the Escrow Agent);

                 (iv) As soon as is reasonably practicable following the Closing Date, FTNC shall deliver the Escrow Shares to the Escrow Bank; and

                 (v) Each party shall take such other actions, and shall execute and deliver such other instruments or documents, as shall be required under the terms of this Agreement.

         2.7 CLOSING ADJUSTMENT DOCUMENTS. In order to prepare for the adjustments of the Closing Purchase Price as contemplated in Section 2.8(b) hereof, the parties shall proceed as follows:

         (a) As soon as reasonably practicable following the Closing Date, and in no event more than ninety (90) days thereafter, FTNC shall prepare and deliver to Sellers' Representative (i) the Closing Date Balance Sheet, which Closing Date Balance Sheet, except as otherwise required by Section 2.7(e) of this Agreement, shall be prepared in accordance with GAAP consistent with the accounting principles used in the preparation of the Audited Financial Statements (as defined in Section 3.7) and the Balance Sheet, (ii) a schedule calculating the amount of the Tangible Net Assets as of the Closing Date Balance Sheet Date, (iii) a schedule of the Closing Portfolio as of the Closing Date Balance Sheet Date, and (iv) a schedule setting forth in reasonable detail the calculations contemplated by Section 2.8(b) below (collectively, the "Closing Adjustment Documents"). The parties shall cooperate in the preparation of the Closing Adjustment Documents in accordance with this Section
2.7 and Section 2.8(b) hereof.

         (b) Within twenty (20) days after delivery of each of the Closing Adjustment Documents to Sellers' Representative, Sellers' Representative may dispute all or any portion of any of the Closing Adjustment Documents by giving written notice (a "Notice of Disagreement") to FTNC setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "Disagreement"). Sellers' Representative may, at any time during such twenty (20) day period, deliver written notice to FTNC of Sellers' Representative's acceptance of the Closing Adjustment Documents delivered by FTNC. FTNC shall provide Sellers' Representative and its designees with full access to the books, records, personnel and representatives of Mortgage Bank and such other information as Sellers' Representative may reasonably request in connection with its review of the Closing Adjustment Documents and with respect to the resolution of any Disagreement. The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If Sellers' Representative does not give a Notice of a Disagreement in accordance with the provisions of the first sentence of this paragraph (b) within the twenty (20) day period set forth therein, Sellers' Representative shall be deemed to have irrevocably accepted such Closing Adjustment Documents in the form delivered to Sellers' Representative by FTNC.

         (c) If Sellers' Representative shall deliver a Notice of Disagreement and FTNC shall not dispute all or any portion of such Notice of Disagreement by giving written notice to Sellers' Representative setting forth in reasonable detail the basis for such dispute within twenty (20) days following the delivery of such Notice of Disagreement, FTNC shall be deemed to have irrevocably accepted the Closing Adjustment Documents as modified in the manner described in the Notice of Disagreement. If FTNC disputes all or any portion of the Notice of Disagreement within the twenty (20) day period described in the previous sentence, and within twenty (20) days following the delivery to Sellers' Representative by FTNC of the notice of such dispute (the "Conference Period"), Sellers' Representative and FTNC do not resolve the Disagreement (as evidenced by a written agreement among the parties hereto) not later than the end of the Conference Period, such Disagreement shall be referred to an Independent Accounting Firm mutually selected by Sellers' Representative and FTNC for a resolution of such Disagreement in accordance with the terms of this Agreement. If FTNC and Sellers' Representative do not agree on the selection of an Independent Accounting Firm, their respective independent public accountants shall select such firm not later than five (5) business days following the end of the Conference Period. The determinations of such firm with respect to any Disagreement shall be final and binding upon the parties and the amount so determined shall be used to complete the final Closing Adjustment

Documents. FTNC and Sellers' Representative shall use their best efforts to cause the Independent Accounting Firm to render its determination not later than twenty (20) business days after referral of the Disagreement to such firm, and each shall cooperate with such firm and provide such firm with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination.
FTNC and Sellers' Representative shall each pay one-half ( 1/2) of all of the fees and expenses of any Independent Accounting Firm retained pursuant to this paragraph (c).

         (d) At any time prior to the final determination of the Closing Adjustment Documents in accordance with this Section 2.7, FTNC or Sellers' Representative may amend all or any portion of any of the Closing Adjustment Documents to reflect information discovered after the Closing Adjustment Documents were initially delivered by FTNC to Sellers' Representative.

         (e) For purposes of the preparation of the Closing Date Balance Sheet, the adjustments set forth in Sections 5.10, 5.14 and 5.15 shall be reflected on Mortgage Bank's books as of the Closing Date Balance Sheet Date, whether or not required to be shown on a balance sheet prepared in accordance with GAAP.

         2.8 CALCULATION OF ADJUSTMENTS. (a) CLOSING PURCHASE PRICE. In connection with the calculation of the Closing Purchase Price, the following adjustments shall be made to the Base Purchase Price:

         (i) Portfolio Target. The Base Purchase Price shall be (i) increased by an amount equal to the product of (y) the excess of the Closing Portfolio as of the Estimation Date over the Portfolio Target and (z) 1.05% or (ii) decreased by an amount equal to the product of (y) the excess of the Portfolio Target over the Closing Portfolio as of the Estimation Date and (z) 1.05%.

         (ii) Tangible Net Asset Target. The Base Purchase Price shall be (i) increased by the amount by which Tangible Net Assets as of the Estimation Date exceed the Tangible Net Asset Target or (ii) decreased by the amount by which the Tangible Net Asset Target exceeds Tangible Net Assets as of the Estimation Date. For purposes of determining the Closing Purchase Price, the Tangible Net Assets as of the Estimation Date shall take into account the expected adjustments under Section 5.15.

         (b) FINAL PURCHASE PRICE. In connection with the calculation of the Final Purchase Price (as defined herein) and the preparation of the Closing Adjustment Documents, the following adjustments shall be made to the Closing Purchase Price:

         (i)  Final Portfolio Adjustment.  The Closing Purchase Price shall be
(i) increased by an amount equal to the product of (y) the excess of the Closing Portfolio as of the Closing Date Balance Sheet Date over the Closing Portfolio as of the Estimation Date and (z) 1.05% or (ii) decreased by an amount equal to the product of (y) the excess of the Closing Portfolio as of the Estimation Date over the Closing Portfolio as of the Closing Date Balance Sheet Date and (z) 1.05%.

         (ii) Final Tangible Net Asset Adjustment. The Closing Purchase Price shall be (i) increased by the amount by which Tangible Net Assets as of the Closing Date Balance Sheet Date exceed the Tangible Net Assets as of the Estimation Date or (ii) decreased by the amount by which the Tangible Net Assets as of the Estimation Date exceed Tangible Net Assets as of the Closing Date Balance Sheet Date.

         (iii)  The adjustments to the Closing Purchase Price described in this
Section 2.8(b) shall be netted, such that there shall be determined an aggregate increase or decrease in the Closing Purchase Price. The Closing Purchase Price, as adjusted in the manner provided in Section 2.7, this Section 2.8(b) and EXHIBIT "A" is referred to herein as the "Final Purchase Price."

         (c) TOTAL ADJUSTMENTS AND ESCROW SHARES DISTRIBUTION LIMITATIONS. Notwithstanding anything else to the contrary contained in this Section 2.8, Sections 2.9, 2.10, 2.11 or Section 9.1 of this Agreement, the sum of (i) the number of Escrow Shares and (ii) the number of shares of additional FTNC Common Stock issued to Sellers in connection with the Supplemental Closing, pursuant to Section 2.9, if any, shall not exceed the number of shares of FTNC Common Stock delivered to Sellers in connection with Closing pursuant to Section 2.6(c)(iii).

         2.9 SUPPLEMENTAL CLOSING. Promptly after the Closing Adjustment Documents have been finally determined in accordance with Section 2.7 (including by means of a deemed acceptance of such documents by FTNC or Sellers' Representative as provided in Sections 2.7(b) and 2.7(c) hereof, respectively), but in no event later than five (5) business days following such final determination (the "Supplemental Closing Date"), the parties hereto shall hold a supplemental closing (the "Supplemental Closing"), either by telephone or in person at a mutually convenient location. If the Final Purchase Price is greater than the Closing Purchase Price, FTNC shall deliver that number of shares of FTNC Common Stock valued at the Closing Measurement Price having a value equal to the difference (rounded up to the nearest cent) between the Closing Purchase Price and the Final Purchase Price.

         2.10 ADDITIONAL ADJUSTMENTS TO FINAL PURCHASE PRICE. (a) Loss of Certain Servicing. The Final Purchase Price shall be decreased by an amount equal to the amount, if any, by which (i) 1.05% of the aggregate unpaid principal balance of any Mortgage Loans included in the Closing Portfolio as of the Closing Date Balance Sheet Date, the servicing or master servicing of which by Mortgage Bank shall have been terminated and not reinstated by an Investor within the one hundred eighty (180) day period immediately following the Closing (unless such termination shall have been due to the repayment in full of the principal amount of the underlying Mortgage Loan or the breach by Mortgage Bank of the terms of the servicing agreement relating to such Mortgage Loan following the Closing Date) exceeds (ii) the aggregate amount of all termination or similar fees or charges paid or payable to Mortgage Bank in connection with the termination of the servicing or master servicing of such Mortgage Loans by Mortgage Bank. In connection with the foregoing, FTNC or Mortgage Bank shall provide Sellers' Representative with written notice of the termination of the servicing of any Mortgage Loan included in the Closing Portfolio as of the Closing Date Balance Sheet Date within five (5) business days after any such termination, and such notice shall give Sellers' Representative the right to contact the relevant Investor concerning such termination and to attempt to have such Mortgage Loan reinstated.

         (b)  PAYMENT AT SUPPLEMENTAL CLOSING.  Any amounts payable under this
Section 2.10 which are capable of being determined on or before the Supplemental Closing Date shall be made in connection with the Supplemental Closing. Any payments subsequent to the Supplemental Closing Date shall be made on the last day of each subsequent month following the month in which the Supplemental Closing occurs but in no event later than one hundred and ninety-five (195) days after the Closing Date. All payments under this Section
2.10 shall be accompanied by interest thereon calculated at the Fed Funds Rate.

         2.11 SELLERS' REFUND AT SUPPLEMENTAL CLOSING. If the Final Purchase Price is less than the Closing Purchase Price or if Sellers are required to make payments to FTNC under Section 2.10, each Seller shall be severally liable to refund or pay to FTNC, at such Seller's option (and as to any holder of CIB Common Stock who is not a Seller but who receives FTNC Common Stock in connection with the Merger, the Browns (as defined in Section 9.1(f)(iii) of this Agreement) shall cause such Person to refund or pay to FTNC (at such Person's option), either (i) cash or (ii) FTNC Common Stock, as to each Seller, valued at the Closing Measurement Price proportionate to the amount of FTNC Common Stock received by such Seller at Closing and having an aggregate value equal to the difference between the Final Purchase Price and the Closing Purchase Price and/or the amounts due under Section 2.10, as applicable.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF MORTGAGE BANK

         Mortgage Bank hereby represents and warrants to FTNC and FTB as of the date of this Agreement as follows:

         3.1 ORGANIZATION. Mortgage Bank is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to carry on its business as now conducted and to own or lease all of its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where the ownership or leasing of its properties or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of Mortgage Bank taken as a whole. Mortgage Bank has hereto delivered or made available to FTB for inspection accurate and complete copies of the respective articles of incorporation, by-laws, minutes, written consents, stock transfer ledgers and other corporate documents of Mortgage Bank, as in effect on the date of this Agreement.

         3.2 CAPITALIZATION. The authorized capital stock of Mortgage Bank consists only of one hundred seventy-two thousand eight hundred (172,800) shares of CIB Common Stock and ten thousand seven hundred twenty (10,720) shares of CIB Preferred Stock as set forth on EXHIBIT "D," all of which are validly issued and outstanding, fully paid and nonassessable and owned by the persons reflected on Mortgage Bank's stock transfer books. No shares of CIB Common Stock or CIB Preferred Stock are reserved for issuance. Mortgage Bank does not have nor is it bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements or other rights of any character calling for the purchase or issuance of any shares of CIB Common Stock or any other capital stock of Mortgage Bank or any securities representing the right to purchase or otherwise receive any shares of CIB Common Stock or any other capital stock of Mortgage Bank. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the CIB Common Stock. The CIB Preferred Stock is subject to redemption at the option of the Mortgage Bank at par plus accrued but unpaid dividends.

         3.3 NO SUBSIDIARIES. Mortgage Bank does not own any equity interest, directly or indirectly, in any Subsidiary.

         3.4 AUTHORITY; NO VIOLATION. (a) Mortgage Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Mortgage Bank and no other corporate proceedings on the part of Mortgage Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mortgage Bank and, assuming this Agreement constitutes a valid and binding obligation of FTB and FTNC, constitutes a valid and binding obligation of Mortgage Bank enforceable against Mortgage Bank in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

         (b) Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Mortgage Bank nor the consummation by Mortgage Bank of the transactions contemplated hereby, nor compliance by Mortgage Bank with any of the terms or provisions hereof, will
(i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Mortgage Bank, or (ii) assuming the consents, permits, authorizations, approvals, filings and registrations referred to in
Section 3.6
hereof and Section 3.6 of the Disclosure Schedule are obtained or made, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction, or any interpretation of any of the foregoing applicable to Mortgage Bank or any of its properties or assets or (y) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of Mortgage Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument, or obligation to which Mortgage Bank is a party, or by which Mortgage Bank or any of its properties or assets may be bound, except, in the case of this clause (ii), for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Mortgage Bank taken as a whole.

         3.5 STATEMENTS MADE. No representation, warranty, statement made or information or data provided by Mortgage Bank in this Agreement or in any exhibit, written material, document, magnetic media, books and records or certificate furnished by or on behalf of Mortgage Bank to FTNC or FTB in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         3.6 CONSENTS AND APPROVALS. Except as set forth in Section 3.6 of the Disclosure Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations, Investors or other third parties are necessary to be obtained or made by Mortgage Bank in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.7 FINANCIAL STATEMENTS. Mortgage Bank has previously delivered to FTNC copies of (i) (a) audited balance sheets of Mortgage Bank as of October 31, 1991, October 31, 1992, and October 31, 1993, and (b) audited statements of income, changes in stockholders' equity and statements of cash flow of Mortgage Bank for the periods ended October 31, 1991, October 31, 1992 and October 31, 1993 (collectively, the "Audited Financial Statements"), together with reports on the Audited Financial Statements by Mortgage Bank's independent accountants, and (ii) unaudited statements of income, changes in stockholders' equity and statements of cash flow of Mortgage Bank for the five (5) month period ending March 31, 1994, and the one (1) month periods ending April 30, 1994, May 31, 1994, June 30, 1994 and July 31, 1994 and unaudited balance sheets as of March 31, 1994, April 30, 1994, May 31, 1994, June 30, 1994 and July 31, 1994 of
Mortgage Bank (collectively, the "Interim Financial Statements", and together with the Audited Financial Statements and the Closing Date Balance Sheet, the "Financial Statements"). The Financial Statements (except for the failure to include all of the notes thereto required by GAAP in the Interim Financial Statements and the Closing Date Balance Sheet) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements (except as may be indicated in the notes thereto) and are accurate and fairly present in all material respects the financial position of Mortgage Bank as of the respective dates thereof and the results of its operations and the changes in its financial position for the respective periods covered thereby.

         3.8 UNDISCLOSED LIABILITIES. Mortgage Bank has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, and whether or not required to be shown on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations stated on the Balance Sheet, the Closing Date Balance Sheet or otherwise disclosed in the Disclosure Schedule.

         3.9 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 3.9 of the Disclosure Schedule, since October 31, 1993, there has not been any material adverse change in the business, condition, financial or otherwise, or results of operations of Mortgage Bank taken as a whole.

         3.10 LEGAL PROCEEDINGS. Except as set forth in Section 3.10 of the Disclosure Schedule, (i) there are no legal, administrative, arbitral, governmental or other proceedings, actions or governmental investigations of any nature pending or threatened against Mortgage Bank which could result in a Loss to the Mortgage Bank, and (ii) Mortgage Bank is not subject to any order, judgment, injunction, rule or decree which has or could result in a Loss to Mortgage Bank. (All such matters of the types described in (i) or (ii) above and as set forth in Section 3.10 of the Disclosure Schedule are herein referred to as "Legal Proceedings.") There are no facts or circumstances that could form the basis for any Legal Proceedings against Mortgage Bank.

         3.11 MATERIAL CONTRACTS. Section 3.11 of the Disclosure Schedule is a complete and accurate list of the following contracts, agreements and other written or oral arrangements (hereinafter collectively referred to as "Contracts"), to which Mortgage Bank is a party on the date hereof:

         (a) any Contract (including the lease of real or personal property from or to third parties) providing for payments in excess of $20,000 per annum or in excess of $50,000 for the remaining term of the contract;

         (b) any Contract in which Mortgage Bank is participating as a general partner or joint venturer;

         (c) any Contract which shall survive the Closing (other than recourse servicing) under which Mortgage Bank has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $20,000;

         (d)  any Contract concerning noncompetition;

         (e) any Contract between Mortgage Bank or any of its Affiliates (other than Mortgage Bank), on the one hand, and Mortgage Bank, on the other hand;

         (f)  any Mortgage Servicing Agreements or subservicing agreements;

         (g) any Contract between Mortgage Bank and any Investor other than Mortgage Servicing Agreements;

         (h) any Contract, other than Mortgage Servicing Agreements, that is terminable upon a change in ownership of Mortgage Bank; and

         (i) any Contract pursuant to which Mortgage Bank or any of its Affiliates has promised to pay, or loan any amount to, or sold, transferred or leased any property or assets to or from, any Person who is an officer, director or other employee of Mortgage Bank.

         Mortgage Bank has made available to FTNC a correct and complete copy of each written Contract listed in Section 3.11 of the Disclosure Schedule. With respect to each Contract so listed and except as noted in the Disclosure
Schedule: (A) the Contract is in full force and effect; (B) Mortgage Bank is not in breach or default thereof, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by Mortgage Bank, or permit termination, modification, or acceleration against Mortgage Bank under the Contract applicable to it; (C) Mortgage Bank has not repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the knowledge of Mortgage Bank, in default in any respect or has repudiated or waived any material provision thereunder. With respect to any lease disclosed pursuant to this Section 3.11, all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor or been requested by any lessee or sublessee; and Mortgage Bank has not received any notice that Mortgage Bank has breached any term, condition or covenant under any such lease.

         3.12 TAXES. (a) Except as disclosed on Section 3.12 of the Disclosure Schedule, Mortgage Bank has (i) duly filed (or there has been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed (taking into account any extensions) by or with respect to Mortgage Bank on or before the date hereof, and (ii) paid in full on a timely basis (or there has been paid on its behalf) all Taxes shown to be due on such Tax Returns. Except as disclosed on
Section 3.12 of the Disclosure Schedule, (x) the liability for current Taxes on each of the Financial Statements and the Closing Date Balance Sheet has been determined in accordance with GAAP and reflects all Taxes that could be assessed against Mortgage Bank for taxable years or periods ending on or before the Closing Date; (y) the liability for deferred Taxes on each of the Financial Statements and the Closing Date Balance Sheet has been determined in accordance with GAAP; and (z) except for the deferred tax asset recorded pursuant to
Section 5.15, each deferred or current tax asset or receivable reflected on each of the Financial Statements and the Closing Date Balance Sheet is properly recorded in accordance with GAAP at a value not exceeding the net realizable value of such asset or receivable, and there are no facts or circumstances that could result in any such asset or receivable being recorded on any Financial Statement or the Closing Date Balance Sheet at a value that is less than the net realizable value of such asset or receivable.

         (b)  Except as set forth in Section 3.12(b) of the Disclosure
Schedule: (i) Mortgage Bank has not received any notice of a deficiency or assessment with respect to Taxes of Mortgage Bank from any federal, state, local or foreign taxing authority which has not been fully paid or finally settled, and any such deficiency or assessment shown on such Section of the Disclosure Schedule is being contested in good faith through appropriate proceedings described in Section 3.12(b) of the Disclosure Schedule; (ii) there are no ongoing audits or examination of any Tax Return of Mortgage Bank, and no notice of audit or examination of any such Tax Return has been received by Mortgage Bank; (iii) Mortgage Bank has not given and there has not been given on behalf of Mortgage Bank a waiver or extension of any statute of limitations relating to the payment of Taxes of Mortgage Bank, the federal income Tax Returns of Mortgage Bank have been audited by the IRS or are closed by the applicable statute of limitations for all periods through October 31, 1990; and
(iv) no issue has been raised in writing on audit or in any other proceeding with respect to taxes of Mortgage Bank by any federal, state, local or foreign taxing authority.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to Taxes.

         (d) Mortgage Bank has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Mortgage Bank has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

         3.13 EMPLOYEES. (a) Section 3.13(a) of the Disclosure Schedule sets forth with respect to each employee (an "Employee") of Mortgage Bank as of August 31, 1994, the Employee's name, job title, annual salary, hourly rate, hire date, years of service and other related data.

         (b) Section 3.13(b) of the Disclosure Schedule sets forth (i) all employment, consulting, severance, retention, termination and similar agreements and arrangements under which Mortgage Bank has any obligation to any Employee or to any former employee or independent contractor of Mortgage Bank and (ii) all incentive, bonus, performance and similar compensatory plans and arrangements in which Employees of Mortgage Bank are eligible to participate. Mortgage Bank has provided or made available to FTB copies of all plans, agreements and arrangements (to the extent that such plans, agreements and arrangements are evidenced by a writing) listed on Section 3.13(b) of the Disclosure Schedule.

         (c) Except as set forth on Disclosure Schedule 3.13(c), there are no investigations, claims or proceedings pending or threatened relating to or arising out of the employment of any Employee or former employee. None of the Employees is represented by a union or other collective bargaining unit.

         3.14 ERISA. (a) GENERAL. Except as listed on Section 3.14 or Section 3.13(b) of the Disclosure Schedule, Mortgage Bank is not a party to and does not participate nor has it participated in (i) any profit sharing, deferred compensation, bonus, stock retirement, welfare or incentive plan or agreement, whether legally binding or not, (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits, (iii) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (iv) any "multi-employer plan" (within the meaning of Section 3(37) of ERISA) not designated as such on Section 3.14 of the Disclosure Schedule. True, correct and complete copies of the plan documents and agreements referred to in Section 3.14 of the Disclosure Schedule and all related summary plan descriptions have been delivered or made available to FTNC. Mortgage Bank is in compliance with the applicable provisions of ERISA and the regulations and rulings issued thereunder with respect to each employee benefit plan subject thereto, except as noted on Section 3.14 of the Disclosure Schedule and, except as noted on Section 3.14 of the Disclosure Schedule, each has performed all of its obligations under such plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or the assets of such plans, and no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans which could result in a material adverse effect to Mortgage Bank.

         (b) PENSION AND PROFIT SHARING PLAN. The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on Section 3.14 of the Disclosure Schedule have been duly authorized by the Board of Directors of Mortgage Bank. Each such plan in all material respects is qualified in form and operation under Sections 401(a) and 501(a) of the Code to the extent the Code requires such qualification, except as noted on Section 3.14 of the Disclosure Schedule. No event has occurred which will or could subject Mortgage Bank or any such plans to tax under Sections 511, 4972 or 4975 of the Code. No prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), or breach of fiduciary responsibility under Title I of ERISA, which transaction is not exempt or for which exemption is not available under Section 4975 of the Code or Section 408 of ERISA, has occurred with respect to any of such plans. No accumulated funding deficiency, whether or not waived, exists with respect to any such plan, no condition has occurred or exists which with the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan, and no employer maintaining the plan has failed to make full payment when due of all amounts which under the provisions of any such plan are required to be made as contributions thereto and no excise taxes are payable under the Code (except as otherwise set forth on Disclosure Schedule 3.14).

         Mortgage Bank has delivered or made available to FTNC for each of the employee pension benefit plans (i) a copy of the Form 5500 which was filed in each of the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants, (ii) a copy of the Form PBGC-1 which was filed in each of the most recent three (3) plan years, and (iii) the most recent determination letter from the Internal Revenue Service. Copies have been furnished to FTNC of (i) the consolidated statement of assets and liabilities of each of the employee pension benefit plans as of its most recent valuation date; (ii) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year, and (iii) with respect to any such plan which is subject to Title IV of ERISA, the actuarial report as of the last valuation date. Such documents fairly present the financial condition of each said plan as at such dates and the results of operations of each of said plans, all on a consistent basis, unless otherwise noted on or apparent from the documents of Section 3.14 of the Disclosure Schedule.

         (c) TITLE IV PLANS. With respect to each employee pension benefit plan (excluding plans not subject to the provisions of Title IV of ERISA) listed on Section 3.14 of the Disclosure Schedule, (i) no employer maintaining the plan has completely or partially withdrawn from such a pension plan, (ii) there has been no notice of intent to terminate any such plan filed and no such plan has been terminated, (iii) the Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such plan, (iv) no other event or condition has occurred which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan, and (v) all required premium payments to the PBGC have been paid when due, and (vi) except as set forth in Section 3.14(c) of the Disclosure Schedule, no other reportable event, as described in Section 4043 of ERISA and the regulations thereunder, has occurred with respect to said plans.

         (d) CONTINUATION COVERAGE REQUIREMENTS OF HEALTH PLAN. All group health plans of Mortgage Bank (including any Affiliates which must be taken into account under Section 4980B of the Code) have been operated in good faith, substantially in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

         (e) FINES AND PENALTIES. There are no fines, penalties, taxes, or related charges under Sections 502(c) or (k) or (l) or 4071 of ERISA or Chapter 43 or Section 511 of the Code which are assessable against Mortgage Bank.

         3.15 OWNERSHIP OF ASSETS AND PROPERTY. Mortgage Bank has good and marketable title to all assets (including without limitation individual items or transactions having debit balances in liability accounts) and properties, whether real or personal, tangible or intangible, reflected in the Balance Sheet, or acquired subsequent thereto and reflected in the Closing Date Balance Sheet (except to the extent that such assets and properties have been disposed of in the ordinary course of business since the date of the Balance Sheet), each of which is reflected on the Balance Sheet or the Closing Date Balance Sheet at a value that does not exceed the net realizable value, as determined in accordance with GAAP, of such assets, subject to no Encumbrances, except (i) those assets and properties that secure liabilities that are reflected in the Balance Sheet or the notes thereto or were incurred in the ordinary course of business after the date of the Balance Sheet that secure additional liabilities to fund or purchase Mortgage Loans, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) ordinary liens and encumbrances on, and rights of redemptions with respect to, foreclosed real estate, (iv) with respect to assets and properties acquired subsequent to the date of the Balance Sheet, Encumbrances created in connection with the acquisition thereof and (v) such Encumbrances that do not in the aggregate detract from the value or interfere with the use or operations of the asset and property subject thereto. Mortgage Bank as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by Mortgage Bank, as presently occupied, used, possessed and controlled by Mortgage Bank. The properties and assets owned or leased by Mortgage Bank are adequate for the conduct of the current business of Mortgage Bank in the manner in which it is currently being conducted. All such assets and properties are in good operating condition, ordinary wear and tear excepted. All such assets and properties are being operated and maintained in material compliance with all leases, contracts and commitments to which Mortgage Bank is a party or by which Mortgage Bank or such assets and properties are bound.

         3.16 BROKERS AND FINDERS.   None of Sellers, Mortgage Bank or any of
their respective officers, directors, employees, agents or Affiliates has employed any broker, finder or financial advisor or incurred any liability for any broker's or finder's fees or commissions in connection with the transactions contemplated hereby.

         3.17 INSURANCE. Section 3.17 of the Disclosure Schedule lists all of the insurance policies, binders and bonds maintained by Mortgage Bank, all of which are in full force and effect; Mortgage Bank is not in default thereunder; all claims thereunder have been filed in due and timely fashion; and, except for the policies, binders and bonds maintained by Mortgage Bank or as otherwise set forth in Section 3.17 of the Disclosure Schedule, all such policies, binders and bonds will remain in full force and effect after the Closing Date, unaffected by the transactions contemplated hereby.

         3.18 MORTGAGE BANKING LICENSES AND QUALIFICATIONS. Mortgage Bank (i) is qualified (A) by FHA as a mortgagee and servicer for FHA Loans, (B) by the VA as a lender and servicer for VA Loans, (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and (D) by GNMA as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities; and (ii) has all other material certifications, authorizations, licenses, permits and other approvals necessary to conduct its current mortgage banking business ("Licenses"), and is in good standing under all applicable federal, state and local laws and regulations thereunder as a mortgage lender and servicer. Except as set forth in Section 3.18 of the Disclosure Schedule and except on the basis of the transaction with FTNC and FTB (as opposed to any other Person), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License currently possessed by Mortgage Bank, and all such Licenses will remain in full force and effect after the Closing Date. Section 3.18 of the Disclosure Schedule lists each state in which Mortgage Bank has (i) obtained or applied for a License, or (ii) is exempt from licensing.

         3.19 LOAN PORTFOLIO. (a) Mortgage Bank has previously delivered to FTNC a tape (magnetic media) on which certain information regarding the Mortgage Servicing Portfolio as of June 30, 1994 is recorded. The information contained in such tape is true and correct in all material respects. Each Mortgage Loan (i) is, except as set forth in Section 3.19 of the Disclosure Schedule, evidenced by a note or other evidence of indebtedness with such terms as are customary in the business and (ii) is duly secured by a mortgage or deed of trust with such terms as are customary in the business and which grants the holder thereof, as set forth on the tape (magnetic media) previously provided to FTNC, either a first lien on the subject property (including any improvements thereon) with respect to loans originated as first mortgages, and with respect to loans originated as second mortgages, a second lien on the subject property (including any improvements thereon) with the exception of (a) liens for real estate taxes and special assessments not yet due and payable,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such security interest which are acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such mortgage. Except as set forth in Section 3.19 of the Disclosure Schedule, each Warehouse Loan is a Conforming Loan or is subject to an Investor Commitment.

         (b) Except as set forth on Section 3.19 of the Disclosure Schedule, with respect to each Mortgage Loan:

                 (i) Such Mortgage Loan was originated and currently exists in material compliance with all requirements of federal, state and other applicable laws and Regulations;

                 (ii) Each note, agreement or other instrument evidencing a Mortgage Loan and any related security instrument (including, without limitation, any guaranty or similar instrument) is complete in all material respects and constitutes a valid, legal and binding obligation of the obligor thereunder enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and all actions necessary to perfect any related security interest have been duly taken, including, without limitation, filings (and payment of all required filing taxes and fees) or taking of possession of Collateral;

                 (iii) There has been no material modification to or waiver of such terms except as evidenced in documents executed by the parties and included in the Mortgage Loan documents;

                 (iv) No claims or defenses to the enforcement of such Mortgage Loan have been asserted and Mortgage Bank is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense by the borrower, obligor or any other person obligated to perform under any related Mortgage Loan documents;

                 (v) Except for Mortgage Loans with respect to which the borrower is in default of the borrower's payment obligations, there is no default, by any borrower, obligor or any other person obligated to perform under any related Mortgage Loan document with respect to such Mortgage Loan, nor are there any conditions that with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Mortgage Loan;

                 (vi) All due diligence requirements have been met on such Mortgage Loan (whether owned by Mortgage Bank or serviced by Mortgage Bank for others) guaranteed or insured by the FHA or the VA, and any other such guarantor or insurer of such Mortgage Loan, in a manner that all such guarantees and insurance arrangements are in full force and effect;

                 (vii) The Collateral has sufficient value to cover the principal balance of the Mortgage Loan;

                 (viii) Such Mortgage Loan was made substantially in accordance with Mortgage Bank's standard indemnity and documentation guidelines as in effect at the time of its origination and has been administered substantially in accordance with Mortgage Bank's standard loan servicing and operation procedures as in effect from time to time;

                 (ix)  With respect to the Mortgage Loans:

                          (1) A title insurance policy in an amount at least equal to the original principal amount of the Mortgage Loan is in effect and Mortgage Bank is the sole owner of each such Mortgage Loan, except for participations as are documented in the related Mortgage Loan documents or other records;

                          (2) There are casualty insurance policies in force to insure the Collateral, with Mortgage Bank as loss payee; and a real estate appraisal was made by a duly licensed appraiser to determine the Collateral's value if required pursuant to applicable Regulations;

                          (3) Flood insurance has been obtained and is in force as to such real estate located in a flood zone notwithstanding any designation of such flood zone or zones after the date of origination of the Mortgage Loan; and





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
                          (4) All buildings on mortgaged property are insured for not less than the total debt secured by such buildings and improvements thereto against any loss by fire, hazards of extended coverage, flood (at least to the extent required by the Flood Disaster Protection Act of 1973) and such other hazards (the "hazard insurance policy"), as are customary in the area where the premises are situated; and the mortgagor is required by the terms of the Mortgage Loan documentation to maintain all such insurance with a standard mortgagee's endorsement or similar protection for the mortgagee at mortgagor's cost and expense and, on the mortgagor's failure to do so, authorizing the holder to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor; such mortgaged property constitutes a single tax lot; any improvements located on the mortgaged property are within its lot lines and do not violate any set back or zoning ordinances or if such improvements are not within its lot lines or violate any set back ordinance, such violation will not result in any Loss; and there is nothing affecting the condition of the mortgaged property which would impair the value of the mortgaged property or its use for the purposes presently used.

         3.20  TITLE TO CERTAIN MORTGAGE LOANS; MORTGAGE SERVICING AGREEMENTS.
(a) All Mortgage Loans held for Mortgage Bank's account (whether or not for future sale or delivery to an Investor) are owned by Mortgage Bank free and clear of any Encumbrance other than Encumbrances in favor of Mortgage Bank's lender banks pursuant to warehouse lines. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of Mortgage Bank as mortgagee. Mortgage Bank has not, with respect to any such Mortgage Loan, released any security therefor, except upon receipt of reasonable consideration for such release or of Investor approval, or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan.

         (b) Except as set forth in Section 3.20 of the Disclosure Schedule, all of the Mortgage Servicing Agreements and the rights created thereunder are owned by Mortgage Bank free and clear of any Encumbrances and upon the transfer, assignment and delivery of the CIB Common Stock, will continue to be so owned by Mortgage Bank except upon termination by an Investor pursuant to contract right.

         3.21 NO RECOURSE. Except as set forth in Section 3.21 of the Disclosure Schedule and except on customary terms with respect to VA No-Bids, Mortgage Bank is not a party to (i) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or Insurer, to repurchase from any such Person any Mortgage Loan, mortgaged property serviced for others or mortgage loan sold by Mortgage Bank with servicing released ("Servicing Released Loans") or Previously Disposed Loans or (ii) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loans, or Previously Disposed Loans except insofar as (A) such recourse is based upon a breach by Mortgage Bank of a customary representation, warranty or undertaking, or (B) Mortgage Bank incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement. For purposes of this Agreement, the term "Recourse Loan" means any Mortgage Loan, mortgaged property, Servicing Released Loan or Previously Disposed Loan with respect to which Mortgage Bank bears the risk of loss as described in the preceding sentence.

         3.22 MORTGAGE SERVICING AGREEMENTS. Mortgage Bank has previously made available to FTNC true and complete copies of all Mortgage Servicing Agreements to which Mortgage Bank is a party as of the date hereof. Except as set forth in Section 3.22 of the Disclosure Schedule, the Mortgage Servicing Agreements and the Regulations set forth all the terms and conditions of Mortgage Bank's rights against and obligations to the Agencies and Investors and they have not been modified in any material respect. All of the Mortgage Servicing





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
Agreements are valid and binding obligations of Mortgage Bank and, to the best knowledge of Mortgage Bank, all of the other parties thereto and, are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Section 3.22 of the Disclosure Schedule, there is no default or claim of default by any party under any such Mortgage Servicing Agreement, and except for the consummation of the transactions contemplated by this Agreement, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Mortgage Servicing Agreement or would result in any such Mortgage Servicing Agreement being terminable by any party thereto. As of the date of this Agreement, there is no pending or threatened cancellation of any Mortgage Servicing Agreement. Except as set forth in Section 3.22 of the Disclosure Schedule, no material sanctions or penalties have been imposed upon Mortgage Bank under any Mortgage Servicing Agreement or under any applicable Regulation.

         3.23 COMPLIANCE. (a) Mortgage Bank and all prior servicers and originators have been and are in compliance in all material respects with all federal, state and other applicable laws, rules and regulations including Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets and its conduct of business, the breach of which would require the Repurchase of a Mortgage Loan or result in the Mortgage Bank incurring a Loss. Mortgage Bank has timely filed, or will have timely filed by the Closing Date, all material reports required by any Investor or Insurer or by any federal, state or municipal law, regulation or ordinance, to be filed except where the failure to do so would not have a material adverse effect on the business, financial condition or results of operations of Mortgage Bank taken as a whole. Mortgage Bank has not done or failed to do, and has not caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy,
(viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement or (x) any guaranty issued by GNMA, FNMA or FHLMC to Mortgage Bank respecting mortgage backed securities issued by Mortgage Bank and other like guaranties. Except as set forth in
Section 3.23 of the Disclosure Schedule, no Agency, Investor or private mortgage insurer has (i) claimed that Mortgage Bank has violated or has not complied with the applicable underwriting standards with respect to Mortgage Loans sold by Mortgage Bank to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of Mortgage Bank.

         (b) Except as set forth in Section 3.23 of the Disclosure Schedule, no Mortgage Loan, Pipeline Loan, Warehouse Loan or Previously Disposed Loan has been originated and/or serviced by Mortgage Bank in violation of the Regulations, the violation of which would require the Repurchase of a Mortgage Loan or Previously Disposed Loan or result in Mortgage Bank incurring a Loss.

         3.24 INVESTOR COMMITMENTS. Set forth in Section 3.24 of the Disclosure Schedule is a complete and correct list of each Investor Commitment to which Mortgage Bank was a party on June 30, 1994. Mortgage Bank has made available to FTNC complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes a valid and binding obligation of Mortgage Bank, and, to the best knowledge of Mortgage Bank, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Each Mortgage Loan, or Warehouse Loan which is subject to an Investor Commitment, is a Conforming Loan or is otherwise readily saleable in the secondary market.

         3.25 CUSTODIAL ACCOUNTS. Mortgage Bank has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain serviced loans. Such Custodial Accounts comply in all material respects with (i) all applicable Regulations and the payment of interest on escrows and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. The Custodial Accounts contain the amounts shown in the records of Mortgage Bank, which amounts represent all monies received or advanced by Mortgage Bank as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of Mortgage Bank pursuant to applicable Mortgage Servicing Agreements, except for checks in process.

         3.26 ENVIRONMENTAL MATTERS. (a) Mortgage Bank has complied in all material respects with all Environmental Laws (as defined below) with respect to any real property currently or previously owned or leased by it and, to the best knowledge of Mortgage Bank, with respect to any mortgaged property securing a Mortgage Loan or Previously Disposed Loan and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, notice or inquiry has been received by Mortgage Bank nor to its best knowledge threatened alleging any failure to comply with any such Environmental Laws;

         (b) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, ground water, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now or hereafter in effect, including all current Environmental Laws, all future interpretations of current Environmental Laws and all future Environmental Laws and subsequent interpretations thereof. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Super fund" or "Super lien" law, each as amended and as now or hereafter in effect, and
(ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material;

         (c) "Hazardous Material" means any substance which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         3.27 INQUIRIES. Section 3.27 of the Disclosure Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of Mortgage Bank by any Agency, Investor, or private mortgage insurer commenced since March 31, 1991 or ongoing as of the date of this Agreement. Except for customary ongoing quality control reviews and except as disclosed in
Section 3.27 of the Disclosure Schedule, no audit or investigation is pending or threatened that could result in:

         (a)  a claim of a material failure to comply with applicable
Regulations,

         (b)  a repurchase of Mortgage Loans by Mortgage Bank,

         (c)  indemnification by Mortgage Bank in connection with Mortgage
Loans,

         (d)  rescission of any insurance or guaranty contract or agreement or

         (e) payment of a material penalty by Mortgage Bank to any Agency, HUD, an Investor or a private mortgage insurer.

Mortgage Bank has made available to FTNC copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

         3.28 ADVANCES. Except as set forth in Section 3.28 of the Disclosure Schedule, there are no pooling, participation, servicing or other agreements to which Mortgage Bank is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans other than as provided in GNMA, FNMA or FHLMC pooling and servicing agreements. The Advances are valid and subsisting amounts owing to Mortgage Bank, subject to the terms of the applicable Mortgage Servicing Agreement.

         3.29 PHYSICAL DAMAGE. There exists no physical damage to any Collateral, which physical damage is not insured against in compliance with the Regulations and would cause any Mortgage Loan to become delinquent or adversely affect the value or marketability of any Mortgage Loan, Servicing Rights or Collateral.

         3.30 APPLICATION OF FUNDS. All monies received with respect to each Mortgage Loan have been properly accounted for and applied.

         3.31 POOL CERTIFICATION. Except as set forth in Section 3.31 of the Disclosure Schedule, all Pools relating to the Mortgage Loans required to be certified, finally certified and recertified (if required) in accordance with applicable Regulations have been so certified, finally certified and recertified (if required), as applicable, and the securities backed by such Pools have been issued on uniform documents, in accordance with the applicable Investor guide without any deviations therefrom. The principal balance outstanding and owing on the Mortgage Loans in each Pool equals or exceeds the amount owing to the corresponding security holders of such Pool. No event has occurred or failed to occur which would require Mortgage Bank to repurchase any Mortgage Loan from any Pool.

         3.32 LOAN DISBURSEMENT. Upon origination, all of the Mortgage Loans were fully disbursed in accordance with applicable law and regulations.

         3.33 PAYMENT OF TAXES, INSURANCE PREMIUMS, ETC. The responsibilities of Mortgage Bank with respect to all applicable taxes (including tax reporting for the period prior to the Closing), assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Mortgage Loans have been duly met in all material respects.

         3.34 TAX IDENTIFICATION. All tax identifications are correct and complete and comply with all applicable federal, state and other applicable laws, rules and regulations in all material respects, and property descriptions contained in any Loan Document are legally sufficient.

         3.35 PAYOFF STATEMENTS. All payoff and assumption statements with respect to each Mortgage Loan provided by Mortgage Bank to borrowers or their agents were, at the time they provided, complete and accurate in all material respects.

         3.36 REGISTRATION STATEMENT. The information to be supplied by Mortgage Bank for inclusion in the registration statement on Form S-4 to be filed under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC by FTNC for the purpose of, among other things, registering the FTNC Common Stock to be issued to the Sellers under Article II and Section 6.3(b) hereof (the "Registration Statement"), and together with the prospectuses included in the Registration Statement, as amended or supplemented from time to time (the "Prospectus"), will not at the time such Registration Statement becomes effective and in the case of each Prospectus, at the time it is mailed and at the time of the meeting of the stockholders, contemplated under this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.37 COOPERATION RE BLUE SKY FILINGS. Mortgage Bank will cooperate with FTNC to enable it to obtain all necessary state securities laws or "Blue Sky" permits and approvals as provided in Section 4.17.

                                   ARTICLE IV
                 REPRESENTATION AND WARRANTIES OF FTNC AND FTB

         FTNC and FTB each hereby severally represent and warrant to Mortgage Bank, to the extent applicable to each, as of the date of this Agreement as follows:

         4.1 ORGANIZATION; FTNC COMMON STOCK. (a) FTB is a duly organized national banking association. FTB has full corporate power and authority to carry on its business as now conducted and to own and lease its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of FTB taken as a whole.

         (b) FTNC is a duly organized Tennessee corporation. FTNC has full corporate power and authority to carry on its business as now conducted and to own and lease its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of FTNC taken as whole. The shares of FTNC Common Stock to be issued pursuant to the terms of this Agreement, when issued will be duly authorized, validly issued, fully paid and non-assessable, and subject to no preemptive rights and, upon the effective date of the Registration Statement, shall be registered securities, subject to no restrictions regarding sale, resale or other transfer other than (i) those arising pursuant to Rule 145 under the Securities Act of 1933, (ii) to the provisions described in Section 8.3(c) hereof to ensure pooling-of-interests accounting treatment for the Acquisition and (iii) the terms and conditions set forth in the Registration Rights Agreement attached hereto as Exhibit "J".

         4.2 AUTHORITY; NO VIOLATION. (a) Each of FTB and FTNC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action in respect thereof on the part of FTB and FTNC and no other corporate proceedings on the part of FTB or FTNC are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FTB and FTNC and, assuming this Agreement constitutes a valid and binding agreement of Mortgage Bank, constitutes a valid and binding obligation of FTB and FTNC, respectively, enforceable against FTB and FTNC in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

         (b) Neither the execution and delivery of this Agreement nor the consummation by FTB or FTNC of the transactions contemplated hereby, nor compliance by FTB or FTNC with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation (or similar governing document) or by-laws of FTB or FTNC or (ii) assuming the consents, permits, authorizations, approvals, filings and registrations set forth in Section 4.5 of the Disclosure Schedule, which has previously been delivered by FTNC to Sellers, are obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FTB or FTNC or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of FTB or FTNC under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FTB or FTNC is a party, or by which its properties or assets may be bound or affected, except, in the case of this clause (ii), for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of FTB or FTNC or the ability of FTB or FTNC to consummate the transactions contemplated hereby.

         4.3 CAPITALIZATION. The authorized capital stock of FTNC consists only of those shares of Common Stock and preferred stock as set forth on
Section 4.3 of the Disclosure Schedule. To FTNC's best knowledge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of FTNC Common Stock.

         4.4 FINANCIAL STATEMENTS. FTNC has previously delivered to Sellers' Representative copies of (i)(a) audited consolidated balance sheets of FTNC as of December 31, 1993 and December 31, 1992 and (b) audited consolidated statements of income, changes in stockholder's equity and statements of cash flow of FTNC for the years ending December 31, 1991, December 31, 1992 and December 31, 1993 (collectively, the "FTNC Audited Financial Statements"), together with reports on the FTNC Audited Financial Statements by FTNC's independent accountants and (ii) unaudited consolidated statement of income, changes in stockholder's equity and statement of cash flow of FTNC for the period ending March 31, 1994 and unaudited consolidated balance sheet as of March 31, 1994, of FTNC (collectively, the "FTNC Interim Financial Statements," and together with the FTNC Audited Financial Statements, the "FTNC Financial Statements"). The FTNC Financial Statements (except for the failure to include all of the notes thereto required by GAAP in the FTNC Interim Financial Statements) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of FTNC as of the respective dates thereof and the results of their operations and the changes in their financial position for the respective periods covered thereby.

         4.5 CONSENTS AND APPROVALS. Except as set forth in Section 4.5 of the Disclosure Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government-sponsored agencies or corporations or other third parties are necessary to be obtained or made by FTB or FTNC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.6 BROKERS AND FINDERS. Except for Charbonneau-Klein, Inc. and Goldman, Sachs & Co. whose fees shall not be paid by Mortgage Bank, neither FTB nor FTNC nor any of their officers, directors, employees or agents has employed any broker, finder or financial or due diligence advisor or incurred any liability for any broker's or finder's fees or commissions in connection with the transactions contemplated hereby.

         4.7 FINANCING. FTB has, or has the capacity to borrow, sufficient funds to satisfy any warehouse and operating lines of credit of Mortgage Bank outstanding at the Closing Date.

         4.8 STATEMENTS MADE. No representation, warranty or statement made by FTNC or FTB in this Agreement or in any exhibit, written statement, or certificate furnished by or on behalf of FTB or FTNC or to Sellers in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.9 LEGAL PROCEEDINGS. There are no Legal Proceedings pending or, to the best knowledge of FTB or FTNC, any Legal Proceedings threatened, nor is there any order, injunction or decree outstanding against or relating to FTB or FTNC or their respective properties, assets, or business, any of which would reasonably be expected to have a material adverse effect on FTB's or FTNC's ability to meet its obligations hereunder, nor does FTB or FTNC know of any material basis for any such Legal Proceedings. To the best knowledge of FTB and FTNC, no action or proceeding has been instituted or threatened before any court or other governmental body by any person or public authority seeking to restrain or prohibit or to obtain damages with respect to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.10 UNDISCLOSED LIABILITIES. Neither FTNC nor FTB has any material liabilities or material obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, which would be shown on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations stated on the FTNC Financial Statements, or otherwise disclosed in the Disclosure Schedule.

         4.11 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 4.11 of the Disclosure Schedule, since December 31, 1993, there has not been any material adverse change in the business, condition, financial or otherwise, or results of operations of FTNC and its subsidiaries taken as a whole or FTB and its subsidiaries, respectively, taken as a whole.

         4.12 INQUIRIES. Section 4.12 of the Disclosure Schedule contains a true and correct list of all non-routine or special examinations and written inquiries of FTNC and FTB by any bank or bank holding company regulator or the SEC since December 31, 1993, and all non-routine examinations now being conducted, pending, or to the best knowledge of FTNC and FTB, threatened.

         4.13 BLUE SKY COMPLIANCE. FTNC shall obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         4.14 REGISTRATION STATEMENT. The information to be supplied by FTB and FTNC for inclusion in (1) the Registration Statement or (2) the Prospectus will not at the time such Registration Statement becomes effective and, in the case of the Prospectus, at the time it is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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                                   ARTICLE V
                             PRE-CLOSING COVENANTS

         5.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions thereof, each of the parties shall use its respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Acquisition.

         5.2 CONDUCT PRIOR TO CLOSING. During the period from the date of this Agreement to the Closing Date, and except as otherwise contemplated by this Agreement or the Disclosure Schedule or consented to by FTNC, Mortgage Bank shall use its best efforts to preserve intact its organization, properties, business and relationships with customers, employees and others
with whom business relationships exist.   Without limiting the generality of
the foregoing, except as otherwise contemplated in this Agreement or the Disclosure Schedule or consented to in writing by FTNC, Mortgage Bank shall conduct its business only in the ordinary course consistent with past practices, and Mortgage Bank shall not:

         (a) issue, sell, redeem, repurchase or deliver any shares of its capital stock or declare or pay a dividend or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock;

         (b) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

         (c) amend its articles of incorporation, by-laws or similar governing documents;

         (d) merge or consolidate with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquire substantially all of the assets of or make any investment in the equity securities of, any other entity;

         (e) sell, transfer, lease or encumber any Servicing Rights or other assets except for Mortgage Loans and related Servicing Rights in the ordinary course of business or as otherwise specifically provided herein or purchase any assets except for Mortgage Loans and Servicing Rights related thereto in the ordinary course of business from third party mortgage loan originators with respect to which Mortgage Bank is a party to a Contract;

         (f) alter or vary Mortgage Bank's methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, mortgage loans, (ii) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtaining financing and credit;

         (g) grant to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of written agreements in effect on the date hereof, true and correct copies of which have been delivered to FTNC, and other than normal increases in compensation or benefits made in the ordinary course of business to officers or employees in accordance with existing personnel policies);

         (h) grant any severance or termination pay (other than as may be required under the terms of agreements in effect on the date hereof, true and correct copies of which have been delivered to FTNC) to, or enter into or amend any employment or severance agreement with, any Person, other than termination pay paid in accordance with existing personnel policies to officers or employees;

         (i) adopt any new or amend any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments);

         (j) enter into any employment or collective bargaining agreement or modify any existing employment agreement;

         (k) incur any Debt, other than (i) Debt incurred to fund or purchase mortgage loans or (ii) otherwise in the ordinary course of business or (iii) to pay obligations on existing debt agreements;

         (l) make any change in accounting principles or methods from those employed as of the date of preparation of the Balance Sheet and the Audited Financial Statements, except as required by GAAP or by applicable regulatory requirements;

         (m) grant any mortgage or security interest in, or make any pledge of, or permit any lien or encumbrance to be placed on, any of its assets or properties other than a Permitted Encumbrance;

         (n) make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair which expenditures will in no event exceed $30,000 on a per occurrence basis and $200,000 in the aggregate;

         (o) take any action, or fail to take any action, that is intended or may reasonably be expected to result in a breach or violation of any of the respective representations and warranties of Mortgage Bank contained in this Agreement or would cause any condition to the transactions contemplated hereby not to be satisfied, except, in every case, as may be required by law;

         (p) accelerate, terminate, or cancel any material contract, lease or license to which it is a party other than in the ordinary course of business, grant any waiver of any fee or obligation of any other party to any material contract, lease or license or enter into any material contract, lease or license that is not terminable without penalty by Mortgage Bank upon sixty (60) days or less notice; provided that Mortgage Bank may enter into contracts or arrangements with respect to branch operations of less than twelve (12) months duration having total expenses of not more than $100,000 per location;

         (q)  enter into mortgage loan subservicing agreements; or

         (r)  agree to do any of the foregoing.

         5.3 ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY. (a) During the period from the date of this Agreement to the Closing Date, upon reasonable notice and subject to applicable laws relating to the exchange of information, Mortgage Bank shall permit FTNC and its authorized representatives reasonable access to the properties of Mortgage Bank, and shall disclose and make available to FTNC all books, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of Mortgage Bank, including, but not limited to, all books of account (including the general ledger), tax records (including Tax Returns of Mortgage Bank and schedules thereto), minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings and correspondence with, and notices or other documents from, any federal or state regulatory authority, government sponsored enterprise, Investor or private mortgage insurer, plans affecting employees and any other business activities or prospects. Mortgage Bank shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Mortgage Bank or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The

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parties hereto will make appropriate substitute disclosure arrangements satisfactory to FTNC under circumstances in which the restrictions of the preceding sentence apply. FTNC will, and will each cause its agents to, conduct such investigations in such a manner as not to unreasonably interfere with the normal operations of Mortgage Bank.

         (b) All information furnished by Mortgage Bank or any of its representatives to FTNC or its representatives pursuant hereto shall be treated as the sole property of Mortgage Bank and, if the Acquisition shall not occur, FTNC and its representatives shall return to Mortgage Bank all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. FTNC shall and shall cause its representatives to keep confidential all such information, and shall use such information solely for purposes of this Agreement and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue indefinitely and shall not apply to (i) any information which
(x) was already in FTNC's possession prior to the disclosure thereof by Mortgage Bank or any of its representatives; (y) was then generally known to the public; or (z) was disclosed to FTNC by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, FTNC is nonetheless, in the opinion of its counsel, compelled to disclose information concerning Mortgage Bank to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, FTNC may disclose such information to such tribunal or governmental body or agency without liability hereunder. FTNC shall provide written notice of a pending disclosure to Mortgage Bank as soon as practicable and shall use its best efforts to give such written notice prior to its compulsory disclosure.

         (c) During the period from the date of this Agreement to the Closing Date, upon reasonable notice and subject to applicable laws relating to the exchange of information, FTNC shall permit Sellers' Representative reasonable access to the respective properties of FTNC, and shall disclose and make available to Sellers' Representative all books, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of FTNC, including, but not limited to, all books of account (including the general ledger), tax records (including Tax Returns of FTNC and schedules thereto), minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings and correspondence with, and notices or other documents from, any federal or state regulatory authority, government sponsored enterprise, and plans affecting employees and any other business activities or prospects. FTNC shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of FTNC or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements satisfactory to Sellers' Representative under circumstances in which the restrictions of the preceding sentence apply. Sellers' Representative will, and will cause its agents to, conduct such investigations in such a manner as not to unreasonably interfere with the normal operations of FTNC.

         (d) All information furnished by FTB or FTNC or any of their representatives to Sellers' Representative or Mortgage Bank or any of its representatives pursuant hereto shall be treated as the sole property of FTNC and, if the Acquisition shall not occur, Sellers' Representative or Mortgage Bank shall return to FTNC and shall cause any Seller and any representative of Mortgage Bank receiving such materials to return to FTNC all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Sellers, Sellers' Representative and Mortgage Bank shall and shall cause their representatives to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue indefinitely and shall not apply to (i) any information which
(x) was already in any Seller's or Sellers' Representative's, Mortgage Bank's or any representative of Mortgage Bank's possession prior to the disclosure thereof by FTNC or any of its representatives; (y) was then generally known to the public; or (z) was disclosed to a Seller or Sellers' Representative or Mortgage Bank or any of its representatives by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, Sellers, Sellers' Representative, Mortgage Bank or any representative of Mortgage Bank are nonetheless, in the opinion of their respective counsel, compelled to disclose information concerning FTB or FTNC to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Sellers, Sellers' Representative, Mortgage Bank or any representative of Mortgage Bank may disclose such information to such tribunal or governmental body or agency without liability hereunder. Sellers' Representative or Mortgage Bank shall provide written notice of a pending disclosure to FTNC as soon as practicable and shall use its best efforts to give such written notice prior to its compulsory disclosure.

         5.4 FILINGS AND CONSENTS. (a) Promptly following the execution and delivery hereof Mortgage Bank, FTNC and FTB, as applicable, shall file and use their best efforts to obtain all consents (including as to Mortgage Bank, Agency and Investor consents), approvals, permits, authorizations, notices, and registrations (collectively, "filings and consent solicitations") necessary to consummate the Acquisition. Each party shall cooperate with the other in obtaining or making the necessary filings and consent solicitations. Each party will use its respective best efforts to cause the filings and consent solicitations to be made as soon as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all the filings and consent solicitations, and each party will keep the others apprised of the status of matters relating thereto.

         (b) Mortgage Bank and FTNC and FTB, as applicable, shall promptly furnish each other with copies of written communications received by Mortgage Bank, FTNC or FTB from or delivered by any of them to any governmental body, Agency, Investor or private mortgage insurer in respect of the transactions contemplated hereby.

         5.5 PRESS RELEASES. Sellers' Representative, Mortgage Bank, FTNC and FTB shall provide each other with copies of all news releases and other public information disclosures with respect to this Agreement or the transactions contemplated hereby prior to their distribution; provided, however, no party hereto shall make any public announcement or disclosure without the prior approval of the other party, except where disclosure is required by law, in which case the party making such public announcement or disclosure shall give prior written notice to the other party.

         5.6 TRANSFER FEES AND EXPENSES. Prior to the Closing Date Balance Sheet Date, Mortgage Bank shall pay or accrue on Mortgage Bank's books all transfer and recording taxes in connection with the Acquisition.

         5.7 RESIGNATIONS. On the Closing Date, Mortgage Bank shall deliver to FTNC duly signed resignations, effective immediately at the Effective Time, of all directors of Mortgage Bank.

         5.8 FINANCING. At FTNC's request, Mortgage Bank shall use its best efforts to obtain all necessary consents required under Mortgage Bank's existing warehouse and operating lines as a result of the consummation of the Acquisition in order to cause such warehouse and operating lines to remain in place following the Closing.

         5.9 NO SOLICITATION. From and after the date hereof, until the earlier of the Closing Date or termination of this Agreement, neither Mortgage Bank nor any of its Affiliates will, nor will any of them authorize or permit any of their respective shareholders, officers, directors, employees, representatives, agents or other persons controlled by any of them to, (a) encourage or solicit (including by way of furnishing nonpublic information), or take any action to facilitate, any inquiry or proposal from any Person (other than

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FTNC and its Affiliates) concerning any merger, consolidation, sale of substantially all assets, sale of shares of capital stock or similar transaction involving Mortgage Bank or (b) entertain, agree to, endorse, or participate in any discussions or negotiations or provide third parties with nonpublic information relating to any such inquiry or proposal. Mortgage Bank shall notify FTNC promptly of any such inquiry or proposal received by it, by any Seller, by Carl I. Brown or by Molly S. Brown.

         5.10 CONSISTENCY IN METHODOLOGIES. Prior to the Closing Date Balance Sheet Date, Mortgage Bank shall (a) increase its reserves for (i) foreclosure losses, and/or (ii) other losses, and/or (b) decrease its valuation of capitalized Servicing Rights and/or (c) increase its contract rights receivable by additional adjustments to income or expense, if necessary, in order to be consistent with the specific methodologies for these items used by FTB or to be consistent with FTB practices. An adjustment under this Section 5.10 for foreclosure losses will be in addition to and not inclusive of the reserve for foreclosure losses at the Closing Date Balance Sheet Date determined to be adequate pursuant to Section 2.7. If an adjustment to the reserves for foreclosure losses or other losses, to the valuation of capitalized Servicing Rights or to the contract rights receivable is made pursuant to this Section 5.10, Mortgage Bank shall not record on the Closing Date Balance Sheet Date the applicable income tax expense or benefit.

         5.11 FILING OF REGISTRATION STATEMENT. FTNC shall file the Proxy Statement/Prospectus and the Registration Statement together with all other filings required by the SEC or under its rules and regulations. Sellers' Representative, Mortgage Bank, FTNC, and FTB shall cooperate in the preparation and filing of the Proxy Statement/Prospectus and the Registration Statement in order to file the Registration Statement.

         5.12 MORTGAGE BANK'S SHAREHOLDER APPROVAL. Mortgage Bank shall (1) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving this Agreement as soon as is reasonably practicable; (2) recommend to its shareholders that they approve this Agreement and use its best efforts to obtain such approval; and
(3) cooperate and consult with FTNC with respect to each of the foregoing matters. FTNC shall reasonably cooperate with Mortgage Bank at Mortgage Bank's request in connection with the foregoing matters.

         5.13 POOLING-OF-INTERESTS ACCOUNTING TREATMENT. Mortgage Bank has delivered to FTNC a Statement of Facts and Planned Transactions dated September 1, 1994, (the "Statement") based upon which Arthur Andersen & Co. has advised FTNC that it will be able to deliver its opinion allowing pooling-of-interests accounting treatment of the Acquisition. None of Mortgage Bank or any Seller will take any action which is not described in the Statement or will fail to take any action described in the Statement unless the Statement is amended to describe such proposed action or proposed failure to act and Arthur Andersen & Co. shall have delivered a written confirmation that such proposed action or proposed failure to act will not result in Arthur Andersen & Co.'s inability to deliver its opinion allowing pooling-of-interests accounting treatment of the Acquisition.

         5.14 ACCRUAL OF TERMINATION COSTS ON CLOSING DATE BALANCE SHEET. Mortgage Bank shall accrue as of the Closing Date Balance Sheet Date any termination benefits or expenses with respect to any person who is an employee of Mortgage Bank on or before the Closing Date identified by FTB whose employment will terminate on or before nine (9) months following the Closing Date.

         5.15 ACCRUAL WITH RESPECT TO COVENANT-NOT-TO-COMPETE AND
NON-SOLICITATION PAYMENTS. Mortgage Bank shall record on its books as of the Closing Date Balance Sheet Date (a) the covenant not to compete and non-solicitation payments listed on EXHIBIT "I" as an expense and a liability, and (b) the associated deferred tax asset.

         5.16 DISPOSITION OF CERTAIN ASSETS. Unless otherwise agreed to in writing by FTNC and Mortgage Bank, Mortgage Bank shall, effective prior to the Closing Date Balance Sheet Date, (i) sell the assets described on EXHIBIT "K" at their fair market value and (ii) cause the receivables described on EXHIBIT "K" to be paid in full.

         5.17 REDEMPTION OF CIB PREFERRED STOCK. Prior the record date for the meeting of Mortgage Bank's shareholders to vote with respect to the Merger, Mortgage Bank shall redeem all outstanding CIB Preferred Stock.

         5.18 BONUS ACCRUALS. No bonus shall be recorded on the Closing Date Balance Sheet that was not recorded on Mortgage Bank's books at October 31, 1994.

         5.19 SERVICING FILES. On or before the Closing Date, Mortgage Bank shall (a) relocate to one centralized location designated by Mortgage Bank all files containing Mortgage Loan documents pertaining to the Mortgage Servicing Portfolio, establish prudent and customary policies and procedures with respect to the retrieval, monitoring and maintenance of such files, and produce a detailed, written inventory of all such files which shall be in form and substance satisfactory to FTB and which shall itemize Mortgage Loan files and Mortgage Loan documents missing as of the Closing Date (the "Mortgage Loan File Inventory"), and (b) file with all appropriate government offices all documents or instruments necessary to release the liens of the mortgagees of record with respect to the mortgage loans identified on Schedule "H-1" to Exhibit "H" attached hereto.

         5.20 FUNDING OF CUSTODIAL ACCOUNTS. Mortgage Bank shall, on or before the Closing Date Balance Sheet Date, (i) deposit all amounts required by applicable Regulations to be deposited in the Custodial Accounts maintained by Mortgage Bank for certain serviced loans, and (ii) record such deposits on its books in accordance with GAAP.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

         6.1 STANDARD OF CARE. In addition to any other requirements imposed by this Agreement, from and after the Closing Date and for so long as Mortgage Bank owns the Transferred Loans (defined below), FTB shall cause Mortgage Bank to service the Mortgage Loans in the Closing Portfolio, the Pipeline Loans, and the Excluded Loans (collectively, the "Transferred Loans"), make advances with respect thereto, conduct foreclosures, manage Collateral and pay, perform and discharge all obligations as the servicer of the Transferred Loans in accordance with applicable law and Regulations and applicable Investor and Insurer requirements. FTB shall cause Mortgage Bank to exercise with respect to the servicing of the Transferred Loans (including the conduct of foreclosures and the management of Collateral) and the collection of Advances, not less than the degree of care which is standard in the industry with respect to the servicing of loans (including the conduct of foreclosures and the management of property) and the collection of Advances for one's own account. In the event there is a conflict between any provision of this Agreement and any applicable Investor or Insurer requirements, the latter shall govern Mortgage Bank's conduct with respect to the Transferred Loans.

         6.2 MITIGATION OF LOSSES. FTB shall cause Mortgage Bank to at all times use its reasonable efforts to minimize the Losses for which Mortgage Bank may be liable pursuant to this Agreement (including, without limitation, Article IX) (or would be liable but for the operation of the Basket); provided, however, that with respect to the items identified on EXHIBIT "H" to this Agreement, if Sellers' Representative does not exercise his option provided in
Section 9.1(d)(iv), the parties agree that, at any time after the Closing Date and prior to the date set forth in Section 9(d)(i) of this Agreement, FTB may, at its sole option, cause Mortgage Bank to effect repurchases of Mortgage Loans and Previously Disposed Loans out of a Pool or an Investor's portfolio, pay in full indemnification agreements and otherwise incur Losses in connection with Mortgage Loans which are the subject of items identified on EXHIBIT "H", which losses are, in FTB's judgment, reasonably foreseeable, and such actions shall not limit Mortgage Bank's indemnification obligations under Article IX of this Agreement. Without limiting the foregoing, in carrying out its duty to mitigate Losses for which Mortgage Bank may or would be so liable, FTB shall cause Mortgage Bank to take the actions described in this Section 6.2.

         (a) BUYDOWNS AND PREFORECLOSURES. If there is a reasonable good faith basis for doing so, FTB shall cause Mortgage Bank to appeal, through such processes as are reasonably available, any VA No-Bid if Mortgage Bank's liability for the related Buydown is reasonably likely to be reduced. FTB shall cause Mortgage Bank to attempt to initiate a Preforeclosure with respect to any Transferred Loan (other than a VA Loan) if Mortgage Bank's liability with respect thereto is reasonably likely to be reduced and to do so would be in compliance with the terms of Section 6.1.

         (b) RELATED CLAIMS, PURSUIT OF CONTRACTUAL RIGHTS. With respect to any matter for which Mortgage Bank may be liable pursuant to the provisions of this Agreement (including, without limitation, Articles VII and IX hereof), FTB shall cause Mortgage Bank to diligently pursue (including, without limitation, the commencement and pursuit of litigation) any and all rights and remedies under agreements and contracts with third parties reasonably likely to be successful pursuant to which Mortgage Bank has rights of recourse or is indemnified or the beneficiary of a guaranty.

         (c) DEFENSES AND CURES. Before Mortgage Bank shall initiate, agree or consent to any Repurchase, FTB shall cause Mortgage Bank to use reasonable efforts to attempt to cure the defect that is the basis for such potential Repurchase (except if the defect that is the basis for such potential Repurchase cannot be cured as a result of Mortgage Loan files or Mortgage Loan documents shown as missing on the Mortgage Loan File Inventory delivered to FTB at Closing) and, if there is a reasonable basis for doing so, FTB shall cause Mortgage Bank to, through such processes as are reasonably available, defend and appeal the request or demand by an Investor that a Transferred Loan be repurchased. The parties acknowledge and agree that a reasonable basis to defend and appeal such Repurchase request or demand shall not exist if the defect that is the basis for such Repurchase request or demand cannot be cured as a result of Mortgage Loan files or Mortgage Loan documents shown as missing on the Mortgage Loan File Inventory delivered to FTB at Closing.

         6.3  EXPENSES AND REIMBURSEMENT OF RECOVERIES.

         Within ten (10) business days of written notice by FTB to Sellers' Representative, all reasonable expenses, but not including expenses attributable to or arising from overhead allocations or general and administrative costs, incurred by FTNC, FTB or Mortgage Bank in minimizing Losses for which Mortgage Bank may be liable under this Agreement ("Mitigation Expenses") shall be deemed to have been incurred on Mortgage Bank's behalf and shall be subject to reimbursement pursuant to a draw on the Escrow Agreement and pursuant to the joint and several guaranties of the Sellers and the Browns provided for in the Sellers' Agreement as described in Section 9.1(f)(i), (ii),
(iii) and (iv) of this Agreement, subject to proper documentation and detail.

         6.4 TAX REPORTING. FTB, at its cost and expense, shall cause Mortgage Bank to prepare, report to the IRS and provide to borrowers under a Transferred Loan, all in accordance with applicable law, rules and regulations, any and all tax information required to be provided after the Closing Date with respect to the Transferred Loans for the entire calendar year in which the Closing Date occurs.

         6.5 SELLERS' REPRESENTATIVE CONTINUING ACCESS TO BOOKS/RECORDS. For a period of six (6) months after the Closing Date, Sellers' Representative shall have the right, at its cost and expense and upon reasonable

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notice to FTNC and under those conditions and circumstances that FTNC may reasonably impose, to examine the books and records of Mortgage Bank with regard to Servicing Rights and related assets transferred to FTB under this Agreement.

         6.6 ADVANCE OF FUNDS AT CLOSING. On the Closing Date, FTB will lend Mortgage Bank such funds as are requested by Mortgage Bank from FTB to pay outstanding valid liabilities of Mortgage Bank, including amounts required to pay in full Mortgage Bank's warehouse and operating lines of credit.

                                  ARTICLE VII
                              CERTAIN TAX MATTERS

         Mortgage Bank, FTNC and FTB hereby covenant and agree with respect to certain tax matters as follows:

         7.1 RETURNS; INDEMNIFICATION; LIABILITY FOR TAXES. (a) Mortgage Bank shall indemnify and hold FTNC and FTB and each Affiliate of FTNC and FTB harmless against and from, on an after-tax basis, (i) all Taxes of Mortgage Bank for all taxable years or periods which end on or before the Closing Date which are not paid prior to the Closing Date and for which adequate reserve (other than reserves created or increased under Section 5.10 which did not result in any adjustment to the Final Purchase Price) was not made on the Closing Date Balance Sheet; (ii) all Taxes of Mortgage Bank (other than federal income taxes) due or accrued or subsequently determined to be due through the Closing Date in respect of any taxable year or period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period") to the extent that the Closing Date Balance Sheet did not contain adequate reserves (other than reserves created or increased under Section 5.10 which did not result in any adjustment to the Final Purchase Price) for such Taxes; and (iii) all Losses attributable to such Taxes.

         (b) Mortgage Bank shall indemnify and hold FTNC, FTB and each Affiliate harmless for any and all Taxes (including anticipated future Taxes) of Mortgage Bank, FTNC, FTB or any Affiliate for taxable years or periods ending after the Closing Date Balance Sheet Date and any Losses related thereto resulting from the disallowance (in whole or in part in a closing agreement or final settlement with any taxing authority or pursuant to any final court decision) of any tax deduction claimed on a then filed return of Mortgage Bank or any successor to Mortgage Bank or from the inability to claim any future deduction (on a return to be filed) for any item or transaction included in the computation of any deferred tax asset or receivable included on the Closing Date Balance Sheet and in Tangible Net Assets as of the Closing Date Balance Sheet Date. The indemnity obligation with respect to future Taxes for periods after the taxable year or years under examination shall take effect as soon as such closing agreement or final settlement is entered into and shall take into account the full amount of such future Taxes without discount or reduction for the time value of money. A final adjudication or settlement with respect to any taxable year or period ending after the Closing Date shall be considered final for purposes of this Agreement as to any matter addressed therein with respect to all subsequent taxable years or periods regardless of whether or not such finality does in fact attach as a matter of law. Indemnification obligations with respect to Taxes under this Section 7.1(b) shall not apply to that portion of any income based Taxes which are imposed at a combined federal and state tax rate in excess of forty percent (40%).

         (c) FTNC shall prepare and file or cause to be prepared and filed on a timely basis all Tax Returns of Mortgage Bank due after the Closing Date. At least twenty (20) business days prior to filing, FTNC shall provide Sellers' Representative with copies of any federal income Tax Returns prepared by FTNC for periods ending before the Closing Date for review and comment by Sellers' Representative. Any disagreement on the proper reporting of items on such Tax Returns shall be resolved in accordance with Section 7.4.

         (d) The amount of the indemnification obligation of Mortgage Bank hereunder with respect to any taxable year or period shall be reduced by any income tax benefit in another taxable year or period due to the shifting of items of income or deduction between taxable years or periods.

         7.2 COOPERATION; REFUNDS AND CREDITS. (a) Mortgage Bank, FTNC and Sellers' Representative shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. FTNC recognizes that Sellers' Representative may need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by Mortgage Bank to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, FTNC agrees that (i) from and after the Closing Date, FTNC shall, and shall cause Mortgage Bank to (A) retain and maintain such records until such time as Sellers' Representative reasonably agrees that such retention and maintenance is no longer necessary, and (B) allow Sellers' Representative and its agents and representatives, at Sellers' Representative's expense, to inspect, review and make copies of such records as Sellers' Representative may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and (ii) FTNC shall not, and shall cause Mortgage Bank not to, dispose of any of such records without first providing Sellers' Representative with an opportunity to take possession of such records or to make copies thereof prior to any such disposal.

         (b) If any subsequent refunds of Taxes for or attributable to taxable years or periods of Mortgage Bank ending on or before the Closing Date or attributable to items for a Straddle Period with respect to which Mortgage Bank has provided an indemnity pursuant to Section 7.1(a)(ii) would have resulted in an increase in Tangible Net Assets as of the Closing Date Balance Sheet Date had such refund had been received and properly recorded under GAAP immediately before the Closing Date Balance Sheet Date, then notwithstanding the fact that the Supplemental Closing shall have already occurred and the Final Purchase Price shall have been determined, an additional number of shares of FTNC Common Stock shall be delivered within thirty (30) days of the receipt of any such refund in a manner similar to that provided in Section 2.9 but increasing the Final Purchase Price by the amount of any such deemed increase in Tangible Net Assets. This Section 7.2(b) will entitle Sellers to an adjustment in the Final Purchase Price only if a refund claim has been filed within one (1) year of the Closing Date with the appropriate tax authority specifying the amount of the claim and the grounds for the claim.

         7.3 CONDUCT OF AUDITS AND OTHER PROCEDURAL MATTERS. Each party shall have the right, at its own expense, to control any audit or examination by any taxing authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for which that party or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement. Each party shall promptly forward to the other all written notifications and other written communications from any taxing authority received by such party or its Affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement and each party with such responsibility shall promptly notify, and consult with, each other party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party. Neither party shall enter into any closing agreement or final settlement with any taxing authority which could affect the tax obligations or indemnification obligations of the other party without the written consent of the other party, which consent shall not be unreasonably withheld. Where a party has withheld its consent to any closing agreement or final settlement, such party shall continue or initiate further proceedings, at its own expense, and the liability of the party giving up control of such Proceeding, after giving effect to this Section 7.3, shall not exceed the liability that would have resulted from the proposed closing agreement or final settlement (including interest, additions to tax and penalties which have accrued at that time). In the case of any Proceedings relating to any Straddle Period or any other proceedings with respect to which each party has liability, the parties shall jointly control such Proceedings and the principles of this Section 7.3, and the right and obligation of the parties pursuant hereto shall apply to such jointly-controlled Proceedings. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it or its Affiliates to take any and all actions such party reasonably requests with respect to any Proceedings which such party controls singly or jointly. The failure by a party to provide timely notice under this Section 7.3 shall relieve the other party from its obligations under this Article VII with respect to the subject matter of any notification not timely forwarded, to the extent the other party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

         7.4 RESOLUTION OF DISAGREEMENTS AMONG PARTIES. If Sellers' Representative and FTNC disagree as to the matters governed by this Article VII and the representations contained in Section 3.12, Sellers' Representative and FTNC shall promptly consult with each other in an effort to resolve such dispute. If any such disagreement cannot be resolved within fifteen (15) days of the date of initial consultation, Sellers' Representative and FTNC shall jointly select an Independent Accounting Firm to act as an arbitrator to resolve such disagreement, whose decision shall be final and binding upon the parties. If FTNC and Sellers' Representative cannot agree on the selection of an Independent Accounting Firm to act as an arbitrator, then FTNC and Sellers' Representative each shall submit the name of one such accounting firm to FTNC's counsel who shall conduct a lottery to choose one of the submitted names. Any expenses relating to the engagement of such Independent Accounting Firm shall be shared equally by Sellers and FTNC.

                                  ARTICLE VIII
                                   CONDITIONS

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) All regulatory approvals required to be obtained in connection with the transactions contemplated by this Agreement or the operation of Mortgage Bank by FTB shall have been obtained, all notices required to be filed with any governmental agency in connection with the transactions contemplated by this Agreement or the operation of Mortgage Bank by FTB shall have been filed, all such regulatory approvals shall be in full force and effect, and all notice periods and waiting periods required by law or regulation applicable to the transactions contemplated by this Agreement shall have expired or been terminated and no adverse action shall have been taken or threatened. For purposes of this Section 8.1(a), any required approvals received by FTNC from the Board of Governors of the Federal Reserve Bank shall contain terms acceptable to FTNC in its sole discretion regarding limitations pursuant to
Section 23A of the Federal Reserve Act, and any such required approval shall affirmatively approve the direction herein by FTNC of the issuance of the Surviving Corporation Common Stock to FTB at the Effective Time of the Merger.

         (b) None of any Seller, Mortgage Bank, FTNC or FTB shall be subject to any order, decree or injunction ("Injunction") of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby, and no proceeding initiated by a governmental agency or similar authority seeking an Injunction shall be threatened; provided, that if such an Injunction is in effect or any proceeding is commenced or threatened pursuant to which an Injunction is sought, the parties shall cooperate and use reasonable best efforts expeditiously to remove the impediment prohibiting the Closing of the Acquisition.

         (c) The Closing Measurement Price for the FTNC Common Stock shall not be less than $35 per share; provided, that if the Closing Measurement Price for the FTNC Common Stock is less than $35 per share, FTNC shall have the rights set forth in Section 2.2(c) of this Agreement.

         (d) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, makes illegal or materially restricts consummation of the Acquisition.

         (e) FTNC shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

         (f) The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         8.2 ADDITIONAL CONDITIONS TO MORTGAGE BANK'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of Sellers and Mortgage Bank hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions unless waived by Sellers' Representative pursuant to Section 10.3 hereof:

         (a) The obligations of FTNC or FTB required to be performed by any of them at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of FTNC and FTB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which speaks to an earlier date), and Sellers' Representative shall receive certificates duly executed by authorized officers of FTNC and FTB certifying the foregoing, provided, however, that nothing contained in this Section 8.2(a) shall be deemed to preclude, or otherwise limit, the right of Sellers to be indemnified for any breach of a representation or warranty by FTNC or FTB in accordance with the provisions of Article IX hereof.

         (b) Sellers shall have received a legal opinion of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell dated as of the Closing Date, addressing matters customary in merger transactions similar to the Acquisition and in form and substance mutually satisfactory to Sellers' Representative and FTNC. In addition, Heiskell, Donelson, Bearman, Adams, Williams & Caldwell shall have delivered its opinion dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by FTNC or Mortgage Bank as a result of the Merger, (ii) no gain or loss will be recognized by the shareholders of Mortgage Bank who exchange their shares of CIB Common Stock solely for shares of FTNC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in FTNC Common Stock); (iii) the tax basis of the shares of FTNC Common Stock received by shareholders who exchange all of their shares of CIB Common Stock solely for shares of FTNC Common Stock in the Merger will be the same as the tax basis of the shares of CIB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) the holding period of the shares of FTNC Common Stock received in the Merger will include the period during which the shares of CIB Common Stock surrendered in exchange therefor were held, provided such shares of CIB Common Stock were held as capital assets at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers and shareholders of CIB, FTNC and others.

         (c) Since the date of this Agreement, there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of FTNC and FTB, taken as a whole.

         (d)  Any necessary approval of Mortgage Bank's shareholders.

         (e) The FTNC Common Stock shall be approved for quotation on the NASDAQ National Market System and be registered securities, subject to no restrictions regarding sale, resale or other transfer other than (i) those arising pursuant to Rule 145 under the Securities Act of 1933 ("Securities Act"), and the S-4 Registration Statement relating to the shares of FTNC Common Stock to be delivered to Sellers shall have been filed with the SEC and become effective, (ii) the provisions described in Section 8.3(c) hereof to ensure pooling-of-interests accounting treatment for the Merger and (iii) the terms and conditions set forth in the Registration Rights Agreement attached hereto as EXHIBIT "J." At the time the S-4 Registration Statement becomes effective, it shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder.

         8.3 ADDITIONAL CONDITIONS TO FTNC'S AND FTB'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of FTNC and FTB hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions unless waived by FTNC pursuant to Section 10.3 hereof:

         (a) The obligations of Mortgage Bank required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Mortgage Bank set forth in this Agreement as of the date of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which speaks to an earlier date), and FTNC shall have received a certificate duly executed by a duly authorized officer of Mortgage Bank certifying the foregoing, provided, however, that nothing contained in this Section 8.3(a) shall be deemed to preclude, or otherwise limit, the right of FTNC and FTB to be indemnified in accordance with the provisions of Articles VII and IX hereof. For purposes of this Agreement, Mortgage Bank shall be deemed not to have materially performed Mortgage Bank's obligations hereunder and Mortgage Bank's representations and warranties made on and as of the date of this Agreement shall be deemed not to be true and correct in all material respects if the losses (singly or aggregate) which have resulted or are reasonably likely to result from one or more breaches of Mortgage Bank's obligations, covenants, representations or warranties, as applicable, as set forth in this Agreement as of the date of this Agreement and the Closing Date exceed $750,000.

         (b) Mortgage Bank shall have received from all parties to any material Contract to which Mortgage Bank is a party including without limitation all Investors and Agencies all consents required as a result of the Acquisition, and shall have properly filed all notices with such Investors and Agencies which are required as a result of such Acquisition.

         (c) Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Mortgage Bank shall have delivered to FTNC a written agreement satisfactory to FTNC providing, among other matters, that such person will not sell, pledge, transfer or otherwise dispose of or take any action which would reduce such person's risk with respect to, any shares of CIB Common Stock held by such "affiliate" or the shares of FTNC Common Stock to be received by such "affiliate" in the Merger (i) in the case of shares of FTNC Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and (ii) during the periods during which any such sale, pledge, transfer, disposition or other action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Merger for pooling-of-interests accounting treatment. The parties understand that such periods in general encompass the period commencing thirty (30) days prior to the Merger and ending at the time of the publication of financial results covering at least thirty (30) days of combined operations of FTNC and Mortgage Bank within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies.

         (d) The duly executed Escrow Agreement shall have been delivered to FTB.

         (e) FTNC shall have received a legal opinion of Mortgage Bank's Counsel dated as of the Closing Date, addressing matters customary in merger transactions similar to the Acquisition and in form and substance satisfactory to FTNC.

         (f) On the Closing Date, commissioned loan officers who, in the aggregate, originated not less than seventy-five percent (75%) of the Mortgage Bank's retail loan production measured by dollar volume for the period from January 1, 1994 to the Closing Date (collectively, "Significant Loan Officers") shall be full-time employees of Mortgage Bank and neither Mortgage Bank nor any Seller shall have knowledge of any fact or circumstance that could resulting in the resignation of such Significant Loan Officers within ninety (90) days following the Closing Date.

         (g) Since the date of this Agreement, there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of Mortgage Bank taken as a whole. For purposes of this
Section 8.3(g), so long as Mortgage Bank's monthly loan production volume for any month is not less than One Hundred Million Dollars ($100,000,000.00) a material adverse change shall not be deemed to have occurred (i) if Mortgage Bank's loan production volume decreases as a result of increases in the rate on thirty (30) year U.S. Treasury Bonds and related increases in Mortgage loan interest rates or (ii) as a result of other events, circumstances or market conditions, which adversely affect the mortgage lending activities of other mortgage lenders in the geographic areas in which Mortgage Bank has offices.

         (h) FTNC and its directors and officers who sign the S-4 Registration Statement shall have received from Mortgage Bank's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to the Sellers and (ii) shortly prior to the Closing Date, with respect to certain financial information regarding Mortgage Bank in the form customarily issued by such accountants at such time in transactions of this type.

         (i) FTNC shall have received a duly executed copy of the Sellers' Agreement executed by all of the Sellers and by Carl I. Brown and Molly S. Brown.

         (j) FTNC and FTB shall receive an opinion from Arthur Andersen & Co. in form and substance satisfactory to FTNC and FTB allowing the pooling-of-interests accounting treatment of the Acquisition.

         (k) FTNC shall have received written confirmation that the Employment Agreements between Mortgage Bank and Lawrence Gregory Brown, Eric Scott Brown, Jeffery Carl Brown and James H. Lyddon of even date herewith and the Covenant Not to Compete, and Non-Solicitation Agreements among Mortgage Bank, FTNC, FTB and Carl I. Brown and Molly S. Brown of even date herewith remain in full force and effect as to the parties to be bound and have not been modified or changed.

         (l) FTNC and FTB shall have received a copy of the Mortgage Loan File Inventory described in Section 5.19, the truth and accuracy of which, as of the Closing Date, shall be certified by an authorized officer of Mortgage Bank.

         (m) FTNC and FTB shall have received satisfactory evidence of the filing of record in all appropriate offices of all releases required to release the liens on certain assets of Mortgage Bank evidenced by the UCC-1 financing statements disclosed on Section 3.20 of the Disclosure Schedule other than the UCC-1 financing statements filed in favor of Paine Webber Real Estate Securities, Inc., The Bank of New York, and Bank One, Texas, National Association.

                                   ARTICLE IX
                                INDEMNIFICATION

         9.1 INDEMNIFICATION. (a) From and after the Closing Date, subject to the terms and conditions of this Agreement, Mortgage Bank shall indemnify and hold harmless FTNC and FTB and each of their Affiliates, including Mortgage Bank, from and against any and all Losses and Taxes which any of them actually suffer, incur or sustain arising out of or attributable to (whether or not arising out of third-party claims) (i) any breach of any representation or warranty made by Mortgage Bank in Sections 3.1 through 3.11 and Sections 3.13 through 3.37 of this Agreement, (ii) any breach of any covenant to be performed by Mortgage Bank pursuant to this Agreement, (iii) Buydowns effected as a result of VA No-Bids, to the extent that any Losses relating thereto are not indemnifiable by Mortgage Bank pursuant to Section 9.1(a)(i) of this Agreement,
(iv) any breach of any representation or warranty made by Mortgage Bank in
Section 3.12 of this Agreement or the matters described in Sections 7.1(a) and 7.1(b) of this Agreement, (v) any Loss incurred by FTNC or FTB in respect of any Legal Proceedings pending or threatened on the Closing Date to the extent such Loss exceeds any reserves therefor on the Closing Date Balance Sheet (other than reserves created or increased under Section 5.10 which did not result in any adjustment to the Final Purchase Price), (vi) the inability as a consequence of a breach of Environmental Laws with respect to such property as a practical matter to foreclose on, accept a deed in lieu of foreclosure or otherwise realize the value of any residential property which is collateral for any Recourse Loan, (vii) in addition to and not in limitation of the preceding provisions of this Section 9.1(a), any of the matters or items listed on EXHIBIT "H" attached hereto, irrespective of the inclusion or listing of any such matter or item on the Disclosure Schedule, and (viii) in addition to and not in limitation of the preceding provisions of this Section 9.1(a), the Mortgage Servicing Agreements ("Extended Warranty Mortgage Servicing Agreements") listed on EXHIBIT "G."

         (b) From and after the Closing Date, subject to the terms and conditions of this Agreement, FTNC and FTB shall indemnify and hold harmless, Sellers from and against any and all Losses which any of them actually suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any representation or warranty made by FTB or FTNC in this Agreement, (ii) any breach of any covenant to be performed by FTB or FTNC pursuant to this Agreement and (iii) any act or omission of FTB or FTNC or any of their Affiliates following the Closing Date with respect to the processing, handling or servicing of any Mortgage Loan, Loan Documents, Advances or any other asset of Mortgage Bank (including, without limitation, any payment or remittance and any correspondence or interaction with any borrower or Investor) unless such act or omission is in accordance with practices, procedures and policies of Mortgage Bank in effect on or before the Closing Date.

         (c) The indemnified party shall promptly notify the indemnifying party of the discovery by it of, or the assertion against it of, any claim or potential liability for which indemnification is (or would be but for the operation of the Basket) provided herein or the commencement of any action or proceeding in respect of which indemnity may be (or would be but for the operation of the Basket) sought hereunder; provided, however, that the failure promptly to give such notice shall affect any indemnified party's rights hereunder only to the extent that such failure shall (i) actually materially and adversely affect any indemnifying party or its rights hereunder or (ii) result in the indemnified party failing to give notice of a claim for indemnification prior to the expiration of the survival period set forth in
Section 11.1 hereof to which the claim relates.

         (d) The right of an indemnified party under this Section 9.1 shall be subject to the following conditions and limitations: (i) except as provided in clauses (ii), (iii) and (iv) of this Section 9.1(d), notice of any claim

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for indemnification under Section 9.1(a) or Section 9.1(b) shall have been given prior to the first (1st) anniversary of the Closing Date; provided that if such day is not a business day, then notice shall be given no later than the next business day following such date; (ii) assertion of a claim or claims in accordance with applicable law by an appropriate taxing authority for Taxes or future taxes subject to indemnification under clause (iv) of Section 9.1(a), shall have been made or given prior to the expiration of the applicable statute of limitations (giving effect to any extensions thereof) for the assertion of any such claims and notice of such claim or claims shall have been given to Sellers within thirty (30) days of the receipt thereof; (iii) notice of any claim for indemnification under clause (viii) of Section 9.1(a) shall have been given prior to the fifth (5th) anniversary of the Closing Date; provided that if such day is not a business day, then notice shall be given no later than the next business day following such date; and (iv) at Sellers' Representative's option, which may be exercised by giving written notice thereof to FTNC prior to the date set forth in clause (i) of this Section 9.1(d), notice of any claim for indemnification under Section 9.1(a)(vii) shall have been given prior to the second (2nd) anniversary of the Closing Date; provided that if such day is not a business day, then notice shall be given no later than the next business day following such date. With respect to a claim for indemnification (or any claim that would be indemnifiable but for the operation of the Basket) arising out of or involving an assertion by a third party of liability on the part of an indemnified party, the indemnified party shall advise the indemnifying party of all facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's cost and expense (except, as to Mortgage Bank and Sellers, for Basket amounts), to defend against such claims for liability; in any such action or proceeding, the indemnified party shall have the right to retain its own counsel and to participate in the defense, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and indemnified party mutually agree in writing to the retention of such counsel or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing or conflicts of interest between them.

         (e) At Closing, Sellers shall deliver to FTNC at FTNC's expense the Escrow Agreement the purpose of which shall be to fund, in part, Mortgage Bank's indemnity obligations under paragraph (a) of this Section 9.1 up to the aggregate amounts of Escrow Fund A and Escrow Fund B (as defined in the Escrow Agreement). Neither FTNC nor FTB shall be required to take any action to collect from Mortgage Bank for any indemnity obligations and, as to any Escrow Claims (as defined in the Escrow Agreement), FTNC or FTB shall proceed under the Escrow Agreement in accordance with the terms of the Escrow Agreement, and if there remain any unsatisfied Escrow Claims, FTNC and FTB may then proceed against Sellers or Carl I. Brown and Molly S. Brown or both as provided in the Sellers' Agreement. The terms and provisions set forth in the Escrow Agreement shall be substantially in the form set forth as EXHIBIT "C" attached hereto, with such changes as shall be reasonably mutually satisfactory.

         (f) At Closing, Sellers, Carl I. Brown and Molly S. Brown shall also deliver to FTNC at Sellers' expense the Sellers' Agreement which shall provide for, among other things, the following:

                 (i) Sellers' joint and several guaranty of Mortgage Bank's indemnity obligations under Sections 9.1(a)(i), (ii), (iii), (v), (vi) and (vii) in an amount not to exceed $3,000,000 which guaranty is in addition to amounts in Escrow Fund A;

                 (ii) Sellers' joint and several guaranty of Mortgage Bank's indemnity obligations under Section 9.1(a)(iv) and (viii) in an amount not to exceed the Final Purchase Price which guaranty is in addition to amounts in Escrow Fund A and Escrow Fund B;

                 (iii) Carl I. Brown's and Molly S. Brown's (the "Browns") joint and several (together with the Sellers) guaranty of Mortgage Bank's indemnity obligations under Section 9.1(a)(iv) which guaranty is in addition to amounts in Escrow Fund B;

                 (iv) The Browns' joint and several (together with the Sellers) guaranty of Mortgage Bank's indemnity obligations arising under Sections 9.1(a)(i), (ii), (iii), (v), (vi), (vii) and (viii); provided, however, that no claim may be made by FTNC or FTB against either of the Browns under Section 3(D)(ii) of the Sellers' Agreement except on the conditions that (x) the funds or assets then available in Escrow Fund A are not sufficient to satisfy such claim in full, (y) if any one or more of the Sellers is then in existence, FTNC or FTB shall have first made a claim against the then existing Sellers under Sections 3(B) or 3(C) of the Sellers' Agreement or both, as applicable, and such Sellers are unable to satisfy in full such claims because they do not have sufficient assets and (z) if any one or more of the Sellers shall have made one or more distributions to any one or more partners (other than either or both of the Browns) and, as a result, the Person or Persons to whom the distributions have been made have assumed the joint and several guaranty obligations of the distributing Seller as provided in Section 3(M)(vii) of the Sellers' Agreement, FTNC or FTB shall have made written demand on such Persons and such Persons shall not have honored FTNC's or FTB's demand within thirty (30) days of the date such demand is made or, if they have honored such demand, the aggregate amounts paid by any such Persons do not satisfy in full the indemnity obligations for which FTNC or FTB has made demand;

                 (v) Each of the Brown's joint and several guaranty obligations under Section 3(D) of the Sellers' Agreement shall not exceed the aggregate fair market value (determined as to each distribution at the time such distribution is made) of the distributions and the unpaid balance of any loans received by him or her, respectively, from (x) the grantor retained annuity trusts executed by each of them under Grantor Retained Annuity Trust Agreements dated _______________, 1994 (the "GRATS"), or (y) from any one or more Sellers or (z) both; and

                 (vi) The respective guarantee obligations of the Sellers and the Browns for a specific claim made by FTNC or FTB shall be reduced by amounts actually received by FTNC or FTB from the applicable Escrow Fund for that specific claim.

         (g)  Notwithstanding anything else to the contrary contained in this
Section 9.1 and in addition to any of the other conditions, limitations and exclusions set forth herein, Mortgage Bank shall not be required to indemnify FTNC or FTB (or to credit FTNC, FTB or any of FTNC's other Affiliates with amounts towards the satisfaction of the Basket), and neither FTNC nor FTB nor any of its Affiliates shall seek indemnity from Mortgage Bank for any of the following:

                 (i) Losses attributable to or arising from overhead allocations or general and administrative costs or the costs of administering or complying with the requirements imposed by or under this Agreement other than those requirements which require FTNC or FTB to mitigate Mortgage Bank's indemnity obligations.

                 (ii) After the Closing Date, losses with respect to which FTNC, FTB or Mortgage Bank fails in any material respect to comply with its obligations under this Agreement (including, without limitation, Article VI),provided, however, that, neither FTNC's, FTB's nor Mortgage Bank's noncompliance with such obligations after the Closing Date shall limit FTNC's or FTB's ability to recover Losses otherwise indemnifiable by Mortgage Bank under the terms of this Agreement (including recoveries made by draws on the Escrow Agreement) unless such noncompliance (A) materially and adversely affects Mortgage Bank's ability to administer a claim made by FTNC or FTB or any of FTNC's other Affiliates against Mortgage Bank, in which case Sellers' Representative may refuse to consent to a draw on the Escrow Agreement on claims for which FTNC or FTB or any of FTNC's other Affiliates seeks reimbursement until FTNC or FTB comply with their obligations hereunder, or (B) materially and adversely affects the ability to cure a breach, mitigate Losses or defend a claim or otherwise results in or increases the amount of a Loss, in which case, Sellers' Representative may withhold consent to a draw on the Escrow Agreement for claims for which FTNC or FTB or any of FTNC's other Affiliates seeks reimbursement only in that amount by which FTNC's, FTB's or Mortgage Bank's noncompliance increases the amount of such Loss unless the act or omission constituting such noncompliance is in accordance with the practices, procedures and policies of Mortgage Bank in effect on or before the Closing Date, in which case Mortgage Bank's indemnification obligations shall not be affected by such noncompliance.

                 (iii) with respect to any Transferred Loan, Losses recovered by or paid to FTNC, FTB or Mortgage Bank by any Person other than Sellers.

         (h) FTNC's or FTB's right to indemnification against any Loss which it or any of its Affiliates may suffer, incur or sustain arising out of or attributable to the matters described in Section 9.1(a) is subject to the limitation that FTNC and FTB shall not be indemnified unless the aggregate amount of Losses incurred, sustained or suffered by FTNC, FTB and FTNC's other Affiliates with respect to such matters described in Section 9.1(a) exceeds $250,000 (the "Basket"), in which case only the amount of Losses in excess of the Basket shall be indemnifiable.

         (i) The indemnifying party shall have the right to settle or compromise any claim or liability subject to indemnification under this Section
9.1 which is susceptible to being settled or compromised, provided, however, that any such settlement shall require the consent of the indemnified party, which consent shall not be unreasonably withheld, provided further however, that the consent of the indemnified party shall not be required if (i) the terms of the settlement require only the payment of damages and payment of the full amount of the relevant indemnification obligation to the indemnified party is assured and (ii) the indemnified party is not otherwise materially and adversely affected by the terms of the settlement.

         (j) For purposes of determining Mortgage Bank's obligations to FTNC or FTB under this Article IX arising from breaches of Mortgage Bank's representations, warranties and covenants (and without otherwise limiting Mortgage Bank's indemnity obligations, including but not limited to those provided in Section 9.1(a)(vii) hereof), the representations, warranties and covenants and the Disclosure Schedule delivered on the date of this Agreement shall be the operative terms and shall not be modified by any revision of any existing item or inclusion of a new item in the Disclosure Schedule after such date.

         (k) For the limited purposes of determining Mortgage Bank's indemnification obligations under this Article IX and FTNC, FTB or Mortgage Bank's right to collect under the Escrow Agreement, the "materiality" test set up by the use of the terms material, materially, material adverse effect or similar words to that effect in this Agreement shall be deemed to have been met where a party has incurred, suffered or sustained an actual Loss including but not limited to a Loss arising or resulting from any item that is incorrectly stated on or omitted from the Financial Statements, even if such incorrectly stated or omitted item would not result in the Financial Statements failing to be prepared in accordance with GAAP because such incorrectly stated or omitted item is not, under GAAP, material.

                                   ARTICLE X
                       TERMINATION, WAIVER AND AMENDMENT

         10.1 TERMINATION. This Agreement may be terminated on or at any time prior to the Closing Date:

                 (i) by the mutual written consent of FTB, FTNC, Sellers' Representative and Mortgage Bank;

                 (ii) by Mortgage Bank, if there shall have been any material breach of any obligation of FTNC or FTB contained herein and such breach shall not have been remedied within twenty (20) days after receipt by FTNC or FTB of notice in writing specifying the nature of such breach and requesting that it be remedied;

                 (iii) by FTNC and FTB, if there shall have been any material breach as defined in Section 8.3(a) of any obligation of Mortgage Bank contained herein and such breach shall not have been remedied within twenty (20) days after receipt by Sellers' Representative or Mortgage Bank of notice in writing specifying the nature of such breach and requesting that it be remedied;

                 (iv) by FTNC and FTB or Mortgage Bank, if the Closing Date shall not have occurred on or prior to March 31, 1995, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                 (v) by FTNC and FTB or Mortgage Bank if the conditions set forth in Section 8.1(a) are unable to be fulfilled as a result of FTNC's or FTB's inability to obtain necessary approvals and consents;

                 (vi) by Sellers and Mortgage Bank or FTNC and FTB, as applicable, if the conditions in Section 8.2 or 8.3 are not satisfied; and

                 (vii)  by FTNC and FTB in accordance with the provisions of
         Section 2.2(c) hereto.

         10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 10.1 hereof, this Agreement shall become void and have no effect, except that the provisions relating to confidentiality and expenses set forth in Sections 5.3(b) and 11.2 hereof, respectively, and this
Section 10.2, shall survive any such termination; provided, however, that no such termination shall relieve any party from liability for any willful breach of this Agreement.

         10.3 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, Mortgage Bank and FTNC and FTB, as applicable, may (i) amend this Agreement,
(ii) extend the time for the performance of any of the obligating or other acts of any other party hereto, (iii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (iv) waive compliance by any other party with any of the agreements or conditions contained in Articles V, VI, VII, and VIII hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE XI
                                 MISCELLANEOUS

         11.1 SURVIVAL. The representations and warranties set forth in Articles III and IV (other than the representations and warranties in Section 3.12) and the indemnification obligations of Mortgage Bank under Sections 9.1(a)(i), (ii), (iii), (v) and (vi) hereof shall be deemed to have been relied upon by the party to whom they are made and survive the Closing until the first anniversary of the Closing Date; provided, that if such day is not a business day, such representations and warranties shall survive the Closing until the next business day following such day (the "Representations and Warranties Expiration Date"). The representations and warranties in Section 3.12 and the indemnification obligations of Mortgage Bank under Sections 9.1(a)(iv), (vii) and (viii) shall survive for as long as the conditions described in Sections 9.1(d)(ii), (iii) and (iv), respectively, could be satisfied (the "Section 3.12 and Certain Indemnities Expiration Date"). Unless otherwise specified herein, all other covenants and duties provided herein shall survive the Closing until the first anniversary of the Closing Date (or if such day is not a business day, the next business day following such day). Additionally, if any Unresolved Claims are outstanding on the Representations and Warranties Expiration Date or the Section 3.12 and Certain Indemnities Expiration Date, as applicable, such representations and warranties or indemnity duties pertinent to the Unresolved Claims shall survive the Closing until the date of the final resolution of any Unresolved Claims outstanding on the Representations and Warranties Expiration Date or the Section 3.12 and Certain Indemnities Expiration Date, as applicable (including, if appropriate, payment in full of such Unresolved Claims to FTNC). No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

         11.2 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel ("Transaction Expenses"), provided, however, that nothing contained in this Section 11.2 shall limit a party's rights to recover damages for willful breach of this Agreement as specified in Section 10.2 hereof. All Transaction Expenses incurred by Sellers or Mortgage Bank shall be either paid or accrued on the Closing Date Balance Sheet Date and no Transaction Expenses which are not so paid or accrued shall be a liability of or paid by FTNC or any of its Affiliates. If FTNC terminates this Agreement in accordance with the provisions of Section 2.2(c), FTNC shall reimburse Mortgage Bank for Transaction Expenses incurred by Mortgage Bank up to an amount not to exceed $75,000.00.

         11.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedule, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral, with respect to its subject matter.

         11.4 PARTIES IN INTEREST. The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

         11.5 ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder to any other Person, without prior written consent of the other parties, provided, however, FTNC or FTB may assign its rights and obligations hereunder to any one or more of its Affiliates (whether existing on the date hereof or hereafter created) designated to carry out all or part of the transaction contemplated hereby.

         11.6 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested), or by overnight courier, or telecopy addressed as follows:

         (a)     If to Sellers' Representative, to:

                 (i)      L. Gregory Brown
                          612 West 47th Street
                          Kansas City, Missouri  64112

                          Attention:       L. Gregory Brown
                          Facsimile:       (816) 756-3248

                 (ii)     J.D. Zimmerman, Esq.
                          5819 Nieman Road
                          Shawnee, Kansas

                          Attention:       J.D. Zimmerman, Esq.
                          Facsimile:       (816) 268-8877

                 Copies to:

                 Youngblood & Owens, LC
                 600 N. Pearl, Suite 600
                 Dallas, TX 75201

                 Attention:       Diane S. Owens
                 Facsimile:       (214) 969-5701

         (b)     If to FTB, to:

                 First Tennessee Bank National Association
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:       Elbert L. Thomas, Jr.
                 Facsimile:       (901) 523-4614

                 Copies to:

                 Heiskell, Donelson, Bearman, Adams, Williams & Caldwell
                 2000 First Tennessee Building
                 Memphis, Tennessee 38103

                 Attention:       Charles T. Tuggle, Jr., Esq.
                 Facsimile:       (901) 577-2303

                 First Tennessee Bank National Association
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:       Harry A. Johnson, III, Esq. (FTB General Counsel)
                 Facsimile:       (901) 523-4248

         (c)     If to FTNC, to:

                 First Tennessee National Corporation
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:       Elbert L. Thomas, Jr.
                 Facsimile:       (901) 523-4614

                 Copies to:

                 Heiskell, Donelson, Bearman, Adams, Williams & Caldwell
                 2000 First Tennessee Building
                 Memphis, Tennessee 38103

                 Attention:       Charles T. Tuggle, Jr., Esq.
                 Facsimile:       (901) 577-2303

                 First Tennessee National Corporation
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:       Harry A. Johnson, III, Esq. (FTNC General Counsel)
                 Facsimile:       (901) 523-4248

         11.7 CAPTIONS. The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                                       FIRST TENNESSEE BANK NATIONAL
                                       ASSOCIATION

                                       By: /s/ Elbert L. Thomas, Jr.
                                           -----------------------------------
                                       Title: Senior Vice President
                                           -----------------------------------

                                       FIRST TENNESSEE NATIONAL CORPORATION

                                       By: /s/ Elbert L. Thomas, Jr.
                                           -----------------------------------
                                       Title: Senior Vice President
                                           -----------------------------------

                                       CARL I. BROWN AND COMPANY

                                       By: /s/ L. Gregory Brown
                                           -----------------------------------
                                       Title: President
                                           -----------------------------------


         The undersigned hereby execute this Agreement for the limited purpose of joining in the covenants and obligations set forth in Section 5.9 hereof.


                                       /s/ Carl I. Brown
                                       ---------------------------------------
                                       CARL I. BROWN, Individually

                                       /s/ Molly S. Brown
                                       ---------------------------------------
                                       MOLLY S. BROWN, Individually

                                  EXHIBIT "C"


                           FORM OF ESCROW AGREEMENT


        THIS ESCROW AGREEMENT is entered into as of ______________, 1995, by and among FIRST TENNESSEE NATIONAL CORPORATION ("FTNC"), ________________ ___________________________ ("Sellers' Representative"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, acting in its fiduciary capacity through its corporate trust department ("Escrow Agent") ("FTB"). All terms not otherwise defined in this Escrow Agreement shall have the meanings set forth in the Merger Agreement (as defined in Recital B below).

                                R E C I T A L S

        A. Sellers own ninety and one-half percent (90.5%) of the issued and outstanding capital stock of Carl I. Brown and Company, a Kansas corporation ("Mortgage Bank").

        B. FTB and FTNC have entered into an Agreement with Mortgage Bank dated as of September __, 1994 (the "Merger Agreement"), which provides that FTB will acquire all of the issued and outstanding capital stock of Mortgage Bank pursuant to a merger of First Tennessee Interim Corporation with and into Mortgage Bank (the "Acquisition").

        C. The Merger Agreement contains certain representations, warranties and covenants made by Mortgage Bank with respect to which FTNC and FTB desire security for the faithful performance thereof.

        THEREFORE, the parties hereto agree as follows:

        1.  Deposit of Shares of FTNC Common Stock.

        1.01. As provided in Section 2.6(c)(iv) of the Merger Agreement, shares of FTNC Common Stock in the respective amounts set forth in Section 1.06 hereof (with respect to Escrow Fund A (defined below), the "A Escrow Shares," with respect to Escrow Fund B (defined below), the "B Escrow Shares" and, collectively, the "Escrow Shares") shall be deposited and left on deposit with the Escrow Agent for the Escrow Periods (as defined in Section 1.08 hereof). The A Escrow Shares shall be represented by a stock certificate registered in the name of the Escrow Agent or its nominee, and the B Escrow Shares shall be represented by a stock certificate registered in the name of the Escrow Agent or its nominee. Each certificate shall bear such restrictive legend as may be required by the Merger Agreement, and such certificates shall be delivered to the Escrow Agent. The A Escrow Shares and any Reserves with respect thereto (as defined in and established pursuant to Section 1.05 hereof) shall serve as an escrow fund hereinafter referred to as "Escrow Fund A", and the B Escrow Shares, and any Reserves with respect thereto (as defined and established pursuant to Section 1.05 hereof) shall serve as an escrow fund hereinafter referred to as "Escrow Fund B". Escrow Fund B shall serve as an escrow fund only for claims by FTNC or FTB after the Closing Date for Taxes and Losses indemnifiable pursuant to Section 9.1(a)(iv) of the Merger Agreement and Escrow Fund A shall serve as an escrow fund for all other claims by FTNC or FTB after the Closing Date for Losses indemnifiable under the Merger Agreement and Mitigation Expenses. All claims for Taxes and Losses indemnifiable under the Merger Agreement and Mitigation Expenses are herein referred to as "Escrow Claims").

        1.02. Upon receipt of the Escrow Shares, the Escrow Agent shall hold and dispose of them in accordance with the terms of this Escrow Agreement. Upon the expiration of the respective Escrow Periods for Escrow Fund A and Escrow Fund B as set forth in Section 1.08, the Escrow Agent shall distribute to the Sellers their relative proportion, as set forth on Schedule A, of the remaining A Escrow Shares and Reserves and B Escrow Shares and Reserves, as applicable. The number of shares to be distributed pursuant to the preceding sentence to any Seller who has (according to Section 1.05) are equivalent to the amount of such Seller's remaining Reserve in either Escrow Fund A or Escrow Fund B. All such distributions to Sellers are subject to diminution by costs and expenses of Sellers' Representative and the Escrow Agent presented and paid in accordance with Section 9 hereof.

        1.03. Cash dividends or other distributions paid with respect to the Escrow Shares shall be distributed to the Sellers in proportion to their respective interests set forth on Schedule A hereto as soon as practicable after the receipt thereof by the Escrow Agent; provided, however, that such proportions shall be adjusted as necessary for purposes of such distribution to reflect any reduction in the number of Escrow Shares held by a particular Seller as a result of such Seller's creation of a Reserve. The Escrow Agent shall vote or cause to be voted Escrow Shares in accordance with instructions given it by Sellers entitled to vote such shares and shall promptly transmit to Sellers all proxy materials and other information relating to the Escrow Shares received by it.

        1.04. If FTNC shall effect any reorganization, reclassification, consolidation, merger or other event which results in the exchange of securities or other assets for the Escrow Shares ("Replacement Securities") or if FTNC shall issue any additional shares upon any stock split or stock dividend affecting the Escrow Shares ("Additional Securities"), the Replacement Securities or Additional Securities shall be delivered to Escrow Agent and when received by the Escrow Agent such Replacement Securities or Additional Securities shall become or be included in the Escrow Shares for the purposes of this Escrow Agreement.

        1.05. At any time during the respective Escrow Periods following the time of the publication of financial results covering at least 30 days of combined operations of FTNC and Mortgage Bank within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, the Escrow Agent, at the written instruction of any Seller, which instruction indicates that Seller is acting in compliance with applicable securities laws, and subject to compliance with applicable securities laws, shall cause to be sold all or a portion of the pro rata portion of the A Escrow Shares or B Escrow Shares or both, as set forth in the written instruction of such Seller, allocable to such Seller which have not previously been sold, distributed or withdrawn hereunder, and shall establish with respect to Escrow Fund A or Escrow Fund B or both, as applicable, a reserve of the cash proceeds of such
sale or sales (such reserve is herein referred to as a "Reserve").   Proceeds
from a sale of the Escrow Shares shall at all times be under the dominion and control of the Escrow Agent and subject to the escrow interest and security interest of FTNC as provided in Section 1.09 hereof; provided, that if during the applicable Escrow Period the aggregate amount of all Reserves held by the Escrow Agent for Escrow Fund A or Escrow Fund B equals or exceeds the respective amounts set forth in Section 1.06(a) below (as such amounts may have been reduced by the aggregate amount of Escrow Claims previously paid from Escrow Fund A or Escrow Fund B, as applicable) (the "Required Escrow Balance"), the Escrow Agent shall, in accordance with the written instruction of the applicable Sellers' Representative, deliver to such Sellers' Representative for distribution to the Sellers in accordance with Schedule A attached hereto the pro rata portions of all or any portion of the assets held by the Escrow Agent in Escrow Fund A or Escrow Fund B, as applicable, that exceed the Required Escrow Balance of such fund. The Escrow Agent shall maintain each such Reserve in a separate account so as to identify it as the Reserve attributable to such Seller for either Escrow Fund A or Escrow Fund B, as applicable, and subject to the escrow interests and security interest of FTNC in such proceeds. For purposes of payments, distributions or withdrawals under this Escrow Agreement, a Reserve established and attributable to a Seller pursuant to the foregoing sentence shall be deemed to be equivalent to the number of Escrow Shares that were sold at the time to create such Reserve. When amounts are to be withdrawn out of Escrow Fund A or Escrow Fund B to be paid or distributed to any party other than the Sellers, the Escrow Agent shall withdraw and pay to such party cash from the Reserve attributed to such Seller for such Escrow Fund A or Escrow Fund B, as applicable, to the extent that such Seller's pro rata portion of such Escrow Shares, minus the number of such Escrow Shares sold to create the applicable Reserve, is less than that Seller's pro rata portion of the aggregate amount required to be paid or distributed.

        1.06. (a) As soon as practicable after the Closing Date, (i) shares of FTNC Common Stock equal to $2,000,000 ("Escrow Fund A"), and (ii) shares of FTNC Common Stock equal to $2,500,000 ("Escrow Fund B") calculated at the Closing Measurement Price shall be deposited by FTNC with the Escrow Agent.

        (b) The amount of Escrow Fund A shall be reduced on the first anniversary of the Closing Date, or if such day is not a Business Day, on the next Business Day following such first anniversary of the Closing Date (the "Escrow Fund A Adjustment Date") to (i) the amount of any Unresolved Claims (as defined in the Merger Agreement) indemnifiable from Escrow Fund A outstanding on the Escrow Fund A Adjustment Date, if any (the "Adjusted Escrow Fund A"), and (ii) if there are no such Unresolved Claims outstanding on the Escrow Fund A Adjustment Date, to zero. If Escrow Fund A is reduced to zero as provided in clause (ii) of this Section 1.06(b), the A Escrow Shares and any Reserves with respect thereto shall be distributed to the Sellers in accordance with the terms of this Escrow Agreement.

        (c) The amount of Escrow Fund B shall be reduced on the Limitations Date (as hereinafter defined), or if such day is not a Business Day, on the next Business Day following the Limitations Date (the "Escrow Fund B Adjustment Date") to (i) the amount of any Unresolved Claims (as defined in the Merger Agreement) indemnifiable from Escrow Fund B outstanding on the Escrow Fund B Adjustment Date, if any (the "Adjusted Escrow Fund B"), and (ii) if there are no such Unresolved Claims outstanding on the Escrow Fund B Adjustment Date, to zero. If Escrow Fund B is reduced to zero as provided in clause (ii) of this
Section 1.06(c), the B Escrow Shares and any Reserves with respect thereto shall be distributed to the Sellers in accordance with the terms of this Escrow Agreement.

        (d) The "Limitations Date" shall be the thirtieth (30th) day after the later of the following dates: (i) the date on which the statute of limitations rfor the assessment of additional federal income taxes shall have expired with respect to all taxable years of Mortgage Bank ending prior to or on the Closing Date (giving effect to any extensions thereof), or (ii) the earlier of the following dates: (A) the date on which the statute of limitations for the assessment of federal income taxes shall have expired with respect to the first taxable year of the FTNC affiliated group ending after the Closing Date (giving effect to any extensions thereof) or (B) the receipt of a 30-day letter (Notice of Deficiency) from the Internal Revenue Service with respect to such first taxable year of the FTNC affiliated group.

        1.07. For purposes of calculating the number of Escrow Shares to be included in any distribution, payment or withdrawal from Escrow Fund A or Escrow Fund B for the purpose of satisfying Escrow Claims, Escrow Shares shall be valued at the Closing Measurement Price.

        1.08. For purposes of this Escrow Agreement, the terms "Escrow Period" and "Escrow Periods" shall mean those respective periods of time that Sellers are obligated to maintain A Escrow Shares or Reserves in Escrow Fund A and B Escrow Shares or Reserves in Escrow Fund B. The Escrow Period with respect to Escrow Fund A shall in no event be for a period in excess of the longer of (i) one (1) year following the Closing Date or (ii) the date of final resolution of any Unresolved Claims outstanding on the Escrow Fund A Adjustment Date (including, if applicable, payment in full of such Unresolved Claims to FTNC). The Escrow Period with respect to Escrow Fund B shall in no event be for a period in excess of the longer of (i) the period ending on the Limitations Date or (ii) the date of final resolution of any Unresolved Claims outstanding on the Escrow Fund B Adjustment Date (including, if applicable, the payment in full of such unresolved claims to FTNC).

        1.09. (a) Each Seller hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto FTNC, and hereby grants to FTNC, a security interest in its proportionate share of the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent as agent for and for the benefit of FTNC for purposes of perfecting a security interest in the Escrow Shares and Escrow Agent's possession of the Escrow Shares is hereby acknowledged to be constructive possession by FTNC. Subject and subordinate in every respect to the security interest and escrow interests of FTNC, the Escrow Agent holds the Escrow Shares as to the Sellers in the respective proportions indicated on Schedule A attached hereto.

        (b) Upon a sale of any Escrow Shares and investment of the proceeds as provided in Section 3.06 hereof, if and to the extent the Substitute Escrow Assets (as defined in Section 3.06) constitute "book entry securities," the Substitute Escrow Assets shall be issued in the name of the Escrow Agent for the benefit of FTNC as the secured party or, if required to perfect FTNC's security interest in the Substitute Escrow Assets, the Escrow Agent shall cause the Substitute Escrow Assets to be issued in the name of FTNC. The Sellers agree that FTNC shall have the right to cause the Escrow Agent to take such actions with respect to the Substitute Escrow Assets as are reasonable and customary to ensure the perfection of FTNC's security interest, but such action shall in no way give the right to FTNC to have direct possession or to remove control of the Escrow Shares or Reserves from the custody of the Escrow Agent except upon a distribution to FTNC as provided in Section 3 hereof.

        2.  Sellers' Representative.

        The individuals identified in the Merger Agreement as the Sellers' Representative shall act as representatives for the Sellers with respect to this Escrow Agreement for the respective purposes set forth in the Sellers' Representative and Paying Agent Agreement of even date herewith. Neither Sellers' Representative shall receive any compensation for his services. Subject to the provisions of Section 9, the Sellers' Representative shall, however, be reimbursed out of Escrow Fund A or Escrow Fund B, as applicable, as provided in this Escrow Agreement for all reasonable expenses which he may incur in the performance of his duties and powers hereunder including, if necessary, the employment of agents, attorneys, accountants or other services. There shall be no liability on the part of the Sellers' Representative for any actions or omissions to act under this Escrow Agreement, or error or mistake of judgment, unless Sellers' Representative shall have acted in bad faith, negligently or fraudulently.

        3.  Indemnification: Claims Against Escrow.

        3.01. The representation and warranties, covenants and agreements contained in or made pursuant to the Merger Agreement shall survive the Closing for the periods set forth in Section 11.1 of the Merger Agreement.

        3.02. In addition to each Seller's indemnification obligations set forth in the Sellers' Agreement of even date herewith, and not in limitation thereof, to the extent of Escrow Fund A and Escrow Fund B created hereunder and for the Escrow Periods described in Section 1.08 hereof, the Sellers shall pay to FTNC and FTB and each of their Affiliates in accordance with the terms and conditions of this Escrow Agreement any and all Escrow Claims (as defined in this Escrow Agreement) arising out of, resulting from or based on (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements or (ii) any indemnity obligations made by or of Mortgage Bank in or pursuant to the Merger Agreement. The amount which FTNC may receive under this Escrow Agreement to satisfy the Sellers' indemnity obligations shall be limited to the amounts set forth in Section 1.06 hereof regardless of the value of the A Escrow Shares in Escrow Fund A and the B Escrow Shares in Escrow Fund B.

        3.03. The A Escrow Shares and any Reserves established therefrom, and the B Escrow Shares and any Reserves established therefrom, to the extent required to satisfy any Escrow Claims made in accordance herewith, shall be held by the Escrow Agent until payment to FTNC of the amount of all Escrow Claims to which it may be entitled in accordance with this Section 3 hereof but in no event shall such Escrow Shares and Reserves be held beyond the applicable Escrow Period for Escrow Fund A and Escrow Fund B as set forth in Section 1.08 hereof.

        3.04. Upon the presentation of an Escrow Claim by FTNC or FTB to the Escrow Agent, the Escrow Agent shall promptly following its receipt of such notice send a copy of FTNC's notice to the appropriate Sellers' Representative. No Escrow Claim by FTNC or FTB pursuant to this Escrow Agreement shall be effective unless written notice is received by the Escrow Agent prior to the respective Escrow Fund A Adjustment Date and Escrow Fund B Adjustment Date set forth in Section 1.08 hereof. If the Sellers'

Representative shall object to such Escrow Claim, he shall give written notice of such objection to the Escrow Agent and FTNC within ten (10) Business Days after the receipt of the notice sent to the Escrow Agent shall thereupon make a distribution from Escrow Fund A or Escrow Fund B, as applicable, to the party making the claim in the amount so agreed by the Sellers' Representative.

        3.05. In the event that the Sellers' Representative shall not have responded to any Escrow Claim within ten (10) Business Days after receipt of notice of a claim, or the Sellers' Representative shall have made timely objection in whole or in part to any such Escrow Claim of FTNC or FTB, by delivering written notice of such objection to Escrow Agent and FTNC, and the Sellers' Representative and FTNC shall have failed to resolve or compromise the Escrow Claim within five (5) Business Days from the date of FTNC's receipt of such objection (or such longer period as may be mutually agreed in writing by FTNC and the Sellers' Representative), then the Escrow Claim shall be settled by arbitration in Memphis, Tennessee in accordance with the rules of the American Arbitration Association ("AAA") and the procedures set forth below:

         (a) Within twenty (20) days after receiving written demand for arbitration, the parties involved in the dispute shall attempt to reach agreement upon the selection of a qualified impartial arbitrator. If the parties cannot agree upon an arbitrator within such twenty (20) day period, then each of FTNC and the appropriate Sellers' Representative shall appoint one arbitrator, and the two arbitrators so appointed, each of whose fees and expenses shall be treated as attorneys' fees for purposes of this Section 3.05, shall then together appoint a third arbitrator ("neutral arbitrator") from a list of persons supplied by the AAA in Memphis, Tennessee. If one party shall fail to appoint the arbitrator to be appointed by it within seven (7) Business Days of the end of the applicable five (5) Business Day period provided for above, the arbitrator appointed by the other party shall select from a list of persons supplied by the AAA a person who shall serve as the single neutral arbitrator for purposes of the arbitration. If each party shall have appointed one arbitrator but such designees cannot agree on the person to act as the neutral arbitrator within a period of two (2) Business Days after the appointment of the second arbitrator, then either side may apply to the AAA in Memphis, Tennessee, who shall appoint a neutral arbitrator. The arbitrator shall promptly obtain such information regarding the matter as he deems desirable and shall decide the matter and render a written award which shall be delivered to FTNC, the Sellers' Representative and the Escrow Agent. As used hereafter the term "arbitrator" shall include the singular and the plural as applicable.

         (b) As part of each such award, the arbitrator shall establish the reasonable fee of the neutral arbitrator in accordance with the rules of the AAA and expenses in connection therewith. In the event that the arbitrator shall totally uphold any claim by FTNC, then FTNC shall be entitled to reimbursement of the attorneys' fees and other costs out of Escrow Fund A or Escrow Fund B, as applicable. In the event that the arbitrator shall totally deny any claim by FTNC, then the Sellers shall be entitled to reimbursement of attorneys' fees and other costs by FTNC. If any claim is partially upheld, there shall be distributed or paid out of the Escrow Fund A or Escrow Fund B, as applicable, the proportion of the total costs which bears the same ratio as the portion of the claim which is upheld bears to the entire claim and the balance shall be paid by FTNC. Any part of the fees and expenses of the neutral arbitrator or the attorneys' fees of FTNC to be distributed or paid out of Escrow Fund A or Escrow Fund B, as applicable, shall be specifically so directed in the arbitrator's award.

         (c) Any award shall be a conclusive determination of the matter and shall be binding upon FTNC and any of its Affiliates, including FTB, the Sellers, the Sellers' Representative and the Escrow Agent, and shall not be contested by any of them. In the event that the arbitrator shall determine that FTNC shall be entitled to any indemnification by reason of its claim, an executed copy of the award setting forth the amount of the indemnification shall be delivered to the Escrow Agent, and the Escrow Agent shall thereupon make a distribution or payment from Escrow Fund A or Escrow Fund B, as applicable, to FTNC in accordance with Section 1.05 of the amount to which such party is entitled for indemnification, together with the portion, if any, of the arbitrator's fee to be paid from escrow fund A or Escrow Fund B, as applicable.

         (d) If a matter claimed to be subject to indemnification involves a third party claim which has not yet been determined, the arbitrator may in his discretion make a separate determination solely as to whether the third-party claim is one for which indemnification may be had or may defer a determination as to whether indemnification may be had pending further development of information as to the nature of the third-party claim. If the arbitrator determines that the matter is subject to indemnification or defers such a determination, the arbitrator may then adjourn the arbitration proceeding pending the outcome of the third-party claim, and determine the amount of the indemnification at such time. If the arbitrator determines that the third-party claim is not subject to indemnification, he shall set forth the basis of his decision in detail.

        3.06. Investments of Reserves. Any Reserves relating to Escrow Fund A and Escrow Fund B may be invested by the Escrow Agent, and, upon the written request of L. Gregory Brown as the Sellers' Representative, shall be invested, as directed by such Sellers' Representative, by the Escrow Agent, if and to the extent then permitted by law, in direct obligations of the United States of America or obligations which as to principal and interest constitute full faith and credit obligations of the United States of America which have a maturity of not more than 365 days or in any mutual fund selected by the Escrow Agent in its discretion which is rated by a nationally recognized rating agency and which invests solely in the foregoing described securities or repurchase agreements fully collateralized by such securities ("Substitute Escrow Assets"). Any interest, profit or loss on such investments shall be credited or charged to the applicable Reserve and shall remain part of Escrow Fund A or Escrow Fund B, as applicable, and subject to FTNC's escrow interest and security interest. The Escrow Agent may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and neither the Escrow Agent nor the Sellers' Representative shall be liable or responsible for any loss resulting from such investment. The Escrow Agent may act as principal or agent in the making or disposing of any investment.

        4. Transfer of Interest in Escrow Shares. No Seller may assign or transfer his interest in the A Escrow Shares or any related Reserves or the B Escrow Shares or any related Reserves in whole or in part, except as required by operation of law and except for sales as provided in Section 1.05. Any assignment or transfer made in violation of this Section 4 shall be void ab initio. In the event of any transfer by operation of law, and notwithstanding any attempted assignment or transfer in violation of this Section 4, all Escrow Shares and Reserves shall remain subject to this Escrow Agreement and no assignment or transfer by operation of law or attempted assignment or transfer in violation of this Section 4 by any Seller shall in any way affect any rights or security interest FTNC may have in such Escrow Shares or Reserves. Upon any such permitted assignment or transfer, the Escrow Agent shall notify the other parties hereto of the name(s), address(es) and interest(s) of the assignee(s) or transferee(s) who shall thereupon become "Sellers" for purposes of this Escrow Agreement. No right or interest of any Seller in the Escrow Shares or in his or its account shall be liable for, or subject to, any other obligation or liability of such Seller other than such obligations and liabilities that exist under the Merger Agreement.

        5. Sharing of Claims and Expenses. Except as otherwise agreed by the Sellers, all amounts paid from Escrow Fund A or Escrow Fund B shall be charged proportionately to each of the Sellers according to their respective interest as set forth on Schedule A hereto.

        6. Termination of Escrow. When all Escrow Shares and Reserves therefrom held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

        7. Distributions to Sellers. Unless otherwise specifically provided herein, whenever it is provided in this Escrow Agreement that distributions of Escrow Shares or cash shall be made pro rata to Sellers, such distributions shall be made in the relative proportions indicated on Schedule A hereto.

        8. Fractional Share Interests. FTNC shall not be required to issue certificates for any fractional share interest to which any Sellers may be entitled upon distribution of the Escrow Shares pursuant to Section 1.02. In lieu of issuance, fractional share interests shall be aggregated and rounded down to the nearest whole share, and the Escrow Agent shall cause such shares to be sold and the proceeds therefrom to be distributed to such Sellers in accordance with their relative interests in such fractional share interests.

        9. Expenses. The expenses of the Sellers' Representative shall be paid subsequent to the payment of all Escrow Claims at the end of the applicable Escrow Period. Such payments shall be made in cash by the Escrow Agent by withdrawing an amount out of Escrow Fund A or Escrow Fund B, as applicable, in accordance with Section 1.05 and causing the applicable Escrow Shares so withdrawn to be sold. If the Sellers' Representative incurs or pays any costs or expenses as authorized under Section 2 of this Escrow Agreement, then the Sellers' Representative shall give notice of such costs and expenses to FTNC and the Escrow Agent. Any such claims by the Sellers' Representative shall be paid in cash as described above. The Escrow Agent shall be reimbursed for its normal out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, including costs arising from the defense of any suits in which the Escrow Agent is named as a defendant. The expenses of the Escrow Agent shall be paid in cash in full within thirty (30) days following the Escrow Agent's notice to FTNC and the appropriate Sellers' Representative of such costs and expenses. Such payments shall be made by withdrawing an amount out of Escrow Fund A or Escrow Fund B, as applicable, in accordance with Section 1.05 and causing the applicable Escrow Shares so withdrawn to be sold.

        10. Notices. Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, or by overnight courier or telecopy, addressed to the addressee at his or its address last furnished to the sender in writing by the addressee for the purpose of receiving notices under this Escrow Agreement, or, unless and until such address shall have been so furnished, addressed to the addressee as follows:

  TO FTNC:            First Tennessee National Corporation
                      P.O. Box 84
                      Memphis, Tennessee 38101
                      Attention:       Elbert L. Thomas, Jr.,
                                       Harry A. Johnson, III, Esq.
                      Telecopier:      (901) 523-4614

  with a copy to:     Heiskell, Donelson, Bearman,
                      Adams, Williams & Caldwell
                      2000 First Tennessee Building
                      Memphis, Tennessee 38103
                      Attention:       Charles T. Tuggle, Jr., Esq.
                      Telecopier:      (901) 577-2303

  TO SELLERS'
  REPRESENTATIVE:     (i)   L. Gregory Brown
                            612 West 47th Street
                            Kansas City, Missouri 64112
                            Attention:  L. Gregory Brown
                            Telecopier:  (816) 756-3248

                             (ii)      J.D. Zimmerman, Esq.
                                       5819 Nieman Road
                                       Shawnee, Kansas
                                       Attention:      J.D. Zimmerman, Esq.
                                       Telecopier:  (816) 268-8877

  with a copy to:            Youngblood & Owens, LC
                             600 N. Pearl, Suite 600
                             Dallas, TX 75201
                             Attention:      Diane S. Owens
                             Telecopier:     (214) 969-5701

  TO ESCROW AGENT:           First Tennessee Bank National Association,
                             Corporate Trust Division
                             4385 Poplar Avenue
                             Memphis, Tennessee 38117
                             Attention:      Dennis D. Gillespie
                             Telecopier:     (901) 681-2450


        11. Liability of Escrow Agent. The Escrow Agent's sole liability hereunder shall be to hold the Escrow Shares and any moneys received with respect thereto, and to make payments, distributions and withdrawals therefrom in accordance with the terms of this Escrow Agreement and to distribute information as provided in Section 1.03 hereof. The Escrow Agent shall at no time during the performance of its duties hereunder be required to advance any
of its own funds in order to satisfy its obligations hereunder.   The Escrow
Agent shall not be liable for any act performed in good faith or in reliance on any document, instrument or statement believed by it to be genuine. The Escrow Agent may rely upon any instruction by either Sellers' Representative. The Escrow Agent shall not be liable for any of its own acts or omissions unless it is determined by a court of competent jurisdiction by clear and convincing evidence that the Escrow Agent is guilty of gross negligence or willful misconduct. If any dispute should arise with respect to the payment or ownership or right of possession of Escrow Fund A or Escrow Fund B, or any part of either of them, at any time, which cannot be settled under other provisions hereof, the Escrow Agent is authorized to retain in its possession, without liability to anyone, all or any part of Escrow Fund A or Escrow Fund B, as applicable, or the proceeds from any sale thereof until such dispute shall have been settled either by mutual agreement between the parties concerned or until otherwise ordered by a court having jurisdiction over it or by arbitration as provided in Section 3.05.

        12. Resignation or Removal of Escrow Agent. The Escrow Agent may resign following the giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to the Escrow Agent by each of the other parties hereto. In either event, the duties of the Escrow Agent shall, if a successor has been appointed, terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of Escrow Fund A and Escrow Fund B, as applicable, then in its possession to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

        If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or otherwise appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

        Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance(s) of Escrow Fund A and Escrow Fund B, as applicable, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Escrow Agreement.

        13. Continuance of Escrow Agreement. This Escrow Agreement shall be binding upon the parties hereto and their respective transferees, successors, assigns, legal representatives, heirs and legatees.

        14. Amendment. This Escrow Agreement may be amended only in writing and only if executed by FTNC, Escrow Agent and the Sellers' Representative for the applicable fund affected by such amendment.

        15. Assignment. FTNC may, upon written notice to each Sellers' Representative and the Escrow Agent, assign all of its rights, duties and interests hereunder to FTB or any of its other Affiliates, which, upon such assignment, shall succeed to all such rights, duties and interests.

        16. Governing Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee.

        17. Escrow Agent's Compensation. By the execution of this Escrow Agreement, the Escrow Agent acknowledges the receipt of ___________________ _____ AND NO/100 DOLLARS ($___________________) from FTNC (the "Payment"). The
Payment is in full satisfaction of all fees owing to Escrow Agent (except as provided in this paragraph) for the term of this Escrow Agreement. The expenses of Escrow Agent incurred in connection with this Escrow Agreement shall be paid in accordance with the terms of Section 9 above. The Escrow Agent may elect to charge any individual Seller the Escrow Agent's then current transaction fee for any investment instruction given pursuant to Sections 1.05,
3.06 or 4 of this Escrow Agreement.

        18. Business Day. For purposes of this Escrow Agreement, the term "Business Day" shall mean any day on which (i) banks in Tennessee and Missouri are not required or authorized to remain closed, and (ii) The New York Stock Exchange is not closed.

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and year first above written.

                 ESCROW AGENT

                 FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                 By:
                    ---------------------------------------
                 Title:
                       ------------------------------------

                 FTNC

                 FIRST TENNESSEE NATIONAL CORPORATION

                 By:
                    ---------------------------------------
                 Title:
                       ------------------------------------

                 SELLERS' REPRESENTATIVE WITH RESPECT TO ESCROW FUND A

                 -----------------------------------------------------
                 JEFFREY D. ZIMMERMAN


                 SELLERS' REPRESENTATIVE WITH RESPECT TO ESCROW FUND B

                 -----------------------------------------------------
                 L. GREGORY BROWN

                      ESCROW AGREEMENT
            DATED AS OF ______________, 1995

                        SCHEDULE A

Seller                                  Percentage of Escrow Shares
- ----------------------                  ---------------------------

- ----------------------                  ---------------------------

- ----------------------                  ---------------------------

- ----------------------                  ---------------------------

- ----------------------                  ---------------------------

- ----------------------                  ---------------------------

Formula for determining the number of shares of FTNC Common Stock to be deposited in escrow by each of the above holders:

Escrow Shares multiplied by the percentage set forth opposite the holders' name above.

                                  EXHIBIT "E"


                     FORM OF SELLERS' REPRESENTATIVE AND
                             PAYING AGENT AGREEMENT


        THIS SELLERS' REPRESENTATIVE AND PAYING AGENT AGREEMENT (this "Paying Agent Agreement"), dated as of _______________, 1995, is made by and among those persons listed on the signature pages hereto (collectively, the "Sellers" and singly, a "Seller"), L. GREGORY BROWN ("Brown") for the purposes set forth in Section 1(a) below, and JEFFREY D. ZIMMERMAN ("Zimmerman") for the purposes set forth in Section 1(b) below. All terms not otherwise defined in this Paying Agent Agreement shall have the meanings set forth in the Agreement (as defined in Recital B below).

                                    RECITALS

        A.  Sellers own all of the issued and outstanding capital stock of Carl
I. Brown and Company, a Kansas corporation ("Mortgage Bank").

        B. First Tennessee Bank National Association ("FTB") and First Tennessee National Corporation ("FTNC") have entered into an Agreement and Plan of Merger with Mortgage Bank dated as of September __, 1994 (the "Agreement"), pursuant to which FTB will acquire all of the issued and outstanding capital stock of Mortgage Bank pursuant to a merger (the "Acquisition").

        C. In connection with the Agreement and the Acquisition, Sellers desire to appoint Brown and Zimmerman to represent Sellers and enforce Sellers' rights under the Agreement for the respective purposes set forth below.

        D. Sellers also desire to appoint Brown to act as the paying agent for purposes of collecting, holding and disbursing the consideration to be exchanged under the Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.  Designation.

        (a) Brown. Subject to the terms and conditions of this Paying Agent Agreement and the Agreement, Brown is designated by each of the Sellers to serve as the sole representative of the Sellers with respect to the matters set forth herein, in the Agreement, the Sellers' Agreement and the Escrow Agreement with respect to calculation of Closing Purchase Price and Final Purchase Price and for claims for indemnification by FTNC or FTB under Section 9.1(a)(iv) of the Agreement.

        (b) Zimmerman. Subject to the terms and conditions of this Paying Agent Agreement and the Agreement, Zimmerman is designated by each of the Sellers to serve as the sole representative of the Sellers with respect to the matters set forth herein, in the Agreement, the Sellers' Agreement, and the Escrow Agreement, with respect to claims for indemnification by FTNC or FTB under Section 9.1(a)(i), (ii), (iii), (v), (vi), (vii) and (viii) of the Agreement.

        2. Authority. (a) Each of the Sellers, by execution of this Agreement, irrevocably appoint Brown as the agent, proxy, and attorney-in-fact for such Seller for all purposes of the Agreement and the Escrow Agreement set forth in Section 1(a) above, including full power and authority on such Seller's behalf to:

         (a) take all actions which Brown considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Closing Purchase Price and any claims for indemnification pursuant to Section 9.1(a)(iv) of the Agreement, including to sue, defend, negotiate, settle, compromise and otherwise handle any such adjustments to the Closing Purchase Price and any such claims for indemnification made by or against, and any other disputes with, FTB or FTNC pursuant to the Agreement, Escrow Agreement, the Sellers' Agreement or any of the agreements or transactions contemplated thereby;

         (b) engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as it shall deem necessary or prudent in connection with the administration of the foregoing;

         (c) provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing the Sellers to pay (or to reimburse Brown for) such expenses in the amounts determined by applying the procedures specified in Section 9 below;

         (d) disburse all indemnification payments received from FTB and FTNC under the Agreement in the amounts determined by applying the procedures specified in Section 9 below;

         (e) accept and receive notices with respect to the matters set forth in Section 1(a) above pursuant to the Agreement and Escrow Agreement;

         (f) take all other actions and exercise all other rights which Brown (in his sole discretion) considers necessary or appropriate in connection with the Agreement, the Sellers' Agreement and the Escrow Agreement with respect to the matters set forth in Section 1(a) above; and

         (g)  direct the Escrow Agent (as defined in the Escrow
         Agreement) to disburse remaining Escrow Shares (as defined in the Escrow Agreement) and any Reserves in the Escrow Fund and in the Taxes Escrow Fund (as defined in the Escrow Agreement) upon termination of the Escrow Agreement in accordance with its terms.

Each Seller agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of Brown and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and acts by Brown shall be binding upon all the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

        (b) Each of the Sellers, by execution of this Agreement, irrevocably appoint Zimmerman as the agent, proxy, and attorney-in-fact for such Seller for all purposes of the Agreement and the Escrow Agreement set forth in Section 1(b) above, including full power and authority on such Seller's behalf to:

         (a) take all actions which Zimmerman considers necessary or desirable in connection with the defense, pursuit or settlement and any claims for indemnification with respect to the matters set forth in Section 1(b) above, including to sue, defend, negotiate, settle, compromise and otherwise handle any such claims for indemnification made by or against, and any other disputes with, FTB or FTNC pursuant to the Agreement, Escrow Agreement, the Sellers' Agreement or any of the agreements or transactions contemplated thereby;

         (b) engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as it shall deem necessary or prudent in connection with the administration of the foregoing;

         (c) provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing the Sellers to pay (or to reimburse Zimmerman for) such expenses in the amounts determined by applying the procedures specified in Section 9 below;

         (d) disburse all indemnification payments received from FTB and FTNC under the Agreement in the amounts determined by applying the procedures specified in Section 9 below;

         (e) accept and receive notices with respect to the matters set forth in Section 1(b) above pursuant to the Agreement and Escrow Agreement;

         (f) take all other actions and exercise all other rights which Zimmerman (in his sole discretion) considers necessary or appropriate in connection with the Agreement, the Sellers' Agreement and the Escrow Agreement with respect to the matters set forth in Section 1(b) above.

Each Seller agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of Zimmerman and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and acts by Zimmerman shall be binding upon all the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

        3.  Funding of Paying Agent.

        As promptly as practicable after the Closing of the transactions contemplated by the Agreement, FTNC (or its duly appointed transfer agent) shall deliver to Brown the transmittal materials for use in exchanging the Sellers' certificates of CIB Stock for FTNC Common Stock (except for those shares of FTNC Common Stock being deposited into escrow pursuant to the terms of the Escrow Agreement (the "Escrow Agreement")) and, except for the Escrow Shares, upon surrender of the CIB Stock certificates and necessary transmittal materials pursuant to Section 2.4 of the Agreement (the "Stock"), the Paying Agent shall be entitled to receive the Stock.

        4. Disposition of the Funds and Securities. Brown shall hold the FTNC Common Stock and funds issued to Sellers in lieu of fractional shares of FTNC Common Stock in trust for the Sellers and deliver such FTNC Common Stock and funds as follows:

         (a) As promptly as practicable after the Closing, Brown shall deliver the FTNC Common Stock to the Sellers in accordance with Exhibit A hereto.

         (b) In addition, Brown shall deliver all funds to the Sellers as promptly as practicable after Closing in pro rata portions to each Seller.

        5. Duties as Paying Agent. The duties of Brown as the paying agent are only as herein specifically provided and are purely ministerial in nature. In performing his duties hereunder, Brown shall act as an agent in a fiduciary capacity on behalf of all parties.

        6. Resignation. In the event that either Brown or Zimmerman shall resign for any reason, Brown shall select another representative and paying agent to fill such vacancies and such substituted representative/agent shall be deemed to be the Sellers' representative and paying agent for all purposes of the Agreement, the Escrow Agreement and the Sellers' Agreement.

        7. Termination. Brown's obligation as paying agent shall terminate when the FTNC Common Stock and any funds issued in lieu of fractional shares thereof, have been fully distributed in accordance with the provisions of
Section 4 above.

        8. Exculpation. Neither Brown nor Zimmerman nor any agent employed by either of them shall be liable to any Seller relating to the performance of his duties under this Paying Agent Agreement as Sellers' Representative or Paying Agent, as applicable, for any errors in judgment, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by Brown or Zimmerman, as applicable, constituted gross negligence, fraud or were taken or not taken in bad faith. Brown and Zimmerman shall each be indemnified and held harmless by each Seller, in amounts determined by applying the procedures specified in
Section 9, against all expenses (including attorneys' fees), judgements, fines and other amounts paid or incurred in connection with any action, suit, proceeding or claim to which Brown or Zimmerman is made a party by reason of the fact that he was acting as Sellers' Representative or Paying Agent, as applicable, pursuant to this Paying Agent Agreement, the Agreement or the Escrow Agreement; provided, however, that neither Brown nor Zimmerman, shall be entitled to indemnification hereunder to the extent it is finally determined in a court of jurisdiction that the actions taken or not taken by such person constituted gross negligence or fraud or were taken or not taken in bad faith. Each of Brown and Zimmerman shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith or any matter. With respect to his duties as paying agent, Brown may, in the event of any conflict between the parties to this Paying Agent Agreement, institute an interpleader action, suit or proceeding he deems appropriate to resolve the conflict.

        9. Allocation of Payments. Whenever Sellers are entitled to receive any payments under the Agreement or are obligated to make any payments under the Agreement, each Seller shall be entitled to receive or shall be obligated to make such portion of any such payment that is equal to his pro rata interest with respect thereto.

        10. Counterparts. This Paying Agent Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

        11. Governing Law. This Paying Agent Agreement shall be governed by and construed in accordance with the laws of the State of ________________, without giving effect to the principles of conflict of laws thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Paying Agent Agreement to be executed by their duly authorized officers as of the date first written above.

                                          SELLERS:


                                          ----------------------------------

                                          ---------------------


                                          ----------------------------------

                                          ---------------------


                                          ----------------------------------

                                          ---------------------


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                                     - 5 -

                                  EXHIBIT "F"


                          FORM OF SELLERS' AGREEMENT


        THIS SELLERS' AGREEMENT (the "Sellers' Agreement"), dated as of
January __, 1995, is made by and among the Persons listed on the signature pages attached hereto (collectively, the "Sellers" and singularly, a "Seller"), CARL
I. BROWN, individually, and MOLLY S. BROWN, individually (Carl I. Brown and Molly S. Brown collectively "the Browns"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("FTB"), and FIRST TENNESSEE NATIONAL CORPORATION ("FTNC"). All terms not otherwise defined in this Sellers' Agreement shall have the meanings set forth in the Merger Agreement (as defined in Recital B below).

                                    RECITALS

        A. Sellers own ninety and one-half percent (90 1/2%) of the issued and outstanding capital stock of Carl I. Brown and Company, a Kansas corporation ("Mortgage Bank").

        B. FTB and FTNC have entered into an Agreement and Plan of Merger with Mortgage Bank dated as of September 6, 1994 (the "Merger Agreement"), which provides that FTB will acquire all of the issued and outstanding capital stock of Mortgage Bank pursuant to the merger of First Tennessee Interim Corporation with and into Mortgage Bank (the "Merger" or "Acquisition").

        C. In connection with the Merger Agreement, and in furtherance of its purposes, Sellers, the Browns, FTB and FTNC desire to make the agreements contained in this Sellers' Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Ownership of Shares. Each Seller represents that it has good and marketable title to the issued and outstanding capital stock of Mortgage Bank to be exchanged by such Seller pursuant to the Merger Agreement, free and clear of all Encumbrances, contracts, rights, options and assignments whatsoever. Following the Merger, in accordance with the terms and subject to the conditions of the Merger Agreement and this Sellers' Agreement, FTB shall have good and marketable title to ninety and one-half percent (90.5%) of the issued and outstanding shares of CIB Common Stock which are all of the shares of CIB Common Stock to be exchanged by the Sellers, free and clear of any and all claims, charges, defenses, offsets, Encumbrances of any kind or nature, contracts, rights, options and assignments.

        2. Sellers' Refund. If the Final Purchase Price is less than the Closing Purchase Price or if Sellers are required to make payments to FTNC under Section 2.10 of the Merger Agreement, each Seller shall refund or pay to FTNC, at such Seller's option (and, as to any holder of CIB Common Stock who is not a Seller but who receives FTNC Common Stock in connection with the Merger, the Browns agree to cause such Person to refund or pay to FTNC at such Person's option), either (i) cash or (ii) FTNC Common Stock valued at the Closing Measurement Price, as to each Seller or Person, proportionate to the amount of FTNC Common Stock received by such Seller or Person at Closing and having an aggregate value equal to the difference between the Final Purchase Price and the Closing Purchase Price and/or the amounts due under Section 2.10 of the Merger Agreement, as applicable.

        3.  Indemnification.

        (A) Sellers have delivered to FTNC and FTB this date at FTNC's expense the Escrow Agreement, the purpose of which shall be to secure and fund in part Mortgage Bank's liability for breach of any representation, warranty, covenant and indemnity obligations under the Agreement up to the respective amounts of Escrow Fund A and Escrow Fund B (as defined in the Escrow Agreement). As to any claim or right of FTNC or FTB against Mortgage Bank arising from Mortgage Bank's breach of any representations, warranties and covenants provided in, and from Mortgage Bank's indemnity obligations arising under the Merger Agreement ("Escrow Claims"), FTNC or FTB shall first proceed against Escrow Fund A and Escrow Fund B, as applicable, and if there remain any unsatisfied Escrow Claims, FTNC may then proceed against the Sellers under Sections 3(B) and 3(C) below and the Browns under Section 3(D) below. Except as to the Sellers' and Browns' joint and several guarantee and indemnity obligations herein provided and as provided in the Escrow Agreement, the Sellers and the Browns shall not have any other or additional direct or personal liability for Mortgage Bank's duties, liabilities and obligations under the Merger Agreement. The terms and provisions set forth in the Escrow Agreement shall be substantially in the form set forth in Exhibit "C" to the Merger Agreement with such changes as shall be reasonably mutually satisfactory.

        (B) From and after the Closing Date, each Seller, jointly and severally, for themselves, their heirs, executors, administrators, successors and assigns, absolutely and unconditionally guarantees the indemnity obligations of Mortgage Bank arising under Sections 9.1(a)(i), (ii), (iii),
(v), (vi), and (vii). The aggregate amount the Sellers shall be required to pay under this Section 3(B) shall not exceed Three Million Dollars ($3,000,000.00).

        (C) From and after the Closing Date, each Seller, jointly and severally, for themselves, their heirs, executors, administrators, successors and assigns, absolutely and unconditionally guarantees the indemnity obligations of Mortgage Bank arising under Sections 9.1(a)(iv) and (viii) of the Merger Agreement. The aggregate amount the Sellers shall be required to pay under this Section 3(C) shall not exceed the Final Purchase Price.

        (D) (i) From and after the Closing Date, each of the Browns hereby jointly and severally (together with the Sellers), for themselves, their heirs, executors, administrators, successors and assigns, absolutely and unconditionally guarantees the indemnity obligations of Mortgage Bank arising under Section 9.1(a)(iv) of the Merger Agreement; provided, however, that no claim may be made by FTNC or FTB against either of the Browns under this
Section 3(D)(i) except on the condition that funds or assets then available in Escrow Fund B are not sufficient to satisfy in full a claim for indemnity arising under Section 9.1(a)(iv) of the Merger Agreement.

        (ii) From and after the Closing Date, each of the Browns hereby jointly and severally, for themselves, their heirs, executors, administrators, successors and assigns, absolutely and unconditionally guarantees the indemnity obligations of Mortgage Bank arising under Sections 9.1(a)(i), (ii), (iii),
(v), (vi), (vii) and (viii) of the Merger Agreement; provided, however, that no claim may be made by FTNC or FTB against either of the Browns under this
Section 3(D)(ii) except on the conditions that (x) funds or assets then available in Escrow Fund A are not sufficient to satisfy such claim in full,
(y) if any one or more of the Sellers is then in existence, FTNC or FTB shall have first made a claim against the then existing Sellers under Sections 3(B) or 3(C) or both, as applicable, and such Sellers are unable to satisfy in full such claims because they do not have sufficient assets and (z) if any one or more of the Sellers shall have made one or more distributions to any one or more partners (other than either or both of the Browns) and, as a result, the Person or Persons to whom the distributions have been made have assumed the joint and several guaranty obligations of the distributing Seller as provided in Section 3(M)(vii) of this Sellers' Agreement, FTNC or FTB shall have made written demand on such Persons and such Persons shall not have honored FTNC's or FTB's demand within thirty (30) days of the date such demand is made or, if they have honored such demand, the aggregate amounts paid by any such Persons do not satisfy in full the indemnity obligations for which FTNC or FTB has made demand.

        (iii) Each of the Brown's joint and several guaranty obligations under this Section 3(D) shall not exceed the aggregate fair market value (determined as to each distribution at the time such distribution is made) of the distributions and the unpaid balance of any loans received by him or her, respectively, from (x) the grantor retained annuity trusts executed by each of them under Grantor Retained Annuity Trust Agreements dated on or before September 30, 1994 (the "GRATS") (copies of which are attached as Attachments B-1 and B-2), or (y) from any one or more Sellers, or (z) both.

        (iv) Neither Carl I. Brown nor Molly S. Brown shall have individual liability in their capacity as the general partners of the Sellers for any obligations of the Sellers under this Sellers' Agreement, provided that this provision shall not limit the duties, liabilities or obligations of Carl I. Brown or Molly S. Brown, as herein described, in their respective capacities as joint and several guarantors in their individual capacities.

        (E) The respective joint and several guarantee obligations of the Sellers under Sections 3(B) and 3(C) and the Browns under Section 3(D) for a specific Escrow Claim made by FTNC or FTB shall be reduced by amounts actually received by FTNC or FTB from Escrow Fund A or Escrow Fund B for that specific Escrow Claim.

        (F) The joint and several guaranties set forth in Section 3(B), (C) and (D) above shall each be a guarantee of payment and not of performance and shall each be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until the following dates, as applicable:

               (i) The joint and several guaranties set forth in Sections 3(B) and 3(D)(ii) above (except for the guaranty of Mortgage Bank's indemnification obligations under Section 9.1(a)(viii) of the Merger Agreement and Section 9.1(a)(vii) of the Merger Agreement, if Sellers' Representative exercises his option provided in Section 9.1(d)(iv) of the Merger Agreement) shall remain in full force and effect until the first (1st) anniversary of the Closing Date (or, if such day is not a business day, until the next business day following such date);

               (ii) The joint and several guaranties set forth in Sections 3(C) and (D)(i) above as to Mortgage Bank's indemnity obligations arising under Section 9.1(a)(iv) of the Merger Agreement shall remain in full force and effect for so long as the conditions described in
        Section 9.1(d)(ii) of the Merger Agreement could be satisfied;

               (iii) The joint and several guaranties set forth in Sections 3(C) and 3(D)(ii) above as the Mortgage Bank's indemnity obligations arising under Section 9.1(a)(viii) of the Merger Agreement shall remain in full force and effect until the fifth (5th) anniversary of the Closing Date (or, if such day is not a business day, until the next business day following such date);

               (iv) The joint and several guaranties set forth in Sections 3(B) and 3(D)(ii) above (as to Mortgage Bank's indemnification obligations arising under Section 9.1(a)(vii) of the Merger Agreement) shall, upon the exercise by Sellers' Representative of his option provided in Section 9.1(d)(iv) of the Merger Agreement, remain in full force and effect until the second (2nd) anniversary of the Closing Date (or, if such day is not a business day, until the next business day following such date);

               (v)  Notwithstanding the provisions of (i), (ii), (iii) and
        (iv) above, if any Unresolved Claims (as defined in the Merger Agreement) are outstanding on the Representations and Warranties Expiration Date (as defined in the Merger Agreement) or the Section
        3.12 and Certain Indemnities Expiration Date (as defined in the Merger Agreement) the respective joint and several guaranty obligations of the Sellers and the Browns, as herein specified, as they related to Unresolved Claims, shall survive until the date of final resolution of such Unresolved Claims.

        (G) Each of FTNC and FTB is hereby expressly authorized to make from time to time without notice to, receipt of consent by or agreement of, any guarantor hereunder any modifications, amendments or waivers as to the Merger Agreement, including, but not limited to, all or any of its rights or remedies under Article IX of the Agreement; and the liability of any Seller or either of the Browns hereunder shall not be in any manner affected, diminished or impaired thereby. It is expressly agreed that FTNC or FTB may at any time make demand for payment hereunder on or bring suit against any Seller or either of the Browns, may settle with any Seller or either or both of the Browns for such sums or on such terms as FTNC or FTB may see fit and release such Seller or either or both of the Browns from all further liability to FTNC or FTB, without thereby impairing the rights of FTNC or FTB in any respect to demand, sue for and collect the balance of any amounts owing to FTNC or FTB from any Seller or either or both of the Browns not so released; and any claims against Mortgage Bank or against any other Seller or either or both of the Browns accruing to any Seller or either or both of the Browns by reason of payments made hereunder shall be in all respects junior and subordinate to any obligation then or subsequently owed by Mortgage Bank or by such other Seller or either or both of the Browns to FTNC or FTB.

        (H) Notwithstanding any other provision of this Sellers' Agreement to the contrary, if the obligations of any Seller or either of the Browns hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of such Seller's or either of the Browns' liability under this Sellers' Agreement, then notwithstanding any other provision of this Sellers' Agreement to the contrary, the amount of such liability shall, without any further action by such Seller or either of the Browns or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

        (I) FTNC and FTB may without any notice whatsoever to anyone, sell, assign or transfer all or any portion of its rights hereunder; and in that event each and every immediate and successive assignee, transferee or holder of all or any part of said rights shall have the right to enforce this Sellers' Agreement, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but FTNC shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce this Sellers' Agreement for the benefit of FTNC as to so much of its rights that have not been sold, assigned or transferred.

        (J) ALL OF THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SELLERS' AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY BE DELIVERED IN THE FUTURE) IN CONNECTION HEREWITH.

        (K) Each Seller and, as applicable, each of the Browns represents and warrants that:

               (i) Each Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Missouri; each Seller has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary.

               (ii) The execution, delivery and performance of this Sellers' Agreement by each Seller and each of the Browns have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the limited partnership agreement of any Seller, any provision of any indenture, agreement or other instrument to which any Seller or either of the Browns is a party, or by which any Seller's or either of the Browns' respective properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Seller or either of the Browns.

                (iii) Each Seller has good and marketable title to all its properties and assets; and all such properties and assets are free and clear of all liens, encumbrances or other restrictions except as otherwise expressly permitted by the provisions hereof.

         (L) Each Seller and each of the Browns covenants and agrees that from the date hereof and until the expiration of the applicable periods described in
Section 3(F) hereof, unless with respect to each Seller's covenants and obligations under Sections 3(L)(i) and (ii) below, such Seller first gives notice to FTNC or FTB in writing of its intention to act or omit to act in any manner that would result in the violation of such Sellers' covenants and obligations but such Seller otherwise acts in full compliance with its obligations under this Sellers' Agreement, each Seller will:

                (i) Perform all things necessary to preserve and keep in full force and effect its existence, rights and franchises, and comply with all laws applicable to it.

                (ii)   Maintain, preserve, and protect all of its properties.

                (iii) Furnish such information regarding the operations, business affairs and financial condition of such Seller as FTNC may reasonably request, including but not limited to true and exact copies of its books of account and tax returns, and all information furnished to the owners of its partnership interests, or any governmental authority, and permit the copying of the same.

         (M) Each Seller covenants and agrees that at all times from and after the Closing Date and until the expiration of the applicable periods described in Section 3(F) hereof, unless FTNC shall otherwise consent in writing, such consent to be at the discretion of FTNC, no Seller will, either directly or indirectly:

                (i) Incur, create, assume or permit to exist any indebtedness or liability, or on account of deposit, advance or progress payments under contracts, or any other indebtedness or liability, including, but not limited to, indebtedness evidenced by notes, bonds, debentures or similar obligations except for those certain promissory notes (the "Notes") executed by the Sellers in favor of Mortgage Bank (a) of even date herewith having an aggregate principal balance of $1,000,000.00, and (b) dated on or before April 15, 1995 having an aggregate principal balance of $4,000,000.00 and a maturity date of not later than July 15, 1995.

                (ii) Create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned except for those certain Pledge and Security Agreements executed by the Sellers of even date herewith in order to secure the Sellers' obligations under the Notes.

                (iii) Guarantee or otherwise in any way become or be responsible for the indebtedness or obligations of any other Person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise.

                (iv) Sell, lease, transfer or dispose of all or a substantial part of its assets except (i) in consideration for the fair value of such asset in a transaction to parties that are not related to the Browns by blood or marriage, (ii) for distribution to the GRATS for the purpose of enabling the GRATS to make distributions to the Browns pursuant to Section 2 of the GRATS and (iii) distributions to the partners of a Seller.

                (v) Enter into any transaction of merger or consolidation, acquire any other business or corporation, or acquire all or substantially all of the property or assets of any other Person.

                (vi) Except in full compliance with the provisions of Section 3(M)(vii) below, declare or pay, or set apart any funds for the payment of, any distributions on any partnership interest, or apply any of its funds, properties, or assets to or set apart any funds, properties or assets for, the purchase or other retirement of or make any other distribution (whether by reduction of partnership capital or otherwise) in respect of, any partnership interest; or pay any salary, fee or other compensation of any nature to or for the benefit of the Sellers or the Browns or any Person related to the Browns by blood or marriage which exceeds in the aggregate the sum of One Thousand Dollars ($1,000.00) in any fiscal year.

                (vii) Except for (a) distributions to the GRATS for the purpose of enabling the GRATS to make required distributions to the Browns pursuant to Section 2 of the GRATS (but not including distributions under Section 3 of the GRATS) and (b) distributions to partners other than the GRATS in an amount not in excess of the product of (1) their pro rata share under the Seller's partnership agreement of any dividends received on the FTNC Common Stock times (2) the combined highest marginal federal and Kansas state income tax rate applicable in the year of receipt (taking into account the federal tax benefit of deducting any state income tax), make any interim distribution, distribution in liquidation of a partnership interest in whole or in part or distribution in liquidation of the Seller to any partner, except on the condition precedent that the Seller shall have delivered to FTNC an assumption-of-liability agreement (an "Assumption Agreement") in the form of Attachment "A" hereto, duly executed and delivered by the partner to whom the distribution is made, and if the distribution is to a GRAT for the benefit of anyone other than Carl I. Brown or Molly S. Brown, an Assumption Agreement duly executed and delivered by the beneficiary or beneficiaries of the GRAT. Under the Assumption Agreement, the Person receiving the distribution and, if the distributee is a GRAT, the beneficiary (other than Carl I. Brown and Molly S. Brown) of the GRAT shall assume the joint and several guaranty obligations of the distributing Seller up to, but not greater than, the fair market value of the distribution on the date made. If any person receiving any such distribution lacks legal capacity to execute and deliver the Assumption Agreement, the Seller shall, prior to making the distribution to such person, execute and deliver to FTNC a security agreement or collateral pledge agreement in form and substance satisfactory to FTNC securing the Seller's indemnification obligations in an amount equal to the amount of such distribution and shall take all actions required to perfect the security interest of FTNC evidenced thereby including without limitation delivery to FTNC or its designated bailee of the collateral, notation on the records of a nominee or financial intermediary of a book entry transfer of the security interest in the collateral and filing in the appropriate offices of financing statements, as required under the Uniform Commercial Code or other applicable law, and the distribution shall be made subject to such security agreement or collateral pledge agreement. For purposes of this Sellers' Agreement, the term "partner" shall include Assignees and Partners of any Seller as those terms are defined in Section 3.2 of the Seller's partnership agreement.

                (viii) Permit or allow loans to partners and employees of any Seller, except for those certain loans by each Seller to Carl I. Brown having an aggregate principal balance of $1,000,000.00.

        4.  Resale Limitations/Representations.

        Each Seller who is a director, executive officer or an "affiliate", and each other director, executive officer or "affiliate" (for purposes of Rule 145 under the Securities Act) of Mortgage Bank shall deliver simultaneously with this Sellers' Agreement to FTNC a written agreement satisfactory to FTNC providing, among other matters, that such person will not sell, pledge, transfer or otherwise dispose of, or take any action which would reduce his or her risk with respect to, any shares of CIB Stock held by such person or the shares of FTNC Common Stock to be received by such person on the Closing Date
(i) in the case of shares of FTNC Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and (ii) during the periods during which any such sale, pledge, transfer or other disposition or other action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Acquisition for pooling of interests accounting treatment. The Sellers and each of the Browns understand that such period in general encompasses the period commencing thirty
(30) days prior to the Acquisition and ending at the time of the publication of financial results covering at least thirty (30) days of combined operations of FTNC and Mortgage Bank within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies.


        5. Pooling of Interests Accounting Treatment. None of the Sellers or the Browns shall take any action or fail to take any action which would cause the Acquisition to fail to qualify as a pooling-of-interests for accounting purposes. FTB and FTNC acknowledge receipt of that certain Statement of Facts and Planned Transactions dated September 1, 1994 (the "Statement") pursuant to
Section 5.13 of the Merger Agreement. Neither FTB nor FTNC shall assert and each of them waives any claim for damages against any Seller or either of the Browns if the Acquisition fails to qualify for pooling-of-interests accounting treatment as the consequence of any fact or action described in the Statement.

        6. Counterparts. This Sellers' Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

        7. Governing Law. This Sellers' Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Sellers' Agreement to be executed by their duly authorized officers as of the date first written above.


                           FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                           By:
                              --------------------------------------
                           Title:
                                 -----------------------------------

                           FIRST TENNESSEE NATIONAL CORPORATION

                           By:
                              --------------------------------------
                           Title:
                                 -----------------------------------

                          SELLERS:

                          ----------------------------------------------


                          ----------------------------------------------


                          ----------------------------------------------


                          ----------------------------------------------


                          ----------------------------------------------


                          ----------------------------------------------


                          ----------------------------------------------


                          ----------------------------------------------
                          CARL I. BROWN

                          ----------------------------------------------
                          MOLLY S. BROWN

                                 ATTACHMENT "A"


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated and effective as of this _____ day of ________________, 19__, by and between ____________________
_________________________________________________________ ("Assignor") and
___________________________________________________ ("Assignee"); Assignor and
Assignee individually a "Party" and collectively the "Parties".

                             W I T N E S S E T H :

        WHEREAS, Assignor has entered into that certain Sellers' Agreement (the "Sellers' Agreement") dated ____________, 1995, by and among Assignor, ___________________________________, ___________________________________,
___________________________________ (collectively, the "Sellers"), Carl I.
Brown, Molly S. Brown (Carl I. Brown and Molly S. Brown collectively, the "Browns"), First Tennessee Bank National Association ("FTB") and First Tennessee National Corporation ("FTNC") attached hereto as EXHIBIT "A" providing, among other things, for the joint and several guaranty by Seller of certain indemnification obligations of Carl I. Brown and Company ("Mortgage Bank") in favor of FTNC and FTB;

        WHEREAS, in connection with the distribution in the amount of $_________________ (the "Distribution") that Assignor desires to make to Assignee, Assignor is required under the Sellers' Agreement as a condition to making the Distribution to assign and delegate to Assignee to the extent of the amount of the Distribution Assignor's joint and several guarantee obligations under the Sellers' Agreement subject to and in accordance with the terms and conditions of this Assignment and Assumption Agreement; and

        WHEREAS, to satisfy the requirements of the Sellers' Agreement to enable Assignee to receive the Distribution, Assignee accepts from Assignor the assignment and delegation of the duties and obligations of Assignor under the Sellers' Agreement subject to and in accordance with the terms and conditions of this Assignment and Assumption Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements and undertakings set forth herein, the receipt and sufficiency are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        Capitalized words and phrases used herein shall have the same meanings as ascribed to them in the Sellers' Agreement and the Merger Agreement (as defined in the Sellers' Agreement) unless the context hereof shall require otherwise. The following words or phrases not defined in the Sellers' Agreement shall have the following meanings:


  ASSIGNEE:
             ----------------------------------

  ASSIGNOR:
             ----------------------------------

        DISTRIBUTION DATE:  __________________, 19__.

        DISTRIBUTION: That certain distribution having a fair market value on the Distribution Date of $______________ to be distributed by Assignor to Assignee on the Distribution Date.

                                   ARTICLE II

                         AGREEMENT TO ASSIGN AND ASSUME

        SECTION 2.01  ASSIGNMENT OF SELLERS' AGREEMENT

        For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers, conveys, sets over and delegates to Assignee on and after the Distribution Date to the extent and amount of the Distribution the Assignor's joint and several guarantee obligations under the Sellers' Agreement. Assignee accepts and assumes, on and after the Distribution Date the Assignor's duties and obligations thereunder. If the Distribution is a partial distribution of Assignor's assets, Assignor is not released from and shall remain fully liable as to its joint and several guarantee obligations under the Sellers' Agreement, it being the intent of the parties that following a partial distribution both the Assignor and the Assignee (as to the Assignee up to the amount of the Distribution) shall have joint and several liability as guarantors under the Sellers' Agreement.

                                  ARTICLE III

                                   WARRANTIES

        SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

        Assignor represents and warrants to Assignee that, as of the Distribution Date:

                (a) Assignor is a limited partnership organized under the laws of the State of Missouri, duly organized, validly existing and in good standing in the jurisdiction of its organization [or Assignor is winding up its affairs in connection with Seller's dissolution as a limited partnership in accordance with the laws of the State of Missouri].

                (b) Assignor has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement; the execution, delivery and performance of this Assignment and Assumption Agreement by Assignor and the consummation of the transactions contemplated herein have been duly and validly authorized; Assignor has duly executed and delivered this Assignment and Assumption Agreement; and this Assignment and Assumption Agreement constitutes the legal, valid and binding obligation of Assignor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to principles of equity.

                (c)   The Sellers' Agreement is in full force and effect.

        SECTION 3.02  REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

        Assignee hereby represents and warrants to Assignor that, as of the Distribution Date:

                (a) Assignee is a ________________ [under the laws of the jurisdiction of its ______________________ duly organized, validly existing and in good standing under the laws of the jurisdiction of its ________________________ and in any jurisdiction in which such qualification is required in order to perform the acts contemplated to be performed by it under this Assignment and Assumption Agreement].

        (b) Assignee has the [requisite legal capacity, and the full [corporate] power and authority] to execute and perform this Assignment and Assumption Agreement; [the execution and performance of this Assignment and Assumption Agreement by Assignee and the consummation of the transactions contemplated herein have been duly and validly authorized;] Assignee has duly executed and delivered this Assignment and Assumption Agreement; and this Assignment and Assumption Agreement constitutes a legal, valid and binding obligation of Assignee enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to principles of equity.

        (c) Neither the execution and delivery of this Assignment and Assumption Agreement, the acceptance and assumption by Assignee of Assignor's duties and obligations under the Sellers' Agreement as set forth herein, nor the fulfillment of or compliance with the terms and conditions of this Assignment and Assumption Agreement conflicts with or results in a breach of any of the terms, conditions, or provisions of [the [charter or bylaws/certificate of [limited]partnership] of Assignee or] any agreement or other instrument to which Assignee or [his/her/its] property is subject, or constitutes a default under any of the foregoing, or results in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or [his/her/its] property is subject.

        (d) There is no litigation pending or, to Assignee's knowledge, threatened which, if determined adversely to Assignee, would adversely affect the execution, delivery or enforceability of this Assignment and Assumption Agreement or which would have a material adverse effect on the financial condition of Assignee or the ability of the Assignee to perform [his/her/its] its obligations as set forth herein.

                                   ARTICLE IV

                                   COVENANTS

        SECTION 4.01  SUBSEQUENT AGREEMENTS AND ACTIONS

        Assignee and Assignor agree to execute and deliver to the other such documents, to take such actions and make such adjustments and reconciliations as may, from time to time, reasonably be requested of the other and to cooperate in all material respects in order to effectuate the purposes and to carry out the terms of this Assignment and Assumption Agreement and the Sellers' Agreement to the extent of Assignee's assumption of Assignor's duties and obligations hereunder and the transactions contemplated herein and therein. Assignee expressly acknowledges and agrees that Assignor shall deliver an executed copy of this Assignment and Assumption Agreement to FTNC and FTB in accordance with the terms of the Sellers' Agreement, and that FTNC and FTB shall be third party beneficiaries of this Assignment and Assumption Agreement.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

        SECTION 5.01  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        The representations and warranties set forth herein shall survive the execution of this Assignment and Assumption Agreement and shall extend for so long as the joint and several guarantee obligations of Assignor assumed herein by Assignee shall remain in full force and effect as provided in
Section 3(F) of the Sellers' Agreement.

        SECTION 5.02  INTERPRETATION

        The Parties agree that each Party and its attorneys have reviewed and negotiated this Assignment and Assumption Agreement and that the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Assignment and Assumption Agreement. The words "hereof," "herein," "hereunder" and other words of similar import refer to this Assignment and Assumption Agreement as a whole. All exhibits and schedules attached or to be attached hereto, and all other agreements and instruments referred to herein, are hereby incorporated by reference into this Assignment and Assumption Agreement as fully as if copied herein verbatim. The section and other headings contained in this Assignment and Assumption Agreement are for reference purposes only and shall not affect the interpretation of this Assignment and Assumption Agreement.

        SECTION 5.03  NOTICES AND ADDRESSES

        All demands, notices, offers, acceptances, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been both given and received when delivered to the other Party in person or, if mailed, when deposited in the U.S. Mail, by certified mail, postage prepaid, with return receipt requested, to the Parties at the following addresses:

              (a)   If to Assignor:

                        ---------------------------------------

                        ---------------------------------------

                        ---------------------------------------
                  ATTN:
                        ---------------------------------------

                With copies to:

                        ---------------------------------------

                        ---------------------------------------

                        ---------------------------------------
                  ATTN:
                        ---------------------------------------


              (b)   If to Assignee:

                        ---------------------------------------

                        ---------------------------------------

                        ---------------------------------------
                  ATTN:
                        ---------------------------------------

              (c)   If to FTNC:


                        ---------------------------------------

                        ---------------------------------------

                        ---------------------------------------
                  ATTN:
                        ---------------------------------------

     With copies to:
             ----------------------------------

             ----------------------------------

             ----------------------------------
             ATTN:
                  -----------------------------



or to such other address as any Party, by notice to the others, may designate from time to time.

        SECTION 5.04  LAW TO GOVERN

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING CONFLICT OF LAWS RULES) OF THE STATE OF MISSOURI AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 5.05  COUNTERPARTS; EFFECTIVENESS

        This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 5.06  SEVERABILITY

        If any one or more of the provisions contained in this Assignment and Assumption Agreement shall for any reason be held in any jurisdiction invalid, illegal or unenforceable for any reason, this Assignment and Assumption Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provisions of this Assignment and Assumption Agreement, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereto waive any provision of law which prohibits or renders unenforceable any provision hereof.

        SECTION 5.07  ENTIRE AGREEMENT

        This Assignment and Assumption Agreement, together with the exhibits hereto and documents referred to herein as having been furnished to the Parties, sets forth the entire understanding of the Parties, and supersedes all other prior or contemporaneous representations, agreements and understandings, oral or otherwise, between or among the Parties with respect to the matters contained herein.

        SECTION 5.08  MODIFICATION, AMENDMENT, ETC.

        Each and every modification and amendment of this Assignment and Assumption Agreement must be in writing and signed by the Parties hereto and by FTNC.

        SECTION 5.09  RELATIONSHIP OF PARTIES

        With respect to the subject matter hereof, neither Party is or has been the agent of the other and each has acted at all times as an independent contractor.

        SECTION 5.10  INDEMNITY

        From and after the Distribution Date, Assignee hereby agrees to indemnify, defend and hold Assignor harmless from and against any and all liabilities, obligations, demands, claims, actions, suits, disbursements, losses, expenses, damages, penalties, fines or forfeitures, threatened or actual, and legal fees and related costs, judgments and other costs and expenses which may be imposed on, incurred by or asserted against Assignor relating to, based or grounded upon the performance by Assignee of its obligations hereunder and under the terms of the Sellers' Agreement.

        SECTION 5.11  ATTORNEYS' FEES

        In the event of any dispute or action at law or in equity between the Parties in relation to this Assignment and Assumption Agreement, the non-prevailing Party, in addition to any other sums which such other Party may be called upon to pay, will pay to the other Party or to FTNC all costs and expenses of such dispute, action or suit, including reasonable attorneys' fees incurred in the enforcement of this Assignment and Assumption Agreement.

        IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment and Assumption Agreement by and through their duly authorized officers on the date and year first above written.




                                   -------------------------------------------
                                   ("Assignor")

                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------


                                   -------------------------------------------
                                   ("Assignor")

                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                  EXHIBIT "A"


                              [SELLERS' AGREEMENT]

                                  EXHIBIT "J"

================================================================================

                    FORM OF REGISTRATION RIGHTS AGREEMENT
================================================================================


        REGISTRATION RIGHTS AGREEMENT, dated as of ______________, 1994 (this "Agreement"), by and among FIRST TENNESSEE NATIONAL CORPORATION ("FTNC"), and the persons listed on the signature page hereto ("Shareholders").

                                RECITALS OF FACT

        This Agreement is being entered into pursuant to the Agreement and Plan of Merger, between FTNC, First Tennessee Bank National Association and Carl I. Brown and Company ("Mortgage Bank") (the "Merger Agreement"). As a condition to the closing of the merger of First Tennessee Interim Corporation with and into Mortgage Bank pursuant to the Merger Agreement, FTNC has agreed to provide registration rights with respect to the shares of common stock, par value $2.50 per share (the "Stock"), of FTNC to be issued to Shareholders as consideration pursuant to the Merger Agreement, as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        (a) "Affiliate," with respect to any person, shall mean any person controlling, controlled by or under common control with such person.

        (b)  [Intentionally left blank]

        (c) "Closing Date" shall mean the Closing Date specified in the Merger Agreement.

        (d) "Commission" shall mean the Securities and Exchange Commission created under the Exchange Act, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose, then "Commission" shall mean the body performing such duties at such time.

        (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be amended from time to time.

        (f) "Offering" shall mean the offering or sale of shares of Stock by one or more Shareholders pursuant to the Registration Statement in accordance with the intended methods and timing of disposition by Shareholders as set forth in the Registration Statement.

        (g) The term "person" shall mean an individual, corporation, association, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency.

        (h) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time

        (i) "Selling Shareholder" shall mean a Shareholder selling shares of Stock in an Offering.

        2. Registration Under the Securities Act. As soon as practicable after the Closing Date, FTNC shall file a "shelf" registration statement (the "Registration Statement") providing for the sale by Shareholders (individually or collectively) of the Stock, pursuant to Rule 415 of the Commission under the Securities Act, and/or any similar rule that may be adopted by the Commission, with respect to all of the Stock. FTNC agrees to use its best efforts to cause the Registration Statement to be effective on or about the first day a person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) could sell Stock without disqualifying the Merger for pooling-of-interests accounting treatment, which in general is the period ending at the time of publication of financial results covering at least thirty (30) days of combined operations of FTNC and Carl I. Brown and Company within the meaning of Section 201-01 of the Commission's Codification of Financial Reporting Policies and to keep such Registration Statement continuously effective until the earliest of (i) two (2) years from the date of the closing of the transaction by which the Stock is issued to the Selling Shareholders, (ii) the completion of two (2) Offerings under the Registration Statement, or (iii) the date as of which fewer than ten percent (10%) of the initial number of shares of the Stock is held by Shareholders; provided, however, (a) FTNC will not be required to file such registration statement for a period of time (not to exceed ninety days) when
(i) FTNC has determined to proceed with a public offering of its securities and, in the judgment of the managing underwriter thereof delivered in writing to FTNC, such filing would have a materially adverse effect on such offering, or (ii) FTNC is in possession of material information that it deems advisable not to disclose in a registration statement or (iii) FTNC is engaged in any program for the purchase of shares of FTNC Common Stock, unless such repurchase program and the registration may proceed concurrently pursuant to an exemption under Rule 10b-6 promulgated under the Exchange Act.

        3. Procedures for Offering. (a) At any time after the Registration Statement is declared effective by the Commission, upon not less than ten (10) business days' prior written notice ("Notice") L. Gregory Brown as the representative of the Shareholders ("Shareholders' Representative") or any duly appointed successors may notify FTNC in writing of the intent of one or more Shareholders to participate as Selling Shareholders in an Offering to be completed within thirty (30) days following the date that any supplements to the Registration Statement and Prospectus are made or amendments to the Registration Statement are declared effective and the Offering commences (the "Offering Period"). In addition, in the event the market value of the Stock to be sold in the Offering exceeds $20 million, the Offering shall be underwritten by an investment banking firm acceptable to FTNC. No Offering shall be for fewer than one percent (1%) of the then outstanding shares of FTNC's common stock, par value $2.50 per share ("FTNC Common Stock") or if the remaining total number of shares of Stock is less than one percent (1%) of the then outstanding number of shares of FTNC Common Stock, all of the remaining shares of Stock.

        (b) Each notice delivered to FTNC pursuant to Section 3(a) hereto shall specify the number of shares of Stock intended to be offered and sold by the Selling Shareholder(s), shall express the present intent of such Selling Shareholder(s) to offer such shares for sale, shall describe the nature or method of the proposed offering, including whether such Offering shall be underwritten and naming the underwriter(s) if known, and shall contain an undertaking of the Selling Shareholder(s) to provide all information and materials and take all other action as may be required in order to permit FTNC to comply with all applicable requirements of the Commission.

        (c) At any time after receipt of written notice of a proposed Offering and prior to the end of the Offering Period, FTNC may by notice (a "Blackout Notice") to the Selling Shareholders, and any underwriters, postpone completion of the Offering (i) for a period of up to ninety (90) days in connection with any matter referred to in Section 4(d)(v)(B), (C) and (D) (the "Blackout Period"); or (ii) for such shorter period as is reasonably necessary to take any action required as a result of an event referred to in Section 4(d)(ii),
(iii), (iv) or (v)(A). Unless FTNC delivers a Blackout Notice as provided above, in the event that an Offering shall not be completed within the respective Offering Period, FTNC shall be under no further obligation to effect such Offering hereunder. FTNC shall not exercise its option to impose a Blackout Period on the Selling Shareholders under this Section 3(c) if FTNC does not also exercise its option to impose a blackout period on all other shareholders of FTNC who are parties to a registration rights agreement having provisions comparable to those contained in this Section 3(c) and who have notified FTNC of an intent to participate as selling shareholders in an offering as provided in such other shareholders' registration rights agreement with FTNC to be conducted during a period which is during a Blackout Period imposed by FTNC on the Selling Shareholders.

        (d) If FTNC shall provide the Selling Shareholders with a Blackout Notice during any Offering Period, at such time as the events or circumstances which necessitated the Blackout Notice cease to exist, FTNC shall notify the Selling Shareholder(s) of such fact.

        (e) The Selling Shareholder(s) hereby agree to notify FTNC if the number of shares of Stock intended to be offered pursuant to an Offering are sold prior to the end of the respective Offering Period which notice shall terminate the Offering Period.

        (f) Following delivery of a Blackout Notice during the period completion of the Offering is postponed, prior to offering or selling shares of the Stock under Rule 145 of the Securities Act, a Selling Shareholder shall obtain advice of counsel that such sale will not be in violation of the federal securities laws.

        4. Registration Procedures. In connection with FTNC's obligations pursuant to Sections 2 and 3 hereof, FTNC shall:

        (a) prepare and file with the Commission the Registration Statement on Form S-3 (or any other form for which FTNC is eligible and which will permit distribution of the Stock in the manner contemplated hereby) and use its best efforts to cause the Registration Statement to become effective as soon as practicable thereafter;

        (b) prepare and file with the Commission such amendments and supplements to the Registration Statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the Registration Statement for the applicable period specified in Section 2 hereof, and comply with the provisions of the Securities Act with respect to each offering made during such applicable period;

        (c) provide the Selling Shareholders and any underwriters to be included in the Registration Statement hereunder (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act) of the securities being sold and counsel for such underwriters the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and, subject to the execution of confidentiality agreements in a form or forms reasonably satisfactory to FTNC, make available for inspection by such persons such financial and other information, books and records of FTNC, and cause the officers, directors and employees of FTNC, and counsel and independent certified public accountants of FTNC, to respond to such inquiries, as shall be reasonably necessary, in the opinion of counsel to the Selling Shareholders and any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

        (d) promptly notify the Selling Shareholders and the managing underwriters, if any, of the securities being sold and (if requested by any such person) confirm such advice in writing, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional or supplemental information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by FTNC of any notification with respect to the suspension of the qualification of the Stock sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which such Registration

Statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made and FTNC shall promptly prepare a supplement or amendment to such prospectus or Registration Statement so that such prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) that FTNC is in possession of material information that it deems advisable not to disclose in a registration statement; (C) that FTNC has determined to proceed with a public offering of its securities and, in the judgment of the managing underwriter thereof or of FTNC (if such offering is not underwritten), such Offering would have a materially adverse effect on the FTNC offering; or (D) that FTNC is engaged in any program for the purchase of shares of FTNC Common Stock, unless such repurchase program and the proposed Offering may proceed concurrently pursuant to an exemption under Rule 10b-6 promulgated under the Exchange Act;

        (e) promptly notify the Selling Shareholders of, and make reasonable efforts to obtain the withdrawal at the earliest possible date of, any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto;

        (f) if requested by any Selling Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Selling Shareholder or such managing underwriter or underwriters specify should be included therein relating to the Offering, including, without limitation, information with respect to the number of shares of Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Stock to be sold in such Offering, except to the extent that FTNC is advised in a written opinion of counsel that the inclusion of such information is reasonably likely to violate applicable securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

        (g) furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold such number of copies of the Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement and such other documents as any Selling Shareholder and such underwriter, if any, may reasonably request in order to facilitate the disposition of the Stock being offered; FTNC consents to the use of the prospectus or any amendment or supplement thereto by each Selling Shareholder, and the underwriters, if any in connection with the Offering solely covered by such prospectus or any supplement or amendment thereto;

        (h) use its best efforts to (i) register or qualify the Stock and the Offering under such other securities laws or Blue Sky laws of such jurisdictions as any Selling Shareholder shall reasonably request, (ii) take any and all such actions as may be reasonably necessary or advisable to enable any Selling Shareholder and each underwriter, if any, of Stock being sold to consummate such Offering in such jurisdictions of such Stock; provided, however, that FTNC shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this
Section 4(h) or (B) consent to general service of process in any such jurisdiction;

        (i) use its best efforts to cause all of the Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of FTNC to allow consummation of the Offering;

        (j) cause all such shares of Stock to be listed on each securities exchange on which similar securities issued by FTNC are then listed; and

        (k) cooperate with each Selling Shareholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Stock to be sold in the Offering.

        FTNC may require any Selling Shareholder and any underwriter to furnish to FTNC such information regarding such Selling Shareholder and the distribution of Stock as FTNC may from time to time reasonably request in order to comply with the Securities Act. Each Shareholder, on behalf of itself, its Affiliates and any underwriter, agrees to notify FTNC as promptly as practicable of any inaccuracy or change in information previously furnished by them to FTNC or of the happening of any event in either case as a result of which any prospectus contains an untrue statement of a material fact regarding any Shareholder or the distribution of such Stock or omits to state any material fact regarding any Shareholder or the distribution of such Stock required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to furnish promptly to FTNC any additional information required to correct or update any previously furnished information or required so that such prospectus shall not contain, with respect to such person or the distribution of such Stock, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

        5. Expenses. All expenses incident to FTNC's performance of or compliance with this Agreement will be borne by FTNC, including, without limitation: all Commission and any National Association of Securities Dealers, Inc. registration and filing fees and expenses; fees and expenses of compliance with securities and Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with Blue Sky qualifications of the Stock and the preparation of legal investment surveys, if any) and listing on any national securities exchange or exchanges on which listing may be sought, document and security certificate preparation and printing expenses, messenger and delivery expenses; fees and expenses of any transfer agent; internal expenses (including, without limitation, all salaries and expenses of FTNC's officers and employees performing legal or accounting duties); fees and disbursements of counsel and independent certified public accountants of FTNC collectively, the "expenses"). Notwithstanding the foregoing, the Selling Shareholders shall pay all underwriting discounts and commissions attributable to the sale of Stock and the fees and disbursements of any counsel or other advisors or experts retained by any Selling Shareholder or any underwriters; provided, that in the case of any underwritten offering, the underwriters shall be represented by a firm of counsel reasonably acceptable to FTNC.

        6.  Indemnification.

        (a) Indemnification by FTNC. FTNC shall, and it hereby agrees to, indemnify and hold harmless each Selling Shareholder and each of their directors and officers, and each other person, if any, which controls any such person within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected (including legal fees) with the consent of FTNC) to which such Selling Shareholder, such director, officer or controlling person thereof, may become subject under the Securities Act, the common law or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and FTNC shall reimburse each Selling Shareholder, such director, officer or controlling person thereof; for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that FTNC shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to FTNC by any of such persons; and provided, further, that FTNC shall not be liable to any such person under the indemnity agreement in this
Section 6(a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such person results from the fact that shares of Stock were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if FTNC has previously furnished copies thereof to such Selling Shareholder or such underwriter in compliance with Section 4(g) of this Agreement.

        (b) Indemnification by Selling Shareholders. Each Selling Shareholder shall, and each Selling Shareholder hereby agrees to and each Selling Shareholder, by acting in such capacity shall be deemed to agree to, hold harmless FTNC, each director, officer of FTNC and each other person, if any, who controls FTNC within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses including fees of counsel and any amounts paid in settlement effected with the consent of such holder) to which FTNC, such director or officer or controlling person may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or (i) are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in the Registration Statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to FTNC by any Selling Shareholder or such underwriter or (ii) results from the fact that shares of Stock were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if FTNC has previously furnished copies thereof to such Selling Shareholder or such underwriter in compliance with Section 4(g) of this Agreement.

        (c) Notices of Claims. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations under Section 6(a) or 6(b) hereof. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 6. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

        (d) Contribution. If for any reason the indemnification provided for in Section 6(a) or Section 6(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses specifically covered by the indemnification provisions set forth in Section 6(a) or Section 6(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) In the case of any underwritten offering, FTNC agrees, and each Selling Shareholder agrees, respectively, to provide customary indemnification and contribution to any person who participates as an underwriter, broker or dealer, and each affiliate officer, director or partner of such underwriter, broker or dealer, and each other person, if any, which controls any such underwriter, broker or dealer within the meaning of the Securities Act, in the offering of sale of Stock.

        7.  Underwritten Offering.

        (a) Selection of Underwriters or Agents. If any of the Stock covered by the Registration Statement pursuant to Section 2 of this Agreement is to be sold or is required to be sold pursuant to an underwritten Offering, the managing underwriter or underwriters or agents thereof shall be designated by the Selling Shareholders selling under the Registration Statement, provided that such designated managing underwriter or underwriters or agents is or are reasonably acceptable to FTNC.

        (b) Underwriting Agreement. The Registration Statement shall include, as an exhibit thereto, a form of underwriting agreement, containing representations, warranties, covenants and conditions in form and substance customary for secondary distributions of the type contemplated hereby. In the case of any underwritten Offering, FTNC, Selling Shareholders and the managing underwriter or underwriters shall become parties to an agreement or agreements substantially in the form of such underwriting agreement.

        8. Maximum Number of Offerings. (a) The Shareholders shall be entitled to no more than two (2) Offerings.

        (b) If a Blackout Notice is given before (i) all the Stock subject to the Offering has been sold during the Offering Period, and (ii) twenty-three
(23) days of the subject Offering Period have expired, the discontinued Offering shall not be deemed to be an Offering for purposes of this Agreement.

        9. Confidentiality. All information furnished by FTNC to the Selling Shareholders regarding a Blackout Period, including the Blackout Notice, shall be kept confidential and the Selling Shareholders shall cause such information to be kept confidential.

        10.  Miscellaneous.

        (a) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by courier or by telecopy, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

      if to FTNC:              Harry A. Johnson, III
                               Executive Vice President
                                 and General Counsel
                               First Tennessee National Corporation
                               165 Madison Avenue
                               Memphis, TN 38103

                 Copy to:      Heiskell, Donelson, Bearman, Adams,
                                 Williams & Caldwell
                               2000 First Tennessee Building
                               165 Madison Avenue
                               Memphis, TN 38103
                               Attention:  Charles T. Tuggle, Jr.

      if to Shareholders:      (i)      L. Gregory Brown
                                        612 West 47th Street
                                        Kansas City, Missouri 64112
                                        Attention:   L. Gregory Brown
                                        Telecopier:  (816) 756-3248

                               (ii)     J.D. Zimmerman, Esq.
                                        5819 Nieman Road
                                        Shawnee, Kansas
                                        Attention:   J.D. Zimmerman, Esq.
                                        Telecopier:  (816) 268-8877

                 Copy to:      Youngblood & Owens, LC
                               600 N. Pearl, Suite 600
                               Dallas, TX 75201
                               Attention:      Diane S. Owens
                               Telecopier:     (214) 969-5701

        (b) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and any underwriters acting hereunder in connection with an underwritten Offering, and their respective successors.

        (c) Governing Law. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Tennessee, without giving effect to conflict of laws principles.

        (d) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are for convenience of reference only, and do not constitute a part of and shall not be deemed to limit or affect in any way any of the provisions of this Agreement.

        (e) Entire Agreement; Amendments. This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by FTNC and Shareholders.

        (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be duly executed by their duly authorized officers as of the date first written above.


                      FIRST TENNESSEE NATIONAL CORPORATION


                      By:
                         -----------------------------------
                      Title:
                            --------------------------------

                               [SHAREHOLDERS]

                                                                    APPENDIX "B"
                           Section 17-6712 of Kansas'
                         1972 General Corporation Code

        17-6712. PAYMENT FOR "STOCK" OF "STOCKHOLDER" OBJECTING TO MERGER OR CONSOLIDATION; "STOCKHOLDER," "STOCK" AND "SHARE" DEFINED; NOTICE TO OBJECTING STOCKHOLDERS; DEMAND FOR PAYMENT; APPRAISAL AND DETERMINATION OF VALUE BY DISTRICT COURT, WHEN; TAXATION OF COSTS; RIGHTS OF OBJECTING STOCKHOLDERS; STATUS OF STOCK; SECTION INAPPLICABLE TO CERTAIN SHARES OF STOCK. (a) When used in this section, the work "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

        (b) The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

        (c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

        (d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

        (e) After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser or appraisers pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.

        (f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders' entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

        (g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

        (h) The cost of any such appraisal, including a resonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

        (i) Any stockholder who has demanded payment of the stockholder's stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder's stock shall cease.

        (j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        (k) This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either (1) registered on a national securities exchange, or (2) held of record by not less than 2,000 stockholder, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; not shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of [sic] consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or (iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.
                                    - 3 -

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

        Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also, FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

        Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute in Article 13 of its charter.

        The shareholders of FTNC have approved an amendment to Article XXVIII of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the FTNC Board, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the FTNC Board is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits
    Number                                            Description
    ------                                            -----------
     2           Agreement and Plan of Merger (included as Appendix "A" to the Proxy Statement-Prospectus)

     3(i)        Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's registration statement on Form S-4
                 (No. 33-53331) filed April 28, 1994, and incorporated herein by reference.

     3(ii)       Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, and incorporated herein by reference.

     4(a)        Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

     4(b)        Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and FTB as Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed September 8, 1989

     4(c)        Indenture, dated as of June 1, 1987, between FTNC and Security Pacific National Trust Company (New York), Trustee
                 incorporated by reference to FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1991

     4(d)        FTNC and certain of its consolidated subsidiaries have outstanding certain long-term debt.  See Note 13 in FTNC's
                 1993 Annual Report to Shareholders.  None of such debt exceeds 10% of the total assets of FTNC and its consolidated subsidiaries.  Thus,  copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits. FTNC agrees to furnish copies of such instruments to the SEC upon request.

     5           Opinion Regarding Legality



Exhibit
Number                             Description
- ------                             -----------
    8            Opinion Regarding Tax Matters

    23(a)        Consent of Arthur Andersen LLP

    23(b)        Consent of Price Waterhouse LLP

    23(c)        Consent of Baylor and Backus

    23(d)        Consent of Ernst & Young LLP

    23(e)        Consents of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell included in Exhibit 8

    23(f)        Consent of Clyde A. Billings, Jr. included in Exhibit 5.

    24           Powers of Attorney

    99(a)        Form of Proxy for Special Meeting of Shareholders of CIB

    (b)          Financial Statement Schedules--Not applicable

    (c)          Not Applicable


Item 22.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
Statement:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (e) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 28, 1994.

                                        FIRST TENNESSEE NATIONAL CORPORATION

                                        By: Susan Schmidt Bies
                                           ----------------------------------
                                           Susan Schmidt Bies, Executive Vice
                                           President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                              TITLE                                                       DATE
     ---------                              -----                                                       ----

Ralph Horn*                                   Chief Executive Officer (principal                    October 28, 1994
- ----------------------------------            executive officer) and a Director
Ralph Horn


Susan Schmidt Bies*                           Executive Vice President and                          October 28, 1994
- ----------------------------------            Chief Financial Officer (principal
Susan Schmidt Bies                            financial officer)

James F. Keen*                                Senior Vice President and                             October 28, 1994
- ----------------------------------            Controller (principal
James F. Keen                                 accounting officer)

Jack A. Belz*                                 Director                                              October 28, 1994
- ----------------------------------
Jack A. Belz


Robert C. Blattberg*                          Director                                              October 28, 1994
- ----------------------------------
Robert C. Blattberg


J. R. Hyde, III*                              Director                                              October 28, 1994
- ----------------------------------
J. R. Hyde, III


Joseph Orgill*                                Director                                              October 28, 1994
- ----------------------------------
Joseph Orgill, III


                                              Director                                              October __, 1994
- ---------------------------------
Richard E. Ray


Vicki G. Roman*                               Director                                              October 28, 1994
- ----------------------------------
Vicki G. Roman


Michael D. Rose*                              Director                                              October 28, 1994
- ----------------------------------
Michael D. Rose



William B. Sansom*                           Director                                  October 28, 1994
- ----------------------------------
William B. Sansom


Gordon P. Street, Jr.*                       Director                                  October 28, 1994
- ----------------------------------
Gordon P. Street


Ronald Terry*                                Director                                  October 28, 1994
- ----------------------------------
Ronald Terry

- ---------------------------------            Director                                  October __, 1994
R. Brad Martin


*By:  Clyde A. Billings, Jr.                                                           October 28, 1994
      -----------------------------
      Clyde A. Billings, Jr.
      As Attorney-in-Fact



           [The Power of Attorney is included herein as Exhibit 24.]

                                 Exhibit Index

Exhibit
 Number                                                            Description
- -------                                                            -----------
    2            Agreement and Plan of Merger (included as Appendix "A" to the Proxy Statement-Prospectus)

    3(i)         Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's registration statement on Form S-4
                 (No. 33-53331) filed April 28, 1994, and incorporated herein by reference.

    3(ii)        Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, and incorporated herein by reference.

    4(a)         Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

    4(b)         Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and FTB as Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed September 8, 1989

    4(c)         Indenture, dated as of June 1, 1987, between FTNC and Security Pacific National Trust Company (New York), Trustee
                 incorporated by reference to FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1991

    4(d)         FTNC and certain of its consolidated subsidiaries have outstanding certain long-term debt.  See Note 13 in FTNC's
                 1993 Annual Report to Shareholders.  None of such debt exceeds 10% of the total assets of FTNC and its consolidated subsidiaries.  Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits. FTNC agrees to furnish copies of such instruments to the SEC upon request.

    5            Opinion Regarding Legality

    8            Opinion Regarding Tax Matters

    23(a)        Consent of Arthur Andersen LLP

    23(b)        Consent of Price Waterhouse LLP

    23(c)        Consent of Baylor and Backus

    23(d)        Consent of Ernst & Young LLP

    23(e)        Consents of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell included in Exhibit 8

    23(f)        Consent of Clyde A. Billings, Jr. included in Exhibit 5.

    24           Powers of Attorney

    99(a)        Form of Proxy for Special Meeting of Shareholders of CIB